                                                      REGISTRATION NO. 333-36053
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                       ERP OPERATING LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

         ILLINOIS                    6513                    36-3894853
     (STATE OR OTHER          (PRIMARY STANDARD            (IRS EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, IL 60606
                                 (312) 474-1300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               DOUGLAS CROCKER II
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
          OF THE GENERAL PARTNER, EQUITY RESIDENTIAL PROPERTIES TRUST
                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, IL 60606
                                 (312) 474-1300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

        ERROL R. HALPERIN, ESQ.                  KENNETH M. DORAN, ESQ.
           HAL M. BROWN, ESQ.                 GIBSON, DUNN & CRUTCHER LLP
            RUDNICK & WOLFE                      333 SOUTH GRAND AVENUE
  203 NORTH LASALLE STREET, SUITE 1800       LOS ANGELES, CALIFORNIA 90071
        CHICAGO, ILLINOIS 60601                      (213) 229-7000
             (312) 368-4000                   (213) 229-7520 (TELECOPIER)
      (312) 236-7516 (TELECOPIER)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

                             CONSENT SOLICITATION

                                ---------------

                       ERP OPERATING LIMITED PARTNERSHIP

                                  PROSPECTUS

                                ---------------

                       ERP OPERATING LIMITED PARTNERSHIP

                             INFORMATION STATEMENT

  This Consent Solicitation/Prospectus/Information Statement is being furnished to the holders of the units of limited partnership interest of Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP"), in connection with the consent solicitation on behalf of the Board of Directors ("EWR Board of Directors") of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), as general partner, of EWRLP on the following proposals:

    (i) the contribution of all of the assets, subject to its liabilities ("Asset Contribution") of EWRLP in exchange for units of limited partnership interest ("ERP Units") in ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), pursuant to an Asset Contribution Agreement dated August 27, 1997 by and between ERP and EWRLP (the "Asset Contribution Agreement") on the terms and conditions set forth herein;

    (ii) approval of an amendment to the Amended and Restated Agreement of Limited Partnership of EWRLP ("EWRLP Partnership Agreement") dated August 17, 1994 (the "EWRLP Amendment") in connection with the merger of EWR into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), (the "Merger") and the Asset Contribution; and

    (iii) the dissolution of EWRLP on the terms and conditions stated herein.

  This Consent Solicitation/Prospectus/Information Statement is also being furnished to holders of units of limited partnership interests in EWRLP ("EWRLP Units") who are hereby offered the opportunity to contribute their EWRLP Units to ERP in exchange for ERP Units.

  This Consent Solicitation/Prospectus/Information Statement is being furnished to holders of ERP Units to inform such holders of the proposed adoption by the Chairman of the Board of EQR, as attorney in fact for the limited partners of ERP, of an amendment to the Fourth Amended and Restated Limited Partnership Agreement of ERP (the "ERP Partnership Agreement") to expand the ability of EQR to conduct business other than as the general partner of ERP.

  This Consent Solicitation/Prospectus/Information Statement is first being mailed to all of the holders of ERP Units and all of the holders of EWRLP Units on or about November 24, 1997. Certain capitalized terms herein are defined in the Glossary, beginning at page G-1.

  In considering whether to consent to the Asset Contribution and whether to participate in the offer to holders of EWRLP Units to contribute their EWRLP Units to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units so exchanged multiplied by 0.5 (the "Unit Exchange Offer" and collectively with the Merger and the Asset Contribution, the "Transactions"), the limited partners of EWRLP should consider, in addition to the other information in this Consent Solicitation/Prospectus/Information Statement, the matters discussed under "Risk Factors" beginning on page 15 herein. Such matters include:

  . Possible conflicts of interest due to the fact that certain directors and members of management of EWR, pursuant to existing agreements, have certain interests that arise in connection with the Merger that are in addition to the interests of limited partners of EWRLP and shareholders of EWR generally, including, among other things, consulting and employment agreements between EQR and certain executives of EWR, payments in cash by EQR for the value of certain options to purchase EWR stock and for certain bonuses and the issuance of options to purchase EQR stock to certain officers of EWR.

  . The inability of EQR/ERP to maintain the growth rate which it has experienced since 1993.

  . The risk that the distributions with respect to each ERP Unit will be $2.50 per annum compared to $3.18 per annum with respect to two EWRLP Units (based upon the distributions per unit of ERP Units and EWRLP Units declared for the four quarters ending September 30, 1997).

  . Adverse consequences associated with debt or preferred equity financing, including the risk that ERP's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness may not be refinanced or that the terms of such refinancing will not be as favorable as the terms of current indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all.

  . Possible change in share prices of common shares of beneficial interest, par value $0.01 per share, of EQR ("EQR Common") and common stock, par value $0.01 per share, of EWR ("EWR Common") prior to the time the Merger becomes effective.

  . Certain differences between the rights of limited partners in EWRLP and ERP under their respective partnership agreements and Delaware and Illinois state law, which currently govern EWRLP and ERP, respectively.

  . Lack of control by the limited partners of ERP over the management and affairs of ERP. Under the terms of the ERP Partnership Agreement, all decisions regarding the business and operations of ERP are made by EQR, which serves as sole general partner of ERP. The ERP Partnership Agreement provides that the limited partners may not remove EQR as general partner, which may not necessarily be in the limited partners' interest.

  . Lack of liquidity of investment in ERP Units. There is and there will be no public market for ERP Units. In addition, the ERP Partnership Agreement provides for certain restrictions on a limited partner's ability to transfer their ERP Units.

  . Taxation of EQR as a regular corporation if it fails to qualify as a REIT, and the resulting decrease in cash available for distribution.

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY THE LIMITED PARTNERS OF ERP AND EWRLP.

                                --------------

THE  SECURITIES  TO  WHICH  THIS  CONSENT  SOLICITATION/PROSPECTUS/INFORMATION
 STATEMENT  RELATE HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
  AND EXCHANGE COMMISSION OR BY ANY  STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED   UPON   THE    ACCURACY   OR   ADEQUACY    OF   THIS   CONSENT
     SOLICITATION/PROSPECTUS/INFORMATION STATEMENT. ANY REPRESENTATION  TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

   The date of this Consent Solicitation/Prospectus/Information Statement is
                              November 24, 1997.

                             AVAILABLE INFORMATION

  ERP has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the ERP Units described herein. As permitted by the rules and regulations of the Commission, this Consent Solicitation/Prospectus/Information Statement omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

  ERP and EWRLP are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by ERP and EWRLP can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. Neither the ERP Units nor the EWRLP Units are currently listed or authorized for listing on any national or regional securities exchange.

  All information contained in this Consent
Solicitation/Prospectus/Information Statement with respect to EWR and its subsidiaries, including EWRLP, has been supplied by EWR, and all information with respect to EQR and its subsidiaries, including ERP, has been supplied by EQR.

  No person is authorized to give any information or to make any representation not contained in this Consent Solicitation/Prospectus/Information Statement, or incorporated in it by reference, and, if given or made, such information or representation should not be relied upon as having been authorized. This Consent Solicitation/Prospectus/Information Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Consent Solicitation/Prospectus/Information Statement, or the solicitation of a proxy, in any jurisdiction where or from any person to whom it is unlawful to make such offer, or solicitation of an offer, or proxy solicitation. Neither the delivery of this Consent Solicitation/Prospectus/Information Statement nor any distribution of the securities offered pursuant to this Consent Solicitation/Prospectus/Information Statement shall, under any circumstances, create an implication that there has been no change in the affairs of ERP or EWRLP since the date of this Consent Solicitation/Prospectus/Information Statement.

  This Consent Solicitation/Prospectus/Information Statement incorporates documents by reference which are not presented herein or described herewith. All documents incorporated by reference in this Consent Solicitation/ Prospectus/Information Statement but not delivered herewith are available without charge (other than exhibits to such documents which are not specifically incorporated by reference therein) upon request from, in the case of documents relating to ERP, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Cynthia McHugh, telephone (312) 474-1300, and, in the case of documents relating to EWRLP, 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, Attention: Paul R. Fannin, telephone (602) 840-1040. In order to insure timely delivery of the documents, any request should be made by December 16, 1997.

                     INFORMATION INCORPORATED BY REFERENCE
         IN THIS CONSENT SOLICITATION/PROSPECTUS/INFORMATION STATEMENT

  The following documents filed with the Commission by ERP pursuant to the Exchange Act are hereby incorporated in this Consent
Solicitation/Prospectus/Information Statement by reference:

  1. ERP's current report on Form 8-K dated May 23, 1996.

  2. ERP's current report on Form 8-K/A dated May 23, 1996.

  3. ERP's current report on Form 8-K dated November 15, 1996.

  4. ERP's annual report on Form 10-K for the year ended December 31, 1996.

  5. ERP's quarterly report on Form 10-Q for the quarter ended March 31, 1997.

  6. ERP's current report on Form 8-K dated May 20, 1997.

  7. Description of ERP Units contained in Item 11 to ERP's Registration Statement on Form 10 dated October 6, 1994, as amended by Amendment No. 3 dated December 12, 1994.

  8. ERP's quarterly report on Form 10-Q for the quarter ended June 30, 1997.

  9. ERP's current report on Form 8-K dated August 15, 1997.

  10. ERP's current report on Form 8-K dated August 27, 1997.

  11. ERP's current report on Form 8-K dated September 10, 1997.

  12. ERP's current report on Form 8-K dated September 17, 1997.

  13. ERP's current report on Form 8-K dated October 3, 1997.

  14. ERP's current report on Form 8-K dated October 9, 1997.

  15. ERP's quarterly report on Form 10-Q for the quarter ended September 30, 1997.

  16. ERP's current report on Form 8-K dated September 30, 1997.

  17. ERP's current report on Form 8-K/A dated October 9, 1997.

  18. ERP's current report on Form 8-K dated May 30, 1997.

  19. All documents subsequently filed by ERP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the consummation of the Asset Contribution.

  Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation/Prospectus/Information Statement to the extent that a statement contained in this Consent Solicitation/Prospectus/Information Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Consent Solicitation/Prospectus/Information Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation/Prospectus/Information Statement.

                       ERP OPERATING LIMITED PARTNERSHIP

                                      AND

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

             CONSENT SOLICITATION/PROSPECTUS/INFORMATION STATEMENT

                               TABLE OF CONTENTS

                                                                           PAGE
SECTION                                                                    NO.
-------                                                                    ----
SUMMARY...................................................................   1
CONSENT SOLICITATION INFORMATION..........................................  15
RISK FACTORS..............................................................  15
  Conflicts of Interest...................................................  15
  Size and Rapid Growth of EQR............................................  16
  Decrease in Distributions Per Unit to EWRLP Unitholders.................  16
  Potential Change in Relative Stock Prices...............................  16
  Termination Payments if Merger Fails to Occur...........................  16
  Potential Adverse Effects of Combining the Companies....................  16
  Adverse Consequences of Debt Financing and Preferred Shares.............  16
  Control and Influence by Significant Shareholders.......................  17
  Potential Environmental Liability.......................................  17
  General Real Estate Investment Considerations; Changes in Laws..........  18
  Ownership Limit and Limits on Changes in Control........................  18
  Consequences of Failure to Qualify as a REIT............................  19
  Dependence on Key Personnel.............................................  20
  Limited Control Over Business of ERP and EWRLP..........................  20
  Loss of Limited Liability...............................................  20
  Reliance on General Partner to Declare Distributions....................  20
  Inability to Remove General Partner.....................................  20
  Risks of Ownership of ERP Units.........................................  21
  Issuance of Preferred Units.............................................  21
  No Dissenters' Rights...................................................  21
  Distribution Requirements Potentially Increasing Indebtedness of EQR....  21
  Exemptions for Mr. Zell and Others from Maryland Business Combination
   Law which Tend to Inhibit Takeovers....................................  21
THE TRANSACTIONS..........................................................  22
  Terms of the Transactions...............................................  22
  Background of the Transactions..........................................  22
  Reasons for the Transactions; Recommendation of the EQR Board of
   Trustees...............................................................  25
  Reasons for the Transactions; Recommendation of the EWR Board of
   Directors..............................................................  27
  Opinion of Financial Advisor--EQR.......................................  28
  No Opinion of EWR Financial Advisor.....................................  31
  Effective Time of the Transactions......................................  31
  Representations and Warranties; Conditions to the Transactions..........  32
  Dissolution of EWRLP....................................................  33
  No Appraisal Rights.....................................................  33
  Regulatory Matters......................................................  33
  Termination Provisions..................................................  33
  Termination Fee and Expenses............................................  34
  No Solicitation of Other Transactions...................................  34
  Conversion of Shares/Units..............................................  35
  Conduct of Business Pending the Transactions............................  35
  Anticipated Effects of the Merger on Results of Operations, Liquidity
   and Capital Resources..................................................  36
  Loan to EWR and 1031 Exchange...........................................  37
  Limitations on the Sale or Refinancing of Certain Properties............  37
  Waiver and Amendment....................................................  37
  Anticipated Accounting Treatment........................................  38
  Restrictions on Transfer of ERP Units; Shares Available for Resale......  38

                                                                            PAGE
 SECTION                                                                    NO.
 -------                                                                    ----
 THE AMENDMENTS............................................................  38
    ERP Amendment..........................................................  38
    EWRLP Amendment........................................................  39
 INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS..........................  40
 ERP UNAUDITED PRO FORMA COMBINED FINANCIAL DATA...........................  43
 CAPITALIZATION............................................................  59
 FEDERAL INCOME TAX CONSEQUENCES...........................................  59
 COMPARATIVE SHARE PRICES..................................................  75
 POLICIES OF EQR WITH RESPECT TO CERTAIN ACTIVITIES........................  77
    Business Objectives and Operating Strategies...........................  77
    Acquisition Strategies.................................................  77
    Disposition Strategies.................................................  77
    Investment Policies....................................................  78
    Financing Policies.....................................................  78
    Lending Policies.......................................................  79
    Development Policies...................................................  79
    Policies with Respect to Other Activities..............................  79
 MANAGEMENT AND OPERATION OF EQR AFTER THE MERGER..........................  79
 ADDITIONAL INFORMATION REGARDING THE BUSINESS OF EWRLP....................  79
 FINANCIAL INFORMATION REGARDING EWRLP.....................................  83
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF EWRLP......................................................  85
 EWRLP PROPERTIES..........................................................  93
 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA...............................  95
 COMPARISON OF RIGHTS OF UNITHOLDERS.......................................  95
    Issuance of Units......................................................  95
    Unit Option Plan.......................................................  95
    Indemnification........................................................  96
    Financial Statements and Reports.......................................  96
    Mergers................................................................  96
    Transfer or Pledge of Units............................................  96
    Redemption/Exchange of Units...........................................  97
    Amendments to Partnership Agreements...................................  97
    Transactions and Related Dispositions..................................  97
    Meetings...............................................................  98
 PRINCIPAL HOLDERS EWRLP...................................................  98
 LEGAL MATTERS.............................................................  99
 EXPERTS...................................................................  99
 GLOSSARY.................................................................. G-1
 INDEX TO FINANCIAL STATEMENTS AND SCHEDULES............................... F-1
 APPENDIX A ASSET CONTRIBUTION AGREEMENT..................................  A-1
 APPENDIX B FORM OF EWRLP AMENDMENT.......................................  B-1
 APPENDIX C FORM OF ERP AMENDMENT.........................................  C-1
 APPENDIX D FORM OF UNIT CONTRIBUTION AGREEMENT...........................  D-1
 APPENDIX E OPINION OF J.P. MORGAN SECURITIES, INC........................  E-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Consent Solicitation/ Prospectus/Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements contained in this Consent Solicitation/Prospectus/ Information Statement, the Appendices hereto and the documents incorporated by reference herein.

  Certain capitalized terms used in this summary are defined elsewhere in this Consent Solicitation/Prospectus/ Information Statement. As used in this Consent Solicitation/Prospectus/Information Statement, except where the context requires otherwise, "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust and its subsidiaries, including ERP (as defined in this paragraph) as the survivor of the merger between Wellsford Residential Property Trust ("Wellsford") and Equity Residential Properties Trust and both Equity Residential Properties Trust and Wellsford as predecessors to EQR; "ERP" means ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the sole general partner, and its subsidiaries; "EWR" means Evans Withycombe Residential, Inc., a Maryland corporation, and its subsidiaries, including EWRLP (as defined in this paragraph); "EWRLP" means Evans Withycombe Residential, L.P., a Delaware limited partnership of which EWR is the sole general partner, and its subsidiaries.

PARTIES TO THE TRANSACTIONS

  EQR. EQR, one of the largest publicly traded REITs (based on the aggregate market value of its outstanding equity capitalization), is a self-administered and self-managed equity REIT. EQR was organized in March 1993 and commenced operations as a publicly traded company on August 18, 1993 upon the completion of its initial public offering (the "EQR IPO"). EQR was formed to continue the multifamily property business objectives and acquisition strategies of certain affiliated entities controlled by Mr. Samuel Zell, Chairman of the Board of Trustees of EQR. These entities had been engaged in the acquisition, ownership and operation of multifamily properties since 1969. EQR's senior executives average over 23 years of experience in the multifamily property business.

  EQR is the largest publicly traded REIT owner of multifamily properties (based on the number of apartment units owned and total revenues earned). As of September 30, 1997, EQR owned or had interests in a portfolio of 363 multifamily properties containing 103,270 apartment units and managed approximately 9,067 additional units owned by affiliated entities. As of September 30, 1997, the properties EQR owned or had interests in had an average occupancy rate of approximately 95%. These properties are located in the following 32 states: Arizona, Arkansas, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Michigan, Minnesota, Missouri, New Hampshire, New Jersey, New Mexico, Nevada, North Carolina, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Utah, Virginia, Washington and Wisconsin.

  All of EQR's interests in its properties are held directly or indirectly by, and substantially all of its operations relating to the properties are conducted through, ERP. EQR controls ERP as the sole general partner and, as of September 30, 1997, owned approximately 91% of ERP's outstanding common partnership interests ("ERP Units"), which may be exchanged by the holders thereof for either EQR Common, on a one-for-one basis or, at EQR's option, the cash equivalent thereof.

  EQR's corporate headquarters and executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and its telephone number is (312) 474-1300. In addition, EQR has regional operations centers in Chicago, Illinois; Dallas, Texas; Denver, Colorado; Seattle, Washington; Tampa, Florida; and Bethesda, Maryland, and area offices in Atlanta, Georgia; Las Vegas, Nevada; Phoenix, Arizona; Portland, Oregon; San Antonio and Houston, Texas; Irvine and Stockton, California; Ypsilanti, Michigan; Raleigh, North Carolina; Ft. Lauderdale, Florida; Nashville, Tennessee; and Kansas City, Kansas.

  EWR. EWR is a publicly traded, self-administered and self-managed equity REIT, which commenced operations as a publicly traded company in August 1994. EWR owns and operates multifamily properties located in Arizona and Southern California. EWR was formed to continue and expand the multifamily apartment operations of Evans Withycombe, Inc. As of September 30, 1997, EWR owned or had interests in a portfolio of 51 multifamily properties containing 15,700 apartment units (including stabilized communities and communities under development) and managed 1,759 additional units owned by affiliated entities. EWR's average occupancy rate on September 30, 1997 was approximately 92.2%.

  All of EWR's interests in its properties are held directly or indirectly by, and substantially all of its operations relating to the properties are conducted through, EWRLP. EWR controls EWRLP as its sole general partner, is also a limited partner of EWRLP and, as of September 30, 1997, owned approximately 81.9% of EWRLP's outstanding partnership interests ("EWRLP Units"), which may be exchanged by the holders thereof for either shares of common stock, $.01 par value per share of EWR ("EWR Common"), on a one-for-one basis or, at EWR's option, the cash equivalent thereof.

  EWRLP's corporate headquarters and executive offices are located at 6991 East Cambelback Road, Suite A200, Scottsdale, Arizona 85251, and its telephone number is (602) 840-1040.

SUMMARY RISK FACTORS

  In considering whether to approve the Transactions, the EWRLP Unitholders should consider, in addition to the other information contained in this Consent Solicitation/Prospectus/Information Statement, the matters discussed under "Risk Factors." Such matters include:

  . Possible conflicts of interest due to the fact that certain members of management of EWR, pursuant to existing agreements, have certain interests that arise in connection with the Transactions that are in addition to the interests of shareholders of EWR generally including, among other things, consulting and employment agreements between EQR and certain executives of EWR; payments in cash by EQR for the value of certain options to purchase EWR stock and for certain bonuses and the issuance of options to purchase EQR stock to certain officers of EWR.

  . The inability of EQR to maintain the growth rate which it has experienced since 1993.

  . Expectations that the distributions payable to former EWRLP Unitholders with respect to each ERP Unit will be $2.50 per annum compared to $3.18 per annum with respect to two EWRLP Units (based upon the distributions per EWRLP Unit and ERP Unit declared for the four quarters ending September 30, 1997).

  . Adverse consequences associated with debt or preferred equity financing, including the risk that EQR's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness may not be refinanced or that the terms of such refinancing will not be as favorable as the terms of current indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all.

  . Share prices of EQR Common and EWR Common may change prior to the time the Merger becomes effective.

  . Possible payment of liquidated damages and expenses: the Agreement and Plan of Merger dated August 27, 1997 (the "Merger Agreement") provides for a "Break-Up Fee" of $14 million (the "Break-Up Fee") plus "Break-Up Expenses" of up to $2.5 million (the "Break-Up Expenses") payable by EWR to EQR if the Merger Agreement is terminated by either EQR or EWR under certain circumstances and, if EWR, within one year thereafter, enters into an agreement regarding an "Acquisition Proposal," as defined herein, which is consummated. If the Merger Agreement is terminated by either EQR or EWR under certain other circumstances, either EQR or EWR will be required to pay the other party's Break-Up Expenses of up to $2.5 million. See "The Transactions--Termination Provisions."

  . Certain differences between the rights of EWRLP Unitholders and ERP
    Unitholders under their respective partnership agreements and Delaware and Illinois state law, which currently govern EWRLP and ERP, respectively.

  . Lack of control by the limited partners over the management and affairs of ERP. Under the terms of the ERP Partnership Agreement, all decisions regarding the business and operations of ERP are made by EQR, the sole general partner of ERP. The ERP Partnership Agreement provides that the limited partners may not remove EQR as general partner, which may not necessarily be in the limited partners' interest.

  . Lack of liquidity of investment in ERP Units. There will be no public market for ERP Units. In addition, the ERP Partnership Agreement provides for certain restrictions on a limited partner's ability to transfer his or her ERP Units.

  . A number of federal income tax risks associated with an investment in ERP, more fully described in "Federal Income Tax Consequences."

  When considering the ERP Amendment, the limited partners of ERP should consider, in addition to the risks set forth above, the other information contained in this Consent Solicitation/Prospectus/Information Statement, and that, as a result of the Transactions, EQR will serve as both the sole general partner of ERP and co-general partner of EWRLP. Although EQR does not plan to conduct any new business through EWRLP, and intends to continue to use ERP as its sole investment and operations vehicle, and to combine EWRLP into ERP through the consummation of the Asset Contribution Agreement, there can be no assurance that such intentions will be realized, and limited partners of ERP could suffer a loss in the value of their ERP Units as a result thereof.

TERMS OF THE TRANSACTIONS

  The Unit Exchange Offer. Holders of EWRLP Units are hereby offered (the "Unit Exchange Offer") the opportunity to contribute, effective immediately following the effectiveness of the Merger (as defined in the following paragraph), their EWRLP Units to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units so exchanged multiplied by 0.5. See "The Transactions--The Unit Exchange Offer."

  The Merger. Pursuant to the Merger Agreement, and upon the terms and conditions set forth therein, EWR will merge with and into EQR (the "Merger"). The Asset Contribution (as defined in the following paragraph) and Unit Exchange Offer (together with the Merger, the "Transactions") will be effectuated in connection with the Merger, resulting in the acquisition by EQR of EWR. The EQR Board of Trustees and EWR Board of Directors have each approved the Transactions as set forth in the Merger Agreement. The Merger is subject to approval by the holders of EQR Common and EWR Common. Upon consummation of the Merger, each outstanding share of EWR Common will be converted into 0.5 (the "Exchange Ratio") of a share of EQR Common. See "The Transactions--Terms of the Transactions." At the Effective Time, approximately 2.3% of EQR Common will be beneficially owned by affiliates of the EQR (assuming that no outstanding options are exercised and no ERP Units are exchanged for shares of EQR Common).

  The Asset Contribution. Pursuant to, and subject to the terms and conditions of the Asset Contribution Agreement, EWRLP has agreed, subsequent to the effectiveness of the Merger and at the option of ERP, to contribute all of EWRLP's assets (the "Asset Contribution") to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units then outstanding multiplied by the Exchange Ratio. Following the Asset Contribution, EWRLP will distribute such ERP Units to the holders of EWRLP Units (the "Distribution"). As a result of the Distribution, the remaining holders of EWRLP Units (i.e., those holders who have not previously contributed their EWRLP Units to ERP pursuant to the Unit Exchange Offer) will receive a number of ERP Units equal to the number of EWRLP Units held by such holder, multiplied by the Exchange Ratio. Unless certain conditions described in "Effective Time of the Transactions--The Asset Contribution" are met, the Asset Contribution will not be consummated for at least one year following the effectiveness of the Merger. The principal reason that the Asset Contribution will not be consummated earlier than the date such conditions are met or one year following the effectiveness of the Merger is to preserve the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). During this period, EWRLP will remain in existence with ERP and EQR acting as co-general partners of EWRLP. EWRLP Unitholders may retain their EWRLP Units until (i) they exchange their EWRLP Units for ERP Units pursuant to the Unit Exchange Offer or (ii) the consummation of the Asset Contribution. EQR reserves the right to not consummate the Asset Contribution or to change the terms thereof if, subsequent to the Unit Exchange Offer, EQR and ERP are the only limited partners of EWRLP. If the Asset Contribution is not consummated, the Unit Exchange Offer will continue until all of the EWRLP Units are tendered. The effect of such inability or unwillingness to consummate the Asset Contribution is that EWRLP will remain in existence, those EWRLP Unitholders which have not exchanged their EWRLP Units for ERP Units will retain their EWRLP Units and the EWRLP Unitholders will continue to have an interest in EWRLP which will become a subsidiary of ERP and EQR. See "The Transactions-- Terms of the Asset Contribution."

  Although the Asset Contribution Agreement is subject to approval by the holders of EWRLP Units, the Asset Contribution Agreement has already been approved by EWR, which holds a majority of the outstanding EWRLP Units. Therefore, holders of EWRLP Units can either (i) exchange their EWRLP Units for ERP Units pursuant to the Unit Exchange Offer or (ii) retain their EWRLP Units and receive ERP Units pursuant to the Distribution. Whether EWRLP Unitholders receive ERP Units pursuant to the Unit Exchange Offer or the Distribution, each such holder will receive a number of ERP Units equal to the number of EWRLP Units held by such holder multiplied by the Exchange Ratio.

TERMS OF THE AMENDMENT TO THE ERP PARTNERSHIP AGREEMENT

  The ERP Amendment will amend Section 6.2 of the ERP Partnership Agreement to allow EQR to serve as general partner of EWRLP upon the effectiveness of the Merger.

TERMS OF THE AMENDMENT TO THE EWRLP PARTNERSHIP AGREEMENT

  The proposed EWRLP Amendment will amend the EWRLP Partnership Agreement to
(i) allow EQR and ERP to serve as co-general partners of EWRLP upon the effectiveness of the Merger, (ii) adjust each outstanding EWRLP Unit by one half to give effect to the Exchange Ratio, (iii) eliminate certain restrictions that the EWRLP Partnership Agreement would place upon EQR and ERP as co-general partners of EWRLP, (iv) permit the Asset Contribution pursuant to the Asset Contribution Agreement, (v) permit the dissolution of EWRLP upon the terms contained in the Asset Contribution Agreement and (vi) ratify the revocation of the 11.2 Amendment (as defined in "The Amendments--EWRLP Amendment"). The text of the EWRLP Amendment is attached as Appendix B hereto.

FIDUCIARY RESPONSIBILITY OF GENERAL PARTNERS

  EQR, as the sole general partner of ERP, EWR, as the sole general partner of EWRLP and EQR and ERP, as co-general partners of EWRLP after the effectiveness of Merger and prior to the dissolution of EWRLP following the Asset Contribution, will be accountable to limited partners of ERP and EWRLP as fiduciaries. This is a rapidly developing and changing area of the law and limited partners of ERP and EWRLP who have questions regarding these matters should consult with their counsel.

                             Pre-Merger Structure
                             --------------------

         -------------------------            -------------------------
            Public Shareholders                  Public Shareholders
         -------------------------            -------------------------


         -------------------------            -------------------------
            Equity Residential                    Evans Withycombe
             Properties Trust                     Residential, Inc.
         -------------------------            -------------------------


                     General                  General Partner
                     Partner 91%                  and Limited
                                                 Partner 82%*

     Limited                                                      Limited
   Partners 9%                                                  Partners 18%

                    ERP                                Evans
                 Operating                           Withycombe
            Limited Partnership                   Residential, L.P.


                  103,270                              15,700
             Apartment Units**                    Apartment Units**


*    Owns 1% as General Partner and approximately 81% as a limited partner.
** As of September 30, 1997. Includes stabilized communities and communities under development.

                               Merger Transactions
                               -------------------


         -------------------------            -------------------------
            Equity Residential       Merger       Evans Withycombe
             Properties Trust                     Residential, Inc.
         -------------------------            -------------------------


     Limited                                                      Limited
     Partners                                                     Partners*

                    ERP          Contribution**        Evans
                 Operating                           Withycombe
            Limited Partnership    ERP Units      Residential, L.P.


                  103,270                              15,700
             Apartment Units***                   Apartment Units***


* Immediately following the effectiveness of the Merger, each Limited Partner of EWRLP may contribute and certain limited partners of EWRLP have agreed to contribute their EWRLP Units to ERP in exchange for ERP Units based on the Exchange Ratio.

** It is the intention of ERP that the Asset Contribution will occur when permitted under the Asset Contribution Agreement. Subsequent to the effectiveness of the Merger and consummation of the Asset Contribution, EQR and ERP will be co-general partners of EWRLP.

*** As of September 30, 1997. Includes stabilized communities and communities under development.

                      Post-Merger Transactions Structure
                      ----------------------------------


Equity Residential Properties Trust               Former Evans Withycombe
    Public Shareholders (88%)**            Residential, Inc. Public Shareholders
                                                           (12%)**

                              Equity Residential
                               Properties Trust

                                                           Former Evans
     ERP Operating                                          Withycombe
  Limited Partnership       General Partner (90%)**      Residential, L.P.
   Limited Partners                                      Limited Partners
         (8%)**                                                (2%)**

                                      ERP
                                   Operating
                              Limited Partnership



                                    118,970
                               Apartment Units*


*    As of September 30, 1997.
**   Assuming all contemplated transactions are consummated.

REASONS FOR THE TRANSACTIONS; RECOMMENDATIONS OF EQR AND EWR

  The EQR Board of Trustees believes that the Transactions, including the consideration to be paid by ERP, are fair and in the best interests of EQR, ERP and their shareholders and Unitholders, respectively. The EQR Trustees who voted on the Transactions unanimously approved the Transactions.

  The EQR Board of Trustees considered certain potentially negative factors which could arise from the Transactions. These negative factors included the following: (i) the risk that the anticipated benefits of the Transactions might not be fully realized, (ii) the substantial management time and effort required to effectuate the Transactions and integrate the businesses of EQR and EWR,
(iii) the Transactions would increase the debt of EQR by the assumption of all of EWR's outstanding debt of approximately $442,156,000 at September 30, 1997,
(iv) the increase in outstanding debt could adversely affect the ability of EQR to obtain additional debt financing for additional growth and would subject EQR to the risks of higher leverage, (v) the increase in the total debt of the EQR,
(vi) the possible adverse effects upon the market for shares of EQR Common and upon EQR's ability to raise capital and issue equity in both the public and private markets which might result if the Transactions were not consummated and
(vii) the significant costs involved in connection with consummating the Transactions.

  The favorable factors the EQR Board of Trustees considered in approving the Transactions were the beliefs that (a) the Transactions would solidify EQR's leadership position in the multifamily property industry through the acquisition of a high quality portfolio of approximately 16,000 apartment units, (b) the Transactions would increase operating efficiencies through economies of scale, (c) the Transactions would provide greater access to the public equity and debt markets, (d) as a result of the Transactions, EQR would be a larger and financially stronger company, which would facilitate combinations with other entities, (e) the combination of the EWR properties with those of EQR would expand the geographic focus of EQR's operations in Arizona and Southern California, (f) the Transactions would provide EQR with the capability to supervise third-party development projects, (g) the Unaudited Pro Forma Combined Financial Statements for the nine months ended September 30, 1997 on a pro forma basis illustrated the effects of the Transactions and indicated that EQR's FFO (as such term is defined under "The Transactions-- Opinion of Financial Advisor--EQR" herein) available for distribution to holders of ERP Units and EQR Common would most likely increase and (h) the Transactions could be effectuated through the issuance of new equity rather than through the use of cash or a public offering of equity or debt securities. The EQR Board of Trustees also received the written opinion, dated August 27, 1997, of J.P. Morgan Securities Inc. ("J.P. Morgan") to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by EQR in connection with the Transactions was fair, from a financial point of view, to EQR. See "The Transactions--Reasons for the Transactions; Recommendation of the EQR Board of Trustees" and "Opinion of Financial Advisor--EQR."

  The EWR Board of Directors believes that the Transactions are fair to, and in the best interests of, EWR, EWRLP and their shareholders and Unitholders, respectively. By unanimous vote, the EWR Board of Directors approved the Transactions. The EWR Board of Directors reached its decision after careful consideration of a wide variety of factors, including certain potentially negative factors. These negative factors consisted of the following: (i) after the Transactions, the distributions payable to former EWRLP Unitholders with respect to each ERP Unit will be $2.50 per annum compared to $3.18 per annum with respect to two EWRLP Units based upon the distributions per ERP Unit and EWRLP Unit declared for the four quarters ending September 30, 1997, (ii) the possibility that EWR may be required, if the Merger Agreement is terminated under certain circumstances, to pay EQR a Break-Up Fee (as defined in "Summary--Summary of Risk Factors") of $14 million and to reimburse EQR for Break-Up Expenses (as defined in "Summary--Summary of Risk Factors") of up to $2.5 million and (iii) the substantial management time and effort required to effectuate the Transactions.

  In making its determination with respect to the Transactions the EWR Board of Directors also considered, among other things, the following advantages: (a) the Exchange Ratio was more favorable than the then-current market price of EWR Common, (b) the Transactions would afford EWR shareholders and EWRLP Unitholders a significant participation in a much larger and more geographically diversified REIT with greater potential for long-term appreciation and improved access to capital markets, (c) the Transactions were the best alternatives reasonably available to EWRLP Unitholders and EWR shareholders, providing the greatest feasibility and potential to maximize shareholder value, (d) the market capitalization of EQR following the Merger is expected to be approximately $6,639,000,000 greater than the then-current market capitalization of EWR, (e) the Exchange Ratio fairly reflected the relative contributions of both companies to the combined entity and (f) the Merger would be tax-free. See "The Transactions--Reasons for the Transactions" and "Opinion of Financial Advisor--EWR."

OPINION OF FINANCIAL ADVISORS

  EQR. At the meeting of the Board of Trustees of EQR on August 27, 1997, J.P. Morgan delivered its oral opinion to the Board of Trustees of EQR, dated August 27, 1997, that, as of such date, and subject to the assumptions made, procedures followed, matters considered and limits of its review, as set forth in such opinion the consideration to be paid by EQR in connection with the proposed Merger was fair from a financial point of view to EQR, including ERP. No limitations were imposed by EQR's Board of Trustees upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions. See "The Transactions--Opinion of Financial Advisor--EQR."

  EWR. Morgan Stanley Realty Incorporated ("Morgan Stanley"), EWR's financial advisor in connection with the Transactions, was not engaged to render an opinion with respect to the Unit Exchange Offer or Asset Contribution Agreement and did not render any such opinion.

INTERESTS OF CERTAIN PERSONS

  In considering whether to approve the Transactions, limited partners should be aware that certain members of the management of EWR and certain members of the EWR Board of Directors have certain interests that arise in connection with the Transactions that are in addition to the interests of shareholders of EWR generally. The EWR Board of Directors considered these interests and deliberated upon any resulting conflicts of interest, unanimously concluding that the advantages of the Transactions and the benefits thereof to the limited partners outweighed any conflicts of interest. These additional interests arise under existing agreements with, and annual compensation awards from EWR and agreements relating to, among other things, (i) the Consulting Agreement dated August 27, 1997 between Equity Residential Properties Management Limited Partnership, an Illinois limited partnership and an affiliate of EQR ("EQR Properties Management LP"), and Stephen O. Evans, Chairman of the Board and Chief Executive Officer of EWR, which will become effective upon completion of the Merger pursuant to which Mr. Evans will be elected as a Trustee and Executive Vice President--Strategic Investments of EQR and will provide consulting services to EQR Properties Management LP until December 31, 1999 for $225,000 per annum and certain additional benefits (see "Interests of Certain Persons in the Transactions"), subject to certain early termination provisions provided therein, (ii) the appointment of Richard G. Berry, President, Chief Operating Officer and Director of EWR, to the office of Executive Vice President--Development of EQR upon completion of the Merger, pursuant to the terms of an employment agreement providing a salary of $250,000 per annum and certain additional benefits (see "Interests of Certain Persons in the Transactions") which will expire on December 31, 2000, (iii) a deferred compensation agreement between EQR and Mr. Berry which provides two semi-annual payments, plus accrued interest at a rate of 9%, if Mr. Berry's employment agreement with EQR Properties Management LP terminates prior to the expiration of the term of such agreement with the cash payment to be equal to the fair market value, as of the termination date, of any unvested restricted shares of EQR Common exchanged for shares of EWR Common or granted in payment of Mr. Berry's 1997 bonus under existing agreements with EWR (see "Interests of Certain Persons to the Transactions"), (iv) the consulting agreement dated as of November 14, 1997, between EQR and Paul R. Fannin, Senior Vice President, Chief Financial Officer and Secretary of EWR, which shall become effective upon completion of the Merger and will expire on January 2, 2000 pursuant to which Mr. Fannin will provide consulting services to EQR Properties Management LP and EQR for aggregate cash payments of $835,610 plus certain additional benefits, subject to certain adjustments capping total fees at $988,000 (see "Interests of Certain Persons in the Transactions"), (v) termination of Change in Control Agreements between EWR and Messrs. Evans, Berry and Fannin (vi) amendments to the Change in Control Agreements between EWR and five officers of EWR which provide that (a) a payment obligation will arise as of the Closing Date notwithstanding the fact that each officer may perform services for EQR for a transitional period thereafter, (b) payment be made within five days after termination of employment (or earlier if required by law) unless such termination occurs during the last two months of a calendar year in which case payment will be made on the January 2 of the immediately following calendar year (or earlier if required by law), (c) payments of money will be made in lieu of the vesting of employer contributions to such executives' accounts in the EWR 401(k) plan and (d) the definition of "change in control" in the Change in Control Agreements will be amended to refer only to the Merger of EWR into EQR and not to any future transactions involving EQR, (vii) an amendment to the Change in Control Agreement between EWR and a certain officer which provides that, (a) a payment of money shall be made in lieu of the vesting of employer contributions to such executive's account in the EWR 401(k) plan, (b) the definition of "change in control" in the Change in Control Agreement shall be amended to refer only to the Merger of EWR into EQR and not to any future transactions involving EQR and (c) the officer's new position with EQR will not trigger payments under his Change in Control Agreement and (viii) EQR's agreement that all restricted share grants of EWR Common previously made by EWR, with the exception of restricted shares of EWR Common previously granted to Mr. Berry, will become vested and will participate in the Merger on the same basis as all other shares of EWR Common.

  Certain directors, executive officers and employees of EWR who hold options to purchase shares of EWR Common will be allowed to exercise those options which constitute vested incentive share options and will agree not to exercise all other options in exchange for a cash payment equal to the difference between (i) the Exchange Ratio multiplied by the closing price of a share of EQR Common on the New York Stock Exchange ("NYSE") on the Closing Date (the "Closing Price") and (ii) the applicable exercise price of the option, multiplied by the number of shares of EWR Common subject to the option. After the Effective Date, all employees of EWR who (i) become employees of EQR and
(2) exercise vested incentive EWR options and/or receive a cash payment in exchange for agreeing not to exercise outstanding options will receive a nonqualified option to purchase a number of shares of EQR Common equal to (a) the number of vested incentive share options to purchase EWR Common received upon exercise of a vested incentive share option, plus (b) the number of shares of EWR Common subject to each employee's EWR options which agreed not to exercise for cash, multiplied by the Exchange Ratio. Each such option to purchase shares of EQR Common will vest in three equal annual installments, with an exercise price per share equal to the Closing Price. See "Interests of Certain Persons in the Transactions."

  In addition, pursuant to the terms of his consulting agreement, Mr. Fannin will receive his 1997 bonus in cash in 1997 and pursuant to the terms of the Merger Agreement, EQR has agreed to pay the 1997 bonuses to certain employees of EWR under the existing bonus plan of EWR on the date such bonuses would have been paid by EWR had the Merger not occurred; provided, however, that EQR shall have no obligation to pay such bonus to (i) any person who voluntarily terminated his or her employment with EWR prior to the effectiveness of the Merger or (ii) any person who received payment of a pro rata bonus under the terms and conditions set forth under any of the Change in Control Agreements described above.

  EQR will indemnify each director and officer of EWR for all actions taken by such person on or prior to the Effective Time to the same extent such individuals were indemnified by EWR prior to the Effective Time, and expects to obtain "tail insurance" providing for the extension of the directors and officers liability insurance currently maintained by EWR for a period of six years after the Closing Date.

THE CONSENT SOLICITATION

  The limited partners of EWRLP are being asked to consent to the following proposals (the "Proposals"):

  . Following the effectiveness of the Merger, the contribution of all the assets of EWRLP to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units then outstanding multiplied by the Exchange Ratio, pursuant to the Asset Contribution Agreement.

  . The amendment to the EWRLP Partnership Agreement to (i) allow EQR and ERP to serve as co-general partners of EWRLP upon the effectiveness of the Merger, (ii) subsequent to the Asset Contribution, permit EQR and ERP, as co-general partners of EWRLP, to dissolve EWRLP upon the terms set forth in the Asset Contribution Agreement and (iii) make additional amendments to permit the Transactions to be effected without the further approval of the limited partners of EWRLP.

  . Following the effectiveness of the Asset Contribution, the dissolution of EWRLP on the terms and conditions set forth herein.

  Only limited partners of record of EWRLP will be entitled to consent to the Proposals. As of November 7, 1997, EWRLP had 47 limited partners holding an aggregate of 24,947,481 EWRLP Units.

  As of November 14, 1997, EWR, owned 20,477,006 EWRLP Units. Under the EWRLP Partnership Agreement, EWR is permitted to consent to the Proposals in the same manner as all other EWRLP Unitholders, and, although EWR has not entered into any binding agreements in this regard, EWR currently contemplates consenting to the Proposals. In addition, F. Keith Withycombe and Stephen O. Evans, affiliates of EWR, and two affiliates of Messrs. Withycombe and Evans, own a total of 3,309,762 EWRLP Units, and have entered into a binding agreement with EQR to consent to the Proposals. Therefore, withholding consent to the Proposals will have no effect.

  Approval of each Proposal requires the consent of a majority in interest of the EWRLP Unitholders. Therefore, withholding consent to the Proposals will have no effect. EWRLP Unitholders who consent to the Proposals may waive their right to challenge the Transactions in a court of law or equity.

  For additional information with respect to the consent solicitations, see "Consent Solicitation Information."

EFFECTIVE TIME OF THE TRANSACTIONS

  The Unit Exchange Offer. The contribution of EWRLP Units by the EWRLP Unitholders who accept the Unit Exchange Offer prior to the effectiveness of the Merger will be consummated as soon as practicable after the effectiveness of the Merger. The Unit Exchange Offer will remain open to EWRLP Unitholders until the consummation of the Asset Contribution.

  The Merger. The closing ("Closing") of the Merger will take place at 10:00 a.m. on the date to be specified by EQR and EWR, which will be no later than the third business day after satisfaction or waiver of the conditions set forth in the Merger Agreement (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties. The Merger will become effective at the time the State Department of Assessments and Taxation of Maryland (the "Department") accepts for record the Articles of Merger (the "Articles"), or at such time as EQR and EWR will agree should be specified in the Articles (not to exceed 30 days after the Articles are accepted for record by the Department). It is currently anticipated that the Merger will become effective on or about December 23, 1997 (the "Effective Date").

  The Asset Contribution. The Asset Contribution will occur upon ERP giving notice to EWRLP at any time following the first to occur of (i) the date twelve months after the consummation of the Merger, (ii) the date on which EQR receives an opinion of a nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service that the Asset Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code, or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of a nationally recognized tax counsel satisfactory to EQR, would permit the Asset Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code. If ERP fails to give such notice by December 31, 1999, the Asset Contribution Agreement shall terminate and EWRLP shall have no further obligations thereunder.

CONDITIONS TO THE TRANSACTIONS

  Unit Exchange Offer. As to each limited partner of EWRLP who chooses to participate in the Unit Exchange Offer, such offer is conditioned upon (i) the effectiveness of the Merger, (ii) ERP's receipt of a completed Unit Contribution Agreement, in the form attached hereto as Appendix D, from each such limited partner and (iii) the surrender of such limited partner's certificates representing EWRLP Units to ERP in accordance with the Unit Contribution Agreement. The Unit Exchange Offer shall remain open to limited partners of EWRLP until the consummation of the Asset Contribution.

  Merger. The obligations of EQR and EWR to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others,
(i) obtaining the requisite approval of the holders of EQR Common and EWR Common, (ii) the absence of any material adverse change in the financial condition, business or operations of EWR or EQR, (iii) the receipt of certain legal opinions, including opinions with respect to the tax consequences of the Merger, (iv) the receipt of all material consents, authorizations, orders and approvals of governmental agencies and third parties and (v) the execution of certain agreements between each of EWR and EQR and their respective affiliates. Each of EQR and EWR have the right to waive any conditions to its obligations to consummate the Merger. See "The Transactions--Conditions of the Merger."

  Asset Contribution. The consummation of the Asset Contribution is conditioned on (i) receiving the requisite consent of the limited partners of EWRLP, (ii) the effectiveness of the Merger and (iii) EWRLP's receipt of notice by December 31, 1999 from ERP that ERP desires to effectuate the Asset Contribution.

NO APPRAISAL RIGHTS

  Limited partners of EWRLP are not entitled to dissenters' appraisal rights under Delaware law or the EWRLP Partnership Agreement in connection with the Asset Contribution or the EWRLP Amendment.

  Limited partners of ERP are not entitled to dissenters' appraisal rights under Illinois law or the ERP Partnership Agreement in connection with the ERP Amendment.

FEDERAL INCOME TAX CONSEQUENCES

  As described more fully in "Federal Income Tax Consequences" below, in general, no gain or loss will be recognized by EWRLP or the EWRLP Unitholders in connection with the Unit Exchange Offer, Asset Contribution or Distribution. See "Federal Income Tax Consequences--Tax Consequences of Asset Contribution and Distribution" and "Unit Exchange Offer." However, because of the particular tax attributes of partners of EWRLP, and the effect of the Transactions on the amount of liabilities of ERP that will be allocated to the former EWRLP Unitholders after the Transactions are consummated, the Unit Exchange Offer, Asset Contribution and Distribution may have differing tax implications for EWRLP Unitholders. Thus, EWRLP Unitholders should consult with their own tax advisors to determine the tax consequences of the Unit Exchange Offer, the Asset Contribution, the Distribution and the subsequent ownership of ERP Units or EQR Common in light of their particular circumstances.

TERMINATION

  The Merger Agreement provides that it may be terminated under a number of circumstances at any time prior to the Effective Time, whether before or after the approval of the Merger by the shareholders of EQR and shareholders of EWR. See "The Transactions--Termination Provisions." If the Merger Agreement is terminated for any reason, the Asset Contribution Agreement, Unit Contribution Agreement and Unit Exchange Offer also terminate.

TERMINATION FEES

  Depending on the reason for the termination of the Merger Agreement, EWR may be required to pay EQR the Break-Up Fee and/or Break-Up Expenses, or EQR may be required to pay EWR the Break-Up Expenses. Payment of such fees by EWR could adversely effect EWR's ability to engage in other transactions should the Transactions not take place. See "The Transactions--Termination Fees and Expenses."

ANTICIPATED ACCOUNTING TREATMENT

  The Transactions will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16.

EXCHANGE OF UNITS

  Pursuant to the Unit Exchange Offer, holders of EWRLP Units may contribute such units to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units contributed multiplied by the Exchange Ratio. Each EWRLP Unitholder who chooses to participate in the Unit Exchange Offer must execute a Unit Contribution Agreement, in the form attached hereto as Appendix D. EWRLP Unitholders who execute Unit Contribution Agreements prior to the effectiveness of the Merger (i) will transfer their EWRLP Units to ERP in accordance with the Unit Contribution Agreement and (ii) become ERP Unitholders and hold a number of ERP Units equal to the number of EWRLP Units contributed multiplied by the Exchange Ratio, immediately after the effectiveness of the Merger. EWRLP Unitholders who execute Unit Contribution Agreements subsequent to the effectiveness of the Merger shall transfer their EWRLP Units and become limited partners of ERP effective as of the close of business on the date of ERP's acceptance of such Unit Contribution Agreements. Limited partners of EWRLP who choose not to contribute their EWRLP Units to ERP pursuant to the Unit Exchange Offer will receive ERP Units upon the dissolution of EWRLP pursuant to the Asset Contribution Agreement. No fractional ERP Units will be issued in connection with the contribution of EWRLP Units. A contributor shall instead receive, in lieu thereof, an amount in cash equal to the Closing Price multiplied by the fraction of an ERP Unit to which the contributor would otherwise be entitled. "Closing Price" is defined as the unweighted average closing price of a share of EQR Common (as reported on the New York Stock Exchange Composite Tape) for the five (5) Trading Days immediately preceding the Effective Date and "Trading Days" is defined as any day on which EQR Common is traded on the New York Stock Exchange and reported on its Composite Tape. For additional instructions, please refer to the accompanying Letter of Transmittal.

MANAGEMENT OF EQR

  As general partner of ERP and, following the Merger, co-general partner (with
ERP) of EWRLP, management and control of ERP and EWRLP will be vested in EQR. The EQR Board of Trustees will be made up of the current trustees of EQR and Stephen O. Evans, Chairman of the Board of Directors and Chief Executive Officer of EWR. The EQR Board of Trustees will be divided into three classes serving staggered three-year terms.

  Pursuant to the Merger, Richard G. Berry has entered into an employment agreement, and Stephen O. Evans has entered into a consulting agreement, with Equity Residential Properties Management Limited Partnership, an affiliate of EQR. J. Donald Couvillion, a Vice President of EWR, will be employed as Vice President-Development of ERP. In addition, other officers of EWR, including Mr. Anthony V. Pusateri, a Senior Vice-President of EWR and Mr. G. Edward O'Clair, a Senior Vice President of EWR, are expected to continue as employees of ERP, but will not be subject to employment agreements. See "Management of EQR Following the Transactions; Interests of Certain Persons in the Transactions."

                       ERP OPERATING LIMITED PARTNERSHIP

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth the summary unaudited pro forma combined financial data for ERP, giving effect to the Merger as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial statements included elsewhere in the Consent Solicitation/Prospectus/Information Statement.

  The summary unaudited pro forma combined operating data are presented as if the Merger had been consummated at the beginning of the period presented.

  The summary unaudited pro forma combined balance sheet is presented as if the Merger had occurred on September 30, 1997. The Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

  The summary pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of ERP incorporated by reference into the Consent Solicitation/Prospectus/ Information Statement and the historical financial statements and notes thereto of EWRLP and the ERP unaudited pro forma financial statements and notes thereto included elsewhere in the Consent Solicitation/Prospectus/Information Statement.

  The summary unaudited pro forma operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of ERP and EWRLP would have been for the period and dates presented. Nor does such data purport to represent the results of future periods.

                       ERP OPERATING LIMITED PARTNERSHIP

OPERATING DATA:

                                                PRO FORMA          PRO FORMA
                                            NINE MONTHS ENDED     YEAR ENDED
                                            SEPTEMBER 30, 1997 DECEMBER 31, 1996
                                            ------------------ -----------------
                                                   (AMOUNTS IN THOUSANDS
                                                   EXCEPT PER UNIT DATA)
REVENUES
Rental Income.............................       $753,594          $ 966,942
Fee and asset management..................          4,975              7,906
Interest income--investment in mortgage
 notes....................................         15,022             12,819
Interest and other income.................         13,508             14,345
                                                 --------          ---------
    Total revenues........................        787,099          1,002,012
                                                 --------          ---------
EXPENSES
Property and maintenance..................        194,532            271,533
Real estate taxes and insurance...........         75,514             94,670
Property management.......................         26,467             31,539
Fee and asset management..................          2,523              3,837
Depreciation..............................        170,724            218,658
Interest:
  Expense incurred........................        147,365            179,870
  Amortization of deferred financing
   costs..................................          1,859              4,308
General and administrative................         12,279             11,363
                                                 --------          ---------
    Total expenses........................        631,263            815,778
                                                 --------          ---------
Income before gain on disposition of
 properties, (loss) on joint venture
 communities and extraordinary items......        155,836            186,234
  Gain on disposition of properties.......         11,454             22,336
  (Loss) on joint venture communities.....            (19)               (58)
                                                 --------          ---------
Income before extraordinary items.........        167,271            208,512
Extraordinary item:
  (Loss) on early extinguishment of debt..         (1,500)               --
  Write-off of unamortized costs on
   refinanced debt........................            --              (3,512)
                                                 --------          ---------
Net income................................       $165,771          $ 205,000
                                                 ========          =========
ALLOCATION OF NET INCOME:
Redeemable Preference Interests...........            --                 263
9 3/8% Series A Cumulative Redeemable
 Preference Units.........................         10,758             14,345
9 1/8% Series B Cumulative Redeemable
 Preference Units.........................          8,555             11,406
9 1/8% Series C Cumulative Redeemable
 Preference Units.........................          7,870             10,494
8.60% Series D Cumulative Redeemable
 Preference Units.........................         11,288             15,050
Series E Cumulative Convertible Preference
 Units....................................          4,162              5,549
9.65% Series F Cumulative Redeemable
 Preference Units.........................          5,250              6,999
7 1/4% Series G Convertible Cumulative
 Redeemable Preference Units..............         17,195             22,928
General Partner...........................         84,281             97,934
Limited Partners (Minority interest)......         16,412             20,032
                                                 --------          ---------
                                                 $100,693          $ 117,966
                                                 ========          =========
Net income per weighted average OP Unit
 outstanding..............................       $   1.03          $    1.21
                                                 ========          =========
Weighted average OP Units outstanding.....         97,418             97,418
                                                 ========          =========


                                                                      PRO FORMA
                                                                      SEPTEMBER
BALANCE SHEET DATA:                                                    30, 1997
(at end of period)                                                    ----------
                                                                       (AMOUNTS
                                                                          IN
                                                                      THOUSANDS)
Real Estate, after accumulated depreciation.......................... $6,402,500
                                                                      ==========
Total assets......................................................... $6,764,224
                                                                      ==========
Total debt........................................................... $2,611,825
                                                                      ==========
Total partners' capital.............................................. $2,883,170
                                                                      ==========

                        CONSENT SOLICITATION INFORMATION

PURPOSE

  The EWRLP Unitholders are being asked by EWR, in its capacity as sole general partner of EWRLP, to consent to the Proposals. Consent to the Proposals by the EWRLP Unitholders is required for consummation of the Transactions.

RECORD DATE; CONSENTS REQUIRED

  Neither the EWRLP Partnership Agreement nor Delaware law requires the setting of a record date for limited partners entitled to consent to the Proposals. However, only limited partners of record of EWRLP may consent to the Proposals.

  Approval of each Proposal requires the affirmative consent of the holders of a majority of limited partnership interest in EWRLP. At November 7, 1997, EWRLP had issued and outstanding 24,947,481 EWRLP Units. Accordingly, approval of each Proposal requires the affirmative consent of EWRLP Unitholders holding 12,473,741 EWRLP Units.

  As of November 14, 1997, EWR owned, as a EWRLP Unitholder, 20,477,006 EWRLP Units, and, although EWR has not entered into any binding agreements in this regard, EWR currently intends to consent to the Proposals. In addition, F. Keith Withycombe and Stephen O. Evans, both affiliates of EWR, and two affiliates of Messrs. Withycombe and Evans, own a total of 3,309,762 EWRLP Units, and have entered into a binding agreement with EQR to consent to the Proposals. Therefore, withholding consent to the Proposals will have no effect.

SOLICITATION OF CONSENTS

  Consents will be solicited by mail, telephone and in person. Solicitations may be made by certain employees of EWR, none of whom will receive additional compensation for such solicitations. EWRLP will bear its own expenses in connection with the consent solicitation. Consents must be received prior to the execution and delivery of the Articles to the Department (the "Consent Period").

REVOCATION OF CONSENTS

  EWRLP Unitholders may revoke consents until the expiration of the Consent Period by dating, signing and delivering a written notice, which clearly expresses the revocation of consent, or by delivering a properly executed, subsequently dated consent card withholding a previously granted consent to EWRLP, 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251,
Attention: Paul R. Fannin.

                                  RISK FACTORS

  In considering whether to consent to the Proposals, the EWRLP Unitholders should consider, in addition to the other information in this Consent Solicitation/Prospectus/Information Statement, the matters described in this section.

CONFLICTS OF INTEREST

  EWRLP Unitholders should be aware that certain officers, directors and members of the management of EWR have certain interests that arise in connection with the Transactions that are in addition to the interests of limited partners generally. These interests arise under existing agreements with, and annual compensation awards from, EWR, and agreements relating to, among other things, (i) a consulting agreement dated August 27, 1997 between EQR Properties Management LP and Stephen O. Evans pursuant to which Stephen O. Evans shall provide consulting services until December 31, 1999 in exchange for $225,000 per annum and certain additional benefits (see "Interests of Certain Persons in the Transactions"), (ii) the appointment of Stephen O. Evans as a Trustee of EQR and Executive Vice President-Strategic Investments, (iii) the appointment of Richard G. Berry, President, Chief Operating Officer and Director of EWR, to the office of Executive Vice President-Development of EQR upon completion of the Merger pursuant to the terms of an employment agreement providing a salary of $250,000 per annum and certain additional benefits (see "Interests of Certain Persons in the Transactions") which shall expire on December 31, 2000, (iv) the deferred compensation agreement between EQR and Mr. Berry which provides for two semi-annual cash payments, plus accrued interest at a rate of 9% if Mr. Berry's employment agreement with EQR Properties Management LP terminates prior to the expiration of the term of such agreement with the cash payment to be equal to the fair market value, as of the termination date, of any unvested restricted shares of EWR Common exchanged for shares of EQR Common or granted in payment of Mr. Berry's 1997 bonus under existing agreements with EWR (see "Interests of Certain Persons in the Transactions"), (v) the consulting agreement between EQR Properties Management LP and Mr. Fannin which will be effective as of the Effective Date and (a) provides for payment of $225,540 on January 1, 1998, $301,535 on January 1, 1999 and $278,535 on January 1, 2000, (b) is subject to an aggregate fee cap of $988,000 and (c) provides for certain additional benefits (see "Interests of Certain Persons in the Transactions"), (vi) amendments to certain Change in Control Agreements between EWR and certain of its officers, (vii) the right to exercise options to purchase shares of EWR Common which right (a) may be exercised with respect to previously vested incentive share options or terminate upon the Effective Time, and (b) will either be forfeited with respect to all other options, in exchange for a cash payment in lieu thereof,
(viii) the right to receive an equivalent number (subject to adjustment to take in account the Exchange Ratio) of options to purchase EQR Common based on the number of vested incentive share options exercised and the number of all other options to purchase EWR Common forfeited in exchange for a cash payment, provided they become EQR employees and (ix) EQR's agreement, with the exception of restricted shares of EWR Common previously granted to Mr. Berry, that all restricted share grants of EWR
Common previously made by EWR shall become vested and will participate in the Merger on the same basis as all other shares of EWR Common.

SIZE AND RAPID GROWTH OF EQR

  EQR has experienced rapid growth since the completion of its IPO on August 18, 1993 at which time EQR held 69 multifamily properties containing 21,725 units. Upon completion of the Transactions, EQR will own and operate 398 properties, consisting of 116,079 units (based upon EQR and EWR properties as of September 30, 1997) and EQR will be the largest publicly traded multifamily REIT. There can be no assurances that EQR will continue to be able to continue to maintain the growth rate which it has experienced since 1993.

DECREASE IN DISTRIBUTIONS PER UNIT TO EWRLP UNITHOLDERS

  Upon the completion of the Merger, it is expected that the distributions payable with respect to each ERP Unit will be $2.50 per annum compared to $3.18 per annum with respect to two EWRLP Units, based upon the current distributions per ERP Unit and EWRLP Unit declared for the four quarters ending September 30, 1997.

POTENTIAL CHANGE IN RELATIVE STOCK PRICES

  In considering whether to consent to the Proposals, EWRLP Unitholders should consider the risks associated with (i) a potential change in the relative prices of EQR Common and EWR Common, into which ERP Units and EWRLP Units are redeemable, respectively, prior to the effectiveness of the Merger and (ii) a possible reduction in the market price of EQR Common following the Merger, due to future sales of shares of EQR Common or the availability of such shares for future sales, government regulatory action, tax laws, interest rates, the operating performance of EQR and market conditions in general.

  Sales of a substantial number of shares of EQR Common or the perception that such sales could occur, could adversely affect prevailing market prices for shares of EQR Common.

  Neither EQR nor EWR may terminate the Merger Agreement due to a change in the prevailing market price of EQR Common or EWR Common.

TERMINATION PAYMENTS IF MERGER FAILS TO OCCUR

  The Merger Agreement provides for a Break-Up Fee payable by EWR of $14 million plus Break-Up Expenses of up to $2.5 million if the Merger Agreement is terminated by either EQR or EWR under certain circumstances and, within one year after such termination, EWR enters into an agreement regarding an "Acquisition Proposal" (as defined in "The Transactions -- Termination Provisions"), which is consummated. In addition, if the Merger Agreement is terminated for certain reasons, EQR or EWR will be required to pay the other party's Break-Up Expenses of up to $2.5 million. See "The Transactions -- Termination Fee and Expenses." EWR will be required to pay the other party's Break-Up Expenses of up to $2.5 million. See "The Transactions -- Termination Fee and Expenses."

  The obligation to pay the Break-Up Fee and/or Break-Up Expenses may adversely affect the ability of EWR to engage in another transaction in the event the Merger is not consummated.

POTENTIAL ADVERSE EFFECTS OF COMBINING THE COMPANIES

  EQR and EWR are large enterprises with operations in a number of different states. There can be no assurance that costs or other factors associated with the integration of the two groups would not adversely affect future combined results of operations or the benefits of expected costs savings.

ADVERSE CONSEQUENCES OF DEBT FINANCING AND PREFERRED SHARES

  General Risks. As of June 30, 1997, the properties of EQR were subject to approximately $961 million of mortgage indebtedness and EQR's total debt equaled approximately $1.7 billion, $361.5 million of which was floating rate debt. In addition, in June 1995, EQR issued 6,120,000 Series A Preferred Shares pursuant to a preferred share offering; in November 1995, EQR issued 5,000,000 depository shares each representing a 1/10 fractional interest in a Series B Preferred Share pursuant to a depository share offering; in September 1996, EQR issued 4,600,000 depository shares each representing a 1/10 fractional interest in a Series C Preferred Share pursuant to a depository share offering; in May 1997, EQR issued 7,000,000 depository shares each representing a 1/10 fractional interest in a Series D Preferred Share pursuant to a depository share offering and also in May 1997, subsequent to the merger of EQR with Wellsford Residential Property Trust ("Wellsford"), Wellsford's 3,999,800 Series A Cumulative Convertible Preferred Shares of Beneficial Interest were redesignated as EQR's 3,999,800 Series E Preferred Shares, Wellsford's 2,300,000 Series B Cumulative Redeemable Preferred Shares of Beneficial Interest were redesignated as EQR's 2,300,000 Series F Preferred Shares and in September 1997 EQR issued 1,265,000 7 1/4% Series G Convertible Cumulative Preferred Shares of Beneficial Interest, par value $.01 per share (collectively, the "Preferred Share Offerings"). EQR used the proceeds from the Preferred Share Offerings to repay indebtedness and to acquire additional properties. EQR is subject to the risks associated with debt or preferred equity financing, including the risk that EQR's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness may not be refinanced or that the terms of such refinancing will not be as favorable as the terms of current indebtedness and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all. If EQR were unable to refinance its indebtedness on acceptable terms, or at all, EQR might be forced to dispose of one or more of the properties on disadvantageous terms, which might result in losses to EQR and might adversely affect the cash available for distributions to shareholders. If interest rates or other factors at the time of the refinancing result in higher interest rates upon refinancing, EQR's interest expense would increase, which would affect EQR's ability to make distributions to its shareholders. Furthermore, if a property is mortgaged to secure payment of indebtedness and EQR is unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to EQR. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering EQR's ability to meet the REIT distribution requirements of the Code.

  Restrictions on EQR's Activities. A substantial portion of EQR's debt was issued pursuant to certain indentures (the "Indentures") which restrict the amount of indebtedness (including acquisition financing) EQR may incur. Accordingly, in the event that EQR is unable to raise additional equity or borrow money because of the debt restrictions in the indentures, EQR's ability to acquire additional properties may be limited. If EQR is unable to acquire additional properties, its ability to increase the distributions with respect to EQR Common, as it has done in the past, will be limited to management's ability to increase funds from operations, and thereby cash available for distributions, from the existing properties in EQR's portfolio at such time.

  Bond Compliance Requirements. EQR owns several properties that are subject to restrictive covenants or deed restrictions relating to current or previous tax-exempt bond financing and owns the bonds collateralized by several additional properties. EQR has retained an independent outside consultant to monitor compliance with the restrictive covenants and deed restrictions that affect these properties. The bond compliance requirements may have the effect of limiting EQR's income from certain of these properties if EQR is required to lower its rental rates to attract low or moderate income tenants, or eligible/qualified tenants.

CONTROL AND INFLUENCE BY SIGNIFICANT SHAREHOLDERS

  As of September 11, 1997, Mr. Zell, certain current holders (the "Zell Holders") of ERP OP Units issued at the time of the initial public offering of shares of EQR Common (the "EQR IPO") to certain affiliates of Mr. Zell which contributed 33 of the properties at the time of the EQR IPO (the "Zell Original Owners"), Equity Properties Management Corp. ("EPMC") and other affiliates of Mr. Zell owned in the aggregate approximately 5.8% of the shares of EQR Common (assuming that all of the partnership interests in ERP Units are exchanged for EQR Common), and certain entities controlled by Starwood Capital Partners L.P. ("Starwood") and its affiliates which contributed 23 of the properties at the time of the EQR IPO (the "Starwood Original Owners") owned in the aggregate approximately 2.3% of EQR Common (assuming that all of the ERP Units are exchanged for EQR Common). The Starwood Original Owners, together with the Zell Original Owners, shall be referred to collectively as the "Original Owners." As of September 11, 1997, EQR had options outstanding to purchase approximately 3.8 million shares of EQR Common which it has granted to certain officers, employees and trustees of EQR and consultants to EQR, some of whom are affiliated with Mr. Zell, representing in the aggregate approximately 4.5% of the shares of EQR Common (assuming that all such options are exercised for shares of EQR Common and all of the outstanding ERP Units are exchanged for EQR Common). Further, the consent of affiliates of Mr. Zell who are Zell Holders and of the Starwood Original Owners is required for certain amendments to the ERP Fourth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership (the "Partnership Agreement"). Accordingly, Mr. Zell and the Starwood Original Owners may continue to have substantial influence over EQR, which influence might not be consistent with the interests of other shareholders, and on the outcome of any matters submitted to EQR's shareholders for approval. In addition, although there is no current agreement, understanding or arrangement for these shareholders to act together on any matter, these shareholders would be in a position to exercise significant influence over the affairs of EQR if they were to act together in the future.

POTENTIAL ENVIRONMENTAL LIABILITY

  Under various federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure properly to remediate such substances, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, EQR or EWR may consider an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as for certain other related costs, including governmental fines and injuries to persons and property.

  All of the properties of EQR and EWR have been the subject of a Phase I and, in certain cases, a supplemental environmental assessment completed by qualified independent environmental consultant companies. The most recent environmental assessments for each of such properties were conducted within the last five years. Environmental assessments were obtained prior to the acquisition by EQR and EWR of their respective properties. These environmental assessments have not revealed, nor is EQR or EWR aware of, any environmental liability that EQR's or EWR's management believes would have a material adverse effect on EQR's or EWR's business, results of operations, financial condition or liquidity.

  No assurance can be given that existing environmental assessments with respect to any of EQR's or EWR's properties reveal all environmental liabilities, that any prior owner of a property did not create any material environmental condition not known to EQR or EWR, or that a material environmental condition does not otherwise exist as to any one or more properties.

GENERAL REAL ESTATE INVESTMENT CONSIDERATIONS; CHANGES IN LAWS

  General. Real property investments are subject to varying degrees of risk and are relatively illiquid. Income from real property investments and EQR's resulting ability to make expected distributions to shareholders may be adversely affected by the general economic climate, local conditions such as oversupply of apartment units or a reduction in demand for apartment units in the area, the attractiveness of the properties to tenants, zoning or other regulatory restrictions, the ability of EQR to provide adequate maintenance and insurance, and increased operating costs (including insurance premiums and real estate taxes). EQR's income would also be adversely affected if tenants were unable to pay rent or EQR were unable to rent apartment units on favorable terms. If EQR were unable to promptly relet units or renew the leases for a significant number of apartment units, or if the rental rates upon such renewal or reletting were significantly lower than expected rates, then EQR's funds from operations and ability to make expected distributions to shareholders may be adversely affected. In addition, certain expenditures associated with each equity investment (such as real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment. Furthermore, real estate investments are relatively illiquid and, therefore, will tend to limit the ability of EQR to vary its portfolio promptly in response to changes in economic or other conditions.

  Changes in Laws. Increases in real estate taxes, income taxes and service or other taxes generally are not passed through to tenants under existing leases and may adversely affect EQR's funds from operations and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect EQR's funds from operations and its ability to make distributions to shareholders.

OWNERSHIP LIMIT AND LIMITS ON CHANGES IN CONTROL

  5% Ownership Limit; Inapplicability to Mr. Zell and Others. In order to maintain its qualification as a REIT under the Code, not more than 50% of the value of the outstanding shares of beneficial interest of EQR may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Certain beneficial owners of the Zell Holders and EPMC (i.e., beneficiaries of trusts established for the benefit of Mr. Zell and his family and trusts established for the benefit of the family of Mr. Robert Lurie, a deceased partner of Mr. Zell (the "Lurie Family Trusts")), of the Starwood Original Owners and Mr. Henry H. Goldberg, a trustee of EQR (through their potential ownership of EQR Common) together constitute five individuals for purposes of this test, and under the Code, will be deemed to own approximately 6.2% of the value of the outstanding shares of beneficial interest of EQR upon exchange of all of their ERP Units. Due to such potential concentration of ownership of EQR, ownership of more than 5% of the lesser of the number or value of the outstanding shares of beneficial interest of EQR by any single shareholder has been restricted, with certain exceptions, for the purpose of maintaining EQR's qualification as a REIT under the Code. Such restrictions in EQR's Declaration of Trust do not apply to the ownership of the 5,541,331 shares of EQR Common subject to acquisition by the holders of ERP OP Units and EPMC through the exchange of Original ERP Units. Additionally, EQR's Declaration of Trust allows certain transfers of such shares of EQR Common without the transferees being subject to the 5% ownership limit, provided such transfers do not result in an increased concentration in the ownership of EQR. EQR's Board of Trustees, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon such other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from this restriction.

  The 5% ownership limit, as well as the ability of EQR to issue additional shares of EQR Common or other shares of beneficial interest (which may have rights and preferences senior to shares of EQR Common), may discourage a change of control of EQR and may also (i) deter tender offers for shares of EQR Common, which offers may be advantageous to shareholders, and (ii) limit the opportunity for shareholders to receive a premium for their shares of EQR Common that might otherwise exist if an investor were attempting to assemble a block of shares of EQR Common in excess of 5% of the outstanding shares of beneficial interest of EQR or otherwise effect a change of control of EQR.

  Possible Adverse Consequences of Ownership Limit. To maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of EQR may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities). See "Federal Income Tax Consequences--Share Ownership Test." Certain beneficial owners of the Zell Holders (i.e., beneficiaries of trusts established for benefit of Mr. Zell and his family and the family of Mr. Robert Lurie, a deceased partner of Mr. Zell) and EPMC, together with the Starwood Original Owners and Mr. Goldberg (through their potential ownership of EQR Common) together constitute five individuals for purposes of this test, and under the Code, will be deemed to own approximately 6.2% of the value of the outstanding shares of beneficial interest of EQR upon exchange of all of their ERP Units for EQR Common. To facilitate maintenance of its qualification as a REIT for federal income tax purposes, EQR generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of EQR Common and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of EQR Preferred Shares (collectively, the "Ownership Limit"). The Board of Trustees may, in its reasonable discretion, waive or modify the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if it is satisfied, based upon information required to be provided by the party seeking the waiver, that ownership in excess of this limit will not cause a person who is an individual to be treated as owning EQR Common or EQR Preferred in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize EQR's status as a REIT for federal income tax purposes. EQR's Declaration of Trust also exempts from the Ownership Limit certain of the beneficial owners of the Original Owners and EPMC, who would exceed the Ownership Limit as a result of the exchange of the ERP OP Units for shares of EQR Common, which ERP OP Units were received by them at the time of the formation of EQR. Absent any such exemption or waiver, EQR Common or EQR Preferred acquired or held in violation of the Ownership Limit will be transferred to a trust for the benefit of a designated charitable beneficiary, with the person who acquired such EQR Common and/or EQR Preferred in violation of the Ownership Limit not entitled to receive any distributions thereon, to vote such EQR Common or EQR Preferred, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefore or the amount realized from such sale. A transfer of EQR Common and/or EQR Preferred to a person who, as a result of the transfer, violates the Ownership Limit may be void under certain circumstances. See "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer." The Ownership Limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholder's ability to realize a premium over the then-prevailing market price for EQR Common in connection with such transaction.

  Staggered Board. The Board of Trustees of EQR has been divided into three classes of trustees. As the term of each class expires, trustees for that class will be elected for a three-year term and the trustees in the other two classes will continue in office. The staggered terms for trustees may impede the shareholders' ability to change control of EQR even if a change in control were in the shareholders' interest.

  Preferred Shares. EQR's Declaration of Trust authorizes the Board of Trustees to issue up to 100,000,000 preferred shares of beneficial interest, $.01 par value per share ("EQR Preferred"), and to establish the preferences and rights (including the right to vote and the right to convert into EQR Common) of any EQR Preferred issued. The power to issue EQR Preferred could have the effect of delaying or preventing a change in control of EQR even if a change in control were in the shareholders' interest. As of September 11, 1997, 14,079,800 shares of EQR Preferred were issued and outstanding.

CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

  Taxation as a Corporation. EQR believes that it has qualified and will continue to qualify as a REIT under the Code, commencing with its taxable year ended December 31, 1993. However, no assurance can be given that EQR was organized and has been operated and will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within EQR's control.

  If EQR were to fail to qualify as a REIT in any taxable year, EQR would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, EQR also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of EQR available for investment or distribution to shareholders because of the additional tax liability to EQR for the years involved. In addition, distributions to shareholders would no longer be required to be made. See "Federal Income Tax Consequences."

  Other Tax Liabilities. Even if EQR qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Consequences--Other Tax Consequences--State and Local Taxes." In addition, EQR's management operations, which are conducted through EQR Properties Management LP and Equity Residential Properties Management Limited Partnership II (collectively, the "EQR Properties Management Partnerships") generally will be subject to federal income tax at regular corporate rates. See "Federal Income Tax Consequences--Tax Aspects of Investment in EQR--Other Tax Consequences."

  Consequences of Failure to Qualify as Partnerships. EQR believes that the ERP Operating Partnership, the EQR Properties Management Partnerships and each of the other partnership and limited liability company subsidiaries have been organized as partnerships and will qualify for treatment as such under the Code. If any of such subsidiaries fails to qualify for such treatment under the Code, EQR would cease to qualify as a REIT, and such subsidiary would be subject to federal income tax (including any alternative minimum tax) on its income at corporate rates. See "Federal Income Tax Consequences--Entity Classification--Classification of ERP and Subsidiary Partnerships."

  Each of EQR and EWR believes it has operated in a manner so as to qualify as a REIT under the Code for all taxable years ended on or before December 31, 1996 and for the period beginning January 1, 1997 and ending on the date hereof.

DEPENDENCE ON KEY PERSONNEL

  EQR is dependent on the efforts of its executive officers. While EQR believes that it could find replacements for these key personnel, the loss of their services may have a temporary adverse effect on the operations of EQR. Except for Stephen O. Evans and Richard G. Berry, who will be employed by EQR upon the effectiveness of the Merger, none of these officers has entered or will enter into employment or consulting agreements with EQR.

LIMITED CONTROL OVER BUSINESS OF ERP AND EWRLP

  All decisions regarding the business and operations of EWRLP and ERP ("the Partnerships") following the Merger will be made by EQR, which continue to will serve as general partner of ERP and, until EWRLP's dissolution pursuant to the Asset Contribution Agreement, will serve as co-general partner (with ERP) of EWRLP.

  The limited partners of the Partnerships will have little or no control over actions of EQR as general partner, and may not take part in the operation, management or control of the business of the Partnerships. The limited partners of the Partnerships have no rights with respect to the election of the Board of Trustees of EQR.

LOSS OF LIMITED LIABILITY

  Any participation in the management of the Partnerships may subject a limited partner to the loss of limited liability by the limited partner with respect to the obligations of the Partnerships. The loss of such limited liability may subject the limited partner to obligations that exceed the investment of such limited partner in the Partnerships as represented by such limited partner's partnership units.

RELIANCE ON GENERAL PARTNER TO DECLARE DISTRIBUTIONS

  Under the partnership agreements of the Partnerships, amounts of the distributions paid to the limited partners are and will be within the discretion of EQR, as general partner of ERP, and EQR and ERP as co-general partners of EWRLP. If EQR, as general partner of ERP, and EQR and ERP as co-general partners of EWRLP, determine to reduce or otherwise limit the amount of such distributions by the Partnerships, the limited partners may not receive anticipated distributions, which may adversely affect the financial planning of such limited partners.

INABILITY TO REMOVE GENERAL PARTNER

  Under the ERP Partnership Agreement, the limited partners of ERP may not remove EQR as general partner, and under the EWRLP Partnership Agreement, the limited partners of EWRLP will be unable to remove EQR and ERP as co-general partners. The inability to remove EQR and ERP from such positions may not necessarily be in the limited partners' interest because the general partner(s) may pursue policies or actions that the limited partners believe are adverse to their interests.

RISKS OF OWNERSHIP OF ERP UNITS

  Restrictions on Transfer of Units. The ERP Partnership Agreement provides for certain restrictions on a limited partner's ability to transfer his or her ERP Units. Subject to certain exceptions, a limited partner may not transfer all or any portion of his or her ERP Units without obtaining the prior written consent of the general partner, which consent may be withheld in the sole and absolute discretion of the general partner, and meeting certain other requirements set forth in the ERP Partnership Agreement. Notwithstanding this general prohibition, a limited partner of ERP may transfer his, her or its ERP Units by (i) operation of law, testamentary disposition, gift (outright or in trust) or by sale in each case to or for the benefit of his or her parent(s), spouse or descendants, (ii) pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan or other obligation, provided, however, that each such pledgee will agree in writing, concurrent with such pledge or other collateral transfer, to (y) subordinate his, her or its rights with respect to the pledged interest to any and all rights granted by the pledging limited partner to ERP and (z) to defer the exercise of its rights as a secured creditor to realize upon the collateral in the case of an event of default until the expiration of any applicable "lock-up" period under the terms of any agreement between ERP and the pledging limited partner, (iii) the exchange of ERP Units for shares of EQR Common and (iv) the distribution of ERP Units or Preference Units to any of its direct or indirect constituent partners or owners. A "transfer" does not include the conversion of a preference unit of ERP ("Preference Unit") into one or more ERP Units nor the conversion of a ERP Unit into a share of EQR Common. While these restrictions may limit a limited partner's ability to liquidate his, her or its investment in ERP Units quickly, the ERP Units are redeemable into shares of EQR Common, for which there is an active market.

  No Public Market. There is no public market for ERP Units. However, the ERP Partnership Agreement provides that limited partners may, subject to certain limitations, redeem their ERP Units for (i) shares of EQR Common on a one-for-one basis or (ii) cash equal to the fair market value of the shares of EQR Common into which such ERP Units would otherwise have been converted. The determination of whether the redeeming party receives cash or shares of EQR Common is within the sole discretion of the general partner.

ISSUANCE OF PREFERRED UNITS

  The ERP Partnership Agreement provides that the general partner may, in its sole discretion, issue additional units of partnership interest with rights and preferences that may be senior to those of ERP Units. Such preferred units are available for issuance without further action by the limited partners of ERP. To the extent preferred units are issued, the holders of ERP Units may be adversely affected because the holders of such additional units may have a priority on distributions with respect to ERP Units or priority upon the liquidation of the assets of ERP. The rights and preferences associated with such additional units may also prevent distributions to the holders of ERP Units until the obligations of ERP with respect to such additional units are satisfied. As of August 15, 1997, ERP had 14,079,800 preferred units outstanding.

NO DISSENTERS' RIGHTS

  Limited partners of EWRLP are not entitled to dissenters' appraisal rights under Delaware law or the EWRLP Partnership Agreement in connection with the Transactions. Limited partners of ERP are not entitled to dissenters' appraisal rights under Illinois law or the ERP Partnership Agreement in connection with the ERP Amendment.

DISTRIBUTION REQUIREMENTS POTENTIALLY INCREASING INDEBTEDNESS OF EQR

  EQR may be required from time to time, under certain circumstances, to accrue as income for tax purposes interest and rent earned but not yet received. In such event, or upon the repayment by EQR of principal on debt, EQR could have taxable income without sufficient cash to enable EQR to meet the distribution requirements of a REIT. Accordingly, EQR could be required to borrow funds or liquidate investments on adverse terms in order to meet such distribution requirements. See "Federal Income Tax Consequences--Distributions from EQR."

EXEMPTIONS FOR MR. ZELL AND OTHERS FROM MARYLAND BUSINESS COMBINATION LAW WHICH TEND TO INHIBIT TAKEOVERS

  Under the Maryland General Corporation Law, as amended ("MGCL") as applicable to real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the trust's shares of beneficial interest or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust's then outstanding shares of beneficial interest (an "Interested Shareholder"), or an affiliate of such Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and
(b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, (unless, among other conditions, the holders of the EQR Common of the trust receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its EQR Common. As permitted by the MGCL, EQR has exempted any business combination involving Mr. Zell, the Zell Original Owners, EPMC and their respective affiliates and associates, present or future, or any other person acting in concert or as a group with any of the foregoing persons and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination between any of them and EQR. As a result, Mr. Zell, the Zell Original Owners, EPMC, any present or future affiliate or associate of theirs or any other person acting in concert or as a group with any of the foregoing persons may be able to enter into business combinations with EQR, which may not be in the best interest of the shareholders, without compliance by EQR with the super-majority vote requirements and other provisions of the MGCL.

                               THE TRANSACTIONS

TERMS OF THE TRANSACTIONS

  The Unit Exchange Offer. Holders of EWRLP Units are hereby offered the opportunity to contribute, effective immediately following the Merger, their EWRLP Units to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units so exchanged multiplied by the Exchange Ratio. The Unit Exchange Offer will remain open to holders of EWRLP Units until the effectiveness of the Asset Contribution.

  The Merger. Pursuant to the Merger Agreement and upon the terms and conditions set forth therein, EWR will merge into EQR. The Asset Contribution and Unit Exchange Offer are proposed in connection with the Merger as a method for EQR to complete the acquisition of EWR. The EQR Board of Trustees and EWR Board of Directors have each approved the Transactions as set forth in the Merger Agreement and the Asset Contribution Agreement. Upon the consummation of the Merger, each outstanding share of EWR Common will be converted into 0.5 share of EQR Common. Upon the effectiveness of the Merger, approximately 2.3% of the outstanding shares of EQR Common will be beneficially owned by affiliates of the EQR (assuming that no outstanding options for shares of EQR Common are exercised and no ERP Units are exchanged for shares of EQR Common). The percentage of EQR Common that will be beneficially owned by affiliates will be 3.4%, assuming that all options for shares of EQR Common are exercised and all ERP Units are exchanged for shares of EQR.

  The Asset Contribution. Pursuant to, and subject to the terms and conditions of the Asset Contribution Agreement, EWRLP has agreed, subsequent to the effectiveness of the Merger and at the option of ERP, to contribute all of EWRLP's assets (the "Asset Contribution") to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units then outstanding multiplied by the Exchange Ratio. Following the Asset Contribution, EWRLP will distribute such ERP Units to the remaining EWRLP Unitholders (i.e., those holders who did not previously exchange their EWRLP Units pursuant to the Unit Exchange Offer) (the "Distribution"). As a result of the Distribution, holders of EWRLP Units will receive a number of ERP Units equal to the number of EWRLP Units held by such holder, multiplied by the Exchange Ratio. Unless certain conditions are met, the Asset Contribution will not take place for at least one year following the effectiveness of the Merger. EQR reserves the right to not consummate the Asset Contribution or to change the terms thereof if, subsequent to the Unit Exchange Offer EQR and ERP are the only limited partners of EWRLP. See "The Transactions--Terms of the Asset Contribution."

  Although the Asset Contribution Agreement is subject to approval by the limited partners of EWRLP, the Asset Contribution Agreement has already been approved by EWR, which holds a majority of outstanding EWRLP Units. Therefore, Holders of EWRLP Units can either (i) exchange their EWRLP Units for ERP Units pursuant to the Unit Exchange Offer or (ii) retain their EWRLP Units and receive ERP Units pursuant to the Asset Contribution Agreement. Regardless of whether holders of EWRLP Units receive ERP Units pursuant to the Unit Exchange Offer or Asset Contribution Agreement, each such holder will receive an amount of ERP Units equal to the number of EWRLP Units held by such holder multiplied by the Exchange Ratio.

BACKGROUND OF THE TRANSACTIONS

  Since 1993, Douglas Crocker, the President and Chief Executive Officer of EQR and Stephen O. Evans, the Chief Executive Officer of EWR, have had a personal relationship arising out of their participation in the multifamily property business. Since 1994, Mr. Crocker and Mr. Evans have discussed the general status of the multifamily property industry. Messrs. Crocker and Evans each presumed that the multifamily property industry would be the subject of combinations of existing companies in the future and separately considered whether their respective companies should explore a combination with other companies.

  On April 16, 1997, Mr. Evans met with Samuel Zell, Chairman of EQR, Mr. Crocker and Gerald Spector, EQR's Chief Operating Officer, to discuss preliminarily the possibility of a business combination.

  On May 6, 1997, at a regular quarterly meeting of the EWR Board of Directors, Mr. Evans reported to the directors of EWR on multifamily industry consolidation trends and his meeting with Mr. Zell, Mr. Crocker and Mr. Spector on April 16, 1997.

  Pursuant to an engagement letter dated May 7, 1997, EWR retained Morgan Stanley to assist it in a review of strategic alternatives.

  On June 10, 1997, at a meeting of the EWR's Board of Directors, Morgan Stanley presented a review of potential strategic alternatives available to EWR. These alternatives included the continuation of EWR's existing strategy of property operation and of pursuing acquisition and development opportunities in its existing markets in Arizona and Southern California, as well as the possibility of a so-called "merger of equals" or the merger of EWR into a larger company. Strategic alternatives were analyzed in light of various characteristics, including geographic fit and portfolio quality, as well as the resulting effect on EWR's cost of capital. While EWR had, in the first half of 1997, very preliminary discussions with a number of companies regarding a possible business combination, none of such discussions resulted in any specific proposals or offers. EWR's discussions with EQR as described herein were the only discussions that resulted in an offer to consummate a business combination. For the reasons discussed below under "Reasons for the Transactions--Recommendation of the EWR Board of Directors," the EWR Board of Directors ultimately determined that the merger with EQR was the best strategic alternative for EWR and its shareholders.

  Through early July 1997, Mr. Evans had conversations with members of the EWR Board of Directors to review the possibility of approaching EQR to assess EQR's preliminary interest in pursuing a business combination with EWR on mutually acceptable terms.

  On July 7, 1997, Messrs. Crocker and Spector and David J. Neithercut, Chief Financial Officer of EQR, met with Mr. Evans specifically to discuss each company's interest in pursuing merger discussions. During such meeting, Mr. Crocker and Mr. Evans considered whether a merger would be in the best interests of both companies and their respective shareholders. Among the issues considered were whether a merger would combine the talents of their respective companies, reduce corporate overhead by eliminating redundancies, create a larger company which might be attractive to institutional investors and increase access to public equity and debt markets and provide EQR with access to proven development expertise. Concluding that a merger might be in the best interests of both companies and their shareholders, Mr. Crocker and Mr. Evans decided to pursue merger discussions.

  Subsequent to the meeting on July 7, 1997, Mr. Evans updated the EWR Board of Directors regarding his discussions with EQR. Members of the EWR Board of Directors encouraged Mr. Evans to continue these discussions.

  On July 24, 1997, Mr. Evans contacted Mr. Crocker and indicated a willingness to commence substantive discussions of a business combination, such discussions to occur pursuant to a confidentiality agreement with a 30-day exclusivity provision. A Confidentiality and Exclusivity Agreement was executed on July 25, 1997.

  On July 31 and August 1, 1997, Mr. Crocker, Mr. Evans, Paul Fannin, Chief Financial Officer of EWR, Bruce C. Strohm, Executive Vice President, Secretary and General Counsel of EQR, Mr. Neithercut, David Lee, Senior Vice President-- Capital Markets of EQR and representatives of Morgan Stanley and legal representatives of both EQR and EWR met at Morgan Stanley's offices in New York to discuss the structure of a possible merger transaction, and the possible pricing matrix for the EWR Common and EWR LP Units. General terms were discussed. The tentative exchange ratio was determined by establishing relative values for the EQR Common and EWR Common. The value for EQR Common was based on its then market value of $51.25 per share. No one specific valuation method was utilized in connection with the determination of the value of the EWR Common. The value for EWR Common was negotiated based upon, among other things, (a) its then market price of $21.125 per share and each party's evaluation of the value of EWR's assets to be acquired in the merger, which were estimated at approximately $1.1 million, (b) the budgeted net operating income, earnings before interest, taxes, depreciation and amortization and funds from operations for 1997 estimated to be generated from the assets to be acquired by EQR in the merger which were approximately $80.1 million, $82.7 million and $53.9 million, respectively, and (c) the cost of savings anticipated from the Merger which were estimated at $1.1 million per year and the costs associated with the Merger, which, including employee severance and retention costs, which were estimated at $17.2 million. It was tentatively agreed, subject to satisfactory resolution of the material issues and completion of due diligence, that the exchange ratio would be determined based upon a value of $26.00 per share for the EWR Common and EWRLP Units and $52.00 per share for the EQR Common, subject to adjustment in the event of a decline in the market price of EQR Common. Although discussions were still ongoing, EQR and EWR requested their legal counsel to prepare a draft of a merger agreement and other related documents so that management of the companies could focus on the issues that required resolution.

  Reciprocal due diligence commenced on August 4, 1997 and was completed the week of August 25, 1997 to the satisfaction of both parties.

  From August 4, 1997 through August 20, 1997, the management of EQR and EWR and each company's respective counsel had numerous discussions regarding various business and legal issues. At a regular meeting of the EWR Board of Directors on August 6, 1997, the Merger was discussed and the directors of EWR were advised of the status of the negotiations.

  On August 21, 1997, Mr. Crocker, Mr. Neithercut, Mr. Strohm and Fred Tuomi, Executive Vice President of EQR, met with Mr. Evans, Richard Berry, President and Chief Operating Officer of EWR, and Tony Pusateri, Senior Vice President-- Operations of EWR, at EQR's corporate offices. The parties discussed the structure of the transaction, the current operations of the companies, potential synergies expected by management to result from the proposed transaction, the structure of existing and future development transactions, certain governance, tax and employee transition matters and the time table for completion of the transaction.

  On August 22, 1997, Messrs. Crocker and Evans discussed by telephone certain open issues in connection with the Merger, including the employment arrangements with certain key employees of EWR after the completion of the proposed merger.

  On August 22, 1997, a special EQR board meeting of the EQR Board of Trustees was held at which members of management and representatives of EQR's financial and legal advisors were present in person or by conference telephone call. At such meeting, the EQR Board of Trustees were informed of the status of discussions with EWR's management and the reasons that a combination with EWR would be beneficial to EQR. In addition, the trustees discussed with management and EQR's legal advisors the current operations of EQR and EWR, the form of consideration payable in the proposed transaction, the valuation methodologies to be utilized by J.P. Morgan for purposes of its opinion (see "The Merger--Opinion of Financial Advisor--EQR"), potential synergies expected by management to result from the proposed transaction, certain governance, tax and due diligence matters and the time table for completion of the transaction. The EQR Board of Trustees also reviewed the tentative terms of the proposed merger between EQR and EWR.

  Mr. Crocker provided the EQR Board of Trustees with a discussion of the background and events leading up to the meeting with respect to the proposed Merger with EWR and set forth in detail the reasons he believed a possible business combination with EWR would be appropriate for EQR. The reasons discussed included (i) the resulting size of the combined entity as compared to other REITs, (ii) the combined market capitalization would increase to approximately $7.6 billion and would not significantly alter EQR's existing Debt to Total Market Capitalization Ratios, (iii) the merger would improve access to the public debt and equity markets to support EQR's continued growth and (iv) the merger would allow EQR access to proven development expertise.

  EQR's legal counsel presented and explained the terms of the Merger Agreement to the EQR Board of Trustees including closing conditions, termination rights and liquidated damages and expense reimbursement provisions, and advised the EQR Board of Trustees of its fiduciary obligations.

  A discussion among the EQR Board of Trustees followed concerning the advantages and disadvantages of the proposed Merger, including the factors raised by Mr. Crocker. The principal negative factors considered by the EQR Board of Trustees were the significant cost involved in connection with consummating the merger and the substantial management time and effort required to effectuate the merger and integrate the businesses of EQR and EWR. The EQR Board of Trustees did not find the negative factors sufficient to outweigh advantages of the merger, particularly in light of the expected lower payout ratio that EQR would have following the merger based upon funds from operations and the similar expected Debt to Total Market Capitalization Ratio that EQR would have following the merger as compared with EQR's current ratios.

  From August 23, 1997 through August 27, 1997, representatives of management of EQR and EWR and their respective counsel discussed and resolved the remaining open business and legal issues.

  On August 27, 1997, a special meeting of the EQR Board of Trustees was held. Representatives of J.P. Morgan made a detailed presentation regarding the proposed Merger with EQR. J.P. Morgan's presentation included a discussion of
(i) the fairness from a financial point of view to EQR of the consideration to be paid by EQR in the proposed Merger, (ii) a summary of the financial terms of the proposed Merger, (iii) a valuation analysis and (iv) a discussion of the impact of the proposed Merger on EQR. Also included in J.P. Morgan's oral presentation of its fairness opinion were (a) an outline of J.P. Morgan's fairness opinion process, (b) a pro forma merger analysis, (c) a fully loaded share price analysis, (d) a public trading multiples analysis, (e) a selected transactions analysis, (f) a share trading history analysis, (g) an historical exchange ratio analysis and (h) a net asset value analysis.

  Following J.P. Morgan's presentation, and after extensive discussion, the Board of Trustees of EQR concluded that the advantages of the merger outweighed the potential risks and the EQR Trustees who voted on the merger unanimously approved the Merger Agreement and the related agreements contemplated thereby, and authorized EQR management to enter into such agreements. J.P. Morgan rendered its oral opinion to the effect that, as of the date and subject to the assumptions made, procedures followed, matters considered and limits of its review, the consideration to be paid by EQR in connection with the merger was fair, from a financial point of view to EQR. J.P. Morgan's written opinion confirming its oral opinion was delivered on August 27, 1997.

  On August 27, 1997, the EWR Board of Directors held a special meeting at which members of management, representatives of Morgan Stanley and legal counsel were present. At the meeting, the EWR Board of Directors was updated on the status of discussions with EQR regarding the potential merger transaction between EWR and EQR. Mr. Evans and Morgan Stanley reviewed with the EWR Board of Directors (i) the background of the proposed Merger, (ii) the status of EWR's financial and business plans with and without the proposed Merger, (iii) due diligence findings with respect to EQR and (iv) the potential benefits as well as the risks of the proposed Merger transaction as described below under "Reasons for the Transactions; Recommendation of the EWR Board of Directors."

  EWR's legal counsel made a presentation to the EWR Board of Directors in which it explained the material terms of the proposed Merger, briefed the EWR Board of Directors on certain legal issues raised by the proposed Merger transaction and advised the EWR Board of Directors of its duties in connection with such transaction.

  Morgan Stanley presented its financial analysis of the merger transaction. Morgan Stanley concluded its presentation by orally advising the EWR Board of Directors that as of that date and subject to the assumptions made, factors considered and limits on the review, the consideration to be received by the holders of EWR Common, pursuant to the Merger, was fair, from a financial point of view, to such shareholders.

  Following such presentations, and after extensive discussion of the advantages and disadvantages of the proposed Merger transaction as described under "Reasons for the Transactions; Recommendations of the EWR Board of Directors," the Board of Directors of EWR concluded that the advantages of the Merger outweighed the potential risks, and unanimously approved the Merger, the Merger Agreement and all transactions contemplated thereby.

  EQR and EWR did not believe that the Merger would have a material adverse effect on the results of operations, liquidity or capital resources of EQR and believed that the advantages of such transactions outweighed the disadvantages.

  The Merger Agreement was executed on August 27, 1997.

REASONS FOR THE TRANSACTIONS; RECOMMENDATION OF THE EQR BOARD OF TRUSTEES

  The Board of Trustees of EQR, the sole general partner of ERP, believes that the Transactions, including the consideration, are fair to and in the best interests of EQR, ERP and their respective Shareholders and Unitholders. Accordingly, the EQR Trustees who voted on the Transactions unanimously approved the Transactions. In reaching this determination, the EQR Board of Trustees consulted with EQR management, as well as its financial advisors, J.P. Morgan, legal counsel and accountants, and considered a number of factors. The material factors that the EQR Board of Trustees considered in approving the Transactions and unanimously recommending approval of the Transactions are that:

    (i) The EQR Board of Trustees believes that the Transactions would solidify EQR's leadership position in the multifamily property industry. The EQR Board of Trustees viewed this as favorable because, based upon the number of properties owned by EQR and EWR as of June 30, 1997, EQR would own or have interests in and operate approximately 398 multifamily properties consisting of approximately 116,079 apartment units; would have FFO (as such term is defined in "Opinion of Financial Advisor--EQR" herein) on a pro forma basis for the six months ended June 30, 1997 of approximately $134.9 million and would have a combined market capitalization, as of the Effective Time, of approximately $7.6 billion with an initial Debt to Total Market Capitalization Ratio of approximately 28%.

    (ii) The EQR Board of Trustees believes that the Transactions would increase operating efficiency through economies of scale, which the EQR Board of Trustees viewed as favorable as the combined entity would realize significant savings in overhead and expenses (such savings are initially estimated to be approximately $1.1 million per annum).

    (iii) The EQR Board of Trustees believed that the Transactions would provide greater access to the public equity and debt markets. The EQR Board of Trustees viewed this favorably because of management's belief, based in part on discussions with advisors, investment banking firms and lenders, that it would provide holders of EQR Common with enhanced liquidity and make EQR Common a more attractive investment for institutional investors.

    (iv) The EQR Board of Trustees believes that as a result of the Transactions, EQR will be a larger and financially stronger company, which would facilitate combinations with other public or private entities. The EQR Board of Trustees viewed this as favorable because it would provide another efficient and attractive means of growth.

    (v) The EQR Board of Trustees believes that the combination of the EWR properties (15,700 units as of September 30, 1997) with those of EQR will expand EQR's ownership and operation of properties and enhance EQR's operations in the areas of Arizona and Southern California. The EQR Board of Trustees viewed this as favorable particularly because the EQR Board of Trustees believes that the properties located in these markets should increase in value.

    (vi) The EQR Board of Trustees believes that the Transactions will enhance EQR's ability to supervise development projects undertaken by third-party developers because the EWR executive officers joining EQR have substantial experience in the area of property development.

    (vii) The Transactions could be effectuated through the issuance of new equity valued at $628 million (based upon a market price of $50.44 per share of EQR Common on June 30, 1997), rather than through the use of cash or a public offering of equity or debt securities, which the EQR Board of Trustees viewed as favorable.

    (viii) J.P. Morgan delivered a written opinion dated August 27, 1997 to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by EQR in connection with the Transactions was fair, from a financial point of view, to EQR. The EQR Board of Trustees viewed such opinion as favorable not only because of the conclusion reached by J.P. Morgan, but also because such conclusion was consistent with the opinion of EQR's management.

    (ix) The EQR Board of Trustees believes the terms of the Transactions to be fair to EQR and its shareholders.

    (x) Under generally accepted accounting principles, the Transactions will be accounted for as purchases, and for federal income tax purposes the Transactions will be a tax-free transaction, which the EQR Board of Trustees viewed as favorable because, with certain possible exceptions, no gain or loss will be recognized by EQR, EWR or a shareholder or unit holder of EWR who receives EQR Common or ERP Units for EWR Common or EWRLP Units exchanged therefor (except with respect to any cash received in lieu of a fractional interest in a share of EQR Common).

  The EQR Board of Trustees also considered certain potentially negative factors which could arise from the Transactions. These included, among others, the risk that the anticipated benefits of the Transactions might not be fully realized. The EQR Board of Trustees considered that the Transactions would increase the debt of the EQR. EQR will assume all of EWR's outstanding debt which, at September 30, 1997, was approximately $442,156,000. The EQR Board of Trustees recognized this increase could adversely affect the ability of EQR to obtain debt financing for additional growth and would subject EQR to the risks of higher leverage. Overall, however, the EQR Board of Trustees concluded that the increase in debt and the increase in the ratio of Debt to Total Market Capitalization for EQR as of September 30, 1997 from approximately 26% to approximately 31% on a pro forma basis would be within EQR's policies with respect to the incurrence of debt. In addition, the EQR Board of Trustees considered the possible adverse effects upon the market for EQR Common and upon EQR's ability to raise capital and issue equity in both the public and private markets which might result if the Transactions were not consummated. The EQR Board of Trustees also considered the significant costs involved in connection with consummating the Transactions and the substantial management time and effort required to effectuate the Transactions and integrate the businesses of EQR and EWR. Finally, the EQR Board of Trustees considered the ability of EQR to manage approximately 16,000 additional apartment units. The EQR Board of Trustees did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the Transactions.

  The EQR Board of Trustees viewed as adequate the conditions to the closing in the Merger Agreement, including the condition that no change in the financial condition, business or operations of EWR will have occurred that would have a material adverse effect, other than a change which affects EQR and EWR in a substantially similar manner.

  In view of the wide variety of factors considered in connection with its evaluation of the Transactions, the EQR Board of Trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination.

  The EQR Board of Trustees view the indemnification provisions relating to EWR directors and officers as a continuing responsibility and approved of the continuation of the indemnification of the EWR directors and officers as part of the negotiated transaction.

  The EQR Board of Trustees believes that the Transactions are fair to and in the best interests of ERP, EQR and its Unitholders and shareholders, respectively.

  In the event the Transactions are not consummated for any reason, EQR will continue to pursue its business objectives.

REASONS FOR THE TRANSACTIONS; RECOMMENDATION OF THE EWR BOARD OF DIRECTORS

  The Board of Directors of EWR, the sole general partner of EWRLP, believes that the Transactions are fair to, and in the best interests, of EWR, EWRLP and its shareholders and Unitholders, respectively. At a special meeting of the EWR Board of Directors held on August 27, 1997, members of EWR management, representatives of Morgan Stanley and legal counsel made presentations concerning the Transactions and the business and prospects of EWR and EQR. As part of its deliberations, the EWR Board of Directors considered, among other factors, the age, condition and geographic diversification of EQR's assets, the depth and experience of its management and its credit rating and analyzed its capital structure, funds from operations and Debt to Total Market Capitalization Ratio, as well as its future prospects and opportunities for growth as a combined company with EWR. The EWR Board of Directors also reviewed the terms of the Merger Agreement with EWR's management and EWR's financial and legal advisors. By unanimous vote, the EWR Board of Directors determined that the Transactions were fair to, and in the best interests of, EWR, EWRLP and its shareholders and Unitholders, respectively, approved the Transactions contemplated thereby and resolved to recommend, among other things, that EWRLP's Unitholders approve the Asset Contribution, certain amendments to the EWRLP Partnership Agreement and the transactions contemplated thereby.

  The EWR Board of Directors believes that the Transactions offer EWRLP's limited partners an opportunity to take advantage of the general trend in the real estate industry towards consolidation, by affording limited partners a significant participation in a much larger and more geographically diversified REIT with greater potential for long-term appreciation and improved access to capital markets.

  In making its determination with respect to the Transactions, the EWR Board of Directors also considered, among other things:

    (i) that the Transactions offer the greatest potential to maximize value to EWR's shareholders and EWRLP's limited partners (together, "EWR Equityholders"). In this regard, the Board considered the discussions management conducted with its advisor, Morgan Stanley, other investment banking firms and other publicly traded REITs regarding industry consolidation, as well as EQR's size, financial, resources, geographic diversification and credit rating and the expertise and experience of EQR's management;

    (ii) that after reviewing EWR's strategic alternatives, the Transactions were the best alternatives reasonably available to EWR Equityholders. The Board believed that, after management's discussions with investment banking firms and other publicly traded REITs, there were no other prospective purchasers that had both the financial ability to complete the transaction and would be willing to pay an aggregate consideration greater than that to be paid by EQR in the Transactions;

    (iii) the terms of the Merger Agreement, which the EWR Board of Directors viewed as favorable because it believed them to be fair to EWR and its shareholders and because the terms were reached through extensive arms-length negotiations. In this regard, the EWR Board of Directors noted that the Exchange Ratio represented an attractive opportunity for EWR shareholders to continue their investment and maintain their receipt of quarterly dividends (albeit at a reduced level), but with significantly expanded geographic diversification;

    (iv) the structure of the Merger, particularly the fact that the Merger, as a "stock-for-stock" transaction, rather than a "cash-for-stock" transaction, will provide an opportunity for EWR Equityholders to participate in any future appreciation of EQR; and

    (v) the opinion, analyses and presentations of Morgan Stanley, including the opinion that, subject to certain considerations, the consideration to be received by EWR Common shareholders pursuant to the Merger was fair, from a financial point of view, to such shareholders.

  The EWR Board of Directors also considered certain potentially negative factors in its deliberations concerning the Merger, including, among others:

    (i) the risk that the anticipated benefits of the Transactions might not be fully realized;

    (ii) the significant costs involved in connection with consummating the Transactions;

    (iii) the substantial management time and effort required to effectuate the Transactions;

    (iv) the possibility that EWR may be required, if the Merger Agreement is terminated under certain circumstances, to pay EQR a Break-Up Fee of $14.0 million and to reimburse EQR Break-Up Expenses of up to $2.5 million; and

    (v) that the dividend rate payable with respect to the EQR Common is less than the dividend rate payable with respect to the EWR Common.

  In addition to the above factors, the Board of Directors was mindful of and evaluated the actual and potential conflicts of interest. In view of the wide variety of factors considered by the EWR Board of Directors, the Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, after due consideration of its obligations, in the unanimous view of the EWR Board of Directors, the potential conflicts of interest and potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by it in its deliberations relating to the Transactions.

OPINION OF FINANCIAL ADVISOR--EQR

  At the meeting of the Board of Trustees of EQR on August 27, 1997, J.P. Morgan rendered its oral opinion to the Board of Trustees of EQR that, as of such date, the consideration to be paid by EQR in connection with the proposed Merger was fair from a financial point of view to EQR (together with its subsidiaries and affiliates, which includes ERP). J.P. Morgan confirmed its August 27, 1997 oral opinion by delivering its written opinion to the Board of Trustees of EQR, dated August 27, 1997, that, as of such date, the consideration to be paid by EQR in connection with the proposed Merger was fair from a financial point of view to EQR (together with its subsidiaries and affiliates, which includes ERP). J.P. Morgan did not make a recommendation to EQR with respect to the amount of consideration to be paid by EQR in connection with the proposed merger. J.P. Morgan has not been requested to, and will not, update its opinion prior to the Closing Date. No limitations were imposed by EQR's Board of Trustees upon J.P. Morgan, and no instructions were given by EQR's Board of Trustees to J.P. Morgan, with respect to the investigations made or procedures followed by it in rendering its opinions.

  The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix E to this Consent Solicitation/Prospectus/Information Statement and is incorporated herein by reference. Limited partners of ERP are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the Board of Trustees of EQR, and is directed only to the consideration to be paid in connection with the Merger. The summary of the opinion of J.P. Morgan set forth in this Consent Solicitation/Prospectus/ Information Statement is qualified in its entirety by reference to the full text of such opinion. The summary of the opinion of J.P. Morgan set forth in this Consent Solicitation/Prospectus/Information Statement also constitutes a summary of the material analyses presented by J.P. Morgan at the meeting of the Board of Trustees of EQR on August 27, 1997. In the opinion of EQR, no events or significant changes in information have occurred that would have altered the opinion of J.P. Morgan.

  In arriving at its opinion, J.P. Morgan reviewed, among other things, the Merger Agreement, certain publicly available information concerning the business of EWR and of certain other companies engaged in businesses comparable to those of EWR, and the reported market prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies comparable to EWR and the consideration received for such companies; current and historical market prices of the EQR Common and EWR Common; the audited financial statements contained in the Annual Report on Form 10-K of EQR and EWR for the fiscal year ended December 31, 1996, and the unaudited financial statements contained in the Quarterly Report on Form 10-Q of EQR and EWR for the six months ended June 30, 1997; certain agreements with respect to outstanding indebtedness or obligations of EQR and EWR; certain internal financial analyses and estimates of budgeted 1998 funds from operations ("FFO") and net operating income ("NOI") prepared by EQR and EWR and their respective managements; and the terms of other business combinations deemed relevant by J.P. Morgan. J.P. Morgan also held discussions with certain members of the managements of EQR and EWR with respect to certain aspects of the Merger, and the past and current business operations of EQR and EWR, the financial condition and future prospects and operations of EQR and EWR, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

  J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by EQR and EWR or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of EQR and EWR to which such analyses or forecasts relate. J.P. Morgan has also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of EQR, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement.

  The projections of (i) total rental revenues, (ii) NOI, (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iv) FFO utilized by J.P. Morgan in connection with its opinion were, in the case of EQR, based on estimates prepared by J.P. Morgan's equity research department, as augmented by discussions with management of EQR, and, in the case of EWR, based on estimates prepared by EQR. The projections of FFO per share for EQR were provided by First Call, an online data service available to subscribers which compiles earnings estimates by research analysts and, in the case of EWR, based on estimates prepared by EQR. This resulted in projected 1998 total rental revenues, NOI, EBITDA, FFO and FFO per share of approximately $1,089.5 million, $648.9 million, $666.3 million, $379.2 million, and $4.10 per share, respectively, for EQR, and approximately $117.5 million, $78.4 million, $80.0 million, $49.3 million and $1.98 per share, respectively, for EWR.

  No representation or warranty was or is made by any party with respect to these projections. Financial projections are subject to contingencies beyond management's control, and realization of the projections depends on numerous factors, including among other things, the cost of integrating the companies, the completion of pending developments, the actual cost in relation to such projects and decisions by management to modify business plans to address changing needs and a changing operating environment. All material events and circumstances cannot be predicted and unanticipated events and circumstances are likely to occur. Accordingly, there may be differences between the projected results of operations and the actual results of operations of the respective companies, and such differences could be material. In the event that the financial projections prove to be materially different, the conclusions reached in the opinion of J.P. Morgan could be materially affected.

  J.P. Morgan's opinions are based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinions. Subsequent developments may affect the written opinion dated August 27, 1997, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which the EQR Common or EWR Common will trade at any future time.

  In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material analyses utilized by J.P. Morgan in connection with providing its opinion.

  Pro Forma Merger Analysis. J.P. Morgan analyzed the effect of the Merger on, among other things, the estimated First Call FFO per share of EQR Common for the year ended December 31, 1998. In doing so, J.P. Morgan combined the estimated 1998 operating results for EWR and EQR and assumed certain savings in accounting and general and administrative expense per estimates provided by the management of EQR. J.P. Morgan observed a total projected post-Merger incremental accretion of 0.5% to EQR's First Call 1998 FFO estimates of $4.10 per share. The analysis assumed the August 25, 1997 closing price of $50.44 per share for EQR Common in calculating the purchase price for EWR Common.

  J.P. Morgan also analyzed the effect of the Merger on EQR's pro forma equity market capitalization and total capitalization immediately following the Merger. In this regard, J.P. Morgan noted that the pro forma equity market capitalization for EQR would be approximately $4.72 billion, assuming a share price of $50.44 (EQR's closing share price on August 25, 1997) and 93.6 million shares of EQR Common outstanding after completion of the Merger, and a total post-transaction pro forma capitalization of approximately $7.63 billion. J.P. Morgan further analyzed EQR's 1998 pro forma leverage ratios and dividend payout ratio and noted that (i) EQR's ratio of debt to total capitalization would increase, upon completion of the Merger, from 26.3% prior to the Merger to 28.6% after the assumption of EWR's outstanding debt plus the incremental debt incurred from the payment of certain transaction costs and
(ii) the ratio of debt plus preferred stock to total capitalization would also increase from 37.4% to 38.1%.

  Fully-Loaded Share Price. J.P. Morgan calculated the fully-loaded share price being paid by EQR for EWR Common. The fully-loaded share price adjusts the implied share price of $25.22 (calculated as the August 25, 1997 closing price of $50.44 per share for EQR Common multiplied by the 0.50 exchange ratio) for certain additional amounts being paid by EQR for share options. These additional payments are more particularly described in the Merger Agreement. J.P. Morgan calculated that these additional amounts create a fully-loaded price of $25.43 per share of EWR Common. Based on the fully-loaded share price, J.P. Morgan calculated a range of estimated FFO multiples being paid for EWR from a high of 12.9x (excluding synergies and accounting) to a low of 11.9x (including synergies and accounting).

  Public Trading Multiples Analysis. Using publicly available information, J.P. Morgan compared selected financial and stock market data of EWR with similar data for selected publicly traded companies (each, a "Comparable Company" and, collectively, the "Comparable Companies") engaged in businesses which J.P. Morgan judged to be analogous to that of EWR's. The companies selected by J.P. Morgan were Security Capital Pacific Trust, United Dominion Realty Trust, Inc., Post Properties, Inc., Avalon Properties, Inc., Merry Land & Investment Company, Inc., Security Capital Atlantic Trust, Gables Residential Trust, Camden Property Trust, Irvine Apartment Communities, Inc., Summit Properties, Inc., and Oasis Residential, Inc. These companies were selected, among other reasons, because of their specialization in the multifamily REIT sector.

  For each Comparable Company, publicly available financial performance data through the six months ended June 30, 1997 was measured. J.P. Morgan calculated the multiples of current stock price, as of August 25, 1997, to analysts' estimates for 1998 consensus FFO as reported by First Call for each of the Comparable Companies to determine the 1998 FFO trading multiples. J.P. Morgan's calculations resulted in a range of 1998 FFO multiples from 9.3x to 13.0x. These multiples were then applied to EWR's 1998 FFO per share estimate prepared by EQR, yielding a range of implied trading values for EQR's common stock of approximately $18.34 to $25.76 per share.

  Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected multifamily REIT transactions with respect to purchase price per share to calculate FFO transaction multiples. Specifically, J.P. Morgan reviewed the following eight transactions (collectively, the "Transaction Comparables") that it deemed relevant: Post Properties, Inc./Columbus Realty Trust, Equity Residential Properties Trust/Wellsford Residential Property Trust, Camden Property Trust/Paragon Group, Inc., United Dominion Realty Trust, Inc./South West Property Trust, Inc., BRE Properties, Inc./California Real Estate Investment Trust, Mid-America Apartment Communities, Inc./America First REIT, Inc., Property Trust of America/Security Capital Pacific Trust, and Wellsford Residential Property Trust/Holly Residential Properties, Inc. J.P. Morgan observed a range of transaction multiples from 8.3x to 12.4x based on consensus First Call FFO estimates for the acquired companies. This range was then applied to EQR's estimate of EWR's 1998 FFO per share, resulting in a range of equity values for EWR's common stock of between $16.41 and $24.53 per share. J.P. Morgan noted that this range was below both the implied and fully-loaded prices for EWR Common.

  J.P. Morgan also noted that when certain other transactions from REIT sectors other than the multifamily REIT sector were included in the transaction analysis, the range of FFO multiples became 8.2x to 13.4x, resulting in a range of $16.32 to $26.47 per share for EWR's common stock. These additional transactions were Highwoods Properties Inc./Crocker Realty Investors, Inc., Simon Property Group, Inc./DeBartolo Realty Corporation, Horizon Outlet Centers, Inc./McArthur/Glen Realty Corp., and Omega Healthcare Investors, Inc./Health Equity Properties, Inc.

  Average Transaction Premia Analysis. J.P. Morgan reviewed mergers and acquisitions of U.S. public companies in negotiated transactions with values over $50 million to derive a range of premia paid over the public trading prices per share five days prior to the announcement of such transactions for the periods from 1988 to 1992 and from 1993 to 1996. J.P. Morgan noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and that premia fluctuate among different industry sectors and based on perceived growth, synergies, strategic value and the type of consideration utilized in the transaction.

  The analyses indicated that the medians of premia paid over the public trading prices were 46.7% in the period from 1988-1992 and 29.2% in the period from 1993 to 1996. J.P. Morgan applied these median premia to EWR's closing price of $20.50 on August 25, 1997, to derive implied prices per EWR share of $30.07 and $26.49, respectively.

  Historical Exchange Ratio Analysis. J.P. Morgan reviewed the historical exchange ratio of the daily closing price per share of EWR Common to the daily closing price per share of EQR Common for the period from August 22, 1996 to August 25, 1997. J.P. Morgan noted a one-year low to high range of between
0.40 and 0.61, and an average one-year exchange ratio of 0.49. In addition, such analysis implied a one-year historical share price range for EWR of $20.18 to $30.77, as calculated by multiplying EQR's Common August 25, 1997 closing price of $50.44 by the 52-week low and high values for the exchange ratios, respectively.

  Net Asset Value Analysis. Using the publicly available unaudited results for each company for the period ending June 30, 1997, J.P. Morgan calculated the Net Asset Value ("NAV") per share for both EWR Common and EQR Common. In so doing, J.P. Morgan applied a range of capitalization rates from 8.0% to 9.0% to projections for the stabilized 1997 NOI of the properties, in order to calculate a gross real estate value, to which was added the book value of other assets, less each company's respective outstanding debt and liabilities, to arrive at an equity NAV. The equity NAV per share was then calculated by dividing the equity NAV by the number of common shares outstanding for each company as of June 30, 1997. This analysis indicated an NAV exchange ratio range for the two companies of between 0.43 to 0.53, and an implied range for the price of EWR Common of $21.82 to $26.67 per share, assuming an August 25, 1997 closing price of $50.44 per share for EQR Common.

  Discounted Cash Flow Analysis. J.P. Morgan performed discounted cash flow analysis (i.e, an analysis of the present value of the projected levered cash flows for the periods and using the discount rates indicated) of EWR based upon projections provided by management of EQR of EWR's funds available for distribution ("FAD") for the years 1998 through 2002, inclusive, using discount rates reflecting an equity cost of capital ranging from 14.0% to 16.0% and terminal value multiples of calendar year 2003 FAD ranging from 11.5x to 13.0x. Based upon EQR's projection of EWR's FAD per share of $1.86 in 1998 increasing gradually to $2.88 in 2003, the range of present values per EWR share was $23.90 to $27.35.

  Contribution Analysis. J.P. Morgan reviewed certain estimated future operating and financial information (including, among other things, total rental revenues, NOI, EBITDA and FFO) for EQR and EWR for 1997 and 1998. Financial statistics for 1997 were derived, for EQR, by annualizing EQR pro forma results for the six months ended June 30, 1997 from EQR's Quarterly Report on Form 10-Q, as supplemented by EQR, and, for EWR, from financial results for the six months ended June 30, 1997, from EWR's Quarterly Report on Form 10-Q, as supplemented by EWR's budget for the third and fourth quarters of 1997. J.P. Morgan analyzed the relative contributions of EWR and EQR to the combined entity based upon these time periods. These analyses indicated that, based upon EQR's and EWR's contribution in 1997, excluding synergies and accounting adjustments, EWR would contribute 13.8% of total rental revenues, 14.2% of NOI, 14.6% of EBITDA, and 12.3% of FFO, while having a 13.3% equity ownership in the combined entity. Based upon 1998 contribution, including synergies and accounting adjustments, EWR would contribute 9.4% of total rental revenues, 10.9% of NOI, 11.0% of EBITDA and 12.3% of FFO, while maintaining an 11.9% equity ownership in the combined entity.

  The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

  As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to EQR's Board of Trustees with respect to the Merger on the basis of such experience and its familiarity with EQR.

  For the delivery of its opinion, J.P. Morgan received a fee of $500,000 from EQR. In addition, EQR reimbursed J.P. Morgan for its reasonable expenses incurred in connection with its services, including the fees and disbursements of counsel, and agreed to indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

  J.P. Morgan and its affiliates (including Morgan Guaranty Trust Company of New York) maintain banking and other business relationships with EQR and its affiliates pursuant to which J.P. Morgan has received an aggregate of approximately $1,374,000 in fees over the past two years, and with EWR and its affiliates pursuant to which J.P. Morgan has received an aggregate of approximately $300,000 in fees over the past two years. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of EQR or EWR for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

NO OPINION OF EWR FINANCIAL ADVISOR

  Morgan Stanley was not retained to, and did not, render an opinion regarding the Asset Contribution Agreement or Unit Exchange Offer.

EFFECTIVE TIME OF THE TRANSACTIONS

  The Merger. The Closing of the Merger will take place at 10:00 a.m. on the date to be specified by EQR and EWR, which will be no later than the third business day after satisfaction or waiver of the conditions set forth in the Merger Agreement (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties. The Merger will become effective at the time the State Department of Assessments and Taxation of Maryland (the "Department") accepts for record the Articles of Merger (the "Articles"), or at such time as EQR and EWR will agree should be specified in the Articles (not to exceed 30 days after the Articles are accepted for record by the Department). It is currently anticipated that the Merger will become effective on or about December 23, 1997.

  The Unit Exchange Offer. The Unit Exchange Offer will remain open to limited partners of EWRLP from the date hereof until the consummation of the Asset Contribution.

  The Asset Contribution. The Asset Contribution shall occur upon ERP giving notice to EWRLP at any time following the first to occur of (i) the date twelve months after the consummation of the Merger, (ii) the date on which EQR receives an opinion of a nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service that the Asset Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of a nationally recognized tax counsel satisfactory to EQR, would permit the Asset Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code. If ERP fails to give such notice by December 31, 1999, the Asset Contribution Agreement shall terminate and EWRLP shall have no further obligations thereunder. See "-- Representations and Warranties; Conditions to the Transactions."

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE TRANSACTIONS

  The Merger. The Merger Agreement contains representations and warranties by EQR and EWR regarding, among other things, their organization and good standing, capitalization, ownership and capitalization of their subsidiaries, qualification to do business, authority to enter into the Merger Agreement and related agreements, filings with the Commission, reliability of financial statements, compliance with applicable laws and regulations, taxation and qualification as a REIT, properties, environmental matters, contracts, debt instruments, employee benefit plans (with respect to EWR only), undisclosed liabilities and the absence of certain legal proceedings and other events, including material adverse changes in the parties' businesses, financial condition or results of operations. These representations and warranties will not survive the Effective Time.

  The respective obligations of EQR and EWR to effect the Merger are subject to the following conditions: (i) approval of the Merger Agreement, and the transactions contemplated therein, by the shareholders of EWR and EQR, (ii) approval by the NYSE of the listing of the shares of EQR Common to be issued in connection with the Merger, (iii) the Registration Statement shall not be the subject of any stop order or proceeding by the Commission seeking a stop order, (iv) no injunctions or restraints issued by any court of competent jurisdiction or other legal restraints or prohibitions preventing the consummation of the Merger shall be in effect on the Closing Date, (v) all necessary state securities permits and authorizations shall have been received by EQR and (vi) the delivery of the opinion of Ballard Spahr Andrews & Ingersoll to the effect that the Merger Agreement and Articles are enforceable under Maryland law.

  The obligations of EQR are subject to the following additional conditions:
(i) execution of the Asset Contribution Agreement and Unit Contribution Agreement, (ii) the voting shares of Evans Withycombe Management, Inc., an Arizona corporation ("EW Management") shall have been transferred in accordance with the Stock Purchase Agreement dated as of August 27, 1997 among Stephen O. Evans ("Evans") and F. Keith Withycombe ("Withycombe") and David Neithercut ("Neithercut") and Bruce C. Strohm ("Strohm") (collectively, the "Stock Purchase Agreement"), (iii) the Consulting Agreement by and between Equity Properties Management LP and Evans, currently an employee and owner of direct and indirect equity interest in EWR shall remain in full force and effect and Evans shall not have breached any obligations thereunder, (iv) the Employment Agreement by and between Equity Properties Management LP and Richard G. Berry ("Berry"), currently an owner of direct and indirect equity interest in EWR and EWRLP shall remain in full force and effect and Berry shall not have breached any obligations thereunder, (v) the Voting Agreement between EQR and Evans, Withycombe and their respective affiliates shall remain in full force and effect and no default shall have occurred thereunder, (vi) the voting shares of Evans Withycombe, Inc. have been transferred to EQR's designees in accordance with the Evans Withycombe, Inc. Stock Purchase Agreement, (vii) the Change in Control Agreements shall have been amended in accordance with the Merger Agreement and (viii) each of the Affiliates (as defined in the Merger Agreement) shall have delivered to EQR the written agreement contemplated by Section 4.4 of the Merger Agreement.

  The obligations of EWR and EQR to effect the Merger are subject to the following additional conditions: (i) all representations and warranties made by the parties shall be true and correct in all material respects as of the Closing Date, (ii) each party shall have performed in all material respects its obligations under the Merger Agreement, (iii) as of the Closing Date, neither party will have suffered a material adverse change in its business, financial condition or results of operations taken as a whole (a "Material Adverse Change"), (iv) EWR shall have received an opinion of counsel from EQR's counsel stating that commencing with its taxable year ended December 31, 1993, EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (v) EQR shall have received an opinion of EWR's counsel stating that commencing with its taxable year ended December 31, 1994, EWR was organized and has operated in conformity with the requirements for a REIT under the Code, (vi) each party shall have received an opinion of counsel dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, (vii) each party shall have received an opinion from counsel to the other party addressing certain issues set forth in the Merger Agreement and
(viii) the receipt of all consents and waivers from third parties necessary to consummate the transactions contemplated by the Merger Agreement.

  The Asset Contribution. The Asset Contribution Agreement does not contain any representation or warranty whatsoever, including as to title or legal sufficiency, except that title to all real estate included in the assets contributed to ERP is warranted and will be conveyed by warranty deed. The effectiveness of the Asset Contribution and the obligations of ERP under the Asset Contribution Agreement are conditioned on (i) receipt of the requisite consent of the limited partners of EWRLP and (ii) EWRLP's receipt of notice by December 31, 1999 from ERP that ERP desires to consummate the Asset Contribution.

DISSOLUTION OF EWRLP

  The Asset Contribution Agreement provides that EWRLP shall dissolve pursuant to the terms of the EWRLP Partnership Agreement and distribute the ERP Units to the holders of EWRLP Units. Each holder of EWRLP Units who did not already contribute his, her or its EWRLP Units in exchange for ERP Units pursuant to the Unit Exchange Offer shall become a holder of ERP Units in accordance with a Registration Rights Agreement entered into by EQR and certain former holders of EWRLP Units (the "Registration Rights Agreement") upon the effectiveness of the Merger to the extent the holders of EWRLP Units will receive Registrable Securities (as defined in the Registration Rights Agreement) upon the distribution of ERP Units to the holders of EWRLP Units. In the event that EWRLP is required to continue to hold any asset pursuant to the Asset Contribution Agreement, EWRLP shall distribute to the holders of EWRLP Units, other than EQR and ERP, their pro rata share of the ERP Units received by EWRLP in the partial dissolution of EWRLP and the partners receiving such ERP Units shall have no further interest in EWRLP as a partner, including any interest in its assets, profits and losses.

NO APPRAISAL RIGHTS

  The Merger. Shareholders of EWR and shareholders of EQR are not entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a real estate investment trust or corporation in connection with a merger if their respective shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. The Merger Agreement specifically provides that the holders of EWR Common are not entitled to appraisal rights as a result of the Merger.

  The Asset Contribution. EWRLP was organized under the Delaware Revised Uniform Limited Partnership Act ("DRULPA"). Under DRULPA a limited partnership agreement or a merger agreement may contractually provide for appraisal rights with respect to limited partnership interests. The EWRLP Partnership Agreement does not contain a provision granting appraisal rights to holders of EWRLP Units. ERP was organized under the Illinois Revised Uniform Limited Partnership Act ("IRULPA"). Neither IRULPA nor the ERP Partnership Agreement grant to the holders of ERP Units rights of appraisal with respect to their ERP Units.

REGULATORY MATTERS

  EQR and EWR believe that the Transactions may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the Transactions. However, at any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Transactions. The ERP Group and EWR believe that consummation of the Transactions would not violate any antitrust laws. However, there can be no assurance that a challenge to the Transactions on antitrust grounds will not be made or, if a challenge is made, what the result will be.

TERMINATION PROVISIONS

  The Merger. The Merger Agreement provides that it may be terminated at any time prior to the filing of the Articles with the Department, whether before or after approval of the Merger by the shareholders of EWR and EQR, by mutual written consent, duly authorized by the Board of Trustees of EQR and the Board of Directors of EWR. In addition, the Merger Agreement may be terminated by EQR or EWR (i) if the Merger has not been consummated by February 15, 1998 (provided the terminating party will not have breached in any material respect its obligations under the Merger Agreement in any manner that will have proximately contributed to the occurrence of such failure), (ii) upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the non-terminating party set forth in the Merger Agreement, such that certain conditions set forth in the Merger Agreement would be incapable of being satisfied by February 15, 1998, (iii) if the requisite vote of the shareholders of EQR or EWR will not have been obtained at the meeting of such shareholders or (iv) if a judgment, injunction, order, decree, ruling or other action by a governmental entity of competent jurisdiction preventing the consummation of the Merger will have become final and non-appealable.

  The Merger Agreement may be terminated by EWR, if prior to a special meeting of shareholders of EWR to be held at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona, on December 23, 1997, at 9:00 a.m., Arizona time (the "EWR Special Meeting"), the EWR Board of Directors withdraws or modifies its approval or recommendation of the Merger or Merger Agreement in connection with, or approves or recommends, a Superior Acquisition Proposal (as defined hereinafter). The Merger Agreement may be terminated by EQR if (i) prior to the EWR Special Meeting, the EWR Board of Directors withdraws or modifies in any manner adverse to EQR its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends, a Superior Acquisition Proposal, (ii) EWR enters into a definitive agreement with respect to any Acquisition Proposal or (iii) if Evans terminates his Consulting Agreement (other than by reason of his death) or Berry terminates his Employment Agreement (other than by reason of his death) of if any of Evans, Withycombe or their respective affiliates defaults in the performance of his or its obligations under the Voting Agreement.

  The Merger Agreement defines an "Acquisition Proposal" as a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of EWR or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement. The Merger Agreement defines a "Superior Acquisition Proposal" as a bona fide acquisition proposal by a third party which a majority of the members of the EWR Board of Directors determines in good faith to be more favorable to EWR's shareholders from a financial point of view than the Merger and which the Board of Directors of EWR determines is reasonably capable of being consummated.

  The Asset Contribution. The Asset Contribution Agreement terminates if the Merger Agreement is terminated prior to the consummation of the Merger.

  The Unit Exchange Offer. The Unit Exchange Offer terminates upon termination of the Merger Agreement.

TERMINATION FEE AND EXPENSES

  The Merger Agreement provides for certain payments by EWR or EQR in connection with the termination of the Merger Agreement. These payments include (i) a Break-Up Fee of up to $14 million, plus Break-Up Expenses (as defined in the following clause) and/or (ii) Break-Up Expenses equal to the recipient's out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder, up to a maximum of $2.5 million. If the Merger Agreement is terminated because, prior to the EWR Special Meeting, the EWR Board of Directors withdraws or modifies its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends a Superior Acquisition Proposal, or if EWR enters into a definitive agreement with respect to any Acquisition Proposal, EWR is obligated to pay EQR the Break-Up Fee and Break-Up Expenses. Additionally, if the Merger Agreement is terminated due to a breach of any representation, warranty, covenant, obligation or agreement by EWR or EQR set forth in the Merger Agreement, or failure by either EWR or EQR to obtain the required shareholder approval of the Merger, then the breaching party, or the party which failed to obtain such shareholder approval, shall pay to the other party an amount equal to the Break-Up Expenses. If the Merger is not consummated (other than due to the termination of the Merger Agreement by (i) the mutual written consent duly authorized by the Board of Trustees of EQR and Board of Directors of EWR, (ii) either party, upon the failure by EQR to obtain the required shareholder approval of the Merger, or (iii) EWR, upon a material breach of the representations, warranties, covenants, obligations or agreements of EQR) as set forth in the Merger Agreement and at the time of termination of the Merger Agreement, an Acquisition Proposal has been received by EWR and either prior to the termination of the Merger Agreement or within 12 months thereafter, EWR or any of its subsidiaries enters into any written Acquisition Proposal which is subsequently consummated, EWR is required to pay the Break-Up Fee and Break-Up Expenses to EQR. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances. Neither party shall have any liability to the other after payment of the Break-Up Fee and Break-Up Expenses.

  Except as described above, each party shall assume its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

NO SOLICITATION OF OTHER TRANSACTIONS

  EWR has agreed that (i) it and its subsidiaries will not, and it will not permit its officers, trustees, employees, agents or financial advisors to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to an Acquisition Proposal and (ii) it will notify EQR immediately if it receives any such inquiries or proposals, or any requests for such information, or if any negotiations or discussions are sought to be initiated or continued with it with respect to any of the foregoing. The Merger Agreement does not, however, prohibit EWR from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited proposal if the Board of Directors of EWR determines that such action is required by its fiduciary duties to its shareholders imposed by law.

CONVERSION OF SHARES/UNITS

  The Merger. Under the Merger Agreement, each share of EWR Common outstanding immediately prior to the Effective Time will be converted into 0.5 of a share of EQR Common. All such shares of EWR Common, when so converted, will cease to be outstanding and will automatically be cancelled and retired and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive certificates representing the shares of EQR Common and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement, as well as dividends and distributions declared with a record date after the Effective Time.

  The Asset Contribution. The Asset Contribution Agreement provides that solely in exchange for the contribution of the Contributed Assets, EWRLP will receive such number of common units of ERP as shall equal the number of EWRLP units of partnership interest issued and outstanding immediately prior to the effective time of the Contribution multiplied by the Exchange Ratio (as defined in the Merger Agreement). No fractional ERP Units will be issued in connection with the contribution by EWRLP. Instead, at the time of the effectiveness of the Contribution, EWRLP will be paid an amount in cash equal to the Closing Price multiplied by the fraction of an ERP Unit to which EWRLP would otherwise be entitled.

  The Unit Contribution. Pursuant to the Unit Contribution Agreement, certain individuals and entities (collectively "Contributors" and each a "Contributor") have agreed to contribute each EWRLP Unit they own to ERP free and clear of all liens and encumbrances in exchange for 0.50 ERP Units. No fractional ERP Units shall be issued in connection with the contribution by any Contributor. Instead, each Contributor of EWRLP Units shall be paid an amount in cash equal to the Closing Price multiplied by the fraction of an ERP Unit to which the Contributor would otherwise be entitled.

  The issuance, terms and conditions of the EQR Common and ERP Units will be governed by EQR's Declaration and the ERP Partnership Agreement, respectively. For a detailed description of the provisions of the ERP's Partnership Agreement, see "Comparison of Rights of Holders of ERP Units and EWRLP Units."

CONDUCT OF BUSINESS PENDING THE TRANSACTIONS

  EWR. Prior to the Effective time, except as (i) contemplated by the Merger Agreement or (ii) consented to in writing by EQR, EWR will, and will cause each of its subsidiaries to: (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as before the date of the Merger Agreement and take all actions necessary to continue to qualify as a REIT, (b) preserve intact its business organizations and goodwill and use its reasonable efforts to keep available the services of its officers and employees, (c) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality and, subject to certain qualifications, any proposals to engage in material transactions, (d) promptly notify EQR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), (e) promptly deliver to EQR true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Merger Agreement, (f) maintain its books and records in accordance with generally accepted accounting principles ("GAAP") consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the "Financial Statement Date" (as defined in the Merger Agreement), except as may be required by the Commission, applicable law or GAAP, (g) duly and timely file all reports, tax returns and other documents required to be filed with Federal, state, local and other authorities, subject to extensions permitted by law, provided EWR notifies EQR that it is availing itself of such extensions and provided such extensions do not adversely affect EWR's status as a qualified REIT under the Code, (h) not make or rescind any express or deemed election relative to taxes (unless required by law or necessary to preserve EWR's status as a REIT or the status of any EWR subsidiaries as a partnership for Federal income tax purposes), (i) not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except in the ordinary course of business, which shall include all activities necessary to proceed with the acquisition, ownership and construction of the multi-family residential projects described in the EWR SEC Documents (as defined in the Merger Agreement) as being under development as well as projects which have been budgeted and previously described in the EWR Capital Budget (as defined in the Merger Agreement) in accordance with the agreements in existence on the date of the Merger Agreement and previously furnished to EQR, (j) not amend its Charter, Bylaws, or the articles of incorporation, bylaws, partnership agreement, joint venture agreement or comparable charter or organization document of any subsidiary, (k) make no change in the number of shares of capital stock, membership interests of units of limited partnership interest issued and outstanding other than pursuant to (A) the exercise of outstanding options to purchase shares of EWR Common and (B) the conversion of EWRLP Units pursuant to the terms of the EWRLP Partnership Agreement for shares of EWR Common, (l) grant no options or other right or commitment relating to its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and not waive or amend any rights under any of the EWR Options (as defined in the Merger Agreement), (m) except as provided in the Merger Agreement and in connection with the use of shares of beneficial interest to pay the exercise price or tax withholding in connection with equity-based employee benefit plans, not (A) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of EWR Common or EWRLP Units, or (B) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of limited partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of limited partnership interest, except for redemptions of shares of EWR Common in order to preserve the status of EWR as REIT under the Code, (n) not sell, lease, mortgage, subject to lien or otherwise dispose of any of its properties except the sale of properties which are the subject of binding contracts to sell in existence on the date of the Merger Agreement and disclosed to EQR, (o) not make any loans, advances or capital contributions to, or investments in, any other person or entity, other than loans, advances and capital contributions to subsidiaries in existence on the date of the Merger Agreement, (p) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EQR or incurred in the ordinary course of business consistent with past practice, (q) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $500,000 or aggregate Commitments in excess of $1 million, except (A) purchases of real estate necessary to complete a like kind exchange, provided such purchase has been approved by EQR, and (B) capital expenditures disclosed in the EWR Capital Budget, (r) not guarantee the indebtedness of another person or entity, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing, (s) not enter into any Commitment with any officer, trustee, consultant or affiliate of EWR or any of EWR's subsidiaries, except as contemplated by the Merger Agreement,
(t) not increase any compensation or enter into or amend any employment agreement with any of its officers, directors or employees earning more than $50,000 per annum, other than waivers by employees of benefits under such agreements, (u) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect, (v) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the Merger Agreement, (w) not change the ownership of any of its subsidiaries, except pursuant to the Asset Contribution Agreement and Unit Contribution Agreement and (x) not accept a promissory note in payment of the exercise price payable under any option to purchase shares of EWR Common.

  The Merger Agreement provides that any contract, transaction or other event will be deemed to be material if it would result or is expected to result in a net impact on EWR's consolidated income statement in excess of $500,000, or on EWR's consolidated balance sheet in excess of $1 million.

  EQR. Prior to the Effective Time, except as (i) contemplated by the Merger Agreement or (ii) consented to in writing by EWR, EQR will, and will cause each of its subsidiaries to: (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees, (b) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality which could have an EQR Material Adverse Effect (as defined in the Merger Agreement), (c) promptly notify EWR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), (d) promptly deliver to EWR true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Merger Agreement, (e) maintain its books and records in accordance with GAAP consistently applied and (f) duly and timely file all reports, tax returns and other documents required to be filed with Federal, state, local and other authorities.

ANTICIPATED EFFECTS OF THE MERGER ON RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

  As a result of the Merger EQR expects to experience a significant increase in net income available to EQR Common as well as an increase in total revenues, property and maintenance expenses, real estate taxes and insurance, property management expenses depreciation expense interest expense and general and administrative expenses.

  Also in connection with the Merger EQR expects to assume for financial statement purposes liabilities of approximately $418 million and issue approximately 10.2 million EQR Common as well as 2.3 million ERP Units to consummate the Merger. EQR also anticipates to fund approximately $77 million to pay for related merger costs and the repayment of amounts outstanding on EWR's line of credit. After the close of the Merger EQR will terminate EWR's line of credit facility but will continue to maintain EQR's line of credit facility which was recently increased to $500 million. EQR and ERP may also guarantee or assume debt obligations of EWR and EWRLP. After the effectiveness of the Merger, ERP believes that EWRLP will be permitted, and EQR intends to cause EWRLP, to suspend its obligations to file reports under the Exchange Act for fiscal years ending after 1997.

  EQR expects to meet its short-term liquidity requirements including capital expenditures relating to maintaining its existing properties and EWR's stabilized communities generally through its working capital, net cash provided by operating activities and borrowings under its line of credit. EQR considers its cash provided by operating activities to be adequate to meet operating requirements and payments of distributions. EQR also expects to meet its long-term liquidity requirements, such as scheduled mortgage debt maturities, reduction of outstanding amounts under its line of credit, property acquisition, financing of construction and development activities related to EWR and capital improvements through the issuance of unsecured notes and equity securities including additional ERP Units as well as from undistributed FFO and proceeds received from the disposition of certain Properties.

LOAN TO EWR AND 1031 EXCHANGE

  On November 4, 1997 EQR made a demand loan to EWR in the aggregate principal amount of $70,000,000 bearing interest at the rate of LIBOR plus 1.15% per annum. EWR used the proceeds from the loan to pay off its revolving credit line of the same amount bearing interest at LIBOR plus 1.5%. In the event that the Merger is not consummated and EQR demands payment under the terms of the loan, EWR intends to re-borrow the necessary funds for such payment under its revolving credit facility.

  In addition, EQR assigned its rights under a contract to purchase a multifamily property (with a purchase price of approximately $15 million) to EWR to allow EWR to consummate an exchange pursuant to Section 1031 of the Code. In the event that the Merger is not consummated, EWR has agreed to sell said property to EQR at cost.

LIMITATIONS ON THE SALE OR REFINANCING OF CERTAIN PROPERTIES

  The Merger Agreement provides that EQR will not sell, transfer or otherwise dispose of any of 42 EWR properties (or any property acquired in a like-kind exchange under Section 1031 or 1033 of the Code in replacement of any such properties) in a transaction resulting in the recognition of gain for federal income tax purposes on or before January 1, 2003, unless and until the first to occur of (a) the date on which an aggregate of at least 50% of the ERP Units issued to EWRLP Unitholders have been transferred in taxable transactions or (b) the date on which an amendment to the Code is enacted which eliminates tax-free transfers, exchanges, conveyances or other dispositions of real property under Section 1031 or 1033 of the Code. EQR has also agreed that it will not voluntarily prepay the securitized debt of EWR Finance Partnership L.P. or the fixed rate loan from Northwestern Mutual Life Insurance Company to EWR Partnership (each an "EWR Debt") until the date the EWR Debt in question can be prepaid without penalty or premium.

WAIVER AND AMENDMENT

  The Merger. The Merger Agreement provides that, at any time prior to the Effective Time, either party may, to the extent legally allowed and set forth in a written instrument signed on behalf of such party, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.

  The Merger Agreement provides that it may be amended by the parties by action taken by the Board of Trustees of EQR and the Board of Directors of EWR, at any time before or after approval of the Merger Agreement by the shareholders of EQR or EWR and prior to the filing of the Articles with the Department. After any such approval by the shareholders of EQR or EWR, no amendment may be made which by law requires the further approval of shareholders or partners without obtaining such further approval.

  The Asset Contribution. The Asset Contribution Agreement may be amended or modified by written agreement of the parties.

ANTICIPATED ACCOUNTING TREATMENT

  The Transactions will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair market value of the consideration given by EQR and ERP in the Transactions will be used as the valuation basis of the combination. The assets acquired and liabilities assumed of EWRLP will be recorded at their relative fair market values as of the Effective Date. The financial statements of ERP will reflect the combined operations of ERP and EWRLP from the date of the Transactions.

RESTRICTIONS ON TRANSFER OF ERP UNITS; SHARES AVAILABLE FOR RESALE

  Notwithstanding the registration of ERP units, ERP units are not transferable under the ERP Partnership Agreement without the consent of EQR in its capacity as general partner except an ERP limited partner may do the following: (i) transfer all or any portion of its ERP Units to ERP, (ii) transfer all or any portion of its ERP Units to an affiliate, another limited partner or to an immediate family member, (iii) if such limited partner is a natural person, transfer all or any portion of his or her ERP Units upon his or her death to such limited partner's estate, executor, administrator or personal representative or to such limited partner's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution or to a trust of which such limited partner is a settlor or co-settlor with a member or his or her immediate family and the beneficiaries of which include no person or entity other than such limited partner and/or such limited partner's immediate family, (iv) transfer all or any portion of its ERP Units pursuant to the exercise of a redemption right under the ERP Partnership Agreement, (v) transfer all or any portion of its ERP Units to a lending institution, which is not an affiliate of such limited partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged ERP Units to such lending institution in connection with the exercise of remedies under such loan extension or credit, and (vi) if such limited partner is an entity, transfer all or any portion of its ERP Units to one or more entities that are wholly-owned and controlled by such limited partner or by distributing ERP Units in a liquidation, winding up or otherwise without consideration to the equity owners of such entity. In order to effect such transfer, the limited partner must deliver to EQR as general partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of the ERP Partnership Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

  The issuance of shares of EQR Common upon consummation of the Transactions will be registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of EWR as that term is defined in the rules and regulations promulgated pursuant to the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with an issuer. This Consent Solicitation/Prospectus/Information Statement does not cover any resales of shares of EQR Common received by affiliates of EWR.

                                THE AMENDMENTS

ERP AMENDMENT

  The Chairman of the Board of Trustees of EQR as general partner of ERP, will amend, immediately prior to the effectiveness of the Merger, the ERP Partnership Agreement to permit EQR to engage in activities as the co-general partner of EWRLP and to acquire an ownership interest in the Financing Partnership (as defined in "Federal Income Tax Consequences--Entity Classification"), as contemplated under the terms of the Merger Agreement, in addition to performing its duties as general partner of ERP. The ERP Partnership Agreement currently provides that in addition to fulfilling its duties as a general partner of ERP, EQR is permitted to (a) own any wholly-owned subsidiary or other entity of EQR which is a general partner of a partnership having ERP as a partner, (b) borrow (including the issuance of debt securities) where the net proceeds thereof are loaned or contributed to ERP and (c) engage in activities incidental to EQR's status and existence as a REIT. The ERP Amendment will provide that, in addition to performing its duties as general partner of ERP, EQR may (i) have an ownership interest in a partnership or a limited liability company of which ERP is a partner or a member, respectively, (ii) own any qualified REIT subsidiary (within the meaning of the Code) or any other entity which is a partner of a partnership or a member of a limited liability company having ERP as a partner or member, respectively, (iii) own any entity that owns no more than an one percent (1%) interest in any partnership, limited liability company or other entity, (iv) borrow (including the issuance of debt securities) where the net proceeds thereof are loaned or contributed to ERP, (v) engage in any activity which the EQR Board of Trustees, in its sole discretion, has determined will have a material benefit to EQR and will not have a material adverse effect on ERP, and (vi) engage in activities incidental to EQR's status and existence as a REIT.

EWRLP AMENDMENT

  The holders of EWRLP Units are being asked to consent to an amendment to the EWRLP Partnership Agreement, which will, among other things, (i) allow EQR and ERP to serve as co-general partners of EWRLP upon the effectiveness of the Merger, (ii) adjust each outstanding EWRLP Unit by one-half to give effect to the Exchange Ratio, (iii) eliminate certain restrictions that the EWRLP Partnership Agreement would place upon EQR and ERP as co-general partners of EWRLP, (iv) permit the Asset Contribution pursuant to the Asset Contribution Agreement, (v) permit the dissolution of EWRLP upon the terms contained in the Asset Contribution Agreement and (vi) ratify the revocation of the 11.2 Amendment (as defined below). The text of the EWRLP Amendment is attached as Appendix B hereto.

  The Merger Agreement provides that EQR and ERP shall become co-general partners of EWRLP upon the effectiveness of the Merger, thereby succeeding EWR as general partner of EWRLP. The EWRLP Partnership Agreement requires the consent of the limited partners to a new general partner. Accordingly, the EWRLP Amendment will permit EQR and ERP to act as the co-general partners of EWRLP.

  The EWRLP Partnership Agreement provides for adjustments in the number of outstanding EWRLP Units to maintain the economic relationship between an EWRLP Unit and the shares of the general partner. The proposed amendment will specify the amount of such adjustment is 50% to reflect the Exchange Ratio.

  EWRLP Partnership Agreement currently limits the activities of the general partner to the management of EWRLP Partnership with specific exceptions. The proposed EWRLP Amendment would eliminate such limitations. EQR and ERP as co-general partners of EWRLP may engage in any and all activities without such limitations.

  The EWRLP Partnership Agreement prohibits EWRLP from selling property to the general partner except on terms that are fair and reasonable and no less favorable to EWRLP than would be obtained from unaffiliated third parties. While ERP and EWRLP believe the Asset Contribution satisfies such criteria, the EWRLP Amendment will specifically permit the contribution of EWRLP's assets, subject to its liabilities to ERP pursuant to the Asset Contribution Agreement to ERP in exchange for the number of ERP Units equal to the number of EWRLP Units then outstanding.

  The EWRLP Partnership Agreement contemplates that the assets of EWRLP would be sold before dissolution so that cash would be distributed to the holders of EWRLP Units. The EWRLP Amendment will permit, following the Asset Contribution, the dissolution of EWRLP and the distribution to the partners of EWRLP a number of ERP Units equal to the number of EWRLP Units held by such holder. The EWRLP Amendment also specifically authorizes the dissolution of EWRLP in the manner set forth in the Asset Contribution Agreement.

  The EWRLP Partnership Agreement prohibits the general partner from transferring its general partnership interest except in certain limited instances. The EWRLP Amendment prohibits the general partners from transferring their general partnership interests except by operation of law.

  Section 11.2(c) of the EWRLP Partnership Agreement provides, among other things, that EWR in its capacity as general partner of EWRLP may not engage in a merger, consolidation or other combination with or into another entity or a sale of all or substantially all of its assets or similar transaction unless
(i) under the terms of such a transaction the limited partners of EWRLP will not engage in a sale or exchange under the Code of their EWRLP Units, or (ii) such a transaction includes a merger of EWRLP or sale of substantially all of its assets and as a result of which all limited partners of EWRLP will receive for each EWRLP Unit an amount equal to the amount of consideration paid to a holder of one share of EWR Common in consideration of one share of EWR Common in connection with such a transaction; provided that in connection with such a transaction, a purchase, tender or exchange offer shall have been made to and is accepted by the holders of more than 50% of the outstanding shares of EWR Common, the holders of EWRLP Units will receive the greatest amount of consideration which a limited partner of EWRLP would have received had it exercised its right of redemption and received shares of EWR Common in exchange for its EWRLP Units immediately prior to such a transaction. Since the Unit Exchange Offer and Asset Contribution Agreement do not comply with such requirements, the EWRLP Amendment will delete Section 11.2(c) in its entirety.

  On June 18, 1997, the EWR Board of Directors, in its capacity as general partner of EWRLP, adopted an amendment to Section 11.2 of the EWRLP Partnership Agreement (the "11.2 Amendment") with the intent to propose the
11.2 Amendment to the EWRLP limited partners for their approval pursuant to the terms of the EWRLP Partnership Agreement. Prior to the proposal of the
11.2 Amendment to the EWRLP limited partners for approval, EWR commenced active negotiations of a transaction with EQR. In light of the proposed Merger, the EWR Board of Directors concluded that the 11.2 Amendment was not in the best interests of EWRLP and decided not to propose said amendment to the EWRLP limited partners for approval. The 11.2 Amendment is no longer being proposed by the EWR Board of Directors to the EWRLP limited partners for approval.

  The 11.2 Amendment provided that in the event EWR was the subject of a business combination, (i) the redemption right of the holders of EWRLP Units would be protected by specifying the securities into which EWRLP Units would be exchangeable, (ii) the business combination be structured in such a manner so that the limited partners of EWRLP will not engage in a sale or exchange for Federal income tax purposes of their EWRLP Units and as a transaction which includes the merger of EWRLP or the sale of substantially all its assets as a result of which the holders of EWRLP Units would receive the same or greater consideration as EWR shareholders pursuant to such business combination, (iii) substantially all the assets of the surviving entity, other than EWRLP Units held by the general partner must be owned directly or indirectly by EWRLP or its successor, (iv) required the successor to EWR to guaranty the obligations of general partner of EWRLP under the 11.2 Amendment,
(v) that the rights and privileges of the holders of EWRLP Units must be at least as favorable as the rights granted to other limited partners of the surviving partnership, (vi) the general partner shall use its best reasonable efforts to structure such business combination to avoid causing the limited partners of EWRLP to recognize gain for Federal income tax purposes by virtue of the occurrence of or their participation in such combination, and (vii) EWRLP to use its best reasonable efforts to cooperate with the limited partners of EWRLP to minimize any taxes payable in connection with any repayment, refinancings, replacement or restructuring of indebtedness or any sale, exchange or other disposition of the assets of EWRLP. The 11.2 Amendment would apply to a subsequent business combination of any successor to EWRLP.

  The Transactions described herein could not be effected in compliance with the 11.2 Amendment.

  The EWRLP Amendment includes a provision which ratifies, approves and confirms the decision of the EWR Board of Directors not to propose the 11.2 Amendment to the limited partners of EWRLP for approval, with the same force and effect as if the 11.2 Amendment had been proposed to the limited partners of EWRLP and rejected.

                         INTERESTS OF CERTAIN PERSONS
                              IN THE TRANSACTIONS

  Certain executive officers, directors and key employees of EWR have been granted stock options and/or, restricted shares and/or have entered agreements providing them with certain rights upon a change in control of EWR. The following sets forth the cash payments and other benefits which will be provided to key executives, directors and key employees of EWR in connection with the Merger.

EVANS CONSULTING AGREEMENT

  EQR Properties Management LP, an affiliate of EQR, has entered into a consulting agreement to be effective as of the Effective Time which will expire on December 31, 1999, cash compensation to be paid to him of $225,000 per annum. Mr. Evans will also receive an option (an "EQR Option") to purchase 115,500 shares of EQR Common. The EQR Option will vest in three equal annual installments and will have an exercise price equal to the Closing Price for a share of EQR Common on the Closing Date. Mr. Evans will receive the following additional benefits under his consulting agreement: (1) consideration for an option award under EQR's Second Amended and Restated Share Option and Share Award Plan, (2) payment in shares of EQR Common valued at the time of payment equal to the value of the bonus he would have received for the 1997 calendar year under his existing employment agreement with EWR, (3) eligibility for a performance bonus under EQR's Incentive Compensation Plan and (4) eligibility to participate in other EQR employee benefit plans in which persons in comparable positions participate.

FANNIN CONSULTING AGREEMENT

  EQR Properties Management LP has entered into a consulting agreement with Mr. Fannin to be effective as of the Effective Time which will expire on January 2, 2000. The agreement provides for Mr. Fannin to provide certain financial consulting services in exchange for payments of cash compensation in the following amounts: $225,540 on January 1, 1998, $301,535 on January 1, 1999 and $278,535 on January 1, 2000. The agreement provides for certain payments to Mr. Fannin in the event that he incurs excise taxes as a result of the Merger. The maximum fees payable to Mr. Fannin under the agreement are $988,000. The agreement also provides that Mr. Fannin will receive health insurance coverage.

BERRY EMPLOYMENT AGREEMENT

  EQR Properties Management LP has entered into an employment agreement to be effective as of the Effective Time with Mr. Berry which will expire on December 31, 2000 and will provide for cash compensation to be paid to him of $250,000 per annum. Mr. Berry will also receive an EQR Option to purchase 77,500 shares of EQR Common. The EQR Option will vest in three equal annual installments and will have an exercise price equal to the Closing Price of a share of EQR Common on the Closing Date. The agreement provides that Mr. Berry will (a) exchange all unvested restricted shares of EWR Common at the time of the Merger for restricted shares of EQR Common, which will be issued under EQR's Second Amended and Restated Share Option and Share Award Plan (the "EQR Share Plan"), and will vest on December 31, 2000 and (b) receive his 1997 bonus in restricted shares of EQR Common. Mr. Berry will also receive the following benefits under his employment agreement: (1) consideration for an option award under the EQR Share Plan, (2) payment in shares of EQR Common valued at the time of payment equal to the value of the bonus he would have received for the 1997 calendar year under his existing employment agreement with EWR, (3) eligibility for a performance bonus under EQR's Incentive Compensation Plan (4) eligibility to participate in other EQR employee benefit plans in which persons in comparable positions participate and five (5) payments to cover any excise taxes incurred by Mr. Berry as a result of the Merger.

BERRY DEFERRED COMPENSATION AGREEMENT

  Mr. Berry has entered into a deferred compensation agreement with EQR which will become effective as of the Effective Time and will only pay benefits in the event Mr. Berry terminates his employment with EQR prior to January 1, 2000. The amount payable under this agreement will equal the value of any restricted shares of EQR Common received in exchange for EWR Common or in payment of Mr. Berry's 1997 bonus which are forfeited upon his termination of employment. The payment will be made in two semi-annual installments over the one year period following termination of employment and interest of 9% per annum will accrue on the balance over the one year payment period.

SENIOR OFFICERS

  Mr. J. Donald Couvillion, a Vice President of EWR, will be the Vice President--Development of ERP. Other officers of EWR, including Mr. Anthony V. Pusateri, a Senior Vice-President of EWR, and Mr. G. Edward O'Clair, a Senior Vice President of EWR, are expected to continue as employees of ERP, but will not be subject to employment agreements.

CHANGE IN CONTROL AGREEMENTS

  Messrs. Evans, Berry, Fannin, O'Clair, Couvillion, Mr. Kevin M. Burnett, a Vice President and Controller of EWR, Mr. Gail B. Peterson, a Vice President of EWR, and Mr. G. Grant Lyon, a Vice President of EWR, have entered into agreements, dated June 18, 1997 and Mr. Pusateri has entered into an agreement dated July 21, 1997 ("Change in Control Agreements") with EWR which provide that change in control payments and pro rata bonus payments shall be paid to and the vesting of certain options and restricted stock held by such individuals shall occur upon a termination of employment following a change in control (as defined in the Change in Control Agreements) of EWR. Messrs. Evans, Berry and Fannin will terminate their respective Change in Control Agreements as of the Effective Date. Mr. Couvillion will amend his Change in Control Agreement to (1) eliminate vesting of employer contributions under the EWR 401(k) plan in exchange for a cash payment increased to cover income taxes on the cash payment, (2) acknowledge that his new position with EQR will not trigger the payments provision under his Change in Control Agreement and (3) acknowledge that the term "change in control" applies only to the Merger of EWR into EQR and not to any future transactions involving EQR. Messrs. Burnett, Peterson, Pusateri, O'Clair and Lyon will amend their Change in Control Agreements to (1) eliminate vesting of employer contributions under the EWR 401(k) Plan in exchange for a cash payment increased to cover income taxes on the cash payment, (2) impose the payment obligation as of the Closing Date notwithstanding the fact that each officer may perform services for a transitional period thereafter, (3) acknowledge that the term "change in control" applies only to the Merger of EWR into EQR and not to any future transactions involving EQR and (4) require payment be made within five days of termination of employment (or earlier if required by law) unless such termination occurs during the last two months of a calender year in which case payment will be made on January 2 of the immediately following calendar year (or earlier if required by law). Messrs. Burnett, Peterson, Pusateri, O'Clair and Lyon will receive cash payments under their Change in Control Agreements of $197,000, $206,300, $392,000, $246,990 and $190,000, respectively. Messrs.
Evans, Berry and Fannin will not receive a payment of cash or property under their respective Change in Control Agreements. Mr. Couvillion will receive a payment only if his employment is terminated within two years of the Effective Date.

RESTRICTED SHARE GRANTS

  Outstanding restricted share grants were previously made to Messrs. Evans, Berry, Pusateri, O'Clair, Fannin and other employees of EWR. In connection with the Merger, except with respect to Mr. Berry, as of the Effective Time all restricted shares of EWR Common will become vested and will participate in the Merger on the same basis as all other shares of

EWR Common. As described in "Interests of Certain Persons in the
Transactions--Berry Employment Agreement," Mr. Berry will exchange unvested restricted shares of EWR Common for restricted shares of EQR Common as of the Effective Time.

  In the second quarter of 1997, Messrs. Evans and Berry elected to receive restricted shares of EWR Common in lieu of salary and bonuses for 1997. In July, 1997, approximately 13,000 and 12,000 restricted shares of EWR Common were issued to Messrs. Evans and Berry in lieu of their 1997 salary. The restricted shares of EWR Common issued to Mr. Evans will vest in connection with the Merger and any unvested restricted shares held by Mr. Berry will be exchanged for restricted shares of EQR Common at the time of the Merger. In accordance with his employment agreement, the restricted shares of EQR Common received by Mr. Berry will vest on December 31, 2000 if Mr. Berry is an employee of EQR at that time. No restricted shares of EWR Common have been issued to either Mr. Evans or Mr. Berry for their 1997 bonuses since the amount of their respective bonuses has not yet been determined.

EWR OPTIONS

  As of the Effective Time, all rights under all existing vested and nonvested options to purchase shares of EWR Common will terminate unless each holder of options to purchase shares of EWR Common shall have entered into an agreement (an "Option Cash Out Agreement") with EWR not to exercise such option in consideration for a cash payment equal to the difference between (i) the Exchange Ratio multiplied by the Closing Price of a share of EQR Common on the NYSE on the Closing Date and (ii) the applicable exercise price of such option, multiplied by the number of shares of EWR Common subject to such option.

  Assuming a share price of $51.0625 for EQR Common on the Closing Date, the cash payments which will be made to key executives, directors and key employees of EWR who enter into an Option Cash Out Agreement are as follows:
$1,158,469 for Mr. Evans, $717,844 for Mr. Berry, $100,781 for Mr. Pusateri, $317,734 for Mr. O'Clair, $417,813 for Mr. Fannin, $182,484 for Mr.
Couvillion, $47,531 for Mr. Lyon, $127,375 for Mr. Burnett, $109,531 for Mr. Peterson, $989,922 for Mr. Withycombe, $49,038 for Mr. Bidstrup, $49,038 for Mr. Theobald, $49,038 for Mr. O'Connor and $526,662 for all other employees. Such amounts to be paid in cash will be reduced to the extent that persons with vested incentive options exercise such options prior to the Effective Time.

EQR OPTIONS

  After the Effective Time, all employees including key employees of EWR who
(1) become employees of EQR, and (2) exercise vested incentive share options to purchase shares of EWR Common and/or receive a cash payment in consideration for their agreement not to exercise their other outstanding options to purchase shares of EWR Common will receive a nonqualified option to purchase a number of shares of EQR Common equal to (a) the number of shares of EWR Common received upon exercise of vested incentive share options to purchase shares of EWR Common, plus (b) the number of shares of EWR Common subject to their EWR Option Cash Out Agreement multiplied by the Exchange Ratio. The new EQR option shall vest in three equal annual installments and have an exercise price per share to equal the Closing Price of a share of EQR Common on the Closing Date. Assuming all holders of options to purchase shares of EWR Common elect to receive a cash payment in consideration for their agreement not to exercise such options respective options, the number of shares of EQR Common subject to option which will be issued is as follows:
115,500 for Mr. Evans pursuant to his consulting agreement, 77,500 for Mr. Berry pursuant to his employment agreement, 12,500 for Mr. Pusateri, 33,750 for Mr. O'Clair, 21,750 for Mr. Couvillion, and 283,188 for all other employees.

UNIT CONTRIBUTION AGREEMENT

  Mr. Evans and Mr. Withycombe and certain of their respective affiliates hold an aggregate of 3,309,762 units of limited partnership interests in EWRLP which will be contributed to ERP in exchange for 1,654,881 units of limited partnership interest in ERP pursuant to a Unit Contribution Agreement.

SALE OF STOCK

  Messrs. Evans and Withycombe shall sell all of their respective shares of Evans Withycombe Management Inc. to Messrs. Neithercut and Strohm for an aggregate consideration of $10,000.

                       ERP OPERATING LIMITED PARTNERSHIP

                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                            COMBINED BALANCE SHEET

                           AS OF SEPTEMBER 30, 1997

  The Unaudited Pro Forma Combined Balance Sheet has been prepared as if the proposed Merger of ERP Operating Limited Partnership ("ERP") and Evans Withycombe Residential, LP ("EWRLP") had occurred on September 30, 1997. The Company has also included (i) the sale of 1,650,000 depositary shares (the "Series G Depositary Shares") on October 3, 1997 and the net proceeds therefrom of $39.6 million, (ii) the issuance of $150,000,000 million of 7 1/8% unsecured fixed rate notes (the "2017 Notes") in a public debt offering (the "Fourth Public Debt Offering") which occurred on October 8, 1997 and the net proceeds therefrom of $147.4 million, (iii) the acquisition in October 1997 of 17 properties containing 5,015 units for a total purchase price of $292.4 million which included the assumption of $136 million of mortgage indebtedness and the issuance of 3,315,500 Common Shares and (iv) the acquisition in October 1997 of 21 properties and the probable acquisition of an additional 24 properties for a total purchase price of $607.5 million, including the assumption of $218.5 million of mortgage indebtedness. All of these events have been presented as if they had occurred on September 30, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

  The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of EQR and EWRLP would have been at September 30, 1997, nor does it purport to represent the future combined financial position of EQR and EWRLP. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR, EWRLP and the financial statements and notes thereto included in the Form 8-K, as amended by Form 8-K/A, dated October 9, 1997 incorporated by reference into the Consent Solicitation/Prospectus/Information Statement.

                       ERP OPERATING LIMITED PARTNERSHIP

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                  (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)

                                       1997 MOST
                                         RECENT
                                      ACQUIRED AND     ERP                        PRO FORMA        ERP
                            ERP         PROBABLE    PRE-MERGER      EWRLP          MERGER       PRO FORMA
                         HISTORICAL  PROPERTIES (A) PRO FORMA   HISTORICAL (B) ADJUSTMENTS (C)   COMBINED
                         ----------  -------------- ----------  -------------- ---------------  ----------
ASSETS
Rental property, cost... $4,822,779    $ 905,502    $5,728,281     $806,472       $322,706 (D)  $6,857,459
Less: Accumulated
 Depreciation...........   (400,550)         --       (400,550)     (54,409)           --         (454,959)
Rental property, net....  4,422,229      905,502     5,327,731      752,063        322,706       6,402,500
Real Estate held for
 disposition............      3,948          --          3,948          --             --            3,948
Construction in
 progress...............        --           --            --            36            --               36
Investment in mortgage
 notes, net.............    176,051          --        176,051        7,188            --          183,239
Cash and cash
 equivalents............    277,997     (207,541)       70,456        2,488        (73,834)(E)        (890)
Rents receivable........      2,614          --          2,614          --             --            2,614
Deposits-restricted.....      7,761          --          7,761       15,305            --           23,066
Escrow deposits-
 mortgage...............     31,702          --         31,702          --             --           31,702
Deferred financing
 costs, net.............     14,168        1,313        15,481        4,503         (4,503)(F)      15,481
Other assets............     97,544          --         97,544        4,984            --          102,528
                         ----------    ---------    ----------     --------       --------      ----------
    Total assets........ $5,034,014    $ 699,274    $5,733,288     $786,567       $244,369      $6,764,224
                         ==========    =========    ==========     ========       ========      ==========
LIABILITIES AND
 PARTNERS' CAPITAL
Liabilities:
  Mortgage notes
   payable.............. $  963,819    $ 354,496    $1,318,315     $261,922       $    --       $1,580,237
  Line of credit........        --           --            --        56,000        (56,000)(G)         --
  Notes, net............    754,292      148,703       902,995      124,234          4,359 (H)   1,031,588
  Accounts payable and
   accrued expenses.....     56,864          --         56,864       14,251            --           71,115
  Accrued interest
   payable..............     20,493          --         20,493        5,327            --           25,820
  Due to affiliates.....        783          --            783          --             --              783
  Rents received in
   advance and other
   liabilities..........     28,928          --         28,928          838            --           29,766
  Security deposits.....     21,196          --         21,196        2,617            --           23,813
  Distributions payable.     66,707          --         66,707        9,480            --           76,187
                         ----------    ---------    ----------     --------       --------      ----------
    Total liabilities...  1,913,082      503,199     2,416,281      474,669        (51,641)      2,839,309
                         ----------    ---------    ----------     --------       --------      ----------
Commitments and
 contingencies
  9 3/8% Series A
   Cumulative Redeemable
   Preference Units.....    153,000          --        153,000          --             --          153,000
  9 1/8% Series B
   Cumulative Redeemable
   Preference Units.....    125,000          --        125,000          --             --          125,000
  9 1/8% Series C
   Cumulative Redeemable
   Preference Units.....    115,000          --        115,000          --             --          115,000
  8.60% Series D
   Cumulative Redeemable
   Preference Units.....    175,000          --        175,000          --             --          175,000
  Series E Cumulative
   Convertible
   Preference Units.....     99,995          --         99,995          --             --           99,995
  9.65% Series F
   Cumulative Redeemable
   Preference Units.....     57,500          --         57,500          --             --           57,500
  Series G Cumulative
   Convertible
   Preference Units.....    275,000       41,250       316,250          --             --          316,250
Partners' capital:
  General Partner.......  1,938,553      154,825     2,093,378      311,099        193,259 (I)   2,597,736
  Limited Partners
   (Minority interest)..    181,884          --        181,884          799        102,751 (J)     285,434
                         ----------    ---------    ----------     --------       --------      ----------
    Total partners'
     capital............  2,120,437      154,825     2,275,262      311,898        296,010       2,883,170
                         ----------    ---------    ----------     --------       --------      ----------
    Total liabilities
     and partners'
     capital............ $5,034,014    $ 699,274    $5,733,288     $786,567       $244,369      $6,764,224
                         ==========    =========    ==========     ========       ========      ==========

                       ERP OPERATING LIMITED PARTNERSHIP

                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

  The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997 is presented as if the Merger, the Wellsford Merger, the March 1997 Common Share Offerings, the Series D Preferred Share Offering, the June 1997 Common Share Offerings, the September 1997 Common Share Offering, the issuance of the Series G Depositary Shares, the Fourth Public Debt Offering, the acquisition of an additional 47 properties, which occurred between January 1997 and October 1997, including the assumption of $193.5 million of mortgage indebtedness and the probable acquisition of an additional 24 properties, including the assumption of $218.5 million of mortgage indebtedness had occurred on January 1, 1997. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

  The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of ERP and EWRLP would have been for the nine months ended September 30, 1997, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of ERP, EWRLP and the financial statements included in Forms 8-K, as amended by Forms 8-K/A, as applicable, dated March 17, 1997, May 20, 1997, August 15, 1997, September 17, 1997 and October 9, 1997 incorporated by reference into this Consent Solicitation/Prospectus/Information Statement.

                       ERP OPERATING LIMITED PARTNERSHIP

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                  (AMOUNTS IN THOUSANDS EXCEPT PER UNIT DATA)

                                     ADDITIONAL        ERP                                     ERP
                            ERP     1997 ACQUIRED   PRE-MERGER     EWRLP       MERGER       PRO FORMA
                         HISTORICAL PROPERTIES(K)   PRO FORMA  HISTORICAL(W) ADJUSTMENTS    COMBINED
                         ---------- -------------   ---------- ------------- -----------    ---------
REVENUES
 Rental Income..........  $482,980    $187,332 (L)   $670,312     $83,282      $   --       $753,594
 Fee and asset
  management............     4,364         --           4,364         611          --          4,975
 Interest income-
  investment in
  mortgage notes........    14,821         --          14,821         201          --         15,022
 Interest and other
  income................     7,513         248 (M)      7,761       5,747          --         13,508
                          --------    --------       --------     -------      -------      --------
     Total revenues.....   509,678     187,580        697,258      89,841          --        787,099
                          --------    --------       --------     -------      -------      --------
EXPENSES
 Property and
  maintenance...........   117,681      54,708 (N)    172,389      22,143          --        194,532
 Real estate taxes and
  insurance.............    48,560      19,667 (O)     68,227       7,287          --         75,514
 Property management....    18,765       5,174 (P)     23,939       2,328          200 (X)    26,467
 Fee and asset
  management............     2,523         --           2,523         --           --          2,523
 Depreciation...........   106,114      40,428 (Q)    146,542      19,338        4,844 (Y)   170,724
 Interest:
   Expense incurred.....    82,775      42,461 (R)    125,236      22,534         (405)(Z)   147,365
   Amortization of
    deferred financing
    costs...............     1,810          49 (S)      1,859         741         (741)(AA)    1,859
 General and
  administrative........    10,037       1,485 (T)     11,522         978         (221)(BB)   12,279
                          --------    --------       --------     -------      -------      --------
     Total expenses.....   388,265     163,972        552,237      75,349        3,677       631,263
                          --------    --------       --------     -------      -------      --------
Income before gain on
 disposition of
 properties, (loss) on
 joint venture
 communities and
 extraordinary item.....   121,413      23,608        145,021      14,492       (3,677)      155,836
 Gain on disposition of
  properties............     3,923         --           3,923       7,531          --         11,454
 (Loss) on joint
  venture communities...       --          (19)           (19)        --           --            (19)
                          --------    --------       --------     -------      -------      --------
Income before
 extraordinary item.....   125,336      23,589        148,925      22,023       (3,677)      167,771
EXTRAORDINARY ITEM:
 (Loss) on early
  extinguishment of
  debt..................       --          --             --       (1,500)         --         (1,500)
                          --------    --------       --------     -------      -------      --------
Net income..............  $125,336    $ 23,589       $148,925     $20,523      $(3,677)     $165,701
                          ========    ========       ========     =======      =======      ========
ALLOCATION OF NET
 INCOME:
 9 3/8% Series A
  Cumulative Redeemable
  Preference Units......    10,758         --          10,758         --           --         10,758
 9 1/8% Series B
  Cumulative Redeemable
  Preference Units......     8,555         --           8,555         --           --          8,555
 9 1/8% Series C
  Cumulative Redeemable
  Preference Units......     7,870         --           7,870         --           --          7,870
 8.60% Series D
  Cumulative Redeemable
  Preference Units......     5,477       5,811 (U)     11,288         --           --         11,288
 Series E Cumulative
  Convertible
  Preference Units......     2,365       1,797 (U)      4,162         --           --          4,162
 9.65% Series F
  Cumulative Redeemable
  Preference Units......     1,875       3,375 (U)      5,250         --           --          5,250
 Series G Cumulative
  Convertible
  Preference Units......       387      16,808 (U)     17,195         --           --         17,195
 General Partner........    78,618      (4,202)        74,416      20,478      (10,613)       84,281
 Limited Partners
  (Minority interest)...     9,431         --           9,431          45        6,936 (CC)   16,412
                          --------    --------       --------     -------      -------      --------
                          $ 88,049    $ (4,202)      $ 83,847     $20,523      $(3,677)     $100,693
                          ========    ========       ========     =======      =======      ========
Net income per weighted
 average OP Unit
 outstanding............  $   1.28    $  (0.26)      $   0.99     $  0.83      $  0.30      $   1.03
                          ========    ========       ========     =======      =======      ========
Weighted average OP
 Units outstanding......    68,970      15,974 (V)     84,944      24,586      (12,112)(DD)   97,418
                          ========    ========       ========     =======      =======      ========

                       ERP OPERATING LIMITED PARTNERSHIP

                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

  The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 is presented as if the Merger, the Wellsford Merger, the March 1997 Common Share Offerings, the Series D Preferred Share Offering, the June 1997 Common Share Offerings, the September 1997 Common Share Offering, the issuance of the Series G Depositary Shares, the Fourth Public Debt Offering, the acquisition of an additional 47 properties, which occurred between January 1997 and October 1997, including the related assumption of $193.5 million of mortgage indebtedness and the probable acquisition of an additional 24 properties, including the related assumption of $218.5 million of mortgage indebtedness had occurred on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

  The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of ERP and EWRLP would have been for the year ended December 31, 1996, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of ERP, EWRLP and the financial statements included in Forms 8-K, as amended by Forms 8-K/A, as appropriate, dated March 17, 1997, May 20, 1997, August 15, 1997, September 17, 1997 and October 9, 1997 incorporated by reference into this Consent Solicitation/Prospectus/Information Statement.

                       ERP OPERATING LIMITED PARTNERSHIP

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (AMOUNTS IN THOUSANDS EXCEPT PER UNIT DATA)

                                                      ADDITIONAL 1997
                                                       ACQUIRED AND        ERP                                         ERP
                            ERP      1996 ACQUIRED       PROBABLE       PRE-MERGER      EWRLP        MERGER         PRO FORMA
                         HISTORICAL PROPERTIES (EE)   PROPERTIES (OO)   PRO FORMA  HISTORICAL (YY) ADJUSTMENTS       COMBINED
                         ---------- ---------------   ---------------   ---------- --------------- -----------      ----------
REVENUES
Rental Income...........  $454,412     $ 71,359 (FF)     $346,821 (PP)   $872,592     $ 94,350      $    --         $  966,942
Fee and asset
 management.............     6,749          --                --            6,749        1,157           --              7,906
Interest income-
 investment in mortgage
 notes..................    12,819          --                --           12,819          --            --             12,819
Interest and other
 income.................     4,405       (2,942)(GG)        6,763 (QQ)      8,226        6,119           --             14,345
                          --------     --------          --------        --------     --------      --------        ----------
   Total revenues.......   478,385       68,417           353,584         900,386      101,626           --          1,002,012
                          --------     --------          --------        --------     --------      --------        ----------
EXPENSES
Property and
 maintenance............   127,172       17,292 (HH)      101,908 (RR)    246,372       25,161           --            271,533
Real estate taxes and
 insurance..............    44,128        7,614 (II)       34,807 (SS)     86,549        8,121           --             94,670
Property management.....    17,512        1,099 (JJ)        9,557 (TT)     28,168        3,225           146 (ZZ)       31,539
Fee and asset
 management.............     3,837          --                --            3,837          --            --              3,837
Depreciation............    93,253       13,217 (KK)       79,772 (UU)    186,242       20,885        11,531 (AAA)     218,658
Interest:
 Expense incurred.......    81,351        4,376 (LL)       71,222 (VV)    156,949       23,460          (539)(BBB)     179,870
 Amortization of
  deferred financing
  costs.................     4,242          --                 66 (WW)      4,308          765          (765)(CCC)       4,308
General and
 administrative.........     9,857          --                496 (XX)     10,353        1,204          (194)(DDD)      11,363
                          --------     --------          --------        --------     --------      --------        ----------
   Total expenses.......   381,352       43,598           297,828         722,778       82,821        10,179           815,778
                          --------     --------          --------        --------     --------      --------        ----------
Income before gain on
 disposition of
 properties, (loss) on
 joint venture
 communities and
 extraordinary item.....    97,033       24,819            55,756         177,608       18,805       (10,179)          186,234
 Gain on disposition of
  properties............    22,402          --                (66)         22,336          --            --             22,336
 (Loss) on joint venture
  communities...........       --           --                (58)            (58)         --            --                (58)
                          --------     --------          --------        --------     --------      --------        ----------
Income before
 extraordinary item.....   119,435       24,819            55,632         199,886       18,805       (10,179)          208,512
Extraordinary item:
 Write-off of
  unamortized costs on
  refinanced debt.......    (3,512)         --                --           (3,512)         --            --             (3,512)
                          --------     --------          --------        --------     --------      --------        ----------
Net income..............  $115,923     $ 24,819          $ 55,632        $196,374     $ 18,805      $(10,179)       $  205,000
                          ========     ========          ========        ========     ========      ========        ==========
ALLOCATION OF NET
 INCOME:
Redeemable Preference
 Interests..............       263          --                --              263          --            --                263
9 3/8% Series A
 Cumulative Redeemable
 Preference Units.......    14,345          --                --           14,345          --            --             14,345
9 1/8% Series B
 Cumulative Redeemable
 Preference Units.......    11,406          --                --           11,406          --            --             11,406
9 1/8% Series C
 Cumulative Redeemable
 Preference Units.......     3,264        7,230 (MM)          --           10,494          --            --             10,494
8.60% Series D
 Cumulative Redeemable
 Preference Units.......       --        15,050 (MM)          --           15,050          --            --             15,050
Series E Cumulative
 Convertible Preference
 Units..................       --           --              5,549           5,549          --            --              5,549
9.65% Series F
 Cumulative Redeemable
 Preference Units.......       --           --              6,999           6,999          --            --              6,999
Series G Cumulative
 Convertible Preference
 Units..................       --        22,928 (MM)          --           22,928          --            --             22,928
General Partner.........    72,609      (20,389)           41,677          93,897       18,730       (14,693)           97,934
Limited Partners
 (Minority interest)....    14,036          --              1,407          15,443           75         4,514 (EEE)      20,032
                          --------     --------          --------        --------     --------      --------        ----------
                          $ 86,645     $(20,389)         $ 43,084        $109,340     $ 18,805      $(10,179)       $  117,966
                          ========     ========          ========        ========     ========      ========        ==========
Net income per weighted
 average OP Unit
 outstanding............  $   1.70     $  (0.88)         $   4.01        $   1.29     $   0.84      $   1.05        $     1.21
                          ========     ========          ========        ========     ========      ========        ==========
Weighted average OP
 Units outstanding......    51,108       23,105 (NN)       10,731          84,944       22,184        (9,710)(FFF)      97,418
                          ========     ========          ========        ========     ========      ========        ==========

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER UNIT DATA)

(A) Includes the most recent multifamily properties acquired in October 1997 and probable properties anticipated to be acquired in December 1997.

Atrium, Burwick Farms, Carolina Crossing, Chimneys, Clarion, Concorde Bridge,
   Creekwood, Eastland on the Lake, Garden Lake, Glen Eagle, Grey Eagle, Hickory Ridge, Hidden Oaks, Highland Grove, Mariners Wharf, Northlake, Silver Springs, Tamarind at Stoneridge, Tivoli Lakes Club, Village of Sycamore Ridge, Woodland Meadows, which were acquired in October 1997, as reported on Form 8-K, as amended by Form 8-K/A dated October 9, 1997; Hidden Palms, Idlewood, Riverside Park, Sycamore Creek, Blue Swan, Autumn Creek, Governor's Point, Northwoods Village, Preakness, Trinity Lakes, Larkspur Woods, Brookridge, Chantecleer Lakes, Orchard of Landen, Crescent at Cherry Creek, Jefferson at Walnut Creek, Kirby Place, which were acquired in October 1997, as reported on Form 8-K dated September 17, 1997, (collectively the "1997 Most Recent Acquired Properties"); and

Arbor Glen, Breckinridge Court, Ethans Glen III, Ethans Ridge I, Ethans Ridge
  II, Farmington Gates, Fountain Place I, Fountain Place II, Geary Courtyard, James Street Crossing, Ocean Walk, Regency Woods, Ridgeway Commons, River Oaks, Royal Oaks, The Cedars, Trailway Pond I, Trailway Pond II, Valley Creek I, Valley Creek II, Westwood Pines, White Bear Woods, Woodcrest Villa, and Woodlane Place, (collectively the "Probable Properties") as reported on Form 8-K, as amended by Form 8-K/A dated October 9, 1997.

   In connection with these transactions the amounts presented include the initial purchase price of $905.5 million, the assumption of $354.5 million of mortgage indebtedness the issuance of 3,315 Common Shares with a value of approximately $154.8 million, the issuance of Preferred Shares with a value of $41.3 as well as the cash portion of these transactions which were or will be financed primarily through proceeds raised from the issuance of the Series G Depositary Shares and the Fourth Public Debt Offering.

(B) Certain reclassifications have been made to EWRLP's historical balance sheet to conform to ERP's balance sheet presentation.

(C) Represents adjustments to record the Merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $1,104,770 detailed as follows:

     Issuance of 2,257 ERP OP Units based on the .50 Exchange
      Ratio, in exchange for 4,514 EWRLP OP Units*.................  $  110,029
     Contribution of EWRLP OP Units acquired by EQR to ERP, at fair
      value........................................................     498,079
     Assumption of EWRLP's liabilities.............................     474,669
     Adjustment to increase the assumed EWRLP debt to its fair
      value (see Note H)...........................................       4,359
     Merger costs (see calculation below)..........................      17,634
                                                                     ----------
                                                                     $1,104,770
                                                                     ==========

   *The number of ERP OP Units to be received by each EWR Unit Holder, other than EWR, who elects to exchange will be equal to the number of EWR OP Units contributed by such EWR Unit Holder multiplied by the .50 Exchange Ratio.

  The following is a calculation of the estimated fees and other expenses related to the Merger:

     Employee termination costs........................................ $ 2,220
     Buyout of stock options...........................................   4,843
     Investment Banking Fee............................................   5,650
     Legal and accounting fees.........................................   2,120
     Other, including printing, filing, title and transfer costs.......   2,801
                                                                        -------
       Total estimated merger costs.................................... $17,634
                                                                        =======

                       ERP OPERATING LIMITED PARTNERSHIP

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                (AMOUNTS IN THOUSANDS, EXCEPT FOR PER UNIT DATA)

(D) Represents the estimated increase in EWRLP's rental property, net based upon ERP's purchase price and the adjustment to eliminate the basis of EWRLP's net assets acquired:

     Purchase Price (see Note C).................................... $1,104,770
     Less: Historical basis of EWRLP's net assets acquired
       Rental property, net.........................................    752,063
       Construction in progress.....................................         36
       Investment in mortgage notes, net............................      7,188
       Cash and cash equivalents....................................      2,488
       Restricted deposits..........................................     15,305
       Other assets.................................................      4,984
                                                                     ----------
     Step-up to record fair value of EWRLP's rental property........ $  322,706
                                                                     ==========

(E) Decrease to Cash and cash equivalents reflects the following:

     The expected payment for Merger costs (see Note C) and
      registration costs (see Note I)................................. $17,834
     Repayment of EWRLP's line of credit..............................  56,000
                                                                       -------
                                                                       $73,834
                                                                       =======

(F) Decrease due to elimination of EWRLP's deferred loan costs in connection with the Merger.

(G) Reflects the repayment of EWRLP's line of credit from ERP's cash balances.

(H) Increase to Notes, net reflects the premium required to adjust EWRLP's notes to their estimated fair value.

(I) Increase to General Partner's capital reflects the following:

     Issuance of ERP OP Units and fair value of EWRLP OP Units
      contributed by EQR pursuant to the Asset Contribution
      Agreement (see Note C)........................................ $ 608,108
     Registration costs incurred in connection with the Merger......      (200)
     EWRLP's historical Partner's capital...........................  (311,898)
     Adjustment to Limited Partners' ownership in ERP (see Note J)..  (102,751)
                                                                     ---------
                                                                     $ 193,259
                                                                     =========

  The 9.9% Limited Partners' ownership in ERP, is calculated as follows:

                                                                 SHARES  UNITS
                                                                 ------  ------
     EWR's historical Shares/Units outstanding.................. 20,434  24,948
                                                                 ======  ======
     EQR's Shares/Units to be issued based on the .50 Merger
      exchange ratio............................................ 10,217  12,474
     EQR's historical Shares/Units outstanding as adjusted (see
      Note A)................................................... 77,520  84,944
                                                                 ------  ------
     EQR's pro forma Shares/Units outstanding................... 87,737  97,418
                                                                 ======  ======
     EQR ownership percentage of ERP............................   90.1%
                                                                 ======
     Limited Partners' ownership percentage of ERP..............    9.9%
                                                                 ======

(J) The pro forma allocation to the Limited Partners is based upon the percentage owned by such Limited Partners as follows:

     Total partners' capital........................................ $2,883,170
     Limited Partners' percentage ownership in ERP (see Note I).....        9.9%
                                                                     ----------
     Pro Forma Combined Limited Partners' ownership in ERP..........    285,434
     ERP pre-merger pro forma Limited Partners' ownership in ERP....   (181,884)
     Historical Limited Partners' ownership in EWRLP................       (799)
                                                                     ----------
     Adjustment to Limited Partners' ownership in ERP............... $  102,751
                                                                     ==========

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)

(K) Reflects the historical results of operations for the properties acquired in the merger between EQR and Wellsford on May 30, 1997, the 1997 Most Recent Acquired and Probable Properties (see Note A) as well as the following groups of properties acquired from January through October, 1997 (collectively, the "Additional 1997 Acquired and Probable Properties"):

   Town Center, Harborview, The Cardinal, Trails at Dominion, Dartmouth Woods, Rincon, Waterford at the Lakes, Junipers at Yarmouth, Lincoln Harbor, Sedona Ridge, Club at the Green and Knight's Castle, which were acquired during the first quarter of 1997, as reported on Form 8-K dated May 20, 1997; and

   Country Gables, Indigo Springs, Watermark Square, The Willows, Summit Chase, Willow Brook, Highline Oaks, Mountain Brook, Ridgemont, Preston Bend, Spinnaker Cove, Windemere and Wyndridge II and III, which were acquired during the second quarter of 1997, as reported on Form 8-K dated May 20, 1997; and

   Foxchase, La Mirage, Bay Ridge, Boynton Place, Gates of Redmond, Cambridge Village, Crosswinds, Gates of Redmond II, Cascade at Landmark, Sabal Palm Club, Tamarlane, Banyan Lake, Hunters Ridge, South Pointe, Club at Tanasbourne and Wood Creek, which were acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997; and

   Paces on the Green and Paces Station, which were acquired during the third quarter of 1997, as reported on Form 8-K dated September 17, 1997; and

   Hidden Palms, Idlewood, Riverside Park, Sycamore Creek, Blue Swan, Autumn Creek, Governor's Point, Northwoods Village, Preakness, Trinity Lakes, Larkspur Woods, Brookridge, Chantecleer Lakes, Orchard of Landen, Crescent at Cherry Creek, Jefferson at Walnut Creek, Kirby Place, which were acquired in October 1997, as reported on Form
   8-K dated September 17, 1997.

(L) Reflects rental income for the Additional 1997 Acquired and Probable Properties for the periods indicated as follows:

     Properties acquired during the first quarter of 1997, as
      reported on Form 8-K dated May 20, 1997, for the period from
      January 1, 1997 through the respective acquisition dates for each property.................................................  $  4,645
     Properties acquired during the second quarter of 1997, as
      reported on Form 8-K dated May 20, 1997, for the three months
      ended March 31, 1997..........................................     6,586
     Properties acquired during the second quarter of 1997, as
      reported on Form 8-K dated May 20, 1997, for the period from
      April 1, 1997 through the respective acquisition dates for
      each property.................................................     2,982
     Properties acquired during the third quarter of 1997, as
      reported on Form 8-K dated August 15, 1997, for the six months
      ended June 30, 1997...........................................    19,662
     Properties acquired during the third quarter of 1997, as
      reported on Form 8-K dated August 15, 1997, for the period from July 1, 1997 through the respective acquisition dates for
      each property.................................................     1,767
     Properties acquired during the third and fourth quarters of
      1997, as reported on Form 8-K dated September 17, 1997, for
      the six months ended June 30, 1997............................    22,438
     Properties acquired during the third quarter of 1997, as
      reported on Form 8-K dated September 17, 1997, for the period from July 1, 1997 through the respective acquisition dates for
      each property.................................................       762
     Properties acquired during the fourth quarter of 1997, as
      reported on Form 8-K dated September 17, 1997, for the period
      from July 1, 1997 through September 30, 1997..................    10,118
     Properties acquired during the fourth quarter of 1997 and
      probable acquisitions, as reported on Form 8-K dated October
      9, 1997, for the nine months ended September 30, 1997.........    63,654
     Properties acquired in merger between EQR and Wellsford on May
      30, 1997 for the period from January 1, 1997 through May 30,
      1997..........................................................    54,718
                                                                      --------
                                                                      $187,332
                                                                      ========

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)

(M) Reflects the following for the periods indicated:

     Reduction of interest income due to the use of working capital for property acquisitions as reported on Form 8-K dated
      October 9, 1997 for the nine months ended September 30, 1997.  $ (3,332)
     Interest and other income in connection with the Wellsford
      merger for the nine months ended September 30, 1997..........     3,580
                                                                     --------
                                                                     $    248
                                                                     ========

(N) Reflects property and maintenance expense, which includes the elimination of third party management fees where ERP is providing onsite property management services, for the Additional 1997 Acquired and Probable Properties for the periods indicated as follows:

     Properties acquired during the first quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the period from January 1,
      1997 through the respective acquisition dates for each property.  $   948
     Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the three months ended March
      31, 1997........................................................    1,804
     Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the period from April 1, 1997
      through the respective acquisition dates for each property......      773
     Properties acquired during the third quarter of 1997 as reported on Form 8-K dated August 15, 1997 for the six months ended June
      30, 1997........................................................    5,158
     Properties acquired during the third quarter of 1997 as reported on Form 8-K dated August 15, 1997 for the period from July 1,
      1997 through the respective acquisition dates for each property.      468
     Properties acquired during the third and fourth quarters of 1997 as reported on Form 8-K dated September 17, 1997 for the six
      months ended June 30, 1997......................................    6,437
     Properties acquired during the third quarter of 1997 as reported on Form 8-K dated September 17, 1997 for the period from July 1,
      1997 through the respective acquisition dates for each property.      318
     Properties acquired during the fourth quarter of 1997 as reported on Form 8-K dated September 17, 1997 for the period from July 1,
      1997 through September 30, 1997.................................    2,838
     Properties acquired during the fourth quarter of 1997 and
      probable acquisitions, as reported on Form 8-K dated October 9,
      1997 for the nine months ended September 30, 1997...............   18,707
     Properties acquired in merger between EQR and Wellsford on May
      30, 1997 for the period from January 1, 1997 through May 30,
      1997............................................................   17,257
                                                                        -------
                                                                        $54,708
                                                                        =======

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)
(O) Reflects real estate tax and insurance expense for the Additional 1997 Acquired and Probable Properties for the periods indicated as follows:

     Properties acquired during the first quarter of 1997, as reported on Form 8-K dated May 20, 1997, for the period from January 1,
      1997 through the respective acquisition dates for each property.  $   517
     Properties acquired during the second quarter of 1997, as
      reported on Form 8-K dated May 20, 1997, for the three months
      ended March 31, 1997............................................      557
     Properties acquired during the second quarter of 1997, as
      reported on Form 8-K dated May 20, 1997, for the period from
      April 1, 1997 through the respective acquisition dates for each
      property........................................................      177
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997, for the six months ended June
      30, 1997........................................................    1,865
     Properties acquired during the third and fourth quarters of 1997, as reported on Form 8-K dated September 17, 1997, for the six
      months ended June 30, 1997......................................    2,642
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated September 17, 1997, for the period from July
      1, 1997 through the respective acquisition dates for each
      property........................................................       87
     Properties acquired during the fourth quarter of 1997, as
      reported Form 8-K dated September 17, 1997, for the period from
      July 1, 1997 through September 30, 1997.........................    1,214
     Properties acquired during the fourth quarter of 1997 and
      probable acquisitions, as reported on Form 8-K dated October 9,
      1997, for the nine months ended September 30, 1997..............    7,764
     Properties acquired in the merger between EQR and Wellsford on
      May 30, 1997, for the period from January 1, 1997 through May
      30, 1997........................................................    4,844
                                                                        -------
                                                                        $19,667
                                                                        =======

(P) Reflects incremental cost associated with self management of the Additional 1997 Acquired and Probable Properties for the periods indicated as follows:

     Properties acquired during the first quarter of 1997, as reported on Form 8-K dated May 20, 1997, for the period from January 1,
      1997 through the respective acquisition dates for each property.  $    89
     Properties acquired during the second quarter of 1997, as
      reported on Form 8-K dated May 20, 1997, for the three months
      ended March 31, 1997............................................      159
     Properties acquired during the second quarter of 1997, as
      reported on Form 8-K dated May 20, 1997, for the period from
      April 1, 1997 through the respective acquisition dates for each
      property........................................................       75
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997, for the six months ended June
      30, 1997........................................................      492
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997, for the period from July 1,
      1997 through the respective acquisition dates for each property.       44
     Properties acquired during the third and fourth quarters of 1997, as reported on Form
      8-K dated September 17, 1997, for the six months ended June 30,
      1997............................................................      561
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated September 17, 1997, for the period from July
      1, 1997 through the respective acquisition dates for each
      property........................................................       19
     Properties acquired during the fourth quarter of 1997, as
      reported on Form 8-K dated September 17, 1997, for the period
      from July 1, 1997 through September 30, 1997....................      253
     Properties acquired during the fourth quarter of 1997 and
      probable acquisitions, as reported on Form 8-K dated October 9,
      1997, for the nine months ended September 30, 1997..............    1,591
     Properties acquired in the merger between EQR and Wellsford on
      May 30, 1997, for the period from January 1, 1997 through May
      30, 1997........................................................    1,891
                                                                        -------
                                                                        $ 5,174
                                                                        =======

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)
(Q) Reflects depreciation based on the total investment of $2.7 billion for the Additional 1997 Acquired and Probable Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the periods indicated as follows:

     Properties acquired during the first quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the period from January 1,
      1997 through the respective acquisition dates for each property..  $   972
     Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the three months ended March
      31, 1997.........................................................    1,774
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997 for the six months ended June
      30, 1997.........................................................    4,706
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997 for the period from July 1,
      1997 through the respective acquisition dates for each property..      197
     Properties acquired during the third and fourth quarters of 1997, as reported on Form 8-K dated September 17, 1997 for the six
      months ended June 30, 1997.......................................    5,032
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated September 17, 1997 for the period from July 1,
      1997 through the respective acquisition dates for each property..      156
     Properties acquired during the fourth quarter of 1997, as reported on Form 8-K dated September 17, 1997 for the period from July 1,
      1997 through September 30, 1997..................................    2,145
     Properties acquired during the fourth quarter of 1997 and probable acquisitions, as reported on Form 8-K dated October 9, 1997 for
      the nine months ended September 30, 1997.........................   13,680
     Properties acquired in the merger between EQR and Wellsford on May
      30, 1997 for the period from January 1, 1997 through May 30,
      1997.............................................................   11,766
                                                                         -------
                                                                         $40,428
                                                                         =======
(R) Reflects interest expense on mortgage indebtedness totaling $618.5 million assumed in connection with the Additional 1997 Acquired and Probable
    Properties, $250 million in unsecured notes assumed in connection with the
    Wellsford merger at various interest rates and $150 million associated with the Fourth Public Debt Offering at a rate of 7.125% per annum for the periods indicated as follows:

     Properties acquired during the first quarter of 1997 as reported on Form 8-K dated
      May 20, 1997 for the period from January 1, 1997 through the
      respective acquisition dates for each property...................  $   528
     Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the three months ended March
      31, 1997.........................................................    1,704
     Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the period from April 1, 1997
      through the respective acquisition dates for each property.......      822
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997 for the six months ended June
      30, 1997.........................................................      801
     Properties acquired during the third quarter of 1997, as reported on Form 8-K dated August 15, 1997 for the period from July 1,
      1997 through the respective acquisition dates for each property..       87
     Properties acquired during the third and fourth quarters of 1997, as reported on Form 8-K dated September 17, 1997 for the six
      months ended June 30, 1997.......................................    4,420
     Properties acquired during the fourth quarter of 1997, as reported on Form 8-K dated September 17, 1997 for the period from July 1,
      1997 through September 30, 1997..................................    2,210
     Properties acquired during the fourth quarter of 1997 and porbable acquisitions, as reported on Form 8-K dated October 9, 1997 for
      the nine months ended September 30, 1997.........................   11,950
     Properties acquired in merger between EQR and Wellsford on May 30,
      1997 for the period from January 1, 1997 through May 30, 1997....   11,923
     Fourth Public Debt Offering.......................................    8,016
                                                                         -------
                                                                         $42,461
                                                                         =======

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)
(S) Reflects amortization of financing costs associated with the Fourth Public Debt Offering in the amount of $1.3 million over 20 years.

(T) Reflects historical G & A costs for Wellsford for the period from January 1 through May 30, 1997.

(U) Reflects the allocation of net income based on the distributions payable to Series D Cumulative Redeemable Preference Units, Series E Cumulative Convertible Preference Units, Series F Cumulative Redeemable Preference Units at the rates of 8.60%, 7.00%, 9.65%, respectively for the period from January 1, 1997 through their respective dates of issuance and Series G Cumulative Convertible Preferred Shares at the rate of 7.25% for the nine months ended September 30, 1997.

(V) Reflects the increase in pro forma OP Units outstanding resulting from the March 1997 Common Share Offerings, the June 1997 Common Share Offerings, the September 1997 Common Share Offering and Common Shares issued in connection with properties acquired in October 1997 as if these events had occurred on January 1, 1997.

(W) Certain reclassifications have been made to EWRLP's Historical Statement of Operations to conform to ERP's Statement of Operations presentation.

(X) Increase results from additional costs expected to be incurred as a result of the Merger.

(Y) Represents the net increase in depreciation of real estate owned as a result of recording EWRLP's real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

  The calculation of the fair value of depreciable real estate assets at September 30, 1997 is as follows:

     Historical basis of EWRLP's rental property...................  $  752,063
     Plus: Step up to EWRLP's rental property, net (see Note D)....     322,706
                                                                     ----------
     Pro forma basis of EWRLP's rental property at fair value......   1,074,769
     Less: Fair value allocated to land............................    (107,477)
                                                                     ----------
     Pro forma basis of EWRLP's depreciable rental property at fair value........................................................  $  967,292
                                                                     ==========

  Calculation of depreciation of rental property for the six months ended September 30, 1997 is as follows:

     Depreciation expense based upon an estimated useful life of approximately 30 years........................................ $ 24,182
     Less: EWRLP's historic depreciation of rental property.........  (19,338)
                                                                     --------
     Pro forma adjustment........................................... $  4,844
                                                                     ========

(Z) Decrease results from the amortization of the premium required to record EWRLP's debt at its estimated fair value.

(AA) Decrease results from the elimination of amortization of EWRLP's deferred financing costs, which costs would be eliminated in connection with the Merger.

(BB) Decrease results from identified historic costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger as follows:

     Duplication of public company expenses............................... $ 87
     Net reduction in salary, benefits and occupancy......................  134
                                                                           ----
     Total................................................................ $221
                                                                           ====

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)
(CC) A portion of income was allocated to the Limited Partners representing interests in ERP not owned by EQR and interests in EWRLP not owned by EWR. The pro forma allocation to the Limited Partners (represented by OP Units) is based upon the percentage estimated to be owned by such Limited Partners as a result of the pro forma transactions.

(DD) Decrease of Weighted Average OP Units Outstanding is based on the conversion of 4,514 EWRLP OP Units to ERP OP Units at a conversion ratio of .50 EWRLP OP Unit per ERP OP Unit and the contribution of EWRLP OP Units held by EQR to ERP.

(EE)Reflects the results of operations for Desert Park, 7979 Westheimer, Sabal Pointe (fka: Vinings at Coral Springs), Woodbridge (fka: The Plantations), Heron Landing (fka: Oxford & Sussex), The Pines of Cloverlane, Regency Palms, Port Royale II, 2900 on First, Woodland Hills, Ivy Place (fka: Post Place), Ridgetree, Country Ridge, Rosehill Pointe, Forest Ridge, Canyon Sands Village, Desert Sands Village, Chandler Court, Lands End, Mallard Cove, Sunny Oak Village, Pine Meadow, Summer Ridge, Promenade Terrace, South Creek, Pueblo Villas, Brixworth, Brierwood, Woodscape, Park Place, Canterchase, Eagle Canyon, Summerset Village, Songbird, Willowglen, Merrimac Woods, Casa Capricorn, Hunter's Glen, Marbrisa, Cedar Crest, Lakeville Resort, Rock Creek, Village Oaks, Creekside Oaks, Gatehouse on the Green, Gatehouse at Pine Lake, Wilde Lake, Spice Run and Mountain Terrace (collectively the "1996 Acquired Properties"). The amounts presented represent the historical amounts for certain revenues and expenses for the periods from January 1, 1996 through the respective acquisition dates for each property.

(FF)Reflects rental income for the 1996 Acquired Properties for the period from January 1, 1996 through the respective acquisition dates for each property.

(GG)Reflects the reduction of interest income due to the use of working capital for property acquisitions.

(HH)Reflects property and maintenance expense, which includes the elimination of third party management fees where ERP is providing onsite property management services, for the 1996 Acquired Properties for the period from January 1, 1996 through the respective acquisition dates for each property.

(II)Reflects real estate tax and insurance expense for the 1996 Acquired Properties for the period from January 1, 1996 through the respective acquisition dates for each property.

(JJ)Reflects incremental cost associated with self management of the 1996 Acquired Properties for the period from January 1, 1996 through the respective acquisition dates for each property.

(KK)Reflects depreciation based on the total investment of $789.4 million for the 1996 Acquired Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the period from January 1, 1996 through the respective acquisition dates for each property.

(LL)Reflects interest expense on mortgage indebtedness totaling $134.1 million assumed in connection with the 1996 Acquired Properties at various interest rates for the period from January 1, 1996 through the respective acquisition dates for each property.

(MM)Reflects an allocation of net income based on distributions payable to Series C Cumulative Redeemable Preference Units at the rate of 9.125% for the period from January 1, 1996 through the date of issuance; and Series D Cumulative Redeemable Preference Units, Series E Cumulative Convertible Preference Units, Series F Cumulative Redeemable Preference Units and Series G Cumulative Convertible Preference Units at the rates of 8.60%, 7.00%, 9.65% and 7.25%, respectively for the year ended December 31, 1996 as if they had occurred on January 1, 1996.

(NN)Reflects the increase in pro forma OP Units outstanding resulting from the January 1996 Common Share Offering, the February 1996 Common Share Offering, the May 1996 Common Share Offerings, the September 1996 Common Share Offering, the December 1996 Common Share Offering, the March 1997 Common Share Offerings, the June 1997 Common Share Offerings, the September 1997 Common Share Offering and Common Shares issued in connection with properties acquired in October 1997 as if these events had occurred on January 1, 1996.

(OO)Reflects the historical results of operations for the properties acquired in the merger between ERP and Wellsford on May 30, 1997, the Most Recent Acquired and Probable Properties (see Note A) as well as the following groups of properties acquired from January through October, 1997 (collectively, the "Additional 1997 Acquired and Probable Properties"):

Town Center, Harborview, The Cardinal, Trails at Dominion, Dartmouth Woods,
   Rincon, Waterford at the Lakes, Junipers at Yarmouth, Lincoln Harbor, Sedona Ridge, Club at the Green, Knight's Castle, Country Gables, Indigo Springs, Watermark Square, The Willows, Summit Chase, Willow Brook, Highline Oaks, Mountain Brook, Ridgemont, Preston Bend, Spinnaker Cove, Windemere, Wyndridge II and III (collectively, the properties reported on in Form 8-K dated May 20, 1997);

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)
Foxchase, La Mirage, Bay Ridge, Boynton Place, Gates of Redmond, Cambridge
   Village, Crosswinds, Gates of Redmond II, Cascade at Landmark, Sabal Palm Club, Tamarlane, Banyan Lake, Hunters Ridge, South Pointe, Club at Tanasbourne, Wood Creek (collectively, the properties reported on in Form 8-K dated August 15, 1997) and;

   Hidden Palms, Idlewood, Riverside Park, Sycamore Creek, Blue Swan, Autumn Creek, Governor's Point, Northwoods Village, Preakness, Trinity Lakes, Larkspur Woods, Brookridge, Chantecleer Lakes, Orchard of Landen, Crescent at Cherry Creek, Jefferson at Walnut Creek, Kirby Place, Paces on the Green and Paces Station (collectively, the properties reported on in Form 8-K dated September 17, 1997).

(PP) Reflects rental income for the Additional 1997 Acquired and Probable Properties for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997..... $ 54,659
      Acquired properties reported on Form 8-K dated August 15, 1997..   40,694
      Acquired properties reported on Form 8-K dated September 17,
       1997...........................................................   44,619
      Acquired and probable properties reported on Form 8-K dated
       October 9, 1997................................................   82,441
      Properties acquired in merger between ERP and Wellsford on May
       30, 1997.......................................................  124,408
                                                                       --------
                                                                       $346,821
                                                                       ========

(QQ) Reflects the following for the year ended December 31, 1996:

      Interest and other income in connection with the Wellsford merger.......................................................... $6,763
                                                                        ======

(RR) Reflects property and maintenance expense, which includes the elimination of third party management fees where the Company is providing onsite property management services, for the Additional 1997 Acquired and Probable Properties for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997..... $ 14,310
      Acquired properties reported on Form 8-K dated August 15, 1997..   10,814
      Acquired properties reported on Form 8-K dated September 17,
       1997...........................................................   12,408
      Acquired and probable properties reported on Form 8-K dated
       October 9, 1997................................................   24,022
      Properties acquired in merger between ERP and Wellsford on May
       30, 1997.......................................................   40,354
                                                                       --------
                                                                       $101,908
                                                                       ========

(SS) Reflects real estate tax and insurance expense for the Additional 1997 Acquired and Probable Properties for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997...... $ 5,953
      Acquired properties reported on Form 8-K dated August 15, 1997...   4,111
      Acquired properties reported on Form 8-K dated September 17,
       1997............................................................   5,013
      Acquired and probable properties reported on Form 8-K dated
       October 9, 1997.................................................   9,848
      Properties acquired in merger between ERP and Wellsford on May
       30, 1997........................................................   9,882
                                                                        -------
                                                                        $34,807
                                                                        =======

(TT) Reflects incremental cost associated with self management of the Additional 1997 Acquired and Probable Properties for the year ended December 31, 1996 as follows:

     Acquired properties reported on Form 8-K dated May 20, 1997...... $  1,367
     Acquired properties reported on Form 8-K dated August 15, 1997...    1,017
     Acquired properties reported on Form 8-K dated September 17,
      1997............................................................    1,115
     Acquired and probable properties reported on Form 8-K dated
      October 9, 1997.................................................    2,064
     Properties acquired in merger between ERP and Wellsford on May
      30, 1997........................................................    3,994
                                                                       --------
                                                                       $  9,557
                                                                       ========

(UU) Reflects depreciation based on the total investment of $2.7 billion for the Additional 1997 Acquired and Probable Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the year ended December 31, 1996 as follows:

     Acquired properties reported on Form 8-K dated May 20, 1997.......  $10,569
     Acquired properties reported on Form 8-K dated August 15, 1997....    9,942
     Acquired properties reported on Form 8-K dated September 17, 1997.   10,063
     Acquired and probable properties reported on Form 8-K dated
      October 9, 1997..................................................   18,240
     Properties acquired in merger between ERP and Wellsford on May 30,
      1997.............................................................   30,958
                                                                         -------
                                                                         $79,772
                                                                         =======

                       ERP OPERATING LIMITED PARTNERSHIP

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)
(WW) Reflects interest expense on mortgage indebtedness totaling $618.5 million assumed in connection with the Additional 1997 Acquired and Probable Properties and $250 million in unsecured notes assumed in connection with the Wellsford merger at various interest rates and $150 million associated with the Fourth Public Debt Offering at a rate of 7.125% per annum for the year ended December 31, 1996 as follows:

     Acquired properties reported on Form 8-K dated May 20, 1997.......  $11,873
     Acquired properties reported on Form 8-K dated August 15, 1997....    1,701
     Acquired properties reported on Form 8-K dated September 17, 1997.    8,840
     Acquired and probable properties reported on Form 8-K dated
      October 9, 1997..................................................   15,933
     Properties acquired in merger between ERP and Wellsford on May 30,
      1997.............................................................   22,187
     Fourth Public Debt Offering.......................................   10,688
                                                                         -------
                                                                         $71,222
                                                                         =======

(XX) Reflects incremental G & A costs as a result of the Wellsford merger.

(YY) Certain reclassifications have been made to EWRLP's Historical Statement of Operations to conform to ERP's Statement of Operations presentation.

(ZZ)Increase results from additional costs expected to be incurred as a result of the Merger.

(AAA) Represents the net increase in depreciation of real estate owned as a result of recording EWRLP's real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

     The calculation of the fair value of depreciable real estate assets at September 30, 1997 is as follows:

     Historical basis of EWRLP's rental property...................  $  752,063
     Plus: Step up to EWRLP's rental property, net (see Note D)....     322,706
                                                                     ----------
     Pro forma basis of EWRLP's rental property at fair value......   1,074,769
     Less: Fair value allocated to land............................    (107,477)
                                                                     ----------
     Pro forma basis of EWRLP's depreciable rental property at fair value........................................................  $  967,292
                                                                     ==========

     Calculation of depreciation of rental property for the year ended December 31, 1996 is as follows:

     Depreciation expense based upon an estimated useful life of approximately 30 years........................................ $ 32,243
     Less: EWRLP's historic depreciation of rental property.........  (20,712)
                                                                     --------
     Pro forma adjustment........................................... $ 11,531
                                                                     ========

(BBB) Decrease results from the amortization of the premium required to record EWRLP's debt at its estimated fair value.

(CCC) Decrease results from the elimination of amortization of EWRLP's deferred financing costs, which costs would be eliminated in connection with the Merger.

(DDD) Decrease results from identified historic costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger as follows:

     Duplication of public company expenses............................... $ 30
     Net reduction in salary, benefits and occupancy......................  164
                                                                           ----
     Total................................................................ $194
                                                                           ====

(EEE) A portion of income was allocated to Limited Partners representing interests in ERP not owned by EQR and interests in EWRLP not owned by EWR. The pro forma allocation to Limited Partners (represented by OP Units) is based upon the percentage estimated to be owned by such Limited Partners as a result of the pro forma transactions.

(FFF) Decrease of Weighted Average OP Units Outstanding is based on the conversion of 4,515 EWRLP OP Units to ERP OP Units at a conversion ratio of .50 EWRLP OP Units per ERP OP Unit and the contribution of EWRLP OP Units held by EQR to ERP.

                                CAPITALIZATION

  The following table sets forth the pro forma capitalization of ERP, as adjusted to reflect the Transactions. The information set forth in the following table should be read in conjunction with the unaudited combined pro forma financial statements and notes thereto included elsewhere in this Consent Solicitation/Prospectus/Information Statement.

                                                           SEPTEMBER 30, 1997
                                                        PRO FORMA (IN THOUSANDS)
                                                        ------------------------
        Mortgage notes payable.........................        $1,580,237
        Notes, net.....................................         1,031,588
        Partners' Capital..............................         2,883,170
                                                               ----------
            Total capitalization.......................        $5,494,995
                                                               ==========

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the federal income tax consequences material to (i) the Unit Exchange Offer, whereby holders of EWRLP Units ("Exchanging Partners") will contribute their EWRLP Units to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units so exchanged multiplied by the Exchange Ratio, (ii) the Asset Contribution and Distribution, whereby EWRLP will contribute its assets, subject to its liabilities, to ERP, with EWRLP receiving 0.5 ERP Units for each EWRLP Unit outstanding at the Effective Time, (iii) the ownership of ERP Units by an EWRLP Unitholder, and (iv) the ownership of EQR Shares. The following discussions were prepared based on consultation with Gibson, Dunn & Crutcher LLP, special counsel to EWRLP, and Rudnick & Wolfe, special counsel to ERP, in connection with the Unit Exchange Offer, the Asset Contribution and Distribution. In the opinion of Rudnick & Wolfe and Gibson, Dunn & Crutcher, the following discussion, to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects. Opinions of counsel are not binding on the Internal Revenue Service ("IRS" or "Service"). Thus, there can be no assurance that the IRS will agree with the following discussion and positions described therein, or that the IRS will not seek to challenge such positions, which challenge may be sustained by the courts.

  The information set forth below is based on the Code, final, temporary and proposed Treasury Department regulations promulgated thereunder (such existing regulations are hereafter referred to as the "Regulations"), and current administrative interpretations, and court decisions. No assurance can be given that future legislation, Regulations, administrative interpretations, and court decisions will not significantly change the law, and thereby affect the accuracy of this discussion. Any such change in law could apply retroactively.

  Neither ERP, EQR, EWRLP nor EWR intend to obtain a ruling from the IRS concerning the tax consequences of the Unit Exchange Offer, the Asset Contribution, the Distribution or any of the other matters set forth herein (except with regard to their impact on the Merger qualifying for tax-free treatment under Code Section 368(a) of the Code). The discussions in this section do not constitute tax advice to any person.

  The following summary is not intended to be comprehensive. It does not address the state, local or foreign tax consequences of the Unit Exchange Offer, the Asset Contribution, or the Distribution, nor does it discuss all aspects of federal income taxation that may be relevant to EWRLP Unitholders in light of their particular circumstances. Except where indicated, the discussion below describes general federal income tax considerations applicable to individuals who are citizens or residents of the United States, and therefore has limited application to domestic corporations and persons subject to special federal income tax treatment, such as foreign persons, tax-exempt entities, regulated investment companies and insurance companies.

  BECAUSE OF THE PARTICULAR TAX ATTRIBUTES OF PARTNERS OF EWRLP, THE UNIT EXCHANGE OFFER AND THE ASSET CONTRIBUTION MAY HAVE DIFFERING TAX IMPLICATIONS FOR SUCH PARTNERS. THUS, PARTNERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE UNIT EXCHANGE OFFER, THE ASSET CONTRIBUTION, THE DISTRIBUTION AND THE SUBSEQUENT OWNERSHIP OF ERP UNITS OR EQR COMMON IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. THE FOLLOWING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING.

TAX CONSEQUENCES OF ASSET CONTRIBUTION AND DISTRIBUTION

  General. Pursuant to, and subject to the terms and conditions of the Asset Contribution Agreement, EWRLP has agreed, subsequent to the effectiveness of the Merger, and at the option of ERP, to contribute all of its assets to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units then outstanding multiplied by the Exchange Ratio. Following the Asset Contribution and pursuant to the Distribution, EWRLP will distribute such ERP Units to the partners of EWRLP in liquidation. See "The Transactions--Terms of the Transactions--The Asset Contribution."

  Contribution of Assets to ERP/Termination of EWRLP. The Service regards transactions whereby the businesses of two or more partnerships are combined in a single partnership, regardless of the form of the transaction and regardless of whether the transaction constitutes a merger or consolidation under state law, as mergers or consolidations for purposes of Code Section
708. In Revenue Ruling 77-458, the Service concluded that where a partnership transferred all of its assets, subject to all of its liabilities, to another partnership in exchange for interests in the other partnership, and such interests were distributed to the partners of the partnership transferring its assets and liabilities, such transaction constituted a merger of the two partnerships for purposes of Code Section 708. Therefore, the Asset Contribution and subsequent liquidation of EWRLP will constitute a merger of ERP and EWRLP for purposes of Code Section 708. Under Code Section 708(b)(2)(A), in the case of a merger of two or more partnerships, the resulting partnership shall be considered the continuation of the merging partnership whose members own an interest of more than 50% in the capital and profits of the resulting partnership. Following the Asset Contribution and Distribution, the pre-Asset Contribution partners of ERP will own more than 50% in the capital and profits of the resulting partnership. Therefore, ERP will be considered the surviving partnership under Code Section 708. In Revenue Ruling 68-289, the Service concluded that regardless of the actual form of the transaction, a partnership that terminates as a result of a merger is treated as contributing its assets to the resulting partnership and then liquidating, distributing interests in the resulting partnership to its partners. Thus, as a result of the Asset Contribution and Distribution, EWRLP will be treated for federal income tax purposes as if it had directly contributed all of its assets, (subject to all of its liabilities) to ERP in exchange for ERP Units and subsequently liquidated, distributing all of such ERP Units to its partners. Subject to the exceptions discussed below, under Code Section 721(a) no gain or loss will be recognized by EWRLP upon the contribution of its assets (subject to its liabilities) to ERP in consideration for ERP Units.

  Basis in ERP Units Received by EWRLP Unitholders. Code Section 732(b) provides that the basis of property (other than money) distributed to a partner in liquidation of the partner's interest in the partnership shall be an amount equal to the adjusted basis of such partner's interest in the partnership reduced by any cash distributed in the same transaction. Therefore, each EWRLP Unitholder will have an adjusted basis in his ERP Units received in the Distribution equal to such partner's basis in the EWRLP Units held by such partner, subject to adjustment by operation of Code Section 752. Code Section 752 provides that an increase in a partner's share of partnership liabilities is treated as a contribution of cash to the partner, and reduction in a partner's share of partnership liabilities is treated as a distribution of cash by the partner to the partnership. Under Code Section 722, a contribution of cash by a partner increases a partner's adjusted basis in his partnership interest, and under Code Section 733, a distribution of cash to a partner reduces a partner's adjusted basis in his partnership interest. The Asset Contribution and liquidation of EWRLP, may cause each EWRLP Unitholder to receive an allocation of liabilities from ERP that is greater or less than the amount of liabilities that was previously allocated to such partner by EWRLP. See "--Allocation of ERP Liabilities." Accordingly, a partner who receives ERP Units in connection with the liquidation of EWRLP will have an adjusted basis in his ERP Units equal to such partner's adjusted basis in his EWRLP Units immediately prior to the liquidation of EWRLP, increased or decreased by any actual or deemed contribution or distribution, respectively, of cash in connection with the Asset Contribution and Distribution.

  Consequences of Deemed Distribution of Cash. Under Code Section 731, a distribution of money by a partnership to a partner results in gain recognition only to the extent the amount of money exceeds the partner's adjusted basis in his partnership interest. As discussed above, the EWRLP Unitholders will be deemed to be relieved of the liabilities of EWRLP assumed by ERP as a result of the Asset Contribution, and will receive an allocation of liabilities by ERP pursuant to Code Section 752 and the ERP Partnership Agreement as new partners in ERP. See "--Allocation of ERP Liabilities" and "--Basis in ERP Units Received by EWRLP Unitholders." Accordingly, an EWRLP Unitholder who receives ERP Units in connection with the Distribution will recognize gain to the extent that any deemed distribution of cash arising from a reduction in the Unitholder's share of partnership liabilities exceeds such partner's adjusted basis in his partnership interest. EWRLP Unitholders are strongly urged to consult with their own tax advisor to determine the adjusted bases in their EWRLP Units and the extent (if any) of any deemed cash distribution to such partner as a result of the Asset Contribution and Distribution.

  Subsequent Adjustments to Adjusted Tax Basis of ERP Units. An ERP Unitholder's adjusted basis in his ERP Units generally will be increased by
(a) his share of ERP taxable income, (b) his contributions to the capital of ERP and (c) increases in his allocable share of the liabilities of ERP. Generally, such Exchanging Partner's adjusted basis in his ERP Units will be decreased (but not below zero) by (1) his share of ERP's taxable losses and ERP nondeductible expenditures which are not chargeable to capital, (2) cash distributions made to such partner by ERP and (3) decreases in his allocable share of the liabilities of ERP.

  Distributions of Cash/Marketable Securities. Under Code Section 731, a distribution of money by a partnership to a partner results in gain recognition only to the extent the amount of money exceeds the partner's adjusted basis in his partnership interest. A distribution of property, other than money, by a partnership to a partner does not result in taxable gain to the partner. The term "money" for purposes of Code Section 731 includes marketable securities. The term "marketable securities" includes financial instruments, such as stock and other equity interests, that are actively traded as of the date of the distribution, and financial instruments that are readily convertible into or exchangeable for money or marketable securities. ERP Units received by partners of EWRLP pursuant to the Distribution and liquidation of EWRLP may be considered "marketable securities" subject to the gain recognition requirements of Code Section 731. Under Code Section 731(c), marketable securities include "financial instruments" which, in turn, include "other equity interests" which are "actively traded." In cases where the value of a financial instrument is determined substantially by reference to marketable securities, such financial instrument is deemed to be actively traded. Because each ERP Unit can be redeemed for one share of EQR common or the cash equivalent, the value of the ERP Units are determined by reference to the value of EQR Common. Therefore, such ERP Units may be considered marketable securities for purposes of Code
Section 731(c). However, an exception to the foregoing rule provides that a distribution of property that would otherwise constitute a "marketable security" will not constitute a marketable security for purposes of Code
Section 731 if such property was acquired by the partnership in a non-recognition transaction, the value of any marketable securities and money exchanged by the partnership in the nonrecognition transaction is less than 20 percent of the value of all assets exchanged by the partnership in the nonrecognition transaction, and the partnership distributes the marketable securities received within 5 years of receipt. EWRLP will receive the ERP Units in a non-recognition transaction governed by Code Section 721(a), and the value of any marketable securities and money contributed to ERP by EWRLP in the Asset Contribution will be less than 20 percent of the value of all assets contributed by EWRLP to ERP. Accordingly, a distribution of ERP Units to a partner of EWRLP in connection with the Asset Contribution and Distribution will not constitute a distribution of money to the EWRLP Unitholders under Code Section 731.

UNIT EXCHANGE OFFER

  Contribution of EWRLP Units to ERP. EWR Unitholders who elect to participate in the Unit Exchange Offer will be treated as contributing assets to a partnership in exchange for an interest in a partnership in a transaction governed by Code Section 721. Subject to the exceptions discussed below, under Code Section 721 no gain or loss will be recognized by a EWRLP Unitholder upon the contribution of EWRLP Units to ERP.

  Exchanging Partners' Adjusted Tax Basis in ERP Units. In general, an Exchanging Partner of EWRLP will have an initial tax basis ("Initial Basis") in his ERP Units equal to his basis in his EWRLP Units, increased or decreased by any deemed contribution or distribution, respectively, of cash arising under Code Section 752. Code Section 752 provides that an increase in a partner's share of partnership liabilities is treated as a contribution of cash to the partner, and a reduction in a partner's share of partnership liabilities is treated as a distribution of cash by the partner to the partnership. Under Code Section 722, a contribution of cash by a partner increases a partner's adjusted basis in his partnership interest, and under Code Section 733, a distribution of cash to a partner reduces such partner's adjusted basis in his partnership interest. As a result of the contribution of EWRLP Units to ERP, an Exchanging Partner will be deemed to have been relieved of the liabilities previously allocated to him by EWRLP and to have assumed liabilities of ERP allocated to such partner by ERP. Accordingly, an Exchanging Partner's basis in his ERP Units will be reduced to the extent the amount of liabilities allocated to him by ERP are less than the amount of liabilities previously allocated to such partner by EWRLP, and will be increased to the extent the amount of liabilities allocated to him by ERP are greater than the amount of liabilities previously allocated to such partner by EWRLP. For a discussion of the allocation of liabilities of ERP, see "-- Allocation of ERP Liabilities."

  Consequences of Deemed Distribution of Cash. Under Code Section 731, a distribution of money by a partnership to a partner results in gain recognition only to the extent the amount of cash exceeds the partner's adjusted basis in his partnership interest. Upon the contribution of EWRLP Units to ERP, the Exchanging Partner will be deemed to be relieved of the liabilities previously allocated to him by EWRLP and will receive an allocation of liabilities of ERP, resulting in a net increase or decrease in the amount of liabilities allocated to such EWRLP Unitholder. An Exchanging Partner will recognize gain to the extent that any deemed distribution arising from a reduction in the partner's share of partnership liabilities exceeds such partner's adjusted basis in his partnership interest. Exchanging Partners of EWRLP are strongly urged to consult with their own tax advisor to determine the adjusted bases in their EWRLP Units and the extent (if any) of any deemed cash distribution to such partner as a result of the exchange of their EWRLP Units for ERP Units and the corresponding increase or reduction in the amount of liabilities allocated to such partner.

  Subsequent Adjustments to Adjusted Tax Basis of ERP Units. An Exchanging Partner's adjusted basis in his ERP Units generally will be increased by (a) his share of ERP taxable income, (b) his contributions to the capital of ERP and (c) increases in his allocable share of the liabilities of ERP. Generally, such Exchanging Partner's adjusted basis in his ERP Units will be decreased (but not below zero) by (1) his share of ERP's taxable losses and ERP nondeductible expenditures which are not chargeable to capital, (2) cash distributions made to such partner by ERP and (3) decreases in his allocable share of the liabilities of ERP.

ALLOCATION OF ERP LIABILITIES

  ERP's recourse and nonrecourse liabilities will be allocated among ERP Unitholders in accordance with Code Section 752 and the Regulations thereunder in the manner set forth below.

  Recourse Liabilities. A partnership liability is a recourse liability to the extent that any partner or a related person bears the economic risk of loss for that liability. A partner's share of recourse liabilities equals the portion of that liability, if any, for which that partner or a related person bears such economic risk of loss. EWRLP Unitholders are not expected to bear the economic risk of loss for any liabilities of ERP. However, EQR, as the sole general partner of ERP, currently does and will bear the economic risk of loss for certain liabilities of ERP. Accordingly, under Code Section 752, such liabilities will constitute recourse liabilities which are allocable to EQR.

  Nonrecourse Liabilities. A partnership liability is a nonrecourse liability to the extent that no partner or related person bears the economic risk of loss for that liability. A partner's share of nonrecourse liabilities equals the sum of: (1) the partner's share of partnership "minimum gain" determined in accordance with the rules of Code Section 704(b) and Regulations thereunder; (2) the amount of any taxable gain that would be allocated to the partner under Code Section 704(c) if the partnership (in a taxable transaction) disposed of all partnership property subject to one or more partnership nonrecourse liabilities in full satisfaction of those liabilities and for no other consideration ("Code Section 704(c) Minimum Gain"); and (3) the partner's share of excess nonrecourse liabilities of the partnership (i.e., those liabilities not allocated under (1) and (2) above) as determined in accordance with the partner's share of profits. ERP believes that it allocates its nonrecourse liabilities in accordance with the foregoing Regulations. The allocation of excess nonrecourse liabilities by ERP is determined by taking into account facts and circumstances relating to the partner's interest in the profits of ERP. EQR, as general partner of ERP, will have discretion in any fiscal year to allocate excess nonrecourse liabilities among the partners in any manner permitted under Code Section 752 and the Regulations thereunder.

  EWRLP Unitholders are strongly urged to consult with their own tax advisor to determine the extent (if any) of any increase or reduction in the amount of nonrecourse liabilities allocated to such partner as a result of the exchange of their EWRLP Units for ERP Units (either through the Unit Exchange Offer or the Distribution) and the implications of any corresponding deemed cash distributions to such partner. See "--Unit Exchange Offer--Consequences of Deemed Distributions of Cash" and "--Tax Consequences of Asset Contribution and Distribution--Consequences of Deemed Distribution of Cash."

ENTITY CLASSIFICATION

  Substantially all of EQR's investments are held indirectly through ERP and the Subsidiary Partnerships (as defined in the following paragraph). In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. EQR includes in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, EQR includes its proportionate share of assets held by ERP and the partnerships.

  Classification of ERP and Subsidiary Partnerships. EQR's interests in ERP, EWRLP, and certain partnerships and limited liability companies that own the beneficial interest of certain properties encumbered by mortgage financing (collectively, the "EQR Financing Partnerships"), EQR Properties Management LP, Equity Residential Properties Management, L.P. II ("EQR Properties Management LP II"), and Evans Withycombe Finance, L.P. ("EW Finance LP") (collectively, the "Subsidiary Partnerships") involve special tax considerations, including the possibility of a challenge by the IRS of the status of such entities as partnerships (as opposed to an association taxable as a corporation) for federal income tax purposes. If ERP, EWRLP or any of the Subsidiary Partnerships were treated as an association, such partnership would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of EQR's assets and items of gross income would change and preclude EQR from satisfying the asset tests and possibly the income tests (See "--Tax Aspects of Investment in EQR-- Qualification of EQR as a REIT"), and in turn would prevent EQR from qualifying as a REIT. In addition, a change in ERP, EWRLP or a Subsidiary Partnership's status for tax purposes might be treated as a taxable event in which case EQR might incur a tax liability without any related cash distributions.

  The IRS recently finalized and published certain Regulations (the "Entity Classification Regulations") which provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for federal income tax purposes. The Entity Classification Regulations apply for tax periods beginning on or after January 1, 1997 (the "Regulations Effective Date"). Unless it elects otherwise, an

Eligible Entity in existence prior to the Regulations Effective Date will have the same classification for federal income tax purposes that it claimed under the Regulations in effect prior to the Regulations Effective Date. In addition, an Eligible Entity with two or more members and which did not exist, or did not claim a classification, prior to the Regulations Effective Date, will be classified as a partnership for federal income tax purposes unless it elects otherwise. Each of ERP, EWRLP and the Subsidiary Partnerships in existence prior to the Regulations Effective Date claimed classification as a partnership for federal tax purposes.

  Publicly Traded Partnerships. Code Section 7704 provides that publicly traded partnerships will be taxed as corporations, unless a certain percentage of their income consists of "qualifying income." A partnership is "a publicly traded partnership" if interests in such partnership are either traded on an established securities market or are "readily tradable on a secondary market (or the substantial equivalent thereof)." Under the Regulations promulgated under Code Section 7704, interests in a partnership are readily tradable on a secondary market or substantial equivalent thereof if, "taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market." Furthermore, interests in a partnership are tradeable as such if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the partnership; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in (i), (ii) or (iii). ERP believes that it will not be a publicly traded partnership at the Effective Time nor upon consummation of the Asset Contribution.

  Even if ERP were deemed to be a publicly traded partnership, depending on circumstances at the time, it still might avoid taxation as a corporation under Code Section 7704, based on the nature of its income. A publicly traded partnership is not taxed as a corporation if at least 90% of its gross income for each taxable year consists of certain passive income, including interest, dividends, real property rents, and gains from the sale or other disposition of real property. These are predominantly the types of income that ERP expects to earn. If ERP satisfied the 90% gross income test but was classified as a publicly traded partnership, it would not be taxed as a corporation but would be subject to certain special rules under Code Section 469(k). In such event, a ERP Unitholder would be unable to use losses from other passive activities against his allocable share of ERP passive activity losses allocable to a ERP Unitholder could be offset only against his allocable share of ERP passive activity income or gains, and not against income or gains from other passive activities.

  If ERP at any time were considered a publicly traded partnership and did not satisfy the qualifying income test, then it will be considered as having transferred its assets at that time to a corporation, and would be taxed as a corporation for federal income tax purposes, which would result in adverse consequences to the ERP Unitholders and would jeopardize EQR's status as a REIT for federal income tax purposes. This deemed transfer of assets to a corporation may also result in the recognition of taxable income to ERP and its partners, to the extent that its liabilities at that time have exceeded the adjusted tax bases of its assets, without the receipt of any cash with which to pay the income tax liability resulting from such income.

ALLOCATIONS OF PARTNERSHIP ITEMS

  Requirements Under Code Section 704(b). Under Code Section 704(b), a partnership's allocation of any item of income, gain, loss or deduction to a partner will be respected for federal income tax purposes so long as it has "substantial economic effect," or is otherwise deemed to be allocated in accordance with the partner's "interest in the partnership." If the allocation does not satisfy this standard, the item will be reallocated among the partners on the basis of their respective interests in the partnership, determined by taking into account all the facts and circumstances. Taxable income and losses of ERP are generally allocated among the partners of ERP in proportion to their partnership interests (based on the number of ERP Units held by such partner). The allocations of partnership items under the ERP Partnership Agreement are intended to have substantial economic effect, based on the applicable Regulations. Notwithstanding such intention, however, there can be no assurance that the allocations under the ERP Partnership Agreement will not be challenged by the IRS or that partnership items will not be required to be reallocated as a result of such challenge.


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  Tax Allocations with Respect to the Properties. Pursuant to Code Section
704(c), income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the properties contributed to ERP and EWRLP in connection with their initial public offering, the interests in EWRLP contributed to ERP in connection with the Unit Exchange Offer, and the properties contributed to ERP pursuant to the Asset Contribution) (the "Contributed Properties") must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of contributed property at the time of initial contribution ("Built-in Gain" or "Built-in Loss," respectively). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The ERP Partnership Agreement requires such allocations to be made in a manner consistent with Code Section 704(c). As a result, certain limited partners of ERP will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by ERP of certain of the Contributed Properties. These allocations will tend to eliminate the Built-in Gain or Built-in Loss associated with such assets over their useful lives. However, the special allocation rules of Code Section 704(c), as applied by EQR, will not always entirely rectify the Built-in Gain or Built-in Loss on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of ERP may cause EQR to be allocated lower depreciation and other deductions and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale.

  Sale of the Properties. Gain or loss recognized by ERP upon disposition of an item of Contributed Property which has Built-in Gain or Built-in Loss, respectively, remaining after prior adjustments for depreciation and other items will be allocated to the Contributing Partners, as required under Code
Section 704(c). Any additional gain or loss with respect to the Contributed Property will be allocated among all of the ERP Unitholders in the manner provided under the ERP Partnership Agreement for allocations of profits and losses, as described above. Thus, if an asset of ERP is sold after the Asset Contribution, the partners who contributed or are deemed to have contributed such asset to ERP will be allocated all of the remaining Built-in Gain or Built-in Loss with respect to such asset under Code Section 704(c). Under the ERP Partnership Agreement, to the extent the Regulations under Code Section 704(c) permit ERP to elect alternative methods to eliminate Built-in Gain or Built-in Loss with respect to Contributed Property or any item thereof, EQR, as general partner of ERP, will have the authority to elect the method to be used, and such election will be binding on all partners. Pursuant to the Merger Agreement, EQR has agreed to cause ERP to use the "traditional method" under Code Section 704(c) with respect to the properties of or interests in EWRLP contributed to ERP.

ERP DISTRIBUTIONS

  Under Code Section 731, distributions of money (and marketable securities) by ERP to a ERP Unitholder generally will not be taxable to such ERP Unitholder to the extent such distributions do not exceed the ERP Unit holder's adjusted basis in its ERP Units immediately before the distribution. Distributions in excess of an ERP Unit holder's basis in his ERP Units (arising from either an actual distribution of cash or a deemed distribution of cash resulting from a shifting of partnership liabilities) will be considered gain recognized from the sale or disposition of the partner's ERP Units.

DISPOSITIONS AND EXCHANGES/REDEMPTIONS OF ERP UNITS

  Disposition of ERP Units. If an ERP Unit is sold or otherwise disposed of, the determination of gain or loss will be based on the difference between the amount realized and the adjusted tax basis for such ERP Unit. Upon the sale of an ERP Unit, an ERP Unitholder's "amount realized" will be the sum of the cash and fair market value of other property received, plus the portion of ERP's liabilities allocated to the ERP Unit sold. Upon a gift of an ERP Unit, the amount realized will be the portion of ERP's liabilities allocable to such ERP Unit. To the extent that the amount realized exceeds the adjusted basis of the ERP Unit disposed of, the ERP Unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received upon such disposition.

  Exchange/Redemption of ERP Units. Under the ERP Partnership Agreement, each ERP Unit may be exchanged for one share of EQR Common or the cash equivalent. Such right may be exercised by an ERP Unitholder at any time and from time to time upon not less than ten (10) days notice to EQR. Upon receipt of such request, EQR, as general partner of ERP, may, in its discretion, issue one share of EQR Common for each ERP Unit redeemed or cause ERP to pay to such ERP Unitholder the cash equivalent of the value of the ERP Units requested to be exchanged. An exchange of ERP Units will constitute a sale of ERP Units by such ERP Unitholder to EQR. Such sale will be fully taxable to the ERP Unitholder, and such ERP Unitholder will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the EQR Common received in the exchange plus the amount of any ERP liabilities allocable to the redeemed ERP Units at the time of the exchange.

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

TAX RETURNS AND OTHER TAX MATTERS AFFECTING ERP UNITHOLDERS

  ERP must file with the IRS an annual information return for federal income tax purposes. Within 90 days after the close of each ERP taxable year, ERP intends to furnish to each ERP Unitholder a Schedule K-1 which sets forth the allocable share of ERP's income, gains, losses, deductions and credits, if any, as well as certain other information to be used in the ERP Unitholder's tax return. The information return filed by ERP may be audited by the IRS. Adjustments (if any) resulting from such an audit may result in adjustments to the ERP Unitholder's tax return, and possibly may result in an audit of that return, which would not necessarily be limited to ERP items.

  The Code contains special procedures that specify the manner in which IRS audit adjustments of partnership items are resolved. Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of IRS adjustments and tax settlement proceedings. The tax treatment of partnership items is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with each partner. The Code provides for one partner to be designated as the "Tax Matters Partner" ("TMP") for these purposes. The ERP Partnership Agreement appoints EQR as its TMP. As the TMP, EQR has all the rights and obligations of the TMP under the Code. The ERP Unitholders generally will be required to treat ERP items on their federal income tax returns in a manner consistent with the treatment of the items on the ERP information return. In general, that consistency requirement will be waived if the ERP Unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the ERP Unitholder to the treatment on the ERP return. Even if the consistency requirement is waived, adjustments to the ERP Unitholder's tax liability with respect to partnership items may result from an audit of ERP's or the ERP Unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject an ERP Unitholder to substantial penalties.

LIMITATIONS ON DEDUCTIBILITY OF LOSSES

  Passive Activity Rules. The passive activity rules of Code Section 469 generally provide that individuals, estates, trusts and certain closely held corporations and personal service corporations can deduct losses from passive activities (including rental activities, as well as trade or business activities in which the taxpayer does not materially participate) only to the extent of the taxpayer's income from passive activities. Most of ERP's income or loss is likely to be treated as passive activity income or loss (although ERP also may have a substantial amount of portfolio income from earnings on reserves). However, if ERP or any Subsidiary Partnership was to be classified as a publicly traded partnership under Code Section 469(k), any passive activity losses arising from the publicly traded partnership that are allocable to an ERP Unitholder could be used solely to offset passive activity gains or income from ERP, and could not be offset with losses from other passive activities. See "--Entity Classification."

  Other Loss Limitations. An ERP Unitholder may not deduct his share of ERP losses to the extent that such losses exceed the lesser of (1) the adjusted tax basis of his ERP Units at the end of ERP's taxable year in which the loss occurs, and (2) the amount for which the ERP Unitholder is considered "at risk" at the end of that year under Code Section 465. In general, a partner will initially be "at risk" to the extent of the cash investment in his respective partnership interest (unless he borrowed an amount on a nonrecourse basis to acquire such interest) plus such partner's share (as determined under Code Section 752) of such partnership's "qualified nonrecourse financing" (within the meaning of Code Section 465(b)(6)). Losses disallowed to an ERP Unitholder as a result of these rules can be carried forward and may be allowable to the extent that such partner's adjusted basis or "at risk" amount (whichever was the limiting factor) is increased in a subsequent year. The "at risk" rules apply to (a) an individual, (b) a shareholder of a corporation that is an S corporation, and (c) a corporation if more than 50% of the value of stock of such corporation is owned directly or indirectly by five or fewer individuals during the last half of the taxable year.

STATE AND LOCAL TAXES

  ERP will own properties and conduct business operations in a number of states, and, thus, ERP and its partners may be subject to income tax, withholding and tax reporting requirements in a number of jurisdictions. ERP intends to provide its partners with sufficient and timely state and local income tax information upon which they may rely in reporting and otherwise complying with their state and local income tax obligations.

ALTERNATIVE MINIMUM TAX

  The Code contains different sets of minimum tax rules applicable to corporate and noncorporate taxpayers. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. CORPORATE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF THE CORPORATE MINIMUM TAX PROVISIONS FOLLOWING CONSUMMATION OF THE ASSET CONTRIBUTION.

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

  Noncorporate taxpayers are subject to an alternative minimum tax ("AMT") to the extent the tentative minimum tax ("TMT") exceeds the regular income tax otherwise payable. The highest rate of tax imposed on alternative minimum taxable income ("AMTI") in computing TMT is 28%. AMTI consists of the taxpayer's taxable income, as adjusted under Code Sections 56 and 58, plus his items of tax preference, reduced by an exemption amount.

  In computing AMTI, for all depreciable property placed in service after December 31, 1986, an alternative cost recovery (i.e., depreciation) system is substituted for the cost recovery system used in calculating the regular tax. Cost recovery for most real property of the type to be owned by ERP (including shopping center structures) is computed under the straight-line method over a 40-year life for purposes of computing AMTI rather than the 31.5-year life used for most nonresidential real property under the regular tax system. (For regular tax and AMT purposes, different recovery periods will apply to personal property and parking lot improvements owned by ERP.)

  The limitation on the deduction of passive activity losses applies to the calculation of AMTI as well as the regular tax, although the amount of passive activity deductions disallowed for AMTI purposes will be less than the amount disallowed for regular tax purposes to the extent that the lower depreciation rates used in computing AMTI depreciation produce smaller passive activity losses.

  ERP itself will not be subject to the alternative minimum tax, but each ERP Unitholder will be required to take into account his share of ERP's tax preference items and adjustments in order to compute AMTI. Since the impact of this tax depends on each ERP unit-holder's particular situation, partners of EWRLP and ERP are urged to consult their own tax advisors as to the applicability of the alternative minimum tax following consummation of the Asset Contribution.

TAX ASPECTS OF INVESTMENT IN EQR

 Qualification of EQR as a REIT

  General. EQR elected REIT status commencing with its taxable year ending December 31, 1993. In the opinion of Rudnick & Wolfe, special counsel to EQR, EQR was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Rudnick & Wolfe has opined that, subsequent to the Merger, EQR's proposed method of operation described in this Consent Solicitation/Prospectus/ Information Statement and as represented by EQR will enable it to meet the requirements for qualification and taxation as a REIT.

  EWR elected REIT status commencing with its taxable year ending December 31, 1994. In the opinion of Gibson, Dunn & Crutcher LLP which has acted as special counsel to EWR, commencing with its taxable year ended December 31, 1994, EWR was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it (and will enable it up to the Effective Time of the Merger) to continue to meet the requirements for qualification and taxation as a REIT under the Code.

  It must be emphasized that these opinions are based on various assumptions relating to the organization and operation of various entities. In general, Rudnick & Wolfe's opinion is based on various assumptions relating to the organization and operation of various entities, including EQR, ERP, EQR Properties Management LP, and EQR Properties Management LP II (collectively, the "EQR Properties Management Partnerships"), Equity Residential Properties Management, Inc. ("EQR Management Corp.") and Equity Residential Properties Management, Inc. II ("EQR Management Corp. II") (collectively, the "EQR Management Corps."), the limited partnerships and limited liability companies that own the beneficial interest of certain properties encumbered by mortgage financing (the "EQR Financing Partnerships") and various qualified REIT subsidiaries wholly owned by EQR (each a "QRS Corporation") (collectively, the EQR Properties Management Partnerships, the EQR Management Corps., the EQR Financing Partnerships and the QRS Corporations may be referred to as the "Subsidiary Entities"), and is conditioned upon certain representations made by EQR and ERP as to factual matters relating to the organization, operation, income, assets, distributions and share ownership of EQR and ERP. EQR's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of share ownership, the various qualifications tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Rudnick & Wolfe. Accordingly, no assurance can be given that the actual results of EQR's operations for any particular taxable year have satisfied or will satisfy such requirements.

  Gibson, Dunn & Crutcher's opinion is based on various assumptions relating to the organization and operation of various entities, including EWR, EWRLP, Evans Withycombe Management, Inc. ("EW Management, Inc."), Evans Withycombe Finance, Inc. ("EW Finance, Inc."), and Evans Withycombe Finance Partnership, L.P. ("EW Finance LP"), and is conditioned upon the accuracy of certain representations made by EWR and EWRLP as to factual matters relating to the organization, operation, income, assets, distributions and stock ownership of EWR and EWRLP. EWR's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of stock ownership, the various qualifications tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of EWR's operations for any particular taxable year have satisfied or will satisfy such requirements.

  An opinion of counsel is not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge EQR's or EWR's eligibility for taxation as a REIT. Further, the federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

  In any year in which EQR qualifies as a REIT, generally it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. This treatment substantially eliminates the "double taxation" that generally results from the use of corporate investment vehicles. EQR may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

  If EQR should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which it fails the 75% or the 95% test, multiplied by a fraction intended to reflect its profitability. EQR will also be subject to a 100% tax on net income derived from any "prohibited transaction," as described below. In addition, if EQR should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, EQR would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. EQR may also be subject to the corporate "alternative minimum tax," as well as tax in certain situations and on certain transactions not presently contemplated. EQR will use the calendar year both for federal income tax purposes and for financial reporting purposes.

  In order to qualify as a REIT, EQR must meet, among others, the following requirements:

  Share Ownership Test. Shares of beneficial interest of EQR must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. In addition, no more than 50% in value of the shares of beneficial interest of EQR may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. EQR and EWR believe that they have each satisfied both of these tests, and EQR believes EQR will continue to do so. In order to comply with the second of these tests, EQR has placed certain restrictions on the transfer of the EQR Common and EQR Preferred that are intended to prevent further concentration of share ownership.

  Asset Tests. At the close of each quarter of EQR's taxable year, EQR must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of EQR's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and certain government securities. Second, although the remaining 25% of EQR's assets generally may be invested without restriction, securities in this class may not exceed either (i) 5% of the value of EQR's total assets as to any one issuer, or (ii) 10% of the outstanding voting securities of any one issuer. Where EQR invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets. EQR believes that its investment in the properties of EWR through its interest in EWRLP and ERP will constitute qualified assets for purposes of the 75% asset test.

  ERP will own 1% of the voting stock of the EW Management, Inc. ERP will also own 100% of the non-voting stock of EW Management, Inc., the EQR Management Corps. and Wellsford Real Properties, Inc. By virtue of its partnership interest in ERP, EQR will be deemed to own its pro rata share of the assets of ERP, including the stock of the EQR Management Corps., EW Management, Inc. and Wellsford Real Properties, Inc., as described above. ERP has not and does not intend to own more than 10% of the voting securities of any of the above mentioned corporations.

  In addition, based upon its analysis of the estimated value of the stock of the EW Management, Inc., the EQR Management Corps. and Wellsford Real Properties, Inc. owned by ERP relative to the estimated value of the other assets owned by ERP, EQR believes that its pro rata share of the stock of, EW Management, Inc., the EQR Management Corps. and Wellsford Real Properties, Inc., held by ERP will not exceed 5% of the total value of EQR's assets. No independent appraisals, however, have been obtained to support this conclusion. This 5% limitation must be satisfied not only on the date that EQR first acquires stock of EW Management, Inc., but also at the end of each quarter in which EQR increases its interest in EW Management, Inc. or any other interest in an issuer of securities (including as a result of increasing its interest in ERP

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

as the holders of ERP Units exercise their exchange rights). Although EQR plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in ERP's overall interest in EW Management, Inc., the EQR Management Corps. or Wellsford Real Properties, Inc.

  EQR's indirect interest in EW Finance LP will be held through EWRLP and EW Finance, Inc., which is organized and operated as a "qualified REIT subsidiary" ("QRS") within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT. Instead, all assets, liabilities and items of income, deduction and credit of each QRS Corporation will be treated as assets, liabilities and items of EQR. The QRS Corporation, therefore, will not be subject to Federal corporate income taxation, although it may be subject to state or local taxation. In addition, EQR's ownership of the voting stock of the QRS Corporation will not violate the general restriction against ownership of more than 10% of the voting securities of any issuer.

  Gross Income Tests. There are three separate percentage tests relating to the sources of EQR's gross income which must be satisfied for each taxable year. For purposes of these tests, where EQR invests in a partnership, EQR will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of EQR as it has in the hands of the partnership.

  1. The 75% Test. At least 75% of EQR's gross income for each taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of EQR's trade or business ("dealer property"); (iv) distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes;
(vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of a mortgage collateralized by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income attributable to the investment of new capital received by EQR in exchange for its shares (including the Securities offered hereby) during the one-year period following the receipt of such new capital.

  Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if EQR, or an owner of 10% or more of EQR, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person. Finally, for rents received to qualify as rents from real property, EQR generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom EQR derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by EQR are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant."

  EQR, through its Management Partnerships, the EQR Management Corps. and EW Management, Inc. will provide certain services with respect to the properties of EQR and any newly acquired multifamily residential properties. EQR believes that the services provided by the EQR Properties Management Partnerships, the EQR Management Corps. and EW Management, Inc. are usually or customarily rendered in connection with the rental of space for occupancy only, and therefore the provision of such services has not caused, and will not in the future cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.

  2. The 95% Test. At least 95% of EQR's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends (including EQR's share of dividends paid by the EQR Management Corps. and EW Management, Inc.) and interest on any obligations not collateralized by an interest in real property and any payments made on behalf of EQR by a financial institution pursuant to a rate protection agreement will be included as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% test. For purposes of determining whether EQR complies with the 75% and 95% income tests, qualifying income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property, excluding certain dealer property held by EQR for at least four years and excluding foreclosure property.

  EQR's investment in its properties, through ERP, in major part will give rise to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of the properties or of EQR's interest in ERP and EWRLP will generally qualify under the 75% and 95% gross income tests. EQR believes that the income on its other investments, including its indirect investment in the EQR Management Corps. and EW Management, Inc., will not cause EQR to fail the 75% or 95% gross income test for any year, and EQR anticipates that this will continue to be the case.

  Even if EQR fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) EQR's failure to comply was due to reasonable cause and not to willful neglect; (ii) EQR reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, EQR, however, will still be subject to a 100% tax based upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year, less certain adjustments.

  3. The 30% Test. EQR must derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions), (ii) stock or securities held for less than one year and (iii) property in a prohibited transaction. EQR does not anticipate that it will have any substantial difficulty in complying with this test.

  Annual Distribution Requirements. EQR, in order to qualify as a REIT, is required to make dividend distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of EQR's REIT taxable income (computed without regard to the dividends paid deduction and EQR's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before EQR timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that EQR does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

  EQR has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreements of ERP and EWRLP authorize EQR, as general partner, to take such steps as may be necessary to cause ERP and EWRLP, respectively, to distribute to its partners an amount sufficient to permit EQR to meet these distribution requirements. It is possible that EQR may not have sufficient cash or other liquid assets to meet the 95% dividend requirement, due to the payment of principal on debt or to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing EQR's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, EQR will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds (or cause ERP or other affiliates to borrow funds) in order to satisfy the distribution requirement.

  Failure to Qualify. If EQR fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, EQR will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which EQR fails to qualify will not be required and, if made, will not be deductible by EQR. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, EQR also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost.

 Taxation of Taxable U.S. Shareholders

  As long as EQR qualifies as a REIT, distributions made to EQR's taxable "U.S. Shareholders" (as defined in the following paragraph), with respect to their shares out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for shareholders that are corporations. For purposes of determining whether distributions on the Securities are out of current or accumulated earnings and profits, the earnings and profits of EQR will be allocated first to the holders of EQR Preferred and second to the holders of EQR Common. There can be no assurance, however, that EQR will have sufficient earnings and profits to cover distributions on the EQR Preferred. Dividends that are designated as capital gain dividends will be taxed as capital gains without regard to the period for which the shareholder has held its securities. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

To the extent that EQR makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's securities by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the Securities are held as a capital asset). In addition, any dividend declared by EQR in October, November or December of any year and payable to a shareholder of record on a specific date in any such month will be treated as both paid by EQR and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by EQR during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of EQR.

  As used herein, the term "U.S. Shareholder" means a holder of EQR Common or EQR Preferred who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Pursuant to the Taxpayer Relief Act of 1997 (the "Act"), for taxable years of EQR that begin on or after January 1, 1998, EQR may elect to retain and pay income tax on its net long-term capital gain attributable to such taxable year. If EQR makes this election, its U.S. Shareholders will be required to include in their income as long-term capital gain their proportionate share of such amount so designated by EQR. A U.S. Shareholder will be treated as having paid his or her share of the tax paid by EQR in respect of such amount so designated by EQR, for which such U.S. Shareholder will be entitled to a credit or refund. Additionally, each U.S. Shareholder's adjusted basis in EQR Common will be increased by the excess of the amount so includible in income over the tax deemed paid on such amount. EQR must pay tax on its designated long-term capital gain within 30 days of the close of any taxable year in which it designates long-term capital gain pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year.

  Distributions made by EQR and gain arising from the sale or exchange by a U.S. Shareholder of EQR Common will not be treated as passive activity income, and, as a result, U.S. Shareholders will not be able to apply any "passive losses" against such income or gain. Distributions made by EQR (to the extent that they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of EQR Common (and distributions treated as such), however, will not be treated as investment income unless a U.S. Shareholder so elects, in which case such capital gains will be taxed at ordinary income rates.

  Upon any sale or other disposition of shares of EQR Common, a U.S. Shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and
(ii) the holder's adjusted basis in such shares of EQR Common for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset, and will be mid-term or long-term gain or loss if such shares have been held for more than one year or eighteen months, respectively. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares of EQR Common that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such U.S. Shareholders from EQR which were required to be treated as long-term capital gains.

  As a result of other changes made by the Act to the Code, capital gains of non-corporate taxpayers derived in respect of capital assets held for at least one year are eligible for reduced rates of taxation. Although the Act did not make conforming changes to other provisions of the Code, the Act authorizes the issuance of regulations coordinating these capital gains provisions with other rules involving the treatment of sales and exchanges by "pass-through" entities, such as REITs and partnerships, and of sales and exchanges of interests therein. Due to the complexity of these provisions and in the absence of the coordinating regulations, each prospective investor should consult his or her own tax advisor concerning the tax consequences to him or her of the changes made by the Act.

  Backup Withholding

  EQR reports to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such shareholder (a) is a corporation or comes within one of the exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide EQR with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, EQR may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to EQR. See "--Taxation of Shareholders--Taxation of Foreign Shareholders".

  Taxation of Tax-Exempt Shareholders

  Most tax-exempt employees' pension trusts are not subject to Federal income tax except to the extent of their receipt of "unrelated business taxable income" as defined in Section 512(a) of the Code ("UBTI"). Distributions by EQR to a shareholder that is a tax-exempt entity will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its securities with "acquisition indebtedness" within the meaning of the Code and the securities are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, for taxable years beginning on or after January 1, 1994, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the distribution that they receive from such a REIT as UBTI. EQR has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

  Taxation of Foreign Shareholders

  The following is a discussion of certain anticipated U.S. Federal income tax consequences of the ownership and disposition of securities applicable to Non-U.S. Holders of such securities. A "Non-U.S. Holder" is any person other than
(i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, or (iii) an estate or trust whose income is includible in gross income for U.S. Federal income tax purposes regardless of its source. The discussion is based on current law and is for general information only.

  1. Ordinary Dividends. The portion of dividends received by Non-U.S. Holders payable out of EQR's earnings and profits which are not attributable to capital gains of EQR or of ERP and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of securities. In cases where the dividend income from a Non-U.S. Holder's investment in securities is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

  2. Non-Dividend Distributions. Distributions by EQR which are not dividends out of the earnings and profits of EQR will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of EQR's current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of EQR.

  3. Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a distribution made by EQR to a Non-U.S. Holder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") such as the properties beneficially owned by EQR will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, EQR will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute gains from any USRPI. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder that is not entitled to treaty exemption.

  4. Dispositions of Securities. Unless securities constitute a USRPI, a sale of securities by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The securities will not constitute a USRPI if EQR is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its securities is held directly or indirectly by Non-U.S. Holders. EQR believes that it has been and anticipates that it will continue to be a domestically controlled REIT, and therefore that the sale of securities will not be subject to taxation under FIRPTA. Because the securities will be publicly traded, however, no assurance can be given EQR will continue to be a domestically controlled REIT. If EQR does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of securities generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the securities are "regularly traded" (as defined by applicable Regulations) on an established securities market and (ii) the selling Non-U.S. Holder held 5% or less of EQR's outstanding securities at all times during a specified testing period. If gain on the sale of securities were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. Shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of securities could be required to withhold 10% of the purchase price and remit such amount to the IRS. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in securities is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Shareholder with respect to such gain, or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Tax Legislation

  The Taxpayer Relief Act of 1997 (H.R. 2014), signed by President Clinton on August 5, 1997, will modify certain REIT-related Code provisions for tax years beginning on or after January 1, 1998.

  Some of the potentially significant changes contained in the legislation relating to REITs include: (i) the rule disqualifying a REIT for any year in which it fails to comply with certain regulations requiring the REIT to monitor its stock ownership is replaced with an intermediate financial penalty; (ii) the rule disqualifying a REIT in any year that it is "closely-held" will not apply if during such year the REIT complied with certain regulations which require the REIT to monitor its stock ownership, and the REIT did not know or have reason to know that it was closely-held; (iii) a REIT is permitted to render a de minimus amount of impermissible services to tenants in connection with the management of property and still treat amounts received with respect to such property (other than certain amounts relating to such services) as qualified rent; (iv) the 30% gross income test is repealed;
(v) any corporation wholly-owned by a REIT is permitted to be treated as a qualified REIT subsidiary regardless of whether such subsidiary has always been owned by the REIT; and (vi) certain other Code provisions relating to REIT's are amended.

  Some or all of the provisions could affect both EQR's operations and its ability to maintain its REIT status for its taxable years beginning in 1998.

  Other Tax Consequences

  EW Management, Inc. and the EQR Management Corps. A portion of the cash to be used by ERP to fund distributions to its partners, including EQR, is expected to come from EW Management, Inc. and the EQR Management Corps. through payments of dividends on the stock of the EW Management, Inc. and the EQR Management Corps. held by ERP. The EW Management, Inc. and the EQR Management Corps. will pay Federal and state income tax at the full applicable corporate rates on their taxable income. To the extent that such companies are required to pay Federal, state or local taxes, the cash available for distribution by EQR, among its shareholders will be reduced accordingly.

  State and Local Taxes. EQR and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of EQR and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in EQR Common or EQR Preferred.

                       ERP OPERATING LIMITED PARTNERSHIP

             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth the selected unaudited pro forma combined financial data for ERP, giving effect to the Merger as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial statements included elsewhere in the Consent Solicitation/Prospectus/Information Statement.

  The selected unaudited pro forma combined operating data are presented as if the Merger had been consummated at the beginning of the period presented.

  The selected unaudited pro forma combined balance sheet is presented as if the Merger had occurred on September 30, 1997. The Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

  The selected pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of ERP incorporated by reference into the Consent Solicitation/Prospectus/ Information Statement and the historical financial statements and notes thereto of EWRLP and the ERP unaudited pro forma financial statements and notes thereto included elsewhere in the Consent Solicitation/Prospectus/Information Statement.

  The selected unaudited pro forma operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of ERP and EWRLP would have been for the period and dates presented. Nor does such data purport to represent the results of future periods.

                       ERP OPERATING LIMITED PARTNERSHIP

OPERATING DATA:

                                              PRO FORMA            PRO FORMA
                                          NINE MONTHS ENDED       YEAR ENDED
                                          SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                        ---------------------- -----------------
                                                 (AMOUNTS IN THOUSANDS
                                                 EXCEPT PER UNIT DATA)
REVENUES
Rental Income.........................        $  753,594          $  966,942
Fee and asset management..............             4,975               7,906
Interest income--investment in
 mortgage notes.......................            15,022              12,819
Interest and other income.............            13,508              14,345
                                              ----------          ----------
    Total revenues....................           787,099           1,002,012
                                              ----------          ----------
EXPENSES
Property and maintenance..............           194,532             271,533
Real estate taxes and insurance.......            75,514              94,670
Property management...................            26,467              31,539
Fee and asset management..............             2,523               3,837
Depreciation..........................           170,724             218,658
Interest:
  Expense incurred....................           147,365             179,870
  Amortization of deferred financing
   costs..............................             1,859               4,308
General and administrative............            12,279              11,363
                                              ----------          ----------
    Total expenses....................           631,263             815,778
                                              ----------          ----------
Income before gain on disposition of
 properties, (loss) on joint venture
 communities and extraordinary items..           155,836             186,234
  Gain on disposition of properties...            11,454              22,336
  (Loss) on joint venture communities.               (19)                (58)
                                              ----------          ----------
Income before extraordinary item......           167,271             208,512
                                              ----------          ----------
Extraordinary item:
  (Loss) on early extinguishment of
   debt...............................            (1,500)                --
  Write-off of unamortized costs......               --               (3,512)
                                              ----------          ----------
Net income............................        $  165,771          $  205,000
                                              ==========          ==========
ALLOCATION OF NET INCOME:
Redeemable Preference Interests.......               --                  263
9 3/8% Series A Cumulative Redeemable
 Preference Units.....................            10,758              14,345
9 1/8% Series B Cumulative Redeemable
 Preference Units.....................             8,555              11,406
9 1/8% Series C Cumulative Redeemable
 Preference Units.....................             7,870              10,494
8.60% Series D Cumulative Redeemable
 Preference Units.....................            11,288              15,050
Series E Cumulative Convertible
 Preference Units.....................             4,162               5,549
9.65% Series F Cumulative Redeemable
 Preference Units.....................             5,250               6,999
7 1/4% Series G Convertible Cumulative
 Preference Units.....................            17,195              22,928
General Partner.......................            84,281              97,934
Limited Partners (Minority interest)..            16,412              20,032
                                              ----------          ----------
                                              $  100,693          $  117,966
                                              ==========          ==========
Net income per weighted average OP
 Unit outstanding.....................        $     1.03          $     1.21
                                              ==========          ==========
Weighted average OP Units outstanding.            97,418              97,418
                                              ==========          ==========
                                              PRO FORMA
                                          SEPTEMBER 30, 1997
                                        ----------------------
                                        (AMOUNTS IN THOUSANDS)
BALANCE SHEET DATA:
(at end of period)
Real Estate, after accumulated
 depreciation.........................        $6,402,500
                                              ==========
Total assets..........................        $6,764,224
                                              ==========
Total debt............................        $2,611,825
                                              ==========
Total partners' capital...............        $2,883,170
                                              ==========

                         COMPARATIVE SHARE PRICES

  There is no market for either ERP Units or EWRLP Units, and such units are subject to restrictions on transfer. However, ERP Units and EWRLP Units are redeemable for shares of EQR Common and EWR Common, respectively. The following tables set forth certain information regarding the high and low prices, as well as the distributions declared, on EQR Common and EWR Common.

COMPARATIVE PER SHARE DATA

  The following summary presents selected comparative unaudited per share information for EQR on an historical basis adjusted for additional properties acquired in 1997 and EQR and EWR on a pro forma combined basis assuming the combination had been effective throughout the periods presented. EWR pro forma equivalent per share amounts are presented with respect to pro forma information. Such per share amounts allow comparison of historical information, as adjusted, with respect to the value of one share of EWR Common to the corresponding information with respect to the projected value of one share of EQR Common as a result of the Merger by multiplying the pro forma amounts by the Exchange Ratio of .50 to 1.

                                   NINE MONTHS
                                      ENDED      YEAR ENDED
                                  SEPTEMBER 30, DECEMBER 31,
                                      1997          1996
                                  ------------- ------------
        Net Income Per Common
         Share
          EQR...................     $ 1.28        $ 1.70
          EWR...................        .88           .84
          EQR pro forma combined
         (A)....................       1.12          1.48
          EWR pro forma
         equivalent (B).........        .56           .74
        Cash Distributions
         Declared Per Common
         Share
          EQR...................     $ 1.88        $ 2.40
          EWR...................       1.19          1.58
          EQR pro forma combined
         (A)....................       1.88          2.40
          EWR pro forma
         equivalent (B).........        .94          1.20
        Shareholders' Equity Per
         Common Share
          EQR...................     $39.61        $28.52
          EWR...................      12.77         12.46
          EQR pro forma combined
         (A)....................      43.16           N/A
          EWR pro forma
         equivalent (B).........      21.58           N/A

-------
(A) The pro forma combined Net Income Per Common Share and Shareholders' Equity Per Common Share data for EQR has been prepared assuming that in the Merger each share of EWR Common is converted into .50 of a share of EQR Common resulting in total weighted average outstanding shares of EQR Common of 87,938,000 for the year ended December 31, 1996 and for the nine months ended September 30, 1997.
(B) The EWR pro forma equivalent is determined by multiplying the Exchange Ratio (.50) by the EQR pro forma combined per share amounts so that the per share amounts are equated to the comparative values for each share of EWR Common.

  EQR. The EQR Common has been traded on the NYSE under the symbol "EQR" since August 11, 1993. The following table sets forth the quarterly high and low sales prices per share of EQR Common reported on the NYSE, as well as the quarterly distributions declared per ERP Unit, from January 1, 1995 through November 19, 1997.

                                                 HIGH      LOW    DISTRIBUTIONS
                                               --------- -------- -------------
        1995
        First Quarter......................... $29 1/8   $25 5/8      $.53
        Second Quarter........................  29 3/4    27 7/8       .53
        Third Quarter.........................  31 3/4    27 3/4       .53
        Fourth Quarter........................  31 7/8    28           .59
        1996
        First Quarter.........................  33 3/4    28 1/4       .59
        Second Quarter........................  33 1/2    30 7/8       .59
        Third Quarter.........................  36 1/8    32 7/8       .59
        Fourth Quarter........................  43 3/8    35 5/8       .625
        1997
        First Quarter.........................  48 7/8    39 3/4       .625
        Second Quarter........................  47 1/2    41 1/4       .625
        Third Quarter.........................  54 9/16   47 1/8       .625
        Fourth Quarter (through November 19,
         1997)................................  54 13/16  49 5/16      .670

  On November 19, 1997, the last reported sale price of a share of EQR Common on the NYSE was $49 3/4 share. On August 27, 1997, the last full trading day prior to the public announcement of the Transactions, the last reported sale price of a share of EQR Common on the NYSE was $50 3/8. As of November 19, 1997, EQR's transfer agent reported 1,054 record holders of EQR Common and, as of July, 1997, certain depository entities held shares of EQR Common on behalf of approximately 24,000 beneficial owners at such date.

  EWR. The EWR Common has been traded on the NYSE under the symbol "EWR" since August 11, 1994. The following table sets forth the quarterly high and low sales prices per share of EWR Common reported on the NYSE, as well as the quarterly distributions declared per EWRLP Unit from January 1, 1995 through November 19, 1997.

                                                   HIGH     LOW   DISTRIBUTIONS
                                                  ------- ------- -------------
        1995
        First Quarter............................ $20 7/8 $19 1/2     $.37
        Second Quarter...........................  20 7/8  18 3/8      .37
        Third Quarter............................  20 3/8  18 1/2      .38
        Fourth Quarter...........................  21 5/8  18 7/8      .38
        1996
        First Quarter............................  23 1/4  20 3/4      .39
        Second Quarter...........................  23 1/4  20 1/4      .39
        Third Quarter............................  21 7/8  19 3/4      .40
        Fourth Quarter...........................  22 1/4  20 1/8      .40
        1997
        First Quarter............................  20 1/4  20 3/8      .405
        Second Quarter...........................  21 1/8  19 1/2      .405
        Third Quarter............................      27  20 1/2      .38 *
        Fourth Quarter (through November 19,
         1997)...................................  27 3/8  24 1/4      .335*

-------

   * In connection with the Transactions, EWRLP reduced its distribution for the third quarter of 1997 to $0.38 per unit and is required to limit its dividend per unit for the fourth quarter of 1997 and thereafter to 50% of the distribution per ERP unit declared for the same quarter. On November 12, 1997, EWRLP declared a distribution of $0.335 per unit, payable on December 30, 1997 to unitholders of record on December 15, 1997.

  On November 19, 1997, the last reported sale price of a share of EWR Common on the NYSE was $24 7/8 share. On August 27, 1997, the last full trading day prior to the public announcement of the Transactions, the last reported sale price of a share of EWR Common on the NYSE was $22 1/16. As of November 14, 1997, EWR's transfer agent reported 257 record holders of EWR Common and, as of November 14, 1997, The Depository Trust Company held shares of EWR Common on behalf of approximately 8,315 beneficial owners at such date.

  BECAUSE THE EXCHANGE RATIO IS FIXED AND THE MARKET PRICE OF EQR COMMON IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE EQR COMMON TO WHICH HOLDERS OF ERP UNITS ARE ENTITLED UPON REDEMPTION OF SUCH ERP UNITS MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE TRANSACTIONS. UNITHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR EQR COMMON AND EWR COMMON.

              POLICIES OF EQR WITH RESPECT TO CERTAIN ACTIVITIES

  Upon effectiveness of the Merger, management and control of EWRLP will vest in EQR and ERP, as co-general partners of EWRLP. The following section sets forth the policies expected to be implemented by EQR upon the effectiveness of the Transactions. These policies may be amended or revised from time to time at the discretion of the EQR Board of Trustees without a vote of either the ERP Unitholders or the shareholders of EQR.

BUSINESS OBJECTIVES AND OPERATING STRATEGIES

  EQR will seek to maximize both current income and long-term growth in income. EQR will focus on acquiring multifamily properties that have strong cash flow potential with the intent to hold such properties for long-term investment and capital appreciation.

  EQR's primary business objectives are to increase distributions on a per share of EQR Common basis, to increase the value of its properties and to increase shareholders' value.

  EQR's strategies for accomplishing these objectives will be:

  . maintaining and increasing property occupancy while increasing rental rates;

  . controlling expenses, providing regular preventive maintenance, making periodic renovations and enhancing amenities;

  . maintaining a Debt to Total Market Capitalization Ratio of less than 50%;

  . pursuing acquisitions that: (i) are available at prices below estimated replacement costs; (ii) have potential for rental rate and/or occupancy increases; (iii) have attractive locations in their respective markets; and (iv) provide anticipated total returns that will increase EQR's distributions per share of EQR Common and EQR's overall market value; and

  . expanding EQR's relationships with third-party developers who will build multifamily properties for EQR to purchase upon completion.

  EQR will be committed to tenant satisfaction by striving to anticipate industry trends and implementing strategies and policies consistent with providing quality tenant services. In addition, EQR will continuously survey rental rates of competing properties and conduct satisfaction surveys of residents to determine the factors they consider most important in choosing a particular apartment unit.

ACQUISITION STRATEGIES

  EQR anticipates that future property acquisitions will be located in the continental United States. Management will use market information to evaluate acquisition opportunities. EQR's market data base will allow it to review the primary economic indicators of the markets where EQR currently manages properties and where it expects to expand its operations. Acquisitions may be financed from various sources of capital, which may include undistributed funds from operations, issuance of additional equity securities, sales of properties and collateralized and uncollateralized borrowings. In addition, EQR may acquire additional multifamily properties in transactions that include the issuance of ERP Units as consideration for the acquired properties. Such transactions may, in certain circumstances, partially defer the sellers' tax consequences.

  When evaluating potential acquisitions, EQR will consider: (i) the geographic area and type of community; (ii) the location, construction quality, condition and design of the property; (iii) the current and projected cash flow of the property and the ability to increase cash flow (iv) the potential for capital appreciation of the property; (v) the terms of resident leases, including the potential for rent increases; (vi) the potential for economic growth and the tax and regulatory environment of the community in which the property is located; (vii) the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket); (viii) the prospects for liquidity through sale, financing or refinancing of the property; and (ix) competition from existing multifamily properties and the potential for the construction of new multifamily properties in the area. EQR expects to purchase multifamily properties with physical and market characteristics similar to the properties.

DISPOSITION STRATEGIES

  Management will use market information to evaluate dispositions. EQR intends to dispose of its properties in cities or markets where the level of new construction is increasing or the economy is expected to decline substantially. EQR will also dispose of properties in markets where it does not intend to establish long-term concentrations. EQR will reinvest the proceeds received from property dispositions to fund property acquisitions. In addition, when feasible EQR will structure these transactions as tax deferred exchanges.

INVESTMENT POLICIES

  Investments in Real Estate or Interests in Real Estate. EQR's investment objectives will be to increase cash flow and the value of its properties, and to acquire established income-producing multifamily properties with cash flow growth potential. Additionally, where prudent and possible, EQR will seek to upgrade its existing properties and any newly acquired multifamily properties. EQR's business is focused on multifamily properties, although such properties may include retail and recreational facilities. EQR's policy will be to acquire assets primarily for current income generation and long-term value appreciation; however, where appropriate, EQR will sell certain of its properties.

  EQR expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. EQR will focus on properties in those markets where EQR currently has operations and in new markets targeted by management. Future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of EQR's assets. EQR also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over EQR's equity interest in such property.

  Investments in Real Estate Mortgages. While EQR will emphasize equity real estate investments in multifamily properties, it may, in its discretion, invest in mortgages and other interests related to multifamily properties. EQR does not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring a property, subject to the investment restrictions applicable to REITs. The mortgages in which EQR may invest may be either first mortgages or junior mortgages, and may or may not be insured by a governmental agency. EQR may also invest in mortgage-related securities. Furthermore, EQR may seek to issue securities representing interest in such mortgage-related securities as a method of raising additional funds.

  Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests for REIT qualification, EQR also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. EQR may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with EQR's investment policies. In any event, EQR does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, and EQR would intend to divest securities before any such registration would be required.

FINANCING POLICIES

  EQR intends to maintain a Debt to Total Market Capitalization Ratio of 50% or less. EQR, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to EQR of debt and equity capital, market values of the properties, growth and acquisition opportunities and other factors. There is no limit on the EQR's Debt to Total Market Capitalization Ratio imposed by EQR's Declaration of Trust or Bylaws. To the extent that the Board of Trustees of EQR determines to obtain additional capital, EQR may issue debt or equity securities, or cause ERP to issue additional ERP Units, or retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT status), or a combination of these methods. As long as ERP is in existence, the proceeds of all equity capital raised by EQR will be contributed to ERP in exchange for additional interests in ERP, which will dilute the ownership interest of holders of ERP Units. It is EQR's policy that it shall not incur indebtedness other than short-term trade, employee compensation, dividends payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the ERP to the extent necessary to fund the business activities conducted by the ERP.

  EQR owns several properties that are subject to restrictive covenants or deed restrictions relating to current or previous tax-exempt bond financings and owns the bonds collateralized by several additional properties. EQR has retained an independent outside consultant to monitor compliance with the restrictive covenants and deed restrictions that affect these properties. The bond compliance requirements may have the effect of limiting EQR's income from these properties if EQR is required to lower its rental rates to attract low or moderate income tenants, or eligible qualified tenants.

  To the extent that the EQR Board of Trustees determines to obtain debt financing EQR intends to do so generally through mortgages on its properties and through lines of credit; however, EQR may also issue additional debt securities in the future. Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. EQR will not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, EQR may seek to extend, expand, reduce or renew its lines of credit, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital to EQR or meeting the taxable income distribution requirements for REITs under the Code if EQR has taxable income without receipt of cash sufficient to enable EQR to meet such distribution requirements.

LENDING POLICIES

  Although it is not presently contemplated, EQR may consider offering purchase money financing in connection with the sale of multifamily properties where the provision of such financing will increase the value received by EQR for the property sold.

DEVELOPMENT POLICIES

  EQR intends to expand its relationships with third-party developers who will build multifamily properties for EQR to purchase upon completion through the utilization of the skills and experience in the area of development project supervision of executives joining EQR.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  Although it is not presently contemplated, the EQR may make investments other than as previously described. All investments will be related to the multifamily residential business. EQR will have authority to offer EQR Common or other equity or debt securities in exchange for property or other REITs and to repurchase or otherwise reacquire EQR Common or any other securities and may engage in such activities in the future. Similarly, EQR may offer additional ERP Units or other equity interests in ERP that are exchangeable into shares of EQR Common in exchange for property. EQR may also make loans to joint ventures in which it may participate in the future. EQR will not engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, EQR intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the EQR Board of Trustees determines that it is no longer in the best interests of EQR to continue to have EQR qualify as a REIT. EQR's policies with respect to such activities may be reviewed and modified from time to time by EQR's trustees without notice to or the vote of the shareholders.

               MANAGEMENT AND OPERATION OF EQR AFTER THE MERGER

  Upon the consummation of the Transactions the executive officers and trustees of EQR shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal. In addition, Stephen O. Evans shall become a trustee on the EQR Board of Trustees for a term expiring at the annual meeting of shareholders of EQR held in the year 2000 and shall be appointed as Executive Vice President-Strategic Investments and Richard G. Berry shall be appointed as Executive Vice President-Development.

  Stephen O. Evans, age 52 as of September 11, 1997, served as the Chairman of the Board and Chief Executive Officer of EWR since its formation in May 1994. Mr. Evans founded the predecessor of EWR in 1977 and served as Chairman of the Board and Chief Executive Officer. From 1973 to 1977, Mr. Evans was Investment Vice President of W.R. Schulz & Associates, at that time Arizona's largest apartment development company. He earned his Bachelor of Science in Business Administration and Masters of Business Administration degrees from Arizona State University. He also served as an officer in the United States Air Force for four years. Mr. Evans' affiliations include National Multi-Housing Council; National Association for Real Estate Investment Trusts ("NAREIT"); Lambda Alpha, a National Land Economic Fraternity; and the Urban Land Institute.

  Richard G. Berry, age 53 as of September 11, 1997, served as a director on the Board of Directors of EWR since EWR's formation in May 1994 and was appointed President and Chief Operating Officer of EWR on January 21, 1997. Prior to that time, Mr. Berry served as the Executive Vice President of EWR since May 1994 and served as the Executive Vice President of Evans Withycombe, Inc. since 1992. From 1983 to 1992, Mr. Berry served as Chairman of the Board of Berry and Boyle, a real estate investment and development management company. Prior to 1983, Mr. Berry served as Executive Vice President of Hutton Real Estate Services and was responsible for that firm's real estate investment and management activities. Mr. Berry earned a Bachelor of Architecture degree and a Masters of Business Administration degree from the University of Michigan. He served as an officer of a United States Navy mobile construction battalion for three years.

            ADDITIONAL INFORMATION REGARDING THE BUSINESS OF EWRLP

FINANCIAL

  In August 1994, EWR completed an initial public offering of 8,685,000 shares of its common stock (the "Initial Public Offering"), and subsequently completed the sale of an additional 1,302,750 shares of common stock upon exercise of the underwriters' over-allotment option that resulted in net proceeds to EWR of approximately $181.3 million. Concurrent with completing the Initial Public Offering, EWR engaged in various formation transactions designed to transfer the ownership of its properties ("Communities") and certain development rights and the business of EWR's predecessor, Evans Withycombe, Inc., and its affiliates, predecessors and partners (collectively, "Evans Withycombe") and other assets to EWRLP. In May 1996 EWR completed a second public offering of 2,000,000 shares of its common stock (an additional 2,500,000 shares were sold by two institutional stockholders) and an additional 88,889 shares pursuant to the partial exercise of the underwriters' over-allotment option (111,111 additional shares were sold by the institutional stockholders pursuant to such exercise). The net proceeds to EWR from the second public offering of approximately $41 million were used to pay down EWR's revolving credit facility.

  On February 14, 1997, EWR completed a public offering of 1,800,000 shares of its common stock. Net proceeds to EWR were approximately $35,820,000 and were contributed to EWRLP in exchange for 1,800,000 Units. EWRLP used the net proceeds to pay down its revolving credit facility.

OPERATIONS

  EWRLP has focused on becoming a major presence in each of its markets, allowing it to capitalize on its superior customer service, product design and property locations while establishing and maintaining a strong brand identity. EWRLP owns and manages 44 stabilized multifamily apartment communities located in Arizona and seven stabilized multifamily communities in Southern California, containing a total of 14,523 apartments, of which 12,125 are in Arizona and 2,398 are in Southern California. The 51 stabilized communities in Arizona and California are referred to herein as the "Stabilized Communities." The Communities are located in growing sub-markets in Phoenix and Tucson, Arizona and in Riverside/San Bernardino, California. The Communities are in submarkets close to areas of employment, transportation and shopping, and in master planned communities.

  Arizona. EWRLP's size and prominence in its primary Arizona markets provide it with a number of competitive advantages, including superior market knowledge resulting in choice site selection, product differentiation, economies of scale in operations and the ability to utilize specialized marketing techniques.

  California. After conducting an extensive study of a number of potential markets within its region, EWRLP has determined that certain selected sub-markets in Riverside/San Bernardino and San Diego, California present significant opportunities for growth and attractive investment opportunities. EWRLP has acquired 2,398 units in these markets and believes that properties continue to be available for purchase in such markets at prices below replacement costs which could result in attractive yields and growth for EWRLP.

RISKS RELATED TO AN INVESTMENT IN EWRLP

  EWRLP's results of operations are subject to certain risks and uncertainties, including, for example, population and employment growth rates and household formations, the availability of properties for purchase, the actual timing of EWRLP's planned acquisitions and developments, the strength of the local economies in the sub-markets in which EWRLP operates and EWRLP's ability to successfully manage its planned expansion into Southern California. No assurance can be given that actual results will meet EWRLP's expectations and projections with respect to such uncertainties.

GENERAL REAL ESTATE INVESTMENT RISKS

  Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If EWRLP's Communities do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, EWRLP's cash flow and ability to make distributions will be adversely affected.

  A multifamily apartment community's revenues and value may be adversely affected by a number of factors including: the national economic climate; the local economic climate (which may be adversely impacted by plant closings, industry slowdowns, changing demographics and military base closings); local real estate conditions (such as oversupply of or reduced demand for apartments); the perceptions by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which they are located and the quality of local schools and other amenities; the ability of the owner to provide adequate management, maintenance and insurance; and increased operating costs (including real estate taxes and utilities). Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. If a property is mortgaged to secure payment of indebtedness, and if EWRLP is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.

DEPENDENCE ON PRIMARY MARKETS

  The Communities are located in Arizona and selected sub-markets in Southern California, and EWRLP's performance could be adversely affected by economic conditions in these geographic areas, including supply and demand for apartments in these areas, zoning or other regulatory conditions and competition from other available apartments and alternative forms of housing. These factors or a decline in the economy or real estate values in the Arizona markets and selected sub-markets of Southern California may adversely affect the ability of EWRLP to make distributions to holders of Units.

OPERATING RISKS

  The Communities are subject to all operating risks common to multifamily apartment communities in general, any and all of which might adversely affect apartment occupancy or rental rates. Increases in unemployment in the areas in which the communities owned or managed by EWRLP are located might adversely affect multifamily apartment occupancy or rental rates. Increases in operating costs due to inflation may not necessarily be offset by increased rents. Residents may be unable or unwilling to pay rent increases. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occurs, EWRLP's ability to make distributions to holders of Units could be adversely affected.

RISKS OF DEVELOPMENT ACTIVITIES

  EWRLP intends to continue to actively pursue development projects, including the expansion of existing apartment communities. Such projects generally require the expenditure of capital as well as various forms of government and other approvals, the receipt of which cannot be assured. Consequently, there can be no assurance that any such projects will be completed or that such projects will prove to be profitable. The failure of EWRLP to complete or to profitably operate planned development projects may have a material adverse effect on EWRLP's financial position and results of operations.

RISKS RELATED TO COMPETITION

  There are numerous housing alternatives that compete with the Communities in attracting residents. The Communities compete directly with other multifamily rental apartments and single family homes that are available for rent in the markets in which the Communities are located. The Communities also compete for residents with new and existing homes and condominiums. In addition, other competitors for development and acquisitions of properties may have greater resources than EWRLP. If such competition results in a reduced demand for EWRLP's Communities or if EWRLP's competitors develop and/or acquire competing communities on a more cost-effective basis than EWRLP, EWRLP may experience a drop in rental rates, which may have a material adverse effect on EWRLP's financial position and results of operations.

ENVIRONMENTAL RISKS

  Under various federal, state and local laws, ordinances and regulations, EWRLP may be considered an owner or operator of real property or may have arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property or disposed of by it, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). Such liability may be imposed whether or not EWRLP knew of, or was responsible for, the presence of such hazardous or toxic substances. Any such liability could materially adversely affect EWRLP and its ability to make distributions.

RISK OF UNINSURED LOSS

  EWRLP carries comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the Communities, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or from earthquakes) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, EWRLP could lose its capital invested in a property, as well as the anticipated future revenues from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss would adversely affect EWRLP and its ability to make distributions.

NO LIMITATION ON INCURRENCE OF DEBT

  EWR currently has a policy of incurring debt only if upon such incurrence the ratio of debt to total market capitalization (i.e., the total consolidated debt of EWR as a percentage of the market value of issued and outstanding Common Stock and Units plus total consolidated debt) would be 50% or less, but the organizational documents of neither EWR nor EWRLP contain any limitation on the amount of indebtedness EWR and EWRLP may incur. Accordingly, the Board of Directors of EWR could alter or eliminate this policy. If this policy were changed, EWRLP could become more highly leveraged, resulting in an increase in debt service that could adversely affect EWRLP's cash available for distribution to shareholders and could increase the risk of default on EWRLP's indebtedness.

OVERVIEW

  EWRLP's portfolio consists of Stabilized Communities and Communities Under Construction and in Lease Up:

    Stabilized Communities. As of September 30, 1997, EWRLP owns and manages 44 Stabilized Communities located in the Phoenix and Tucson, Arizona areas, containing a total of 12,349 apartments. In addition, EWRLP owns and manages seven Stabilized Communities in Southern California, which contain a total of 2,398 apartments.

    Communities Under Construction and in Lease-up. As of September 30, 1997, EWRLP owns four apartment Communities Under Construction and in Lease-Up in Arizona with a total of 953 apartments. Three of these Communities were new developments and one is an expansion of an existing Community owned by EWRLP.

COMPETITION

  The Communities are located in areas that include other apartment communities and that may include new apartment communities that are under construction. The number of competitive communities in a particular area could have an effect on EWRLP's ability to lease apartments at the Communities or at any newly developed or acquired properties and on the rents charged by EWRLP. Also, other forms of housing provide alternatives to potential residents of high quality apartment complexes like the Communities.

ENVIRONMENTAL MATTERS

  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination.

  EWRLP believes that the Communities are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. EWRLP has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

EMPLOYEES

  As of September 30, 1997, EWRLP, primarily through the Management Company, employed, in the aggregate, a total of 600 persons. The Management Company and/or EWRLP employ substantially all of the professional employees that are currently engaged in the residential property management, development and construction businesses of EWR. EWRLP believes that its relations with its employees are good.

REGULATION

  Apartment communities are subject to various laws, ordinances and regulations, including laws, ordinances and regulations related to fair housing, Americans with disabilities and building safety. EWRLP believes that each Community has the necessary permits and approvals to operate its business and that each Community is in material compliance with present laws, ordinances and regulations.

SEASONALITY

  The fall and winter months in EWRLP's primary markets generally experience somewhat higher seasonal occupancies.

                     FINANCIAL INFORMATION REGARDING EWRLP

  The following table sets forth certain financial and operating data on a consolidated basis for EWRLP and on a combined historical basis for Evans Withycombe. The following information should be read in conjunction with all of the consolidated financial statements and notes thereto included elsewhere in this Consent Solicitation/Prospectus/Information Statement. For additional information regarding EWRLP's financial performance, please refer to ERP's Current Reports on Form 8-K dated September 10, 1997 and September 30, 1997, each of which is incorporated by reference herein and each of which contains EWRLP's Quarterly Reports on Form 10-Q filed as exhibits.

                                        YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------
                              1996       1995       1994       1993      1992
                            ---------  ---------  ---------  --------  --------
                              (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AND
                                         PROPERTY INFORMATION)
OPERATING INFORMATION:
REVENUES:
Rental....................  $  94,350  $  68,864  $  51,097  $ 38,613  $ 26,876
Third party management
 fees.....................      1,157      1,268      1,668     2,213     2,204
Interest and other........      6,119      4,399      4,194     3,112     2,373
                            ---------  ---------  ---------  --------  --------
   Total revenues.........    101,626     74,531     56,959    43,938    31,453
EXPENSES:
Repairs and maintenance...     11,607      8,293      6,288     4,730     3,272
Other property operating..     12,713      8,699      7,834     6,593     4,684
Advertising...............      1,864      1,244        966     1,022       783
Real estate taxes.........      6,915      4,723      3,204     2,869     2,307
Property management.......      3,225      2,825      2,505     2,605     2,417
General and
 administrative...........      1,387      1,321      1,175     1,466     1,360
Interest..................     24,225     12,650      7,836     6,361     5,909
Depreciation and
 amortization.............     20,885     13,762     10,333    10,319     7,146
Write-down of real estate
 assets(1)................        --         --         --      1,361    10,284
Other(2)..................        --         --       5,233       --        --
                            ---------  ---------  ---------  --------  --------
   Total expenses.........     82,821     53,517     45,374    37,326    38,162
                            ---------  ---------  ---------  --------  --------
Income (loss) before
 minority interest and
 extraordinary item.......     18,805     21,014     11,585     6,612    (6,709)
Minority interest (3).....        (75)       (89)       (42)      --        --
Extraordinary item-gain on
 extinguishment of debt
 (1)......................        --         --         --      6,061    12,569
                            ---------  ---------  ---------  --------  --------
Net income................  $  18,730  $  20,925  $  11,543  $ 12,673  $  5,860
                            =========  =========  =========  ========  ========
Earnings per unit (4).....  $    0.84  $    1.02
                            =========  =========
Earnings per unit for the
 period August 17 to
 December 31, 1994(4).....                        $    0.38
                                                  =========
OTHER INFORMATION:
Cash flows from:
 Operating activities.....  $  38,721  $  36,983  $  21,998  $ 20,897  $ 13,271
 Investing activities.....   (129,461)  (118,061)  (211,651)  (79,511)  (61,829)
 Financing activities.....     89,674     82,273    189,614    57,417    50,792
Total rental communities
 (end of period)..........         49         41         32        31        27
Total number of apartments
 (end of period)..........     13,905     11,053      7,924     7,695     6,502
Physical occupancy (end of
 period) (5)..............         93%        96%        97%       97%       97%
Weighted average number of
 apartments (6)...........     12,887      9,798      7,740     6,641     4,998
Weighted average monthly
 revenue per unit (7).....  $     715  $     641  $     586  $    532  $    498
                                             DECEMBER 31,
                            ---------------------------------------------------
                              1996       1995       1994       1993      1992
                            ---------  ---------  ---------  --------  --------
                                        (AMOUNTS IN THOUSANDS)
BALANCE SHEET INFORMATION:
Real estate, before
 accumulated depreciation.  $ 761,550  $ 587,183  $ 399,987  $292,513  $215,549
Total assets..............    735,467    579,564    402,486   271,055   204,836
Total debt................    436,172    297,456    127,787   106,545    64,792
Minority interest.........        827        889      1,247       --        --
Equity....................  $ 283,954  $ 259,055  $ 253,867  $142,886  $122,135

-------
(1) During 1993, EWRLP negotiated a discounted payoff of a mortgage loan secured by The Meadows and Promontory Pointe (1992). The excess of the amounts owed for principal and interest over the amount paid to pay off the loan is recorded as an extraordinary item-gain on extinguishment of debt. EWRLP determined that the carrying values of the communities were in excess of net realizable value. The excess of $1,361 and $10,284 was charged to write down of real estate assets.
(2) In connection with the repayment of existing indebtedness at the time of the Initial Public Offering, prepayment penalties and lender participation (additional interest) totaling $2,594 were paid. Prior to the Initial Public Offering, an Executive Incentive Deferred Compensation Plan was canceled and the $2,639 that was funded by EWRLP was expensed during 1994.

(3) Net income includes an adjustment for Evans Withycombe Finance, Inc.'s one percent interest in the Financing Partnership for the years ended December 31, 1996 and 1995 and the period from August 17 to December 31, 1994, respectively.
(4) Net income per Unit is based on 22,184,395, 20,590,873 and 20,086,884 weighted average number of Units outstanding for the years ended December 31, 1996 and 1995 and the period from August 17 to December 31, 1994, respectively.
(5) Physical Occupancy is defined as the number of apartments occupied or leased (including models and employee apartments) divided by the total number of leasable apartments within the community, expressed as a percentage. Physical occupancy has been calculated using the average of the occupancy that existed on the last day of each month over each period.
(6) Weighted average number of apartments is the average of all apartments during the period. For stabilized properties, all apartments are included in the calculation of the weighted average. For communities in the lease-up phase, only apartments that are completed and occupied are included in the weighted average calculation.
(7) Weighted average monthly revenue per apartment is derived by dividing rental income by the weighted average number of apartments.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS OF EWRLP
                 (DOLLARS IN THOUSANDS, EXCEPT APARTMENT DATA)

OVERVIEW

  The following discussion, which is based primarily on the consolidated financial statements of Evans Withycombe Residential, L.P. and the combined financial statements of its predecessor, should be read in conjunction with the "Selected Financial Data" and all financial statements contained herein is a part. The consolidated financial statements of EWRLP consist of the Stabilized Communities, Communities Under Construction and in Lease-up and the Management Company.

  When used in the following discussion, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected, including, but not limited to, the actual timing of EWRLP's planned acquisitions and developments, the strength of the local economies in the sub-markets in which EWRLP operates, and EWRLP's ability to successfully manage its planned expansion into Southern California. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EWRLP undertakes no obligation to publicly release any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RESULTS OF OPERATIONS--CONSOLIDATED FINANCIAL STATEMENTS

  The results of operations for the years ended December 31, 1996 and 1995, respectively, were significantly affected by acquisitions, developments and expansions.

 Comparison of Results of Operations for the Year Ended December 31, 1996 to the Year Ended December 31, 1995

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                  -----------------  PERCENTAGE
                                                    1996     1995      CHANGE
                                                  --------  -------  ----------
        Rental income............................ $ 94,350  $68,864     37.0%
        Third party management fees..............    1,157    1,268     (8.8)
        Interest and other.......................    6,119    4,399     39.1
                                                  --------  -------    -----
            Total revenues.......................  101,626   74,531     36.4
        Property operating and maintenance (1)...   26,184   18,236     43.6
        Real estate taxes........................    6,915    4,723     46.4
        Property management......................    3,225    2,825     14.2
        General and administrative...............    1,387    1,321      5.0
        Interest.................................   24,225   12,650     91.5
        Depreciation and amortization............   20,885   13,762     51.8
                                                  --------  -------    -----
            Total expenses.......................   82,821   53,517     54.8
                                                  --------  -------    -----
        Income before minority interest.......... $ 18,805  $21,014    (10.5)%
                                                  ========  =======    =====
        Weighted average monthly rental revenue
         per unit................................ $    715  $   641
                                                  ========  =======
        Weighted average number of apartments....   12,887    9,798
                                                  ========  =======
        Economic occupancy (2)...................     90.0%    91.6%
                                                  ========  =======

-------
(1) EWRLP defines property operating and maintenance expense as repairs and maintenance, other property operating and advertising expense.
(2) Stabilized properties only.

  Rental revenues increased by $25,486 or 37.0 percent for the year ended December 31, 1996 as compared to the similar period in 1995, respectively as a result of increases in the weighted average number of apartments and weighted average monthly revenue per occupied apartment. EWRLP believes that the increase in rental income was largely attributable to the acquisitions and stabilization of properties developed by EWRLP in its rental markets.

  Third party management fees decreased $111 or 8.7 percent due to the sale of several properties from the management portfolio. Included in third party management fees is a non recurring $500 fee received in exchange for terminating the management contract on nine apartment communities containing 1298 apartment units in the second quarter 1996.

  Interest and other income increased $1,720 for the year ended December 31, 1996 compared to the year ended December 31, 1995 as a result of the sale of telephone servicing rights on certain properties and an increase in ancillary income such as redecoration and application fees as a result of the increase in the weighted average number of apartments.

  Property operating and maintenance expense increased due to the increase in the weighted average number of apartments for the year ended December 31, 1996 as compared to the same period in 1995, respectively. Real estate taxes increased primarily due to the increase in the number of properties for the year ended December 31, 1996.

  Interest expense increased due to an increase in debt resulting from acquisitions and the increase in weighted average number of units in the portfolio. EWRLP capitalized $2,714 of interest for the year ended December 31,1996 compared to $5,048 for the year ended December 31, 1995 due to a decrease in construction activity. Interest costs incurred during construction of a new property are capitalized until completion of construction on a building-by-building basis.

"SAME STORE" PORTFOLIO

  EWRLP defines same store portfolio as those communities that reached stabilized occupancy prior to January 1, 1995. Same store portfolio consists of 32 stabilized properties containing 7,924 apartment units that were owned by EWRLP for the years ended December 31, 1996 and 1995.

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                   ----------------  PERCENTAGE
                                                    1996     1995      CHANGE
                                                   -------  -------  ----------
        Rental income............................. $55,074  $55,202      (.2)%
        Other income..............................   3,296    2,581     27.7
                                                   -------  -------     ----
                                                    58,370   57,783      1.0
                                                   -------  -------     ----
        Property operating and maintenance........  16,134   14,619     10.4
        Real estate taxes.........................   3,995    3,906      2.3
                                                   -------  -------     ----
                                                    20,129   18,525      8.7
                                                   -------  -------     ----
        Property net operating income............. $38,241  $39,258     (2.6)%
                                                   =======  =======     ====
        Weighted average monthly rental revenue
         per unit................................. $   654  $   638
                                                   =======  =======
        Economic occupancy........................    89.7%    91.1%
                                                   =======  =======

  Rental income for the year ended December 31, 1996 was comparable with the same period in 1995 as a result of the increase in the weighted average monthly rental revenue per unit being offset by a decline in the average economic occupancy during the year ended December 31, 1996 as compared to the year ended December 31, 1995. Other income for the year ended December 31, 1996 increased as a result of gains from the sale of telephone servicing rights at various communities.

  Property operating and maintenance expense increased $1,515 or 10.4 percent over 1995 due to higher apartment turnover and utility costs associated with an increased number of vacant apartments and higher advertising costs incurred by EWRLP in its "same store" portfolio.

COMMUNITIES STABILIZED LESS THAN TWO YEARS

  Communities stabilized less than two years consist of the development of five new apartment communities and the expansion of two existing apartment communities by EWRLP, containing 1,521 apartment units that reached stabilized occupancy during the year ended December 31, 1995. Increases in the year ended December 31, 1996 as compared to the year ended December 31, 1995 are the result of the increase in the weighted average number of apartments.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1996    1995
                                                                 ------- ------
        Rental income........................................... $12,606 $7,113
        Other income............................................     680    541
                                                                 ------- ------
                                                                  13,286  7,654
                                                                 ------- ------
        Property operating and maintenance......................   2,532  1,734
        Real estate taxes.......................................   1,011    407
                                                                 ------- ------
                                                                   3,543  2,141
                                                                 ------- ------
        Property net operating income........................... $ 9,743 $5,513
                                                                 ======= ======
        Weighted average number of apartments...................   1,521    888
                                                                 ======= ======

DEVELOPMENT AND LEASE UP PROPERTIES

  Development and lease up properties consist of the development of 13 new apartment communities or the expansion of existing apartment communities containing 2,522 apartment units that were in the "construction," "development" or "lease up" stage during 1996 and therefore, not considered to have achieved stabilized occupancy for all of the periods presented. Increases in the year ended December 31, 1996 as compared to the year ended December 31, 1995 are the result of an increase in the weighted average number of apartments.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1996    1995
                                                                 ------- ------
        Rental income........................................... $11,276 $1,281
        Other income............................................     720    128
                                                                 ------- ------
                                                                  11,996  1,409
                                                                 ------- ------
        Property operating and maintenance......................   3,203    700
        Real estate taxes.......................................     790     30
                                                                 ------- ------
                                                                   3,993    730
                                                                 ------- ------
        Property net operating income........................... $ 8,003 $  679
                                                                 ======= ======
        Weighted average number of apartments in lease up.......   1,398    174
                                                                 ======= ======

ACQUISITIONS

  Acquisitions consist of eight properties containing 3,016 apartment units, which have been acquired by EWRLP since January 1, 1995. Increase in the year ended December 31, 1996, as compared to the year ended December 31, 1995, are the result of the increase in the weighted average number of apartments.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1996    1995
                                                                 ------- ------
        Rental income........................................... $15,394 $5,268
        Other income............................................     727    193
                                                                 ------- ------
                                                                  16,121  5,461
                                                                 ------- ------
        Property operating and maintenance......................   4,315  1,183
        Real estate taxes.......................................   1,119    380
                                                                 ------- ------
                                                                   5,434  1,563
                                                                 ------- ------
        Property net operating income........................... $10,687 $3,898
                                                                 ======= ======
        Weighted average number of apartments...................   2,044    769
                                                                 ======= ======

 Comparison of Results of Operations for the Year Ended December 31, 1995 to the Year Ended December 31, 1994

                                                     DECEMBER 31,
                                                    ----------------  PERCENTAGE
                                                     1995     1994      CHANGE
                                                    -------  -------  ----------
        TOTAL PORTFOLIO
        Rental income.............................. $68,864  $51,097     34.8%
        Third party management fees................   1,268    1,668    (24.0)%
        Interest and other.........................   4,399    4,194      4.9%
                                                    -------  -------    -----
                                                     74,531   56,959     30.9%
                                                    -------  -------    -----
        Property operating and maintenance.........  18,236   15,088     20.9%
        Real estate taxes..........................   4,723    3,204     47.4%
        Property management........................   2,825    2,505     12.8%
        General and administrative.................   1,321    1,175     12.4%
        Interest...................................  12,650    7,836     61.4%
        Depreciation and amortization..............  13,762   10,333     33.2%
        Other......................................     --     5,233      --
                                                    -------  -------    -----
                                                     53,517   45,374     17.9%
                                                    -------  -------    -----
        Income before minority interest............ $21,014  $11,585     81.4%
                                                    =======  =======    =====
        Weighted average number of apartments         9,798    7,740
        Economic occupancy.........................    91.6%    92.3%
                                                    =======  =======

  Rental revenues increased by $17,767 or 34.8 percent as a result of increases in the weighted average number of apartments and weighted average monthly revenue per occupied apartment. EWRLP believes that the increase in rental income, other than that attributable to the acquisitions and developments, was achieved as a result of EWRLP's ability to capitalize on continuing improvement in EWRLP's rental markets.

  The decrease in third party management fees of $400, a 24.0 percent decrease from the 1994 period, is due to the sale of several properties from the management portfolio, including 508 units which EWRLP purchased.

  Property operating and maintenance expense increased $3,148 or 20.9 percent (versus a 26.6 percent increase in the weighted average number of units) due to the increase in the number of properties. Real estate taxes increased $1,519 or 47.4 percent (versus a 26.6 percent increase in the weighted average number of units) primarily due to the increase in the number of properties and higher values placed on properties due to improved market conditions.

  Property management expense increased $320 or 12.8 percent due to the increase in the number of properties under management.

  Interest expense increased $4,814 or 61.4 percent due to an increase in debt resulting from acquisitions and more units under construction. EWRLP capitalized $5,048 of interest in 1995 compared to $2,724 in 1994 due to an increase in construction activity. Interest costs incurred during construction of a new property are capitalized until completion of construction on a building-by-building basis.

"SAME STORE" PORTFOLIO

  In 1995, EWRLP defined the same store portfolio as those communities that reached stabilization prior to January 1, 1994.

  Same store portfolio consists of 30 stabilized operating properties containing 7,559 apartment units that were owned by EWRLP for the years ended December 31, 1995 and 1994.

                                                    DECEMBER 31,
                                                   ----------------  PERCENTAGE
                                                    1995     1994      CHANGE
                                                   -------  -------  ----------
        Rental income............................. $52,940  $49,712      6.5 %
        Other income..............................   2,568    3,180    (19.2)%
                                                   -------  -------    -----
                                                    55,508   52,892      4.9 %
                                                   -------  -------    -----
        Property operating and maintenance........  14,213   14,589     (2.6)%
        Real estate taxes.........................   3,671    3,180     15.4 %
                                                   -------  -------    -----
                                                    17,884   17,769       .6 %
                                                   -------  -------    -----
        Property net operating income............. $37,624  $35,123      7.1 %
                                                   =======  =======    =====
        Weighted average monthly rental revenue
         per unit.................................    $638     $586
                                                   =======  =======
        Economic occupancy........................    91.5%    92.5%
                                                   =======  =======

  Rental income for the year ended December 31, 1995 increased $3,228 or 6.5 percent as a result of an increase in the weighted average monthly revenue per occupied unit which increased $52 or 8.9 which was partially offset by a decline in the average economic occupancy from 92.5 percent during the year ended December 31, 1994 and 91.5 percent during the year ended December 31, 1995.

  Property operating and maintenance expense decreased $376 or 2.6 percent due to EWRLP beginning to realize economies of scale from consolidated operations of the integrated property portfolio.

  Real estate taxes increased $491 or 15.4 percent due to higher values placed on properties due to improved market conditions and property values.

DEVELOPMENT AND LEASE UP PROPERTIES

  Development properties consist of 15 developments or expansion of existing properties containing 2,878 apartment units that have been developed by EWRLP since the Initial Public Offering in August 1994. Increases in 1995 as compared to 1994 are the result of development units stabilized or in lease-up increasing to 15 properties and 2,878 apartment units in 1995 as compared to three properties and 661 apartment units in 1994.

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1995   1994
                                                                  ------ ------
        Rental income............................................ $9,766 $1,248
        Other income.............................................    636     84
                                                                  ------ ------
                                                                  10,402  1,332
                                                                  ------ ------
        Property operating and maintenance.......................  2,604    459
        Real estate taxes........................................    560     18
                                                                  ------ ------
                                                                   3,164    477
                                                                  ------ ------
        Property net operating income............................ $7,238 $  855
                                                                  ====== ======

ACQUISITIONS

  Acquisitions consist of five properties containing 1,756 apartment units which have been acquired by EWRLP since the Initial Public Offering in August 1994. Increases in 1995 as compared to 1994 are the result of acquiring four properties in 1995 consisting of 1,608 apartment units compared to one property consisting of 148 apartment units in 1994.

                                                                     DECEMBER
                                                                        31,
                                                                    -----------
                                                                     1995  1994
                                                                    ------ ----
        Rental income.............................................. $6,158 $137
        Other income...............................................    239    5
                                                                    ------ ----
                                                                     6,397  142
                                                                    ------ ----
        Property operating and maintenance.........................  1,419   40
        Real estate taxes..........................................    492    6
                                                                    ------ ----
                                                                     1,911   46
                                                                    ------ ----
        Property net operating income.............................. $4,486 $ 96
                                                                    ====== ====

LIQUIDITY AND CAPITAL RESOURCES

 Liquidity

  EWRLP's net cash provided by operating activities increased from $37.0 million for the year ended December 31, 1995 to $38.7 million for the year ended December 31, 1996 principally due to increased rental operations from additional properties acquired and developed subsequent to December 31, 1995. Net cash used in investing activities increased from $118.1 million for the year ended December 31, 1995 to $129.5 million for the year ended December 31, 1996. Cash used in investing activities largely relates to EWRLP's development and construction of new apartment communities in Phoenix and Tucson, Arizona and acquisitions of apartment communities in its markets. Net cash provided by financing activities increased from $82.3 million for the year ended December 31, 1995 to $89.7 million for the year ended December 31, 1996 due to the proceeds from the sale of 2,088,889 shares of common stock of EWR and borrowings under EWRLP's Revolving Credit Facility ("Revolving Credit Facility") which were used to fund the development and acquisition of apartment communities.

  EWRLP expects to meet its short-term liquidity requirements, including capital expenditures relating to maintaining Stabilized Communities, generally through its net cash provided by operations and borrowings under its credit arrangements and anticipates meeting long-term liquidity requirements, such as scheduled debt maturities, financing of construction and development activities and possible acquisitions through long-term unsecured borrowings, issuance of additional equity securities of EWR or debt securities of EWRLP, or, possibly in connection with acquisitions of land or existing properties, Units of EWRLP. EWRLP believes that its net cash provided by operations will be adequate and anticipates that it will continue to be adequate to meet both operating requirements and payment of dividends by EWRLP in accordance with REIT requirements in both the short and the long-term.

  The information in the immediately preceding paragraph is forward looking and involves risks and uncertainties that could significantly impact EWRLP's expected liquidity requirements in the short and long term. While it is impossible to itemize the many factors and specific events that could affect EWRLP's outlook for its liquidity requirements, such factors would include the actual timing of EWRLP's planned development of new, and expansion of existing, communities; acquisitions of existing apartment communities; the actual costs associated with such developments and acquisitions; and the strength of the local economies in the sub-markets in which EWRLP operates. EWRLP is further subject to risks relating to the limited geographic area in which it operates and its ability to successfully manage its planned expansion into Southern California, a market in which it did not have any operating history prior to 1995. Higher than expected costs, delays in development of communities, a downturn in the local economies and/or the lack of growth of such economies could reduce EWRLP's revenues and increase its expenses, resulting in a greater burden on EWRLP's liquidity than that which EWRLP has described above.

 Capital Resources

  At December 31, 1996, EWRLP's total debt was approximately $436.2 million and EWRLP's debt to total market capitalization (market equity plus debt) was approximately 47.4 percent. EWRLP received an investment grade rating of "BBB- " from Standard & Poor's Corporation, "Baa3" from Moody's Investor Service Inc. and "BBB-" from Fitch Investors Service, Inc. in December 1996.

  A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization, and each rating should be evaluated independently of any other rating. A rating of (a) BBB- from Standard & Poor's Corporation indicates that the obligations of EWRLP are in the lower range of those obligations that exhibit adequate protection parameters, (b) Baa3 from Moody's Investor Service Inc. indicates that the obligations of EWRLP are considered to be in the lower range of medium-grade obligations, which are not considered to be highly protected or poorly secured and (c) BBB- from Fitch Investors Service, Inc. indicates that the obligations of EWRLP are considered to be in the lower range of obligations considered to be of investment grade and of satisfactory credit quality and that its ability to pay interest and to repay principal is considered to be adequate.

Conventional Mortgage Loans

  Conventional mortgage loans were comprised of six fixed rate loans at December 31, 1996, each of which is collateralized by a first mortgage lien on an apartment community included in real estate assets. The mortgages are payable in monthly installments of principal and interest and mature at various dates through 1997. The conventional mortgage loans aggregated $40.1 million at December 31, 1996 with interest rates ranging from 8.0 percent to
9.95 percent. On January 9, 1997, EWRLP extinguished the debt on three mortgages with unpaid principal balances of approximately $18.7 million with proceeds from the Revolving Credit Facility. As a result, EWRLP incurred a loss from the early extinguishment of debt of approximately $1.2 million. EWRLP prepaid a $6.2 million mortgage note on January 31, 1997 which resulted in an additional loss from the early extinguishment of debt of approximately $300. The loss from the early extinguishment of debt was recorded by EWRLP in the first quarter of 1997.

  In December 1995, EWRLP entered into a ten year $50 million fixed rate loan from an insurance company that bears interest at 7.17 percent, with principal and interest due monthly based on a 25-year amortization schedule beginning January 1, 1996 through January 1, 2006, and the remaining unpaid principal balance due January 1, 2006. The loan is secured by a first deed of trust on five apartment communities. Proceeds from the loan were used to pay down outstanding balances on the Revolving Credit Facility. The outstanding debt was $49.5 million at December 31, 1996. The loan is convertible to unsecured upon EWRLP achieving an investment grade rating of "BBB" or better.

 Mortgage Loan Certificates

  EWRLP, through the Financing Partnership, borrowed $102.0 million under a securitized loan in August 1994. During January 1995, EWRLP borrowed the balance of $29.0 million (increasing the total to $131.0 million). The loan is secured by the first mortgage liens on 22 of the Communities. The $102.0 million was issued at 99.97 percent of its face amount and the $29.0 million was issued at 97.9375 percent of its face amount and will mature on August 1, 2001. Although both amounts bear interest at 7.98 percent, the $29.0 million has an effective interest rate of 8.40 percent due to the discount. The weighted average effective interest rate of the total $131 million loan is
8.05 percent. The bonds have been rated "AA" by Standard and Poor's
Corporation.

 Tax Exempt Bonds

  Tax exempt bonds were comprised of three floating rate bonds based on the tax exempt note rate set by the respective remarketing agents (or at the option of EWRLP at a fixed rate determined by the remarketing agents). The bonds are secured by letters of credit which are secured by first mortgage liens on four apartment communities. The tax exempt bonds have monthly interest only payments and mature at various dates through 2016. The tax exempt bonds aggregated $64 million at December 31, 1996 with interest rates ranging from 5.16 percent to 6.14 percent.

 Revolving Credit Facility

  On September 25, 1996, EWRLP expanded its existing $125 million unsecured Revolving Credit Facility to $225 million with a bank group. The Revolving Credit Facility bears interest at a floating rate of the London Interbank Offered Rate ("LIBOR") plus 150 basis points (100 basis points equals one percent) (or, at the option of EWRLP, at the prime rate announced by the banks). The interest rate was reduced 25 basis points upon EWRLP achieving an investment grade rating of "Baa3" or "BBB-." The Revolving Credit Facility has a term of three years, with an option to extend for one year, subject to certain conditions, and provides for monthly payments of interest only. It will be used to finance acquisitions, to fund construction and development and renovation costs, and for working capital purposes. At December 31, 1996, there was $152 million outstanding on the Revolving Credit Facility, with an effective interest rate of 7.20 percent. The Revolving Credit Facility contains customary representations, covenants and events of default, including a limitation which restricts distributions to 95 percent of Funds From Operations, as defined under "Funds From Operations" below. EWRLP does not expect that the covenants will affect its ability to pay distributions in accordance with its current distribution policy.

  The table below outlines EWRLP's debt structure as of December 31, 1996 (amounts in thousands).

                                                    OUTSTANDING WEIGHTED AVERAGE
                                                      BALANCE    INTEREST RATE
                                                    ----------- ----------------
        FIXED RATE DEBT:
         Mortgage Debt
          Conventional.............................  $ 89,652         7.87%
          Mortgage Loan Certificates...............   130,520         8.05
                                                     --------         ----
            Total Fixed Rate Debt..................   220,172         7.98
        VARIABLE RATE DEBT:
          Tax Exempt Bonds.........................    64,000         5.70
          Revolving Credit Facility................   152,000         7.20
                                                     --------         ----
            Total Variable Rate Debt...............   216,000         6.76
                                                     --------         ----
            Total Debt.............................  $436,172         7.37%
                                                     ========         ====


  EWRLP had 4,806 unencumbered apartment units related to the Stabilized Communities (including properties with debt that was repaid in January 1997) and 1,198 unencumbered apartment units related to the Communities Under Construction and in Lease Up at December 31, 1996.

SUBSEQUENT OFFERINGS AND REGISTRATION STATEMENTS

  In September 1995, EWR filed a shelf registration statement with the Securities and Exchange Commission ("SEC") for up to $200 million of debt securities, common stock and warrants. The registration statement was declared effective by the SEC in December 1995.

  In January 1997, EWR and EWRLP filed a shelf registration statement with the SEC for up to $125 million of common stock, preferred stock and warrants issuable by EWR and $200 million of debt securities issuable by EWRLP. This registration statement, which has not been declared effective by the SEC, subsumed $125 million of available securities under the September 1995 registration statement. These registration statements will provide EWR and EWRLP with the ability to issue and sell a portion of such securities from time to time.

  On May 28, 1996, EWR completed a public offering of 4,500,000 shares of common stock of which 2,000,000 shares were sold by EWR and an aggregate of 2,500,000 shares were sold by two institutional stockholders. On June 25, 1996, EWR issued an additional 88,889 shares of its common stock and the institutional stockholders sold an additional 111,111 shares pursuant to a partial exercise of an over-allotment option granted to the underwriters. Net proceeds to EWR from the second offering were approximately $40,891,000. EWR used the proceeds from the sale of common stock offering to pay down the Revolving Credit Facility.

  In February 1997, EWR completed a public offering of 1,800,000 shares of common stock. Net proceeds to EWR of approximately $35,820,000 were contributed to EWRLP in exchange for 1,800,000 Units. EWRLP used the proceeds to pay down the Revolving Credit Facility.

INFLATION

  Most of the leases at the Communities are for a term of one year or less, which may enable EWRLP to seek increased rents upon renewal of existing leases or commencement of new leases. The short-term nature of the leases generally serves to reduce the risk to EWRLP of the adverse effects of inflation.

FUNDS FROM OPERATIONS

  EWRLP and industry analysts consider Funds from Operations ("FFO") to be an appropriate measure of the performance of an equity REIT because it is predicated on cash flow analyses. EWRLP computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined as net income (loss) determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property plus depreciation and amortization, excluding depreciation on non-real estate assets and amortization of deferred financing costs. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of EWRLP's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of EWRLP's needs. EWRLP believes that in order to facilitate a clear understanding of the consolidated historical operating results of EWRLP, FFO should be examined in conjunction with net income, as presented in the consolidated financial statements contained herein incorporated by reference into the Registration Statement of which this Consent Solicitation/Prospectus/ Information Statement is a part.

                                             YEAR ENDED DECEMBER 31,
                                     ----------------------------------------
                                      1996    1995   1994 (A)  1993    1992
                                     ------- ------- -------  ------- -------
                                             (AMOUNTS IN THOUSANDS)
        Income (loss) before
         extraordinary items and
         minority interest.......... $18,805 $21,014 $16,818  $ 6,612 $(6,709)
        Depreciation and
         amortization...............  20,712  13,624  10,333   10,319   7,146
        Amortization of executive
         deferred compensation
         expense....................     390     693     267      --      --
                                     ------- ------- -------  ------- -------
        Funds from operations....... $39,907 $35,331 $27,418  $16,931 $   437
                                     ======= ======= =======  ======= =======

-------
(a) 1994 FFO has been adjusted to include other expenses ($5,233) that were incurred relating to the repayment of existing indebtedness at the time of the Initial Public Offering, prepayment penalties and lender participation (additional interest) totaling $2,594. Prior to the Initial Public Offering, an Executive Incentive Deferred Compensation Plan was canceled and the $2,639 that was funded by EWRLP was expensed in 1994. EWRLP believes it is appropriate to add back other expenses to net income for the FFO calculation in 1994 as these expenses represent nonrecurring costs directly related to the Initial Public Offering rather than recurring expenses from operations.

NUMBER OF UNITS

  EWRLP had 22,184,395 and 20,590,873 weighted average number of units for the years ended December 31, 1996 and 1995, respectively.

CAPITALIZATION OF FIXED ASSETS AND COMMUNITY IMPROVEMENTS

  EWRLP has established a policy of capitalizing those expenditures relating to acquiring new assets, materially enhancing the value of an existing asset, or substantially extending the useful life of an existing asset. All expenditures necessary to maintain a Community in ordinary operating condition are expensed as incurred.

  Acquisition of assets and community expenditures for the years ended December 31 are as follows:

                                                                1996     1995
                                                              -------- --------
        New community development............................ $ 82,177 $107,223
        Acquisitions.........................................   88,648   77,895
        Nonrecurring capital expenditures:
          Vehicle access control gates.......................      551      --
          Computer upgrade...................................      413      202
        Recurring capital expenditures:
          Community additions and improvements...............    2,374    1,547
          Corporate additions and improvements...............      348      549
                                                              -------- --------
                                                              $174,511 $187,416
                                                              ======== ========

                               EWRLP PROPERTIES

STABILIZED PROPERTIES

  The following sets forth certain information regarding the current Stabilized Communities. All of the Communities are owned 100 percent in fee by EWR (indirectly through EWRLP or the Financing Partnership). For a description of liens on certain of the Communities listed below, see Schedule III--Real Estate Investments and Accumulated Depreciation on page F-17. For additional information regarding EWRLP's properties, please refer to ERP's Current Reports on Form 8-K dated September 10, 1997 and September 30, 1997, each of which is incorporated by reference herein and each of which contains EWRLP's Quarterly Reports on Form 10-Q filed as exhibits.

                                                                                    AVERAGE  AVERAGE    PHYSICAL
                                                                                     UNIT   PHYSICAL  OCCUPANCY AS
                                                                                     SIZE   OCCUPANCY      OF
                                       NUMBER OF                     YEAR DEVELOPED (SQUARE  DURING   DECEMBER 31,
 STABILIZED COMMUNITIES       CITY     APARTMENTS DEVELOPED/ACQUIRED  OR ACQUIRED    FEET)   1996(1)    1996(1)
 ----------------------   ------------ ---------- ------------------ -------------- ------- --------- ------------
ARIZONA:
 PHOENIX:
Acacia Creek............   Scottsdale       508        Acquired           1995         910      97%        98%
Bayside at the Islands..    Gilbert         272       Developed           1988         870      93%        94%
Country Brook (4).......    Chandler        396        Acq/Dev       1991/1993/1996    961      93%        92%
Deer Creek Village......    Phoenix         308        Acquired           1991         819      97%        92%
Gateway Villas..........   Scottsdale       180       Developed           1995         998      96%        97%
Greenwood Village.......     Tempe          270        Acquired           1993         884      96%        93%
Heritage Point..........      Mesa          148        Acquired           1994         773      95%        91%
La Mariposa.............      Mesa          222        Acquired           1990         928      95%        93%
La Valencia.............      Mesa          361        Acquired           1990         950      92%        87%
Ladera..................    Phoenix         248       Developed           1996       1,012      95%        98%
Little Cottonwoods......     Tempe          379      Acq/Acq/Dev       1989/89/90    1,023      91%        85%
Los Arboles (2).........    Chandler        232       Developed           1985         851      95%        92%
Mirador.................    Phoenix         316       Developed           1996         987      85%        94%
Miramonte...............   Scottsdale       151       Developed           1983         782      98%        99%
Morningside.............   Scottsdale       160        Acquired           1992       1,019      95%        99%
Mountain Park Ranch.....    Phoenix         240       Developed           1995         961      93%        93%
Park Meadow (4).........    Gilbert         224        Acq/Dev         1992/1996       880      96%        93%
Preserve at Squaw Peak..    Phoenix         108        Acquired           1991         952      96%        90%
Promontory Pointe (3)...    Phoenix         304        Acquired           1988         986      91%        83%
Rancho Murietta.........     Tempe          292        Acquired           1995         866      97%        87%
Scottsdale Courtyards...   Scottsdale       274       Developed           1993       1,044      97%       100%
Scottsdale Meadows......   Scottsdale       168       Developed           1984         888      95%        99%
Shadow Brook............    Phoenix         224        Acquired           1993       1,010      97%        98%
Shores at Andersen
 Springs................    Chandler        299       Developed        1989/1993       889      97%        97%
Silver Creek............    Phoenix         174        Acquired           1991         775      98%        97%
Sonoran.................    Phoenix         429       Developed           1995         965      93%        89%
Sun Creek...............    Glendale        175        Acquired           1993         762      98%        98%
Superstition Vista......      Mesa          316        Acquired           1995         950      97%        96%
The Enclave.............     Tempe          204       Developed           1995         952      97%       100%
The Heritage............    Phoenix         204       Developed           1995         973      93%        92%
The Ingleside...........    Phoenix         120       Developed           1995         987      96%        94%
The Meadows.............      Mesa          306        Acquired           1987         809      94%        92%
The Palms...............    Phoenix         132       Developed           1990       1,026      93%        96%
The Pines...............      Mesa          194        Acquired           1992         887      96%        94%
Towne Square (4)........    Chandler        584        Acq/Dev       1992/1995/1996    960      92%        90%
Villa Encanto...........    Phoenix         382       Developed           1983         810      99%        99%
Village at Lakewood.....    Phoenix         240       Developed           1988         857      94%        98%
                                         ------
                                          9,744
                                         ------
 TUCSON:
Harrison Park (3).......     Tucson         172        Acquired        1991/1996       809      87%        85%
La Reserve..............   Oro Valley       240       Developed           1988         900      91%        92%
Orange Grove Village
 (4)....................     Tucson         400        Acq/Dev         1991/1996       714      93%        87%
Suntree Village.........   Oro Valley       424        Acquired           1992         831      91%        93%
The Arboretum...........     Tucson         496        Acq/Dev         1992/1995       886      93%        89%
The Legends.............     Tucson         312       Developed           1995       1,041      94%        94%
Village at Tanque Verde.     Tucson         217        Acq/Dev         1990/1995       694      90%        83%
                                         ------
                                          2,261
                                         ------
 Total Arizona..........                 12,005
CALIFORNIA:
The Ashton..............  Corona Hills      492        Acquired           1995         850      94%        92%
Canyon Crest Views (5)..   Riverside        178        Acquired           1996       1,193      97%        96%
Portofino (6)...........  Chino Hills       176        Acquired           1996         873      99%        98%
Parkview Terrace (6)....    Redlands        558        Acquired           1996         801      96%        95%
Redlands Lawn & Tennis
 (7)....................    Redlands        496        Acquired           1996         795      89%        89%
                                         ------                                     ------
Total California........                  1,900
                                         ======
 Total..................                 13,905                                     44,343
                                         ======                                     ======
 Weighted Average.......                    283                                        905
                                         ======                                     ======

-------
(1) Physical occupancy is defined as apartments occupied or leased (including models and employee apartments) divided by the total number of leasable apartments within the Community, expressed as a percentage.
(2) EWR owns approximately a 10 percent interest in the joint venture that owns Los Arboles II, as well as two promissory notes with an outstanding balance of approximately $760,000, secured by subordinated liens on such property. Los Arboles II contains 200 apartments, was developed in 1987, has an average unit size of 843 square feet and had average physical occupancy during 1996 of 95 percent and physical occupancy as of December 31, 1996 of 92 percent.
(3) Another phase of this community is currently under development. See "Development and Construction Activity" below.
(4) A new phase of this community was completed and reached stabilized occupancy in 1996.
(5) Property was acquired June 1996.
(6) Property was acquired July 1996.
(7) Property was acquired December 1996.

  Of the current Stabilized Communities included in the table, 37 are located in the greater Phoenix area, seven are located in the Tucson area and five are located in California. All of the Stabilized Communities are managed and operated by EWR and have an average size of 283 units. The Stabilized Communities are primarily oriented to upscale residents seeking high levels of amenities, such as clubhouses, exercise rooms, tennis courts, swimming pools, therapy pools and covered parking. The average unit size of the Stabilized and Communities under Construction combined is 905 square feet. All have fully-equipped kitchens with upgraded cabinets, individual utility metering, dishwashers, microwave ovens, separate dining areas, individual storage, spacious patios and balconies, and ceramic tile entries. Most have washers/dryers; and many offer high ceilings, fireplaces, and alarm system prewiring.

DEVELOPMENT AND CONSTRUCTION ACTIVITY

  The apartment Communities under Construction and in Lease Up are listed below:

                                                                             QUARTER
                                                               ------------------------------------
                                                   ESTIMATED      ACTUAL     ACTUAL OR   ESTIMATED
                                         AVERAGE  CONSTRUCTION   DATE OF     ESTIMATED    DATE OF
                                  TOTAL UNIT SIZE     COST     CONSTRUCTION COMMENCEMENT STABILIZED
          NAME             CITY   UNITS (SQ. FT.)  (MILLIONS)  COMMENCEMENT OF LEASE-UP  OCCUPANCY
          ----           -------- ----- --------- ------------ ------------ ------------ ----------
PHOENIX
The Hawthorne...........  Phoenix   276     904       $17          4:95         3:96        3:97
The Isle at Arrowhead
 Ranch.................. Glendale   256     940        17          2:96         4:96        4:97
Promontory Pointe II
 Expansion..............  Phoenix   120   1,013         8          4:95         3:96        2:97
                                  -----               ---
                                    652                42
TUCSON
Bear Canyon.............   Tucson   238     973        15          3:95         2:96        2:97
Harrison Park II
 Expansion..............   Tucson   188     974        10          3:95         2:96        2:97
                                  -----               ---
                                    426                25
                                  -----               ---
    Total...............          1,078               $67
                                  =====               ===

  EWR owns sites in the Phoenix area intended for the development of four additional multifamily apartment communities, which, if completed, are expected to contain approximately 1115 apartment units. In February 1997, EWR began the construction at one of the sites of the first phase of the Retreat which will contain 240 apartment units. EWR currently anticipates that the first phase of the Retreat will achieve stabilized occupancy in the third quarter of 1998. EWR currently anticipates that it will develop three additional communities in the Phoenix area (with approximately an aggregate of 635 units) and the second phase of the Retreat (with an additional 240 units) over the course of the next two years. EWR currently estimates that such developments, if completed, would reach stabilized occupancy during the latter part of 1998 through the end of 1999. There can be no assurance that EWR will succeed in obtaining any necessary governmental approvals or any financing required to develop the remaining sites or the completion of phase II of the Retreat, or that EWR will decide to develop any particular project.

  The forward-looking information set forth in the table and paragraph above is based upon a number of estimates and assumptions that are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond EWR's control. The actual development cost, completion date and stabilization date of any project will be dependent upon a variety of factors beyond the control of EWR including, for example, labor and other personnel costs, material costs, weather conditions, government fees and leasing rates.

LEGAL PROCEEDINGS

  Neither EWR, EWRLP, the Management Company, the Financing Partnership, or any of the Communities is presently subject to material litigation nor, to EWR's knowledge, is any litigation threatened against EWR or any of the Communities, other than routine actions for negligence or other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the business or financial condition of EWR.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

  See Index to Financial Statements on page F-1.

                    COMPARISON OF RIGHTS OF THE UNITHOLDERS

  At the Effective Time, holders of EWRLP Units will become holders of ERP Units. The rights of EWRLP's limited partners are presently governed by DRULPA and the EWRLP Partnership Agreement. The rights of ERP's limited partners are presently governed by IRULPA and the ERP Partnership Agreement. Upon approval of the Transactions by the holders of EWRLP Units and at the Effective Time, the EWRLP Partnership Agreement will remain in full force and effect. Upon exchange of EWRLP Units pursuant to the Unit Exchange Agreements to be entered into by certain holders of EWRLP Units, the rights of the former holders of EWRLP Units approving the Transactions will be governed by IRULPA and the ERP Partnership Agreement. Upon dissolution of EWRLP following consummation of the Asset Contribution and the dissolution of ERP Units in liquidation of all then outstanding EWRLP Units, the rights of the former holders of EWRLP Units will be governed by IRULPA and ERP Partnership Agreement.

  The following discussion summarizes the significant differences between the rights of holders of limited partnership interests of ERP and EWRLP as a result of certain of these transactions. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the ERP Partnership Agreement and the EWRLP Partnership Agreement. Rights of the holders of ERP Units which are and will remain the same after the Asset Contribution are not discussed.

ISSUANCE OF OTHER UNITS

  The EWRLP Partnership Agreement authorizes EWR as general partner to cause EWRLP to issue additional EWRLP Units for any EWRLP purpose, from time to time. EWR is authorized to cause EWRLP to issue to EWR EWRLP Units which are convertible or exchangeable into shares of EWR Common. EWRLP may issue to EWR one or more classes, or one or more series of such classes, and to fix the designations, preferences, special rights, powers and duties, including rights, powers and duties senior to the EWRLP Units held by limited partners as determined by EWR as general partner.

  Under the ERP Partnership Agreement, EQR as general partner may cause ERP to issue additional units as follows: (i) ERP Units to EQR upon the issuance by EQR of additional EQR Common (other than in exchange for ERP Units) and the contribution of the net proceeds from such additional issuance as a capital contribution to ERP, however, EQR may issue shares of EQR Common in connection with share option plans, dividend reinvestment plans without receiving any proceeds and that the issuance of such EQR Common will nonetheless entitle EQR to additional ERP Units under this section, (ii) ERP Units to the partners that hold Preference Units that are convertible into ERP Units, upon the exercise of such conversion in accordance with the terms and conditions of the Preference Unit term sheet or other securities, (iii) ERP Units to partners holding ERP Units if and to the extent of each such partner's participation in any reinvestment program, (iv) Preference Units to EQR upon the issuance by EQR of securities other than EQR Common and the contribution of the net proceeds thereof as a capital contribution to ERP and (v) in all other cases, ERP Units and/or Preference Units, as determined by EQR as general partner, in its discretion, to existing or newly-admitted partners, in exchange for the contribution by a partner of additional capital contributions to ERP.

UNIT OPTION PLAN

  Under the EWRLP Partnership Agreement, EWR as general partner may cause EWRLP to adopt option plans pursuant to which employees of EWRLP or EW Management (including any successors) may acquire EWR Common or EWRLP Units to employees of EWRLP or any of EWR's subsidiaries.

  The ERP Partnership Agreement provides that EQR as general partner may cause ERP to issue ERP Units to EQR upon the issuance by EQR of additional EQR Common (other than in exchange for ERP Units) and the contribution of the net proceeds from such additional issuance as a capital contribution to ERP, however, EQR may issue EQR Common in connection with share option plans, dividend reinvestment plans without receiving any proceeds and that the issuance of such EQR Common will nonetheless entitle EQR to additional ERP Units.

INDEMNIFICATION

  The EWRLP Partnership Agreement provides that EWRLP will indemnify EWR as general partner, or any officer of EWRLP or EWR and certain other persons or entities (collectively, "Indemnitees") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from proceedings, whether they are civil, criminal, administrative, or investigative, that relate to the operations of EWRLP in which any Indemnitees may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitees was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitees actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the Indemnitees have reasonable cause to believe that the act or omission was unlawful. Under the EWRLP Partnership Agreement, any indemnification is to be made only out of the assets of EWRLP. Limited partners are not subject to personal liability by reason of the indemnification provisions. The ERP Partnership Agreement contains similar indemnification provisions.

FINANCIAL STATEMENTS AND REPORTS

  EWR as general partner is required to deliver to the limited partners (i) no later than 120 days after the close of each EWRLP fiscal year, an annual report containing financial statements of EWRLP, or of EWR if such statements are prepared solely on a consolidated basis with EWR, for such EWRLP fiscal year and (ii) no later than 60 days after the close of each calendar quarter, a report containing unaudited financial statements of EWRLP, or of EWR, if such statements are prepared solely on a consolidated basis with EWR, and such other information as may be required by applicable law or regulation, or as EWR as general partner deems appropriate. Under the ERP Partnership Agreement, EQR as general partner is required to cause ERP to prepare and distribute to the partners of ERP annual financial data sufficient to reflect the status and operations of ERP and its assets and to enable each partner to file its federal income tax return. The ERP Partnership Agreement does not require or provide for the distribution of quarterly financial information to the partners.

MERGERS

  DRULPA provides that limited partnerships may enter into mergers, consolidations or similar transactions with other limited partnerships or business entities. IRULPA does not contain a similar provision.

TRANSFER OR PLEDGE OF UNITS

  Limited partners of EWRLP may, without the prior written consent of EWR as general partner, subject to any applicable securities laws and certain other restrictions: (i) transfer all or any portion of its EWRLP Units to EWR, (ii) transfer all or any portion of its EWRLP Units to an affiliate, another limited partner or to an immediate family member, (iii) if such limited partner is a natural person, transfer all or any portion of his or her EWRLP Units upon his or her death to such limited partner's estate, executor, administrator or personal representative or to such limited partner's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution or to a trust of which such limited partner is a settlor or co-settlor with a member or his or her immediate family and the beneficiaries of which include no person or entity other than such limited partner and/or such limited partner's immediate family, (iv) transfer all or any portion of its EWRLP Units pursuant to the exercise of a redemption right under the EWRLP Partnership Agreement, (v) transfer all or any portion of its EWRLP Units to a lending institution, which is not an affiliate of such limited partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged EWRLP Units to such lending institution in connection with the exercise of remedies under such loan extension or credit, and (vi) if such limited partner is an entity, transfer all or any portion of its EWRLP Units to one or more entities that are wholly-owned and controlled by such limited partner or by distributing EWRLP Units in a liquidation, winding up or otherwise without consideration to the equity owners of such entity. In order to effect such transfer, the limited partner must deliver to EWR as general partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of the EWRLP Partnership Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

  Under the ERP Partnership Agreement, no limited partner (including substituted limited partners) may, without the prior written consent of EQR (which consent may be given or withheld in the sole discretion of ERP), sell, assign, distribute or otherwise transfer (a "Transfer") all or any part of his, her or its interest in ERP, except (i) by operation of law, testamentary disposition, gift (outright or in trust), or by sale, in each case to or for the benefit of his parent(s), spouse or descendants, (ii) pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan or other obligation, provided, however, that each such pledgee will agree in writing, concurrent with such pledge or other collateral transfer, to (y) subordinate his, her or its rights with respect to the pledged interest to any and all rights granted by the pledging limited partner to ERP and (z) to defer the exercise of its rights as a secured creditor to realize upon the collateral in the case of an event of default until the expiration of any applicable "lock-up" period under the terms of any agreement between ERP and the pledging limited partner, (iii) the exchange of ERP Units for shares of in EQR Common, and (iv) the distribution of ERP Units or Preference Units by a limited partner to any of its direct or indirect constituent partners or owners. A Transfer does not include the conversion of a Preference Unit into one or more ERP Units nor the conversion of a ERP Unit into an EQR Common.

  The ERP Partnership Agreement also provides that EQR as general partner reserves the right to require an opinion of counsel regarding such matters in form and substances reasonably acceptable to EQR as a condition to any Transfer. Limited partners of ERP must notify ERP of any Transfer of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer. No part of the interest of a limited partner may be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily alienated or encumbered except as may be specifically provided for in the ERP Partnership Agreement.

REDEMPTION/EXCHANGE OF UNITS

  Under the EWRLP Partnership Agreement each limited partner has the right to cause the EWRLP to redeem ("EWRLP Right of Redemption") all or any portion of such limited partner's EWRLP Units for cash equal to the average daily market price of share of EWR Common for ten consecutive trading days immediately preceding the date EWR receives from the limited partner a notice of redemption ("Redemption Amount"). EWR may satisfy the EWRLP's Right of Redemption by exchanging EWRLP Units and shares of EWR Common at a ratio of one for one ("Unit Adjustment Factor"), or cash equal to the Redemption EWR Amount, at EWR's option. If a change is necessary to adjust the Unit Adjustment Factor, the adjustment must have the effect to cause each EWRLP Unit to be exchangeable for one share of EWR Common, without dilution.

AMENDMENTS TO PARTNERSHIP AGREEMENTS

  Except for certain circumstances described below and certain amendments permitted to be made without the consent of the limited partners, amendments to the EWRLP Partnership Agreement require the consent EWR as general partner and a majority of the limited partners interests (including those held by EWR as general partner). Consent of the limited partners is required to amend the EWRLP Partnership Agreement if such amendment would (i) convert a limited partner's EWRLP Units into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the rights of a partner to receive distributions, or allocations, (iv) alter or modify the EWRLP Right of Redemption or Redemption Amount, (v) cause the termination of EWRLP, prior to the end of the term of EWRLP, or (vi) amend the section in the EWRLP Partnership Agreement entitled "Amendments of Partnership Agreement; Meetings."

  Under the ERP Partnership Agreement, except for certain restrictions, the Chairman of the Board of EQR is empowered to amend the ERP Partnership Agreement, without the consent of the limited partners, in any respect other than: (i) to enlarge the obligation of any partner to make contributions to the capital of ERP; (ii) except as otherwise provided in the ERP Partnership Agreement or as required by law, to modify the allocation of profits or losses or distributions among the partners. (iii) to amend the sections of the ERP Partnership Agreement entitled "Partnership," "Issuance and Conversion of Units," "Limitations on Powers and Authorities of Partners," or "Transfer of Partnership Units;" and (iv) to amend the section of the ERP Partnership Agreement entitled "Amendment of Agreement." However, with respect to subparagraphs (ii) and (iii) of this paragraph, the ERP Partnership Agreement may be amended with the written consent of EQR and certain affiliates of Mr. Zell and certain of other specified partners or their respective successors in interest, as applicable, so long as they remain partners of ERP and those limited partners holding not less that 67% of the aggregate partnership interests held by all limited partners. With respect to subparagraphs (i) and
(iv) of this paragraph, the ERP Partnership Agreement may be amended only with the written consent of all partners.

TRANSACTIONS AND RELATED DISPOSITIONS

  Under the EWRLP Partnership Agreement, EWR as general partner may not engage in any merger, consolidation or other combination with or into another entity or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding shares of EWR Common ("Partnership Transaction") unless (i) under the terms of the Partnership Transaction, the limited partners will not engage in a sale or exchange for federal income tax purposes of their EWRLP Units or (ii) the Partnership Transaction also includes a merger of EWRLP or sale of substantially all of the assets of EWRLP and as a result of which all of the limited partners will receive for each EWRLP Unit (after application of the Unit Adjustment Factor) an amount of cash, securities or other property equal to, without taking into account any tax considerations, the greatest amount of cash, securities or other property paid to a holder of one share of EWR Common in consideration of one share of EWR Common in connection with the Partnership Transaction. The ERP Partnership Agreement does not include a similar provision. However, EQR as the general partner is authorized to acquire any assets, and encumber, sell, ground lease or otherwise dispose of any or all of the assets of ERP.

MEETINGS

  Meetings of the partners of EWRLP may be called by EWR as general partner and shall be called upon the receipt by EWR of a written request by the limited partners holding 25% or more of the EWRLP Units, which request states the nature of the business to be transacted. Notice of any such meeting must be given to all partners not less than seven (7) nor more than 30 days prior to the date of such meeting. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the percentage interests of the partners. The ERP Partnership Agreement does not contain a provision relating to meetings of the partners.

                          PRINCIPAL HOLDERS OF EWRLP

  The following table sets forth the beneficial ownership of EWRLP Units as of November 19, 1997 for (i) the Chief Executive Officer and each of the four other most highly compensated executive officers of EWR, (ii) directors of the EWR, (iii) each person who is a holder of EWRLP Units holding more than a 5% interest in EWRLP and (iv) the directors and executive officers of EWR, as a group. Unless otherwise indicated in the footnotes, all of such units are owned directly, and the indicated person or entity has sole voting and disposition power. EWRLP has no directors.

                                                 NUMBER OF  PERCENT OF ALL UNITS
NAME AND ADDRESS OF BENEFICIAL OWNER (1)           UNITS        OUTSTANDING
----------------------------------------         ---------- --------------------
Stephen O. Evans (2)...........................   2,859,450         11.5%
F. Keith Withycombe (3)........................   2,726,200         10.9%
Richard G. Berry (4)...........................     110,000            *
G. Edward O'Clair..............................       4,724            *
Paul Fannin....................................         --           --
Gadi Kaufmann..................................         --           --
Joseph W. O'Connor.............................         --           --
G. Peter Bidstrup..............................         --           --
John O. Theobald...............................         --           --
Evans Withycombe Residential, Inc..............  20,372,163         81.7%
EW Investments Limited Partnership.............   1,632,114          6.5%
All Executive Officers and Directors as a Group
 (12 persons)..................................   3,746,373         15.0%

-------
  * Less than 1%
(1) The address for each of the persons or entities listed above, except Mr. O'Connor, is 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251. The address for Mr. O'Connor is 225 Franklin Street, Boston, Massachusetts 02110.
(2) Stephen O. Evans directly owns 769,899 EWRLP Units, representing 3.1% of the outstanding EWRLP Units. Mr. Evans, as the Chairman of the general partner of EW Investments Limited Partnership ("EWILP"), may be deemed the beneficial owner with shared voting and dispositive power of 1,632,114 Units held by EWILP. Additionally, Mr. Evans, as a manager of The Evans Family Limited Liability Company ("Evans LLC"), may be deemed the beneficial owner with shared voting and dispositive power of 135,550 EWRLP Units held by Evans LLC. Mr. Evans may also be deemed the beneficial owner with shared voting and dispositive power of an aggregate of 321,887 EWRLP Units held by EW Cottonwood/Tempe Limited Partnership, EW Lakewood Limited Partnership, EW/SWS Investors Limited Partnership and EW Kachina Limited Partnership (collectively, the "EW LPs"). Mr. Evans is the Chairman of Evans Withycombe Communities, Inc., an Arizona corporation ("Communities"), which is the general partner of each of the EW LPs. In the aggregate, Mr. Evans may be deemed to beneficially own 2,859,450 EWRLP Units, which represents 11.5% of the outstanding EWRLP Units.
(3) F. Keith Withycombe directly owns 772,199 Units, representing 3.1% of the outstanding EWRLP Units. Mr. Withycombe, as the President and Treasurer of the general partner of EWILP, may be deemed the beneficial owner with shared voting and dispositive power of 1,632,114 EWRLP Units held by EWILP. Mr. Withycombe may also be deemed the beneficial owner with shared voting and dispositive power of an aggregate of 321,887 EWRLP Units held by the EW LPs. Mr. Withycombe is the President and Treasurer of Communities. In the aggregate, Mr. Withycombe may be deemed to beneficially own 2,726,200 EWRLP Units, which represents 10.9% of the outstanding EWRLP Units.
(4) Richard G. Berry, a limited partner of EWILP, may be deemed the beneficial owner of 110,000 Units held by EWILP.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Transactions will be passed upon for EQR by Rudnick & Wolfe in Chicago, Illinois and Rosenberg & Liebentritt, P.C. in Chicago, Illinois. Errol R. Halperin, a partner of Rudnick & Wolfe, is a trustee of EQR. Attorneys of Rudnick & Wolfe beneficially own less than 1% of the outstanding EQR Common, either directly or upon the exercise of options. Sheli Z. Rosenberg, a principal of Rosenberg & Liebentritt, P.C., is a trustee of EQR. Attorneys of Rosenberg & Liebentritt, P.C. beneficially own less than 1% of the outstanding EQR Common, either directly or upon the exercise of options. Certain legal matters in connection with the Transactions will be passed upon for EWR by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Ballard Spahr Andrews & Ingersoll in Baltimore, Maryland, will pass upon certain matters of Maryland law relating to the Merger Agreement and Articles of Merger under Maryland law.

                                    EXPERTS

  The consolidated financial statements of EWRLP appearing in the Current Report of ERP on Form 8-K, dated September 10, 1997 and appearing in this Consent Solicitation/Prospectus/Information Statement; the consolidated financial statements of Wellsford Residential Property Trust and its subsidiaries included in ERP's Current Report on Form 8-K, dated May 30, 1997; the consolidated financial statements of ERP appearing in ERP's 1996 Annual Report (Form 10-K) for the year ended December 31, 1996; and the Statements of Revenue and Certain Expenses of certain properties either acquired or expected to be acquired in 1996 or 1997, appearing in the Current Reports of ERP on Forms 8-K or 8-K/A dated May 23, 1996, November 15, 1996, May 20, 1997, August 15, 1997, September 17, 1997 and October 9, 1997; have all been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein or incorporated herein by reference, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of ERP and its subsidiaries appearing in ERP's Annual Report (Form 10-K) at December 31, 1995 and for the years ended December 31, 1995 and 1994 incorporated herein by reference have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this Consent Solicitation/Prospectus/Information Statement in reliance upon the authority of said firm as experts in accounting and auditing.

                                   GLOSSARY

  The following list of capitalized terms used in this Consent Solicitation/ Prospectus/Information Statement are defined as follows. See "Summary" at page 1 for definitions of the principals involved in the Transactions.

  "ACMs" means asbestos-containing materials.

  "Acquisition Proposal" means a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of, EWR or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

  "Act" means the Taxpayer Relief Act of 1997.

  "Affiliates" means persons who control, are controlled by or are under the common control with an issuer.

  "Agreed Value" means the fair market value of partnership assets contributed or revalued by ERP at the time of the Asset Contribution.

  "AMT" means alternate minimum tax.

  "AMTI" means alternative minimum taxable income.

  "Antitrust Division" means the Antitrust Division of the Department of Justice.

  "Articles" means the Articles of Merger with respect to the Merger
Agreement.

  "Asset Contribution" means the contribution of all of the assets (subject to its liabilities) of EWRLP to ERP in exchange for ERP Units.

  "Asset Contribution Agreement" means the Asset Contribution Agreement dated August 27, 1997 by and between ERP and EWRLP.

  "Berry" means Richard G. Berry, an individual.

  "Break-up Expenses" means the out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder, up to a maximum of $2.5 million.

  "Break-up Fee" means an amount equal to the lesser of (i) $14 million plus Break-up Expenses (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EQR without causing it to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants of EQR, and (B) in the event EQR receives a letter from outside counsel indicating that EQR has received a ruling from the IRS holding that EQR's base receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or that the receipt by EQR of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause
(A) above.

  "Built-in Gain" or "Built-in Loss" means the difference between the fair market value of property contributed to ERP and its tax basis at the time of contribution.

  "Change in Control Agreements" means agreements entered to by certain officers of EWR which provide severance payments, pro rata bonus, payments, vesting of stock options and restricted shares, vesting of employer contributions to the EWR 401(k) Plan, and tax payments to offset the impact of any excise tax resulting from the above payments upon a termination of employment following a change in control.

  "Closing" means the closing of the Merger as set forth in the Merger
Agreement.

  "Closing Date" means the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement.

  "Closing Price" means the closing price of a share of EQR Common as reported on the NYSE on the Closing Date.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Commitment" means any commitment, contractual obligation, capital expenditure or transaction.

  "Communities" means certain community properties owned and operated by EWR.

  "Comparable Companies" means companies engaged in businesses which J. P. Morgan judged to be analogous to that of EWR's.

  "Consent Period" means the period of time during which consents will be solicited prior to the execution and delivery of the Articles regarding the Merger to the Department.

  "Contemplated Transactions" means a merger, consolidation, sale or transfer of all or substantially all of the assets or earning power of EWRLP and EWR in connection with the EWRLP Transfer Amendment.

  "Contributed Properties" means the properties contributed to ERP pursuant to the Asset Contribution.

  "Contributors" means certain persons and entities which have agreed to contribute their EWRLP Units in accordance with the Unit Contribution Agreement.

  "Department" means the State Department of Assessments and Taxation of Maryland.

  "Distribution" means following the Asset Contribution, EWRLP will distribute ERP Units to the holders of EWRLP Units.

  "DRULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended.

  "11.2 Amendment" means the Amendment to the EWRLP Partnership Agreement dated June 18, 1997 which relates to Section 11.2.

  "EBITDA" means earnings before interest, taxes, depreciation and amortization.

  "Effective Time" means the time when the Department accepts the Articles of Merger for record, or as such time as EQR and EWR shall agree should be specified in the Articles of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the Department).

  "Eligible Entity" means a domestic business not otherwise classified as a corporation and which has at least two members.

  "Eligible Entity Regulations" means certain regulations published by the IRS regarding Eligible Entities.

  "EPMC" means Equity Properties Management Corp.

  "EQR Common" means common shares of beneficial interest, par value $0.01 per share, of EQR.

  "EQR Financing Partnerships" means the limited partnerships and limited liability companies that own the beneficial interest of certain properties encumbered by mortgage financing.

  "EQR IPO" means the initial public offering of EQR Common by EQR.

  "EQR Management Corps." means Equity Residential Properties Management, Inc., a Delaware corporation, and Equity Residential Properties Management, Inc. II, a Delaware corporation, collectively.

  "EQR Option" means Mr. Evans will receive an option to purchase 115,500 shares of EQR Common.

  "EQR Preferred" means preferred shares of beneficial interest $0.01 par value, of EQR.

  "EQR Properties Management, LP" means Equity Residential Properties Management, Limited Partnership, an Illinois limited partnership.

  "EQR Properties Management, LP II" means Equity Residential Properties Management, L.P. II, an Illinois limited partnership.

  "EQR Properties Management Partnerships" means EQR Properties Management, LP, and EQR Properties Management, LP II, collectively.

  "EQR Share Plan" means EQR's Second Amended and Restated Share Option and Share Award Plan.

  "ERP Amendment" means the amendment to the ERP Partnership Agreement to expand the ability of EQR to conduct business other than as the general partner of ERP.

  "ERP Partnership Agreement" means the Fourth Amended and Restated Limited Partnership Agreement dated September 30, 1995 by and among EQR and certain limited partners.

  "ERP Unitholder" means a holder of units of limited partnership interest in ERP.

  "ERP Units" means units of limited partnership interest in ERP.

  "Evans" means Stephen O. Evans, an individual.

  "EW Finance, Inc." means Evans Withycombe Finance, Inc., a Delaware corporation.

  "EW Finance LP" means Evans Withycombe Finance Partnership, LP, a Delaware limited partnership.

  "EW Management, Inc." means Evans Withycombe Management, Inc., an Arizona corporation.

  "EWR Board of Directors" means the board of directors of EWR.

  "EWR Common" means common stock, par value $0.01 per share, of EWR.

  "EWR Debt" means that EQR has agreed that it will not voluntarily prepay the securitized debt of EWR Finance LP or the fixed rate loan from Northwestern Mutual Insurance Company to EWRLP.

  "EWR Equityholders" means EWR shareholders and EWRLP's limited partners.

  "EWR Special Meeting" means a special meeting of shareholders of EWR to be held at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona, on December 23, 1997, at 9:00 a.m., Arizona time.

  "EWRLP Amendment" means the amendment to the EWRLP Partnership Agreement to allow (i) EQR and ERP to serve as co-general partners of EWRLP upon the effectiveness of the Merger, (ii) subsequent to the Asset Contribution, to permit EQR and ERP, as co-general partners of EWRLP, to dissolve EWRLP upon the terms stated in the Asset Contribution Agreement and (iii) certain additional amendments to permit the Transactions to be effected without further approval of the limited partners of EWRLP.

  "EWRLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of EWRLP dated as of August 17, 1994 by and among EWR and certain limited partners.

  "EWRLP Right of Redemption" means the right of each limited partner of EWRLP to cause EWRLP to redeem all of any portion of such limited partners EWRLP Units for the Redemption Amount.

  "EWRLP Unitholder" means holders of limited partnership units in EWRLP. "EWRLP Units" means units of limited partnership interest in EWRLP.

  "EWRLP Units" means units of limited partnership of EWRLP.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchanging Partners" means holders of EWRLP Units who contribute their EWRLP Units to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units so exchanged multiplied by the Exchange Ratio.

  "Exchange Ratio" means the ratio of 0.5 at which outstanding shares of EWR Common will be converted into shares of EQR Common pursuant to the Merger.

  "FAD" means funds available for distribution.

  "FFO" or "funds from operations" means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments from unconsolidated partnerships and joint ventures.

  "Financing Partnership" means Evans Withycombe Finance Partnership, L.P., a Delaware limited partnership.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act, as amended.

  "FTC" means the Federal Trade Commission.

  "GAAP" means generally accepted accounting principles.

  "HSR Act" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

  "Indemnities means EWR as general partner, or any officer or director of EWRLP or EWR and certain other persons or entities who EWRLP will indemnify under the EWRLP Partnership Agreement.

  "Initial Basis" means a partner's initial basis in ERP Units, which generally will be equal to his partnership interest in ERP, as the case may be, such partnership interest reduced by any cash received and any reduction of his share of ERP liabilities and increased by the increase in his share of partnership liabilities.

  "Inside Basis" means a partner's share of the basis of ERP in its assets, plus any basis adjustment pursuant to Section 743(b) of the Code.

  "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland REIT's shares of beneficial interest or a Maryland corporation's shares of stock or an affiliate of the trust or corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the REIT's shares of beneficial interest or the corporation's shares of stock.

  "IRS" means the Internal Revenue Service.

  "IRULPA" means the Illinois Revised Uniform Limited Partnership Act, as amended.

  "J.P. Morgan" means J. P. Morgan Securities, Inc., EQR's financial advisor.

  "LIBOR" means the London Interbank Offered Rate.

  "Lurie Family Trusts" means trusts established for the benefit of the family of Mr. Robert Lurie, as deceased partner of Mr. Sam Zell.

  "Material Adverse Change" means a material adverse change in business, financial condition or results of operations taken as a whole.

  "MGCL" means the Maryland General Corporation Law, as amended.

  "Merger" means the merger of EWR into EQR as set forth in the Merger
Agreement.

  "Merger Agreement" means the Agreement and Plan of Merger dated August 27, 1997 by and between EQR and EWR.

  "Morgan Stanley" means Morgan Stanley Realty Incorporated.

  "NAREIT" means the National Association of Real Estate Investment Trusts.

  "NAV" means net asset value.

  "Neithercut" means David Neithercut, an individual.

  "NOI" means net operating income equal to total revenues less certain operating expenses.

  "NYSE" means the New York Stock Exchange.

  "Option Cash Out Agreement" means an agreement entered into by the holders of options to purchase shares of EWR Common not to exercise such option in consideration for a cash payment equal to the difference between (i) the Exchange Ratio multiplied by the closing price of a share of EQR Common on the NYSE on the Closing Date and (ii) the applicable exercise price of such option, multiplied by the number of shares of EWR Common subject to such option.

  "Original ERP Units" means certain ERP Units held by the Zell Holders issued at the time of the IPO.

  "Original Owners" means the Starwood Original Owners and the Zell Original Owners.

  "Other Securities" means securities of EQR other than EQR Common.

  "Ownership Limit" means to facilitate maintenance of its qualification as a REIT for federal income tax purposes, EQR generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of EQR Common and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of EQR Preferred Shares.

  "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership Agreement dated September 30, 1995 by and among EQR and certain limited partners.

  "Partnership Transaction" means any merger, consolidation or other combination with or into another entity or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding EWR Common as contemplated by the EWRLP Partnership Agreement.

  "Partnerships" means EWRLP and ERP.

  "Preference Units" means ERP Units with those designated preferences as set forth in the ERP Partnership Agreement.

  "Preferred Share Offerings" means in June, 1995, EQR issued 6,120,000 Series A Preferred Shares pursuant to a preferred share offering; in November 1995, EQR issued 5,000,000 depository shares each representing a 1/10 fractional interest in a Series B Preferred Share pursuant to a depository share offering; in September 1996, EQR issued 4,600,000 depository shares each representing a 1/10 fractional interest in a Series C Preferred Share pursuant to a depository share offering, in May 1996, EQR issued 7,000,000 depository shares each representing a 1/10 fractional interest in a Series D Preferred Share pursuant to a depository share offering and also in May 1997 subsequent to the merger of EQR with Wellsford, Wellsford's 3,999,800 Series A Cumulative Convertible Preferred Shares of Beneficial Interest were redesignated as EQR's 3,999,800 Series E Preferred Shares and Wellsford's 2,300,000 Series B Cumulative Redeemable Preferred Shares of Beneficial Interest were redesignated as EQR's 2,300,000 Series F Preferred Shares and in September 1997 EQR issued 1,265,000 Series G Convertible Cumulative Preferred Shares of Beneficial Interest.

  "Proposals" means the proposals submitted to the limited partners of EWRLP for their consent with respect to the Asset Contribution and the EWRLP Amendment.

  "QRS" means qualified REIT subsidiaries.

  "QRS Corporation" means qualified REIT subsidiary.

  "Redemption Amount" means the amount equal to the average daily market price of EWR Common for ten consecutive trading days immediately preceding the date EWR receives from the limited partners a notice of redemption.

  "Redemption Right" means the right of a holder of ERP Units to require redemption of ERP Units.

  "Registration Rights Agreement" means the Registration Rights Agreement entered into by EQR and certain former holders of EWRLP Units where each holder of EWRLP Units who did not already contribute his, her or its EWRLP Units in exchange for ERP Units pursuant to the Unit Exchange Offer will become a holder of ERP Units.

  "Registration Statement" means the registration statement on Form S-4 filed by ERP.

  "Regulations" means existing and proposed United States Treasury Department regulations promulgated under the Code.

  "Regulations Effective Date" means January 1, 1997, the date which the Entity Classification Regulations apply.

  "REIT" means a real estate investment trust, as such term is defined in the Code.

  "Revolving Credit Facility" means the $225,000,000 credit facility under a certain Credit Agreement dated September 24, 1996 by and among EWRLP, Bank One, Arizona, NA and certain other banks.

  "RIC" means regulated investment company.

  "SEC" means the Securities and Exchange Commission.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the Internal Revenue Service.

  "Starwood" means Starwood Capital Partners, L.P.

  "Starwood Original Owners" means Starwood and its affiliates which contributed 23 of the properties at the time of the EQR IPO.

  "Starwood Original Partners" means certain entities controlled by Starwood Capital Partners L.P., an Illinois limited partnership, and its affiliates which contributed 23 of the properties to EQR at the time of the IPO.

  "Stock Purchase Agreement" means the Stock Purchase Agreement dated August 27, 1997 by and among Messers, Evans, Withycombe, Neithercut and Strohm.

  "Strohm" means Bruce C. Strohm, an individual.

  "Subsidiary Entities" means the EQR Properties Management Partnerships, the EQR Management Corps., the EQR Financing Partnerships and the QRS
Corporations.

  "Subsidiary Partnerships" means ERP, EWRLP, the EQR Financing Partnerships, EQR Properties Management, LP, EQR Properties Management, LP II, EW Finance LP, collectively.

  "Superior Proposal" means a bona fide acquisition proposal by a third party in which a majority of the members of the EWR Board of Directors determines in good faith to be more favorable to EWR's shareholders from a financial point of view than the Merger and the EWR Board of Directors determines is reasonably capable of being consummated.

  "TMP" means the Tax Matters Partner, the partner who represents the partnership in tax matters.

  "TMT" means tentative minimum tax.

  "Trading Day(s)" means any day on which shares of EWR Common and EQR Common are traded on the NYSE and reported on its Composite Tape.

  "Transfer" means the sale, assignment, distribution or other transfer of ERP Units by ERP Unitholders pursuant to the ERP Partnership Agreement.

  "Transaction Comparables" means transactions selected by J. P. Morgan with respect to purchase price per share to calculate FFO transaction multiples.

  "Transactions" means the Merger, Asset Contribution and Unit Exchange Offer.

  "UBTI" means unrelated business taxable income, as defined in Section 512(a) of the Code.

  "Unit Adjustment Factor" means the ratio of 1.0 at which EWRLP Units are converted into shares of EWR Common in accordance with the EWRLP Partnership Agreement.

  "Unit Exchange Offer" means that holders of EWRLP Units are offered the opportunity to contribute their EWRLP Units to ERP in exchange for a number of ERP Units equal to the number of EWRLP Units so exchanged multiplied by the Exchange Ratio.

  "USRPIs" means United States Real Property Interests.

  "Wellsford" means Wellsford Residential Property Trust.

  "Withycombe" means F. Keith Withycombe, an individual.

  "Zell Holders" means certain beneficial holders affiliated with Mr. Sam
Zell.

  "Zell Original Owners" means certain affiliates of Mr. Sam Zell which contributed 33 of the properties to EQR at the time of the EQR IPO.

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                           PAGE
                                                                           ----
EVANS WITHYCOMBE RESIDENTIAL, L. P.
Report of Independent Auditors...........................................   F-2
Consolidated Balance Sheets as of December 31, 1996 and 1995.............   F-3
Consolidated Statements of Income for the years ended December 31, 1996,
 1995 and 1994...........................................................   F-4
Consolidated Statements of Partners' Capital for the years ended December
 31, 1996, 1995 and 1994.................................................   F-5
Consolidated Statements of Cash Flows for the years ended December 31,
 1996, 1995 and 1994.....................................................   F-6
Notes to Consolidated Financial Statements...............................   F-7
Schedule III--Real Estate Investments and Accumulated Depreciation as of
 December 31, 1996. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange
 Commission are not required under the related instructions or are inapplicable and therefore have been omitted............................  F-17

                        REPORT OF INDEPENDENT AUDITORS

Partners
Evans Withycombe Residential, L.P.

  We have audited the accompanying consolidated balance sheets of Evans Withycombe Residential, L.P. ("EWRLP") as of December 31, 1996 and 1995 and the related consolidated statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index on page F-1. These financial statements and the schedule are the responsibility of EWRLP's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EWRLP at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also in our opinion the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

                                      Ernst & Young LLP

Phoenix, Arizona
January 31, 1997

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                      DECEMBER 31, DECEMBER 31,
                                                          1996         1995
                                                      ------------ ------------
ASSETS
Real Estate:
  Land...............................................   $121,915     $ 95,908
  Buildings and improvements.........................    543,839      389,846
  Furniture and fixtures.............................     29,567       23,736
  Construction-in-progress...........................     66,229       77,693
                                                        --------     --------
                                                         761,550      587,183
  Less accumulated depreciation......................    (38,331)     (17,511)
                                                        --------     --------
                                                         723,219      569,672
Cash and cash equivalents............................      2,568        3,634
Restricted cash......................................      1,622          522
Accounts and notes receivable........................      2,702        1,346
Deferred costs, net of accumulated amortization of
 $1,265 and $507 at December 31, 1996 and 1995,
 respectively........................................      3,838        2,946
Other assets.........................................      1,518        1,444
                                                        --------     --------
    Total assets.....................................   $735,467     $579,564
                                                        ========     ========
LIABILITIES AND PARTNERS' CAPITAL
Mortgage and notes payable...........................   $436,172     $297,456
Accounts payable and other liabilities...............      7,782        9,365
Distributions payable................................        --         7,901
Accrued interest.....................................      1,417          605
Accrued property taxes...............................      2,912        2,358
Resident security deposits...........................      1,818        1,497
Prepaid rent.........................................        585          438
                                                        --------     --------
Total liabilities....................................    450,686      319,620
Minority interest....................................        827          889
Partners' capital....................................    283,954      259,055
                                                        --------     --------
    Total liabilities and partners' capital..........   $735,467     $579,564
                                                        ========     ========


                 See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                       CONSOLIDATED STATEMENTS OF INCOME
    (AMOUNTS IN THOUSANDS, EXCEPT FOR NUMBER OF UNITS AND PER UNIT AMOUNTS)

                            EVANS WITHYCOMBE EVANS WITHYCOMBE EVANS WITHYCOMBE
                              RESIDENTIAL,     RESIDENTIAL,   RESIDENTIAL, L.P.
                                  L.P.             L.P.           AND GROUP
                            ---------------- ---------------- -----------------
                                          YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------
                                  1996             1995             1994
                            ---------------- ---------------- -----------------
Revenues:
  Rental...................    $   94,350       $   68,864       $   51,097
  Third party management
   fees....................         1,157            1,268            1,668
  Interest and other.......         6,119            4,399            4,194
                               ----------       ----------       ----------
    Total revenues.........       101,626           74,531           56,959
                               ----------       ----------       ----------
Expenses:
  Repairs and maintenance..        11,607            8,293            6,288
  Property operating.......        12,713            8,699            7,834
  Advertising..............         1,864            1,244              966
  Real estate taxes........         6,915            4,723            3,204
  Property management......         3,225            2,825            2,505
  General and
   administrative..........         1,387            1,321            1,175
  Interest.................        24,225           12,650            7,836
  Depreciation and
   amortization............        20,885           13,762           10,333
  Other....................           --               --             5,233
                               ----------       ----------       ----------
    Total expenses.........        82,821           53,517           45,374
                               ----------       ----------       ----------
Income before minority
 interest..................        18,805           21,014           11,585
Minority interest..........           (75)             (89)             (42)
                               ----------       ----------       ----------
Net income.................    $   18,730       $   20,925       $   11,543
                               ==========       ==========       ==========
Earnings per unit..........    $     0.84       $     1.02
                               ==========       ==========
Earnings per unit, period
 from August 17 to
 December 31, 1994.........                                      $     0.38
                                                                 ==========
Weighted average units
 outstanding ..............    22,184,395       20,590,873       20,086,884
                               ==========       ==========       ==========


                 See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
    (AMOUNTS IN THOUSANDS, EXCEPT FOR NUMBER OF UNITS AND PER UNIT AMOUNTS)

                                                            UNAMORTIZED
                                        EVANS      OTHER     RESTRICTED
                                      WITHYCOMBE  LIMITED      UNITS
                         NUMBER OF   RESIDENTIAL, PARTNERS    EMPLOYEE
                           UNITS         INC.     CAPITAL   COMPENSATION  TOTAL
                         ----------  ------------ --------  ------------ --------
Partners' capital,
 December 31, 1993......        --     $    --    $142,886    $   --     $142,886
  Capital contributions.        --          --       9,660        --        9,660
  Distributions.........        --          --     (15,204)       --      (15,204)
  Net income, January 1
   to August 16, 1994...        --          --       4,012        --        4,012
                         ----------    --------   --------    -------    --------
                                --          --     141,354        --      141,354
  The Offering and
   formation of EWRLP... 20,140,530     205,664    (88,011)       --      117,653
  Minority interest in
   Financing Partnership
   at date of offering..        --       (1,594)       --         --      (1,594)
  Net Income, August 17
   to December 31, 1994.        --        5,983      1,548        --        7,531
  Distributions ($.55
   per unit)............        --       (8,812)    (2,265)       --      (11,077)
                         ----------    --------   --------    -------    --------
Partners' capital,
 December 31, 1994...... 20,140,530     201,241     52,626        --      253,867
  Net income............        --       16,331      4,594        --       20,925
  Distributions ($1.50
   per unit)............        --      (24,102)    (6,801)       --      (30,903)
  Issuance of units for
   acquisition of
   apartment
   communities..........    710,550         --      14,207        --       14,207
  Conversion of limited
   partners' units into
   common stock.........        --          390       (390)       --          --
  Issuance of restricted
   units for executive
   deferred
   compensation.........     82,802       1,657        --      (1,657)        --
  Amortization of
   deferred
   compensation.........        --          --         --         959         959
                         ----------    --------   --------    -------    --------
Partners' capital,
 December 31, 1995...... 20,933,882     195,517     64,236       (698)    259,055
  Net income............        --       14,720      4,010        --       18,730
  Distributions on units
   ($1.58 per unit).....        --      (28,040)    (7,545)       --      (35,585)
  Purchase of units by
   Evans Withycombe
   Residential, Inc.
   from proceeds of
   second offering, net
   of underwriting
   discount and offering
   costs of $3,237......  2,088,889      40,891        --         --       40,891
  Conversion of limited
   partners' units into
   common stock.........        --        2,583     (2,583)       --          --
  Purchase of units from
   proceeds from the
   exercise of stock
   options..............     19,500         390        --         --          390
  Issuance of restricted
   units................     10,895         240        --        (240)        --
  Forfeiture of
   restricted units.....     (8,729)        --         --         --          --
  Amortization of
   deferred
   compensation.........        --          --         --         473         473
                         ----------    --------   --------    -------    --------
Partners' capital,
 December 31, 1996...... 23,044,712    $226,301   $ 58,118    $  (465)   $283,954
                         ==========    ========   ========    =======    ========

                 See Notes to Consolidated Financial Statements

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                      EVANS
                                            EVANS        EVANS      WITHYCOMBE
                                          WITHYCOMBE   WITHYCOMBE  RESIDENTIAL,
                                         RESIDENTIAL, RESIDENTIAL,   L.P. AND
                                             L.P.         L.P         GROUP
                                         ------------ ------------ ------------
                                                YEAR ENDED DECEMBER 31,
                                         --------------------------------------
                                             1996         1995         1994
                                         ------------ ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................   $  18,730    $  20,925    $  11,543
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation and amortization........      21,578       14,420       10,703
  Minority Interest....................          75           89           42
  Amortization of executive deferred
   comp................................         390          693          267
  Write-off of real estate assets......         227          --           --
  Write-off of deferred loan costs.....         --           172          --
Decrease (increase) in assets
  Restricted cash......................      (1,100)         561         (129)
  Accounts and notes receivable........      (1,356)        (934)        (468)
  Other assets.........................         (74)      (1,051)       3,279
(Decrease) increase in liabilities
  Accounts payable and other
   liabilities.........................      (1,583)         540        4,043
  Due to related parties and owners....         --           --        (6,482)
  Accrued interest.....................         812          505         (818)
  Accrued property taxes...............         554          825           62
  Resident security deposits...........         321          500           54
  Prepaid rent.........................         147         (262)         (98)
                                          ---------    ---------    ---------
    Net cash provided by operating
     activities........................      38,721       36,983       21,998
                                          ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate assets.........    (127,811)    (116,716)    (207,978)
Payment for organization and loan
 costs.................................      (1,650)      (1,345)      (3,673)
                                          ---------    ---------    ---------
    Net cash (used) in investing
     activities........................    (129,461)    (118,061)    (211,651)
                                          ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Public Offering, net of
 expenses..............................      40,891          --       181,262
Proceeds from exercise of options......         390          --           --
Proceeds from mortgage notes and credit
 facility..............................     269,778      315,653      122,522
Principal payments on mortgage notes...    (177,762)    (202,477)    (101,280)
Minority interest distributions........        (137)        (447)        (389)
Distributions paid.....................     (43,486)     (30,456)      (5,149)
Distributions to owners................         --           --       (17,012)
Capital contributions..................         --           --         9,660
                                          ---------    ---------    ---------
    Net cash provided by financing
     activities........................      89,674       82,273      189,614
Net increase (decrease) in cash and
 cash equivalents......................      (1,066)       1,195          (39)
                                          ---------    ---------    ---------
Cash and cash equivalents, beginning of
 year..................................       3,634        2,439        2,478
                                          ---------    ---------    ---------
Cash and cash equivalents, end of year.   $   2,568    $   3,634    $   2,439
                                          =========    =========    =========
SUPPLEMENTAL INFORMATION
Cash paid during the year for interest.   $  22,648    $  11,487    $   8,284
                                          =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 ACTIVITY
Assumption of debt related to the
 acquisition of apartment communities..   $  46,700    $  56,493    $     --
Acquisition of apartment communities
 through issuance of units in EWRLP....   $     --     $  14,207    $     --
Issuance of stock under restricted
 stock incentive plan..................   $      83    $     959    $     --

                 See Notes to Consolidated Financial Statements

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
   (AMOUNTS IN THOUSANDS, EXCEPT FOR NUMBER OF UNITS OR SHARES AND PER UNIT
                                   AMOUNTS)

1. ORGANIZATION AND FORMATION OF EWRLP

  Evans Withycombe Residential, L.P. (the "Operating Partnership") is one of the largest developers and managers of upscale apartment communities in Arizona and is expanding its operation into selected sub-markets in Southern California. EWRLP owns and manages 49 stabilized multifamily apartment communities containing 13,905 units, of which 44 stabilized multifamily apartment communities are located in Phoenix and Tucson, Arizona, containing a total of 12,005 units and five stabilized multifamily apartment communities are located in the Riverside/San Bernardino, California market containing a total of 1,900 units. EWRLP considers an apartment community stabilized when it reaches 93 percent physical occupancy. EWRLP is also in the process of developing or expanding five multifamily apartment communities comprising 1,078 units in its Arizona markets. EWRLP is fully integrated with expertise in development, acquisitions, construction and management of apartment communities. EWRLP had approximately 580 employees at December 31, 1996.

  EWRLP was formed in June 1994 to develop, acquire, own and manage upscale multifamily apartment communities for Evans Withycombe Residential, Inc. On August 17, 1994, Evans Withycombe Residential, Inc. completed an Initial Public Offering and engaged in various formation transactions designed to transfer ownership of the communities and other assets of the predecessor company to EWRLP or Evans Withycombe Finance Partnership, L.P. (the "Financing Partnership"). EWRLP owns 99.0 percent of Evans Withycombe Finance Partnership L.P. and has a 99.0 percent economic interest in Evans Withycombe Management, Inc. (the "Management Company"). Evans Withycombe Residential, Inc. is the sole general partner of and owned a 79.7 percent, 77.02 percent and 79.50 percent interest in EWRLP at December 31, 1996, 1995 and 1994, respectively.

  In the second quarter of 1996 Evans Withycombe Residential, Inc. completed the Second Offering. The net proceeds from the Second Offering were used to repay a portion of the Revolving Credit Facility.

  EWRLP elected to be taxed as a partnership for Federal income tax purposes.

2. BASIS OF PRESENTATION

  The accompanying consolidated financial statements of Evans Withycombe Residential, L.P. include the consolidated accounts of EWRLP, the Financing Partnership and the Management Company from the date of the Initial Public Offering, August 17, 1994. The accompanying financial statements of Evans Withycombe Residential Group (the "Predecessor") prior to August 17, 1994, include the accounts of various partnerships sponsored by Evans Withycombe. The Predecessor was a combination of affiliated entities that had ownership in multifamily communities in the Phoenix and Tucson, Arizona area; it was not a separate legal entity. The predecessor accounts are presented on a combined basis because all of the communities were managed by Evans Withycombe which had a significant ownership interest in each of the communities and because these communities were the subject of business combination in connection with the formation of EWRLP.

  All significant intercompany accounts and transactions have been eliminated in consolidation.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Real Estate Assets and Depreciation

  EWRLP records its real estate assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long Lived Assets to be Disposed of", which was issued by the Financial Accounting Standards Board in March 1995 and EWRLP adopted in 1996. SFAS No. 121 requires that long-lived assets such as real estate assets, be reviewed whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If the sum of the expected future net cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the book value of the asset, an impairment loss must be recognized in the amount of the difference between book value and fair value as opposed to the difference between book value and net realizable value under the previous accounting standard. For long-term assets like apartment communities, the determination of whether there is an impairment loss is dependent primarily on EWRLP's estimates on occupancy, rent and expense increases, which involves numerous assumptions and judgments as to future events over a period of many years. At December 31, 1996 EWRLP does not hold any assets that meet the impairment criteria of SFAS No. 121.

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

  Costs related directly to the acquisition and improvement of real estate are capitalized. Interest costs incurred during construction of a new property are capitalized until completion of construction on a building-by-building basis. Interest capitalized was $2,714, $5,048 and $2,724, for the years ended December 31, 1996, 1995 and 1994, respectively.

  Ordinary repairs, maintenance and costs incurred in connection with resident turnover such as unit cleaning, painting, and carpet cleaning are expensed as incurred; major replacements and betterment's are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the expected useful lives of depreciable property, which ranges from 10 to 40 years for buildings and improvements and five to eight years for furnishings and equipment.

  EWRLP reports developments and lease-up properties as construction-in-progress until construction on the apartment community has been completed and the apartment community has reached stabilized occupancy.

  EWRLP also reports land relating to construction-in-progress as land on its balance sheet. Land associated with construction-in-progress was $16,542 and $16,414 at December 31, 1996 and 1995, respectively.

 Revenue Recognition

  Rental income attributable to residential leases is recorded when due from residents. Leases are for periods of up to one year, with rental payments due monthly.

 Cash and Cash Equivalents

  Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less, primarily consisting of demand deposits in banks.

 Restricted Cash

  Restricted cash includes restricted deposits for sinking fund accounts related to tax exempt bonds, property taxes and escrow accounts.

 Deferred Costs

  Costs incurred in obtaining long-term financing are deferred. These costs are amortized on the effective interest method over the terms of the related debt agreements.

 Income Taxes

  EWRLP has made an election to be taxed as a partnership and accordingly, no federal or state income taxes have been provided in the accompanying consolidated financial statements.

 Use of Estimates

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

 Earnings Per Unit

  Earnings per unit has been computed by dividing net income for the years ended December 31, 1996 and 1995 and the period ended December 31, 1994, respectively, by the weighted average number of units outstanding. Historical earnings per unit data for the periods ended prior to the Offering on August 17, 1994 are not relevant since the financial information prior to such date is comprised of combined operations of partnerships and corporations.

4. OTHER

  Prior to the Initial Public Offering, Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted unfunded, unsecured rights to receive cash payments based on the distributions from certain partnerships in which Evans Withycombe owned an interest. The awards would have vested over a six-year period from the date of grant. In connection with the Initial Public Offering, all rights of Participants under the Executive Plan were canceled, and the participants received (a) an aggregate of approximately $2,600 in cash which was funded by Evans Withycombe, Inc. prior to the Initial Public Offering and
(b) the right to receive an aggregate of 98,500 shares of restricted stock from Evans Withycombe Residential, Inc. one year following the Offering if they remain as employees of EWRLP during such

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

period. One third of the shares vest on each of the second, third and fourth anniversaries of the Initial Public Offering based on an offering price per share of $20 (See Stock Incentive Plan footnote). The $2,600 cash payment, which represents an estimate of the executives' vested share of the gain, was expensed by Evans Withycombe, Inc. during the third quarter of 1994 prior to the Offering.

  In connection with the repayment of existing indebtedness at the time of the offering, prepayment penalties and lender participation (additional interest) totaling $2,600 were paid.

5. MORTGAGE AND NOTES PAYABLE

  EWRLP's mortgage notes and notes payable consists of the following at December 31:

                                                                1996     1995
                                                              -------- --------
   Mortgage note payable at fixed interest rate of 7.2
    percent, monthly principal and interest payments through
    August 18, 1996. The unpaid principal balance was repaid
    on August 18, 1996......................................  $    --  $  5,457
   Mortgage note payable at fixed interest rate of 8.0
    percent, monthly principal and interest payments. The
    unpaid principal balance was repaid on January 9, 1997..     5,380    5,463
   Mortgage note payable at fixed interest rate of 8.0
    percent, monthly principal and interest payments. The
    unpaid principal balance was repaid on January 9, 1997..     4,340    4,406
   Mortgage note payable at fixed interest rate of 8.0
    percent, monthly principal and interest payments. The
    unpaid principal balance was repaid on January 9, 1997..     8,951    9,063
   Mortgage note payable at fixed interest rate of 8.28
    percent, monthly principal and interest payments. The
    unpaid principal balance was repaid on January 31,
    1997....................................................     6,225    6,339
   Mortgage note payable at fixed interest rate of 9.95
    percent, monthly principal and interest payments through
    September 15, 1997, remaining balance due September 15,
    1997....................................................    12,065   12,184
   Mortgage note payable at fixed interest rate of 9.3
    percent, monthly principal and interest payments through
    September 15, 1997, remaining balance due September 15,
    1997....................................................     3,182    3,212
   $50 million securitized debt at a fixed interest rate of
    7.17 percent, monthly principal and interest payments
    through January 1, 2006, remaining balance due January
    1, 2006. Secured by first mortgage liens on 5
    communities.............................................    49,509   50,000
   Securitized debt at a fixed stated interest rate of 7.98
    percent, with an effective interest rate of 8.05
    percent, monthly interest only payments through August
    1, 2001. The face amount of $131 million is due August
    1, 2001. Secured by first mortgage liens on 22
    communities, the balance is net of unamortized discount
    of $480 and $561 at December 31, 1996 and 1995,
    respectively............................................   130,520  130,439
   $13 million short term note payable at a fixed interest
    rate of 6.0 percent. Interest only payments, matured on
    January 5, 1996. The unpaid principal balance was repaid
    on January 5, 1996......................................       --    13,000
   $17.3 million tax exempt bonds with a floating interest
    rate based on the tax exempt note rate set by the
    remarketing agent, or at the option of EWRLP can convert
    to a fixed rate as determined by the remarketing agent.
    Secured by a $17.5 million direct pay letter of credit
    agreement, interest payments only, matures December 1,
    2007 (Effective interest rate of 5.16 percent at
    December 31, 1996)......................................    17,300   17,300
   $22.6 million tax exempt bonds with a floating interest
    rate based on the tax exempt note rate set by the
    remarketing agent, interest payments only. Secured by a
    $22.8 million direct pay letter of credit, matures
    February 1, 2016. (Effective interest rate of 5.65
    percent at December 31, 1996)...........................    22,650      --
   $24.05 million tax exempt bonds with a floating interest
    rate based on the tax exempt note rate set by the
    remarketing agent. Interest payments only. Secured by a
    $24.4 million direct pay letter of credit agreement,
    matures August 1, 2005. (Effective interest rate of 6.14
    percent at December 31, 1996)...........................    24,050      --
   $225 million unsecured Revolving Credit Facility with
    floating interest rate based on LIBOR plus 1.50 percent
    or at the option of EWR at prime, interest payments
    only. Matures September 24, 1999 (Effective interest
    rate of 7.2 percent at December 31, 1996)...............   152,000   40,593
                                                              -------- --------
                                                              $436,172 $297,456
                                                              ======== ========

  Each of the mortgage loans is secured by a first mortgage on separate communities.

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

  Principal maturities as of December 31, 1996 are as follows:

             1997..................................... $ 40,625
             1998.....................................      563
             1999.....................................  152,605
             2000.....................................      650
             2001.....................................  131,218
             Thereafter...............................  110,511
                                                       --------
                                                       $436,172
                                                       ========

  The $225 million Revolving Credit Facility provides funding for working capital, construction activities and acquisitions.

  EWRLP has three direct pay letters of credit of $17,500, $22,800 and $24,400 which serve as a credit enhancement for the tax exempt bonds. The letters of credit are secured by a first mortgage on four apartment communities.

  On January 9, 1997, EWRLP extinguished the debt on three mortgages with unpaid principal balances of approximately $18,700 with proceeds from the Revolving Credit Facility. As a result, EWRLP incurred a loss from the early extinguishment of debt of approximately $1,200. EWRLP prepaid the $6,225 mortgage note on January 31, 1997 with proceeds from the Revolving Credit Facility which resulted in an additional loss from the early extinguishment of debt of approximately $300. The loss from the early extinguishment of debt was recorded by EWRLP in the first quarter of 1997.

6. DISTRIBUTIONS

  On December 31, 1996, EWRLP paid a distribution of $.40 per share ($9,217) to Unitholders of record as of December 24, 1996. Approximately 36 percent and 30 percent of the distributions paid during 1996 and 1995 represented return of capital to the Unitholders.

7. MANAGEMENT AND DEVELOPMENT FEES

  EWRLP, through Evans Withycombe Management, Inc. performs management services for certain unaffiliated communities. Management fees received from managed communities were $1,157, $1,268, and $1,668 for the years ended December 31, 1996, 1995 and 1994, respectively. Included in 1996 third party management fees is a non recurring $500 fee received in exchange for terminating the management contract on nine apartment communities containing 1,298 apartment units in the second quarter 1996.

  Prior to the Offering, in conjunction with development of projects, the communities paid development fees to affiliates of $4,554 for the period ended August 16, 1994.

8. RETIREMENT PLAN

  EWRLP has a defined contribution wealth accumulation plan and trust (the "Plan") covering all employees who have elected to participate in the Plan. Each participant may make pretax contributions to the Plan up to the maximum allowed by the IRS. EWRLP makes a matching contribution of 25 percent of the participant's contribution up to 1 percent of a participant's salary, which totaled $113, $53, and $91 for 1996, 1995, and 1994, respectively.

9. COMMITMENTS AND CONTINGENCIES

  EWRLP leases office space in buildings and certain equipment under noncancelable operating leases. Future minimum payments under these leases with initial terms of one year or more consist of the following at December 31, 1996:

             1997......................................... $358
             1998.........................................  364
             1999.........................................  224
             2000.........................................    4
                                                           ----
                                                           $950
                                                           ====

  Rent expense for the years ended December 31, 1996, 1995 and 1994 was $360, $300, and $288, respectively.

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

10. STOCK INCENTIVE PLAN

 Stock Option Plan

  Evans Withycombe Residential, Inc. (the "Company") has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of EWR's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if EWR had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.5% and 6.5%; dividend yields of 7.5% and 7.4%; volatility factors of the expected market price of EWR's common stock of 0.18 and 0.18; and a weighted-average expected life of the option of 5 years. Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1997.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because EWR's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. EWR's pro forma information follows (amounts in thousands except for earnings per share information):

                                                                 1996    1995
                                                                ------- -------
      Pro forma net income..................................... $18,727 $20,925
      Pro forma primary earnings per share..................... $  0.83 $  1.02

  Exercise prices for options outstanding as of December 31, 1996 ranged from $18.25 to $22.25. The weighted-average remaining contractual life of those options is 7.6 years.

  Initially 1,830,000 shares of EWR's common stock were reserved for issuance under the plan. Information with respect to stock options granted during 1996, 1995 and 1994 is as follows:


                                                                     WEIGHTED
                                                                     AVERAGE
                                                                  EXERCISE PRICE
                                                         SHARES     PER SHARE
                                                        --------  --------------
        Options granted on August 17, 1994.............  685,200      $20.00
          Exercised....................................      --          --
          Granted......................................   16,000       19.65
          Forfeited....................................   (4,840)      20.00
                                                        --------      ------
        Options outstanding at December 31, 1994.......  696,360       19.99
          Exercised....................................      --          --
          Granted......................................   21,000       19.74
          Forfeited....................................  (18,185)      20.00
                                                        --------      ------
        Options outstanding at December 31, 1995.......  699,175       19.98
          Exercised....................................  (19,500)      20.00
          Granted......................................  345,000       21.96
          Forfeited.................................... (115,825)      20.00
                                                        --------      ------
        Options outstanding at December 31, 1996.......  908,850      $20.63
                                                        ========      ======
        Options exercisable:
          December 31, 1994............................      --          --
          December 31, 1995............................  175,300      $20.00
          December 31, 1996............................  357,700      $19.98

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

  Options to purchase 901,650, 1,130,825 and 1,133,640 shares of common stock were available for grant under the plan at December 31, 1996, 1995 and 1994, respectively.

 Executive Stock Incentive Plan

  Prior to the Initial Public Offering, EWR's predecessor Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted the right to receive an aggregate of 98,500 shares of restricted stock from EWR one year following the Initial Public Offering if they remain employees of EWR during such period. One-third of the shares will vest on each of the second, third and fourth anniversaries of the Initial Public Offering based on an offering price per share of $20. The expense will be amortized ratably over the periods in which the shares vest and an expense of $390 and $698 and $267 for the years ended December 31, 1996, 1995 and 1994 is included in general and administrative expense. Information with respect to the executive restricted stock incentive plan is as follows:

                                                                        SHARES
                                                                        -------
        Restricted stock at December 31, 1994..........................  98,500
          Forfeited.................................................... (15,698)
                                                                        -------
        Restricted stock at December 31, 1995..........................  82,802
          Forfeited....................................................  (8,454)
                                                                        -------
        Restricted stock at December 31, 1996..........................  74,348
                                                                        =======
        Number of shares vested........................................  27,600
                                                                        =======

 Restricted Stock Program

  In 1996, EWR awarded 10,895 shares of restricted stock to certain employees of EWRLP under its 1994 Stock Incentive Plan. The restricted stock vests ratably over periods ranging from one to four years from the date of the award and are based on the price of the stock at the award date which ranges from $20.75 to $22.25. The expense will be amortized ratably over the periods in which the shares vest and an expense of $83 is included in general and administrative expense for the year ended December 31, 1996.

  EWR uses the proceeds from exercise of stock options and the issuance of restricted stock to acquire a similar number of units in EWRLP.

11. MINORITY INTEREST

  Evans Withycombe Finance, Inc. owns a one percent interest in the Financing Partnership at December 31, 1996, 1995 and 1994, respectively, as follows:

                                                                        DOLLARS
                                                                        -------
        Minority interest in the Financing
         Partnership at date of offering............................... $1,594
         Allocation of net income......................................     42
         Distributions.................................................   (389)
                                                                        ------
         Balance at December 31, 1994..................................  1,247
         Allocation of net income......................................     89
         Distributions.................................................   (447)
                                                                        ------
         Balance at December 31, 1995..................................    889
         Allocation of net income......................................     75
         Distributions.................................................   (137)
                                                                        ------
         Balance at December 31, 1996.................................. $  827
                                                                        ======

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following disclosures of estimated fair value were determined by management using available market information and appropriate valuation methodologies. Judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts EWRLP could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

  Cash equivalents, accounts receivable, accounts payable and other accruals are carried at amounts that reasonably approximate their fair values as of December 31, 1996 and 1995. EWRLP's debt has an estimated aggregate fair value of approximately $437,800 at December 31, 1996 compared to the carrying value of $436,172. At December 31, 1995, EWRLP's debt had an estimated fair value of approximately $298,800 compared to the carrying value of $297,456. Fair values were estimated using discounted cash flow analyses, based on interest rates currently available to EWRLP for issuance of debt with similar terms and remaining maturities.

13. 1994 RESULTS OF OPERATIONS

  The 1994 results of operations of EWRLP and its Predecessor are as follows:

                                             EVANS WITHYCOMBE  EVANS WITHYCOMBE
                                             RESIDENTIAL, L.P. RESIDENTIAL GROUP
                                               AUGUST 17 TO      JANUARY 1 TO
                                             DECEMBER 31, 1994  AUGUST 16, 1994
                                             ----------------- -----------------
Revenues:
  Rental....................................      $20,185           $30,912
  Third party management fees...............          560             1,108
  Interest and other........................        1,028             3,166
                                                  -------           -------
    Total revenues..........................       21,773            35,186
Expenses:
  Repairs and maintenance...................        2,642             3,646
  Property operating........................        2,392             5,442
  Advertising...............................          345               621
  Real estate taxes.........................        1,251             1,953
  Property management.......................        1,104             1,401
  General and administrative................          410               765
  Interest..................................        2,302             5,534
  Depreciation and amortization.............        3,754             6,579
  Other.....................................          --              5,233
                                                  -------           -------
    Total expenses..........................       14,200            31,174
Net income before minority interest.........        7,573             4,012
Minority interest...........................          (42)              --
                                                  -------           -------
Net income..................................      $ 7,531           $ 4,012
                                                  =======           =======

14. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS).

                                                         QUARTER
                                             ----------------------------------
                                              FIRST   SECOND    THIRD   FOURTH
                                             -------  -------  -------  -------
        1996
          Revenue........................... $24,161  $24,085  $25,938  $27,442
          Net operating income..............  16,840   16,287   16,724   18,676
          Income before minority interest...   5,341    4,748    3,986    4,730
          Minority interest.................     (23)     (16)     (15)     (21)
          Net income........................   5,318    4,732    3,971    4,709
          Earnings per unit................. $   .25  $   .22  $   .17  $   .20
        1995
          Revenue........................... $16,276  $17,531  $19,061  $21,663
          Net operating income..............  11,413   11,999   12,296   15,864
          Income before minority interest...   5,692    4,975    4,723    5,624
          Minority interest.................     (26)     (19)     (16)     (28)
          Net income........................   5,666    4,956    4,707    5,596
          Earnings per unit................. $   .28  $   .23  $   .23  $   .28

  EWRLP defines net operating income as earnings before property management, general and administrative expense, interest and depreciation.

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                                COSTS
                                             CAPITALIZED
                                            SUBSEQUENT TO     GROSS AMOUNTS AT
                                             ACQUISITION/     WHICH CARRIED AT
                            INITIAL COST     CONSTRUCTION     CLOSE OF PERIOD
                          ---------------- -----------------  ----------------
                                 BUILDINGS         BUILDINGS         BUILDINGS         ACCUMU-
                                    AND               AND               AND             LATED                      DEPRECIABLE
                  ENCUM-         IMPROVE-          IMPROVE-          IMPROVE-          DEPRE-    YEAR      YEAR       LIVES
  DESCRIPTION     BRANCES  LAND    MENTS    LAND     MENTS     LAND    MENTS    TOTAL  CIATION DEVELOPED ACQUIRED   IN YEARS
  -----------     ------- ------ --------- ------  ---------  ------ --------- ------- ------- --------- -------- -------------
SAME STORE
Phoenix
Bayside at the
 Islands
 Gilbert, AZ....  $ 6,589 $1,877  $6,623   $1,429   $3,491    $3,306  $10,114  $13,420 $  815  1988-1989          5 to 40 years
Country Brook
 Chandler, AZ...    7,792    937   3,886       25    6,578       962   10,464   11,426    954              1991   5 to 40 years
Deer Creek
 Village
 Phoenix, AZ....    5,116    919   5,454      506    3,465     1,425    8,919   10,344    912              1991   5 to 40 years
Greenwood
 Village
 Tempe, AZ......    6,553  1,770   7,119      349    2,322     2,119    9,441   11,560    961              1993   5 to 40 years
Heritage Point
 Mesa, AZ.......      --     666   5,125      --       397       666    5,522    6,188    424              1994   5 to 40 years
La Mariposa
 Mesa, AZ.......    4,750  1,440   3,962      608    2,620     2,048    6,582    8,630    528              1990   5 to 40 years
La Valencia
 Mesa, AZ.......    7,792  2,485   6,569    1,068    4,283     3,553   10,852   14,405    829              1990   5 to 40 years
Little
 Cottonwoods
 Tempe, AZ......    9,424  2,834   6,655      216    7,161     3,050   13,816   16,866    939              1989   5 to 40 years
Los Arboles
 Chandler, AZ...      --   1,160   7,836      --       237     1,160    8,073    9,233    895              1993   5 to 40 years
Miramonte
 Scottsdale, AZ.    4,340  1,133   3,711      --       123     1,133    3,834    4,967    481              1993   5 to 40 years
Morningside
 Scottsdale, AZ.    4,542    533   6,316      137    2,115       670    8,431    9,101    731              1992   5 to 40 years
Park Meadow
 Gilbert, AZ....    2,936    607   2,828      225    1,275       832    4,103    4,935    450              1992   5 to 40 years
Preserve at
 Squaw Peak
 Phoenix, AZ....    3,172    377   4,252      141    1,939       518    6,191    6,709    500              1991   5 to 40 years
Promontory
 Pointe
 Phoenix, AZ....    7,610  2,038   6,987     (379)   7,861     1,659    4,943    6,602    392              1988   5 to 40 years
                                                    (9,905)*
Scottsdale
 Courtyards
 Scottsdale, AZ.   10,442  2,946   8,385       33    3,087     2,979   11,472   14,451  1,035       1993          5 to 40 years
Scottsdale
 Meadows
 Scottsdale, AZ.    5,381  1,512   4,203      --       113     1,512    4,316    5,828    539              1993   5 to 40 years
Shadow Brook
 Phoenix, AZ....    7,922  2,440   9,320      625    3,388     3,065   12,708   15,773  1,157              1993   5 to 40 years
Shores at
 Andersen
 Springs
 Chandler, AZ...    8,196  2,095   9,682      649    3,949     2,744   13,631   16,375  1,078       1993          5 to 40 years
Silver Creek
 Phoenix, AZ....    3,211    484   3,157      228    2,429       712    5,586    6,298    546              1991   5 to 40 years
Sun Creek
 Glendale, AZ...    3,811    715   3,950      182    1,648       897    5,598    6,495    624              1993   5 to 40 years
The Meadows
 Mesa, AZ.......      --     650   4,797      --     2,795       650    6,231    6,881    532              1987   5 to 40 years
                                                    (1,361)*
The Palms
 Phoenix, AZ....    4,895  2,152   4,455    1,133    2,764     3,285    7,219   10,504    512       1990          5 to 40 years
The Pines
 Mesa, AZ.......    3,707    577   3,725      351    2,559       928    6,284    7,212    679              1992   5 to 40 years
Towne Square
 Chandler, AZ...      --   1,042   8,413      277    3,614     1,319   12,027   13,346  1,607              1992   5 to 40 years
Villa Encanto
 Phoenix, AZ....    8,951  2,884   8,558      --       844     2,884    9,402   12,286    983              1991   5 to 40 years
Village at
 Lakewood
 Phoenix, AZ....    8,317  1,652   5,776    1,514    5,897     3,166   11,673   14,839    915              1991   5 to 40 years
Tucson
Harrison Park
 Tucson, AZ.....    3,315    516   3,511      --       743       516    4,254    4,770    393              1991   5 to 40 years
La Reserve
 Oro, Valley....    6,409  2,309   6,356      956    3,656     3,265   10,012   13,277    732       1988          5 to 40 years

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                             COSTS CAPITALIZED
                                               SUBSEQUENT TO   GROSS AMOUNTS AT
                                               ACQUISITION/    WHICH CARRIED AT
                             INITIAL COST      CONSTRUCTION     CLOSE OF PERIOD
                           ----------------- ----------------- -----------------
                                   BUILDINGS         BUILDINGS         BUILDINGS          ACCUMU-
                                      AND               AND               AND              LATED                      DEPRECIABLE
                   ENCUM-          IMPROVE-          IMPROVE-          IMPROVE-           DEPRE-    YEAR      YEAR       LIVES
  DESCRIPTION     BRANCES   LAND     MENTS    LAND     MENTS    LAND     MENTS    TOTAL   CIATION DEVELOPED ACQUIRED   IN YEARS
  -----------     -------- ------- --------- ------- --------- ------- --------- -------- ------- --------- -------- -------------
Orange Grove
 Village
 Tucson, AZ.....  $  3,786 $   814 $  3,233  $   906  $ 2,575  $ 1,720 $  5,808  $  7,528 $   605             1991   5 to 40 years
Suntree Village
 Oro, Valley....     8,550   1,246    8,862      326    3,713    1,572   12,575    14,147   1,348             1992   5 to 40 years
The Arboretum
 Tucson, AZ.....    16,684   1,014    8,323    1,526    3,349    2,540   11,672    14,212   1,584             1992   5 to 40 years
Village at
 Tanque Verde
 Tucson, AZ.....     6,436     690    1,280      745    4,895    1,435    6,175     7,610     589             1990   5 to 40 years
                  -------- ------- --------  -------  -------  ------- --------  -------- -------
Subtotal Same
 Store..........   180,629  44,514  183,309   13,776   84,619   58,290  267,928   326,218  25,269
COMMUNITIES STABILIZED
 LESS THAN TWO YEARS
Phoenix
Gateway Villas
 Phoenix, AZ....       --    1,431   11,238      --       (50)   1,431   11,188    12,619     561 1994-1995          5 to 40 years
Mountain Park
 Ranch
 Phoenix, AZ....     9,704   1,662   12,540      --        28    1,662   12,568    14,230   1,032 1994-1995          5 to 40 years
Sonoran
 Phoenix, AZ....       --    2,362   20,802      --        17    2,362   20,819    23,181   1,142 1994-1995          5 to 40 years
The Enclave
 Tempe, AZ......     8,367   1,500   10,527      --        26    1,500   10,553    12,053     860 1994-1995          5 to 40 years
The Heritage
 Phoenix, AZ....       --    1,211   12,370      --       (13)   1,211   12,357    13,568     769 1994-1995          5 to 40 years
Towne Square
 Expansion
 Phase II
 Chandler, AZ...       --      --     6,061      --       --       --     6,061     6,061     --  1994-1995          5 to 40 years
Tucson
Arboretum
 Expansion
 Phase II
 Tucson, AZ.....       --      914    8,383      --       --       914    8,383     9,297     --  1994-1995          5 to 40 years
                  -------- ------- --------  -------  -------  ------- --------  -------- -------
Subtotal
 Communities
 Stabilized Less
 than Two Years.    18,071   9,080   81,921      --         8    9,080   81,929    91,009   4,364
DEVELOPMENTS AND
 LEASE-UP PROPERTIES
Phoenix
Country Brook
 Expansion
 Phase III
 Chandler, AZ...       --      543    6,779      --       --       543    6,779     7,322     136      1995          5 to 40 years
The Hawthorne
 Phoenix, AZ....       --    2,695   14,087      --       --     2,695   14,087    16,782     122      1995          5 to 40 years
Ingleside
 Phoenix, AZ....       --    1,204    6,242      --       --     1,204    6,242     7,446     386      1995          5 to 40 years
The Isle at
 Arrowhead Ranch
 Glendale, AZ...       --    1,652    9,806      --       --     1,652    9,806    11,458       3      1996          5 to 40 years
Ladera
 Phoenix, AZ....       --    2,979   14,884      --       --     2,979   14,884    17,863     727 1994-1995          5 to 40 years
Mirador
 Phoenix, AZ....       --    2,597   20,885      --       --     2,597   20,885    23,482     921 1994-1995          5 to 40 years
Park Meadow
 Expansion Phase
 II
 Gilbert, AZ....       --        4    3,998      --       --         4    3,998     4,002     100      1995          5 to 40 years
Promontory
 Pointe
 Expansion
 Phoenix, AZ....       --      665    8,141      --       --       665    8,141     8,806      68      1995          5 to 40 years
Towne Square
 Expansion Phase
 III
 Chandler, AZ...       --      605    6,092      --       --       605    6,092     6,697     177      1995          5 to 40 years

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

       SCHEDULE III--REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)

                                               COSTS CAPITALIZED
                                                 SUBSEQUENT TO    GROSS AMOUNTS AT
                                                 ACQUISITION/     WHICH CARRIED AT
                               INITIAL COST      CONSTRUCTION     CLOSE OF PERIOD
                            ------------------ ----------------- ------------------
                                     BUILDINGS         BUILDINGS          BUILDINGS          ACCUMU-
                                        AND               AND                AND              LATED
                    ENCUM-           IMPROVE-          IMPROVE-           IMPROVE-           DEPRE-    YEAR      YEAR
   DESCRIPTION     BRANCES    LAND     MENTS    LAND     MENTS     LAND     MENTS    TOTAL   CIATION DEVELOPED ACQUIRED
   -----------     -------- -------- --------- ------- --------- -------- --------- -------- ------- --------- --------
The Retreat (1)
 Phoenix, AZ.....  $    --  $  3,477 $  2,578  $   --   $   --   $  3,477 $  2,578  $  6,055 $   --       1997
Scottsdale &
 Mountain View
 (1)
 Scottsdale, AZ..       --     3,456      508      --       --      3,456      508     3,964     --       1997
Vista Grove (1)
 Mesa, AZ........       --     1,343    1,897      --       --      1,343    1,897     3,240     --       1997
The Gates Project
 (2)
 Various
 Locations.......       --       --       551      --       --        --       551       551     --    Various
Laguna at
 Arrowhead (1)
 Glendale, AZ....       --       879      592      --       --        879      592     1,471     --       1997
Tucson
Bear Canyon
 Tucson, AZ......       --     1,645   12,926      --       --      1,645   12,926    14,571     237      1995
Harrison Park
 Expansion Phase
 II
 Tucson, AZ......       --       749    8,912      --       --        749    8,912     9,661     235      1995
The Legends
 Tucson, AZ......       --     2,728   17,893      --       --      2,728   17,893    20,621   1,235 1994-1995
Orange Grove
 Expansion Phase
 II
 Tucson, AZ......       --        93    7,213      --       --         93    7,213     7,306     312      1995
                   -------- -------- --------  -------  -------  -------- --------  -------- -------
Subtotal
 Developments
 and Lease-Up
 Properties......       --    27,314  143,984      --       --     27,314  143,984   171,298   4,644
ACQUISITIONS
 Phoenix
Acacia Creek
 Scottsdale, AZ..    15,247    6,122   24,382      --       599     6,122   24,981    31,103   1,486             1995
Rancho Murietta
 Tempe, AZ.......     6,225    1,766   10,208      --       993     1,766   11,201    12,967     698             1995
Superstition
 Vista
         Mesa, AZ........       --     1,641   12,272      --     1,512     1,641   13,784    15,425     480             1995
                    DEPRECIABLE
                       LIVES
   DESCRIPTION       IN YEARS
   -----------     -------------
The Retreat (1)
 Phoenix, AZ.....  5 to 40 years
Scottsdale &
 Mountain View
 (1)
 Scottsdale, AZ..  5 to 40 years
Vista Grove (1)
 Mesa, AZ........  5 to 40 years
The Gates Project
 (2)
 Various
 Locations.......  5 to 40 years
Laguna at
 Arrowhead (1)
 Glendale, AZ....  5 to 40 years
Tucson
Bear Canyon
 Tucson, AZ......  5 to 40 years
Harrison Park
 Expansion Phase
 II
 Tucson, AZ......  5 to 40 years
The Legends
 Tucson, AZ......  5 to 40 years
Orange Grove
 Expansion Phase
 II
 Tucson, AZ......  5 to 40 years
Subtotal
 Developments
 and Lease-Up
 Properties......
ACQUISITIONS
 Phoenix
Acacia Creek
 Scottsdale, AZ..  5 to 40 years
Rancho Murietta
 Tempe, AZ.......  5 to 40 years
Superstition
 Vista
 Mesa, AZ........  5 to 40 years
California
Canyon Crest
 Views
 Riverside, CA...       --     1,745   12,163      --       --      1,745   12,163    13,908     141             1996
The Ashton
 Corona Hills,
 CA..............    17,300    2,594   18,679      --     2,185     2,594   20,864    23,458     510             1995
Portofino
 Chino Hills, CA.       --     3,572    9,031      --       --      3,572    9,031    12,603      91             1996
Parkview
 Terrace Club
 Redlands, CA....    22,650    4,969   28,301      --       --      4,969   28,301    33,270     286             1996
Redlands Lawn and
 Tennis Club
 Redlands, CA....    24,050    4,822   24,045      --       --      4,822   24,045    28,867      50             1996
                   -------- -------- --------  -------  -------  -------- --------  -------- -------
Subtotal
 Acquisitions....    85,472   27,231  139,081      --     5,289    27,231  144,370   171,601   3,742
Canyon Crest
 Views
 Riverside, CA...  5 to 40 years
The Ashton
 Corona Hills,
 CA..............  5 to 40 years
Portofino
 Chino Hills, CA.  5 to 40 years
Parkview
 Terrace Club
 Redlands, CA....  5 to 40 years
Redlands Lawn and
 Tennis Club
 Redlands, CA....  5 to 40 years
Subtotal
 Acquisitions....
CORPORATE OFFICE
 Scottsdale, AZ..       --       --       325      --     1,099       --     1,424     1,424     312             1994
                   -------- -------- --------  -------  -------  -------- --------  -------- -------
 Total...........  $284,172 $108,139 $548,620  $13,776  $91,015  $121,915 $639,635  $761,550 $38,331
                   ======== ======== ========  =======  =======  ======== ========  ======== =======
 Scottsdale, AZ..   5 to 8 years
 Total...........

-------
(1)  Projects are currently in the early planning stage.
(2) The Gates Project represents the costs associated with EWR's investment in constructing security gate systems at all its apartment communities.
*Write-down of real estate assets.

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.

                   SCHEDULE III--REAL ESTATE INVESTMENTS AND
                            ACCUMULATED DEPRECIATION

  A summary of activity for real estate investments and accumulated depreciation is as follows:

                                                  YEARS ENDED DECEMBER 31,
                                                 ---------------------------
                                                   1996      1995     1994
                                                 --------  -------- --------
                                                   (AMOUNTS IN THOUSANDS)
        Balance at beginning of period.........  $587,183  $399,987 $292,513
        Acquisitions...........................    88,648    77,895    5,849
        Improvements, including construction
         costs.................................    85,719   109,301   66,604
        Elimination of accumulated depreciation
         at date of acquisition................       --        --   (38,360)(1)
        Fair value adjustment..................       --        --    73,381
                                                 --------  -------- --------
        Balance at close of period.............  $761,550  $587,183 $399,987
                                                 ========  ======== ========
        Accumulated depreciation
         Balance at beginning of period........  $ 17,511  $  3,749 $ 32,065
          Depreciation.........................    20,885    13,762   10,333
          Accumulated depreciation on
           disposals...........................       (65)      --      (289)
          Elimination of accumulated
           depreciation
           at date of acquisition..............       --        --   (38,360)
                                                 --------  -------- --------
        Balance at close of period.............  $ 38,331  $ 17,511 $  3,749
                                                 ========  ======== ========

  Amount represents decrease in basis due to acquiring real estate at net book value at the time of the Offering.

                                  APPENDIX A

                         ASSET CONTRIBUTION AGREEMENT

  THIS AGREEMENT is made as of August 27, 1997 by and between EVANS WITHYCOMBE RESIDENTIAL, L.P., a Delaware limited partnership ("EWOP"), and ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERP").

                                   RECITALS:

  A. To induce the general partner of ERP to enter into an agreement of merger with the general partner of EWOP pursuant to the Agreement and Plan of Merger dated August 27, 1997 between the general partners of ERP and EWOP (the "Merger Agreement"), EWOP desires to contribute to ERP, at the option of ERP, all of its assets pursuant to the terms and conditions of this Agreement.
Section 5.18 of the Merger Agreement provides certain assurances given to induce EWOP to enter into this Agreement.

  B. EWOP intends to dissolve after the contribution of its assets to ERP.

                                  AGREEMENTS:

  In consideration of the foregoing premises and the respective agreements, covenants and obligations herein contained and other good and valuable consideration, the parties agree as follows:

  1. CONTRIBUTION. Subject to Section 6 of this Agreement, EWOP hereby agrees to contribute all of its assets (the "Contributed Assets"), subject to its liabilities (including liabilities which are non-recourse in nature), to ERP in exchange for units of partnership interest in ERP of the type and in the amount set forth in Sections 3 hereof.

  The aforesaid contribution is made without any representation or warranty, express or implied, all of which are expressly disclaimed.

  2. ASSUMPTION OF LIABILITIES. Subject to Section 6 of this Agreement, ERP shall assume the liabilities of EWOP (other than liabilities which are non-recourse in nature) and agrees to pay and perform such liabilities when due and when required to be performed. Such liabilities include, without limitation, all obligations under the Indenture dated as of April 2, 1997 between EWOP and Bank One, Columbus, N.A., as trustee. The liabilities assumed pursuant to this Section are referred to collectively as the "Assumed Liabilities."

  3. CONSIDERATION FOR CONTRIBUTION TO ERP. Solely in exchange for the contribution of the Contributed Assets, EWOP shall receive such number of common units of ERP as shall equal the number of EWOP units of partnership interest issued and outstanding immediately prior to the effective time of the Contribution multiplied by the Exchange Ratio (as defined in the Merger Agreement). No fractional ERP Units shall be issued in connection with the contribution by any Contributor. Instead, at the time of the effectiveness of the Contribution, EWOP shall be paid an amount in cash equal to the Closing Price (as hereinafter defined) multiplied by the fraction of a ERP Unit to which EWOP would otherwise be entitled. For purposes of this Paragraph 2, "Closing Price" shall mean the unweighted average closing price of a share of Equity Residential Properties Trust ("EQR") common stock as reported on the New York Stock Exchange (Composite Tape) for the five (5) trading days preceding the Effective Time (as defined in the Merger Agreement), and "Trading Days" shall mean any day on which the EQR common shares of beneficial interest is traded on the New York Stock Exchange and reported on its Composite Tape.

  4. TRANSFER DOCUMENTS. At the Closing (as defined herein), EWOP shall execute a Warranty Deed for each of the EWR Properties (as defined in the Merger Agreement) owned by it and a general assignment and assumption agreement, in form and substance satisfactory to ERP, as assignor, for EWR Properties owned by it and ERP shall sign such general assignment and assumption agreement as assignee.

  5. ADDITIONAL AGREEMENTS. EWOP and ERP shall execute, deliver (or cause to be executed or delivered) and record, all agreements, documents and instruments necessary or appropriate to effect the contribution and assumption contemplated hereby, including any assignments, assumptions, supplemental indentures, deeds, agreements or instruments.

  6. LIMITATION ON CONTRIBUTION. To the extent any assignment, transfer, conveyance or delivery of a Contributed Asset or the assumption of an Assumed Liability shall violate or cause an event of default under any agreement between EWOP or ERP on one hand, and any other person on the other hand, such asset shall not be contributed or such liability shall not be assumed pursuant to the terms of this Agreement and the parties shall cooperate to effect the contributions promptly following the Effective Time hereof as practicable. Nothing herein shall be deemed to require the contribution of any asset or the assumption of any liability which by its term or operation cannot be assigned, transferred, conveyed or delivered, provided the parties shall use their reasonable efforts to seek or obtain any such approvals as soon as practicable after the date hereof. In the event any contribution of an asset has not been consummated on the date hereof, EWOP shall continue in existence and hold such asset in trust for the use and benefit of ERP and shall take any other action as reasonably requested by ERP, as applicable, in order to place ERP, as applicable, as reasonably possible, in the same position that would have existed had such Contributed Asset been contributed immediately following the Effective Time as contemplated by this Agreement. If any assumption of a liability has not been consummated on the date hereof, then ERP which was to assume such liability shall reimburse the Contributor for all amounts paid by the Contributor with respect to such liability until such liability has been assigned to ERP, as the case may be. As and when any such Contributed Asset or Assumed Liability is able to be assigned, transferred, conveyed or delivered, as the case may be, such contribution and assumption shall be effective forthwith. The parties agree that, as of the Closing, ERP shall be deemed to have acquired complete and sole beneficial ownership of all Contributed Assets to be contributed to it hereunder, together with all rights, powers and privileges incident thereto and all duties and obligations and responsibilities incident thereto including, without limitation, the liabilities assumed by ERP hereunder. The failure to contribute any Contributed Asset hereunder shall not reduce the consideration to be received by EWOP.

  7. LACK OF REPRESENTATION. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever including, without limitation, as to title, value or legal sufficiency, except that title to all real estate included in the Contributed Assets is warranted and shall be conveyed by warranty deeds.

  8. FURTHER ASSURANCES. Each of the parties hereto shall use its reasonable best efforts, on and after the date hereof, to take or cause to be taken, all actions, and to do, or cause to be done all things, necessary, proper or desirable under applicable laws and regulations to carry out the purposes of this Agreement and to vest ERP, with full title to all Contributed Assets as of the Closing. Without limiting the foregoing, ERP shall use its best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications and take all other actions which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings.

  9. CLOSING. The Closing of the transaction shall occur at such date after the Transfer Date (as hereinafter defined), as ERP may give notice to EWOP that it desires to consummate the transaction contemplated by this Agreement. As used in this Agreement, "Transfer Date" shall mean the first to occur of
(i) the date twelve months after the Effective Time, (ii) the date on which EQR receives an opinion of Rudnick & Wolfe or other nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service that the transaction to be undertaken pursuant to this Agreement may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of Rudnick & Wolfe or other nationally recognized tax counsel to EQR, would permit the transaction contemplated by this Agreement without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code. Notwithstanding the provisions of this Paragraph 9, in no event shall ERP be required to give any notice with respect to the Contribution and if ERP fails to give such notice by December 31, 1999, this Agreement shall terminate and EWOP shall have no further obligations pursuant to this Agreement.

  10. APPROVAL BY LIMITED PARTNERS OF EWOP. The parties acknowledge and agree that the obligations of ERP pursuant to this Agreement shall be subject to the approval of this Agreement and the transaction contemplated hereby by the limited partners of EWOP pursuant to the terms of the partnership agreement of EWOP. EWOP agrees to present this Agreement, the transaction contemplated hereby and any other matter specified in Section 1.8(e) of the Merger Agreement for approval by the partners of EWOP pursuant to the terms of the partnership agreement of EWOP as soon as practicable after the date hereof in the manner contemplated by the Merger Agreement. In the event that the Merger Agreement is terminated for any reason prior to the consummation of the Merger (as defined in the Merger Agreement), this Agreement shall terminate.

  11. DISTRIBUTION OF UNITS RECEIVED FROM ERP. The parties acknowledge and agree that the consummation of the Contribution contemplated by this Agreement, subject to the provisions of Section 6 hereof, EWOP shall dissolve pursuant to the terms of its Partnership Agreement and distribute the ERP units to the partners of EWOP pursuant to the terms of the Amended and Restated Partnership Agreement of EWOP. Each holder of units shall become a holder under that certain Registration Rights Agreement entered into by EQR and certain former holders of units of EWOP upon the effectiveness of the merger of EQR and Evans Withycombe Residential, Inc. to the extent the holders of units of EWOP will receive Registrable Securities (as defined in the Registration Rights Agreement) upon the distribution of ERP Units to the partners of EWOP. In the event that EWOP is required to continue to hold any asset pursuant to Section 6 hereof after the Closing for the benefit of ERP, EWOP shall distribute to the partners of EWOP, other than EQR and ERP, their pro rata share of the ERP Units received by EWOP in partial dissolution of the EWOP and the partners receiving such ERP Unit shall have no further interest in EWOP as a partner, including any interest in its assets, profits and losses.

  12. COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

  13. SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will survive the consummation of the transactions contemplated hereby.

  14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of laws thereof.

  15. NOTICES. All notices and other communications hereunder must be in writing and must be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by facsimile transmission to the party for whom it is intended at the following address (or at such other address for a party as may be specified by like notice) and will be deemed given on the date on which such notice is received:

    (a) If to ERP:

      Two North Riverside Plaza
      Suite 400
      Chicago, IL 60606
      Attention: General Counsel
      Fax: (312) 454-0039

      With a copy to:

      Rudnick & Wolfe
      203 North LaSalle Street
      Chicago, Illinois 60601
      Attention: Errol R. Halperin
      Fax: (312) 236-7516

    (b) If to EWOP:

      Evans Withycombe Residential, L.P.
      6991 East Camelback Road
      Suite A-200
      Scottsdale, Arizona 85251
      Attention: General Partner
      Fax: (602) 423-8843

      With a copy to:

      Gibson, Dunn & Crutcher LLP
      333 South Grand Avenue
      Los Angeles, CA 90071
      Attention: Kenneth M. Doran
      Fax: (213/229-6537)

  16. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

  17. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

  18. NO THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

  19. TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

  20. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder are specifically enforceable.

  21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                      ERP OPERATING LIMITED PARTNERSHIP

                                      By: Equity Residential Properties Trust,
                                         its general partner

                                            /s/ Bruce C. Strohm
                                         By: __________________________________
                                         Executive Vice President

                                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

                                      By: Evans Withycombe Residential, Inc.,
                                         its general partner

                                         /s/ Stephen O. Evans
                                      By: _____________________________________
                                      Its: Chairman & Chief Executive Officer

                                  APPENDIX B

                            FORM OF EWRLP AMENDMENT

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                      EVANS WITHYCOMBE RESIDENTIAL, L.P.

  THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EVANS WITHYCOMBE RESIDENTIAL, L.P. (this "Amendment"), effective as of the Effective Time (as defined in the Agreement and Plan of Merger dated as of August 27, 1997 ("Merger Agreement") between Equity Residential Properties Trust and Evans Withycombe Residential, Inc.).

                                   RECITALS:

  A. Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Partnership"), is governed by that certain Amended and Restated Agreement of Limited Partnership of Evans Withycombe Residential, L.P. dated as of August 17, 1994 (the "Agreement").

  B. Evans Withycombe Residential, Inc., a Maryland corporation ("EWR") and the general partner of the Partnership, and Equity Residential Properties Trust, a Maryland real estate investment ("EQR"), have merged pursuant to the Merger Agreement (the "Merger").

  C. Pursuant to the Merger Agreement, the limited partners of the Partnership have approved the contribution of all the assets of the Partnership, subject to its liabilities, to ERP Operating Partnership, an Illinois limited partnership, on the terms and conditions provided for in the Merger Agreement (the "Asset Contribution").

  D. In connection with the Merger and the Asset Contribution, the limited partners of the Partnership desire to amend the Agreement as hereinafter set forth.

  E. The limited partners of the Partnership further desire to ratify and confirm the decision of the Board of Directors of Evans Withycombe Residential, Inc., in its capacity as general partner of the Partnership, not to present for consideration by the limited partners of the Partnership that certain proposed Amendment to the Agreement dated as of June 18, 1997 (the "11.2 Amendment").

                                  AGREEMENTS:

  1. AMENDMENTS TO ARTICLE 1: PROVISIONS RELATING TO DEFINED TERMS.

  (a) Article 1 of the Partnership Agreement is hereby amended by adding thereto the following definitions:

    "ASSET CONTRIBUTION AGREEMENT" means the Asset Contribution Agreement dated August 27, 1997 between the Partnership and ERP.

    "EFFECTIVE TIME" means the time the State Department of Assessments and Taxation of Maryland accepts for record the Articles of Merger between EQR and Evans Withycombe Residential, Inc.

    "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust, as successor by merger to Evans Withycombe Residential, Inc., a Maryland corporation.

    "ERP" means ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the general partner.

    "ERP COMMON UNITS" mean units of common partnership interest in ERP.

    "ERP UNITS" mean units of partnership interest in ERP.

  (b) The definitions of "Option Plans", "Partnership Record Date" and "Value" are hereby amended to change the references therein to "General Partner" to "EQR."

  (c) The definition of "Common Shares" is hereby amended to read as follows:

    "COMMON SHARES" mean common shares of beneficial interest, $.01 par value per share, of EQR.

  (d) The definition of "General Partner" is hereby amended to read as follows:

    "GENERAL PARTNER" means EQR and ERP, as co-general partners, and their respective successors as co-general partners of the Partnership.

  (e) The definition of "Transaction" in Article I is hereby deleted.

  (f) The definition of "Unit Adjustment Factor" is hereby amended to read as follows:

    "UNIT ADJUSTMENT FACTOR" means 1.00 until the Effective Time and from and after the Effective Time 0.50; provided that in the event that EQR (a) declares or pays a dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares, (b) subdivides its outstanding Common Shares or
  (c) combines its outstanding Common Shares into a smaller number of Common Shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of Common Shares issued and outstanding on the record date (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, contribution, subdivision or combination. In addition, while Section 7.5 hereof provides that EQR shall not directly or indirectly enter into or conduct any business except as permitted in said Section, if an event were to occur that would significantly affect the economic relationship between a Partnership Unit and a Common Share, the Unit Adjustment Factor shall also be appropriately adjusted. Any such adjustment to the Unit Adjustment Factor shall be determined by the Board of Trustees of EQR, whose determination as to whether an adjustment is necessary and the amount of such adjustment shall be conclusive absent manifest error. Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

  2. CHANGE OF PRINCIPAL OFFICE. The second sentence of Section 2.3 of the Agreement is hereby amended to read as follows:

    "The principal office of the Partnership is located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, or such other place as the General Partner may from time to time designate by notice to the Limited Partners."

  3. AMENDMENTS TO CHANGE REFERENCES FROM GENERAL PARTNER TO EQR. The following Sections of the Agreement are hereby amended to change references therein to "General Partner" to references to "EQR."

    (a) Section 3.1;

    (b) Section 3.2;

    (c) Section 4.2(e) (renumbered pursuant to this Amendment as Section
  4.2(b));

    (d) the last sentence of Section 4.5;

    (e) Section 7.1(a)(1);

    (f) the penultimate sentence of Section 7.7(a);

    (g) Section 8.3(a);

    (h) Section 9.3;

    (i) Section 10.3; and

    (j) Section 14.1(b)(6).

  4. GENERAL PARTNERSHIP INTERESTS. The last sentence of Section 4.1(a) is hereby amended to read as follows:

  "A number of Partnership Units held by EQR equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be a General Partnership Interest and a number of Partnership Units held by ERP equal to one percent (1%) of all outstanding Partnership Units shall be deemed to be a General Partnership Interest."

  5. DELETION OF REQUIREMENT TO CONTRIBUTE FUNDS. Section 4.1(b)(2) of the Agreement is hereby deleted in its entirety.

  6. EQR'S SHARES NOT EQUATED TO PARTNERSHIP UNITS. Sections 4.2(b), 4.2(c) and 4.2(d) of the Agreement are hereby deleted in their entirety and paragraph
(e) of Section 4.2 is hereby redesignated as paragraph (b) of Section 4.2.

  7. DISTRIBUTION OF ERP COMMON UNITS IN LIQUIDATION. The Agreement is hereby amended by adding thereto a new Section 5.5, which shall read as follows:

    "5.5 DISTRIBUTION OF ERP COMMON UNITS. Notwithstanding anything to the contrary in this Agreement, the ERP Common Units which may be received by the Partnership pursuant to the Asset Contribution Agreement may be distributed to the Partners in liquidation of the Partnership on the basis of one ERP Common Unit for each Partnership Unit then outstanding."

  8. CONFORMING AMENDMENT. The proviso at the end of Section 7.1(a)(3) is hereby amended to read as follows:

  "provided, further, that the sale of all or substantially all of the assets of the Partnership shall require the Consent of a majority of the Percentage Interests of the Limited Partnership Interests (including Limited Partnership Interests held by the General Partner)."

  9. SALE OF ALL ASSETS PERMITTED. Section 7.2(a) of the Agreement is hereby amended to read as follows:

    "(a) take any action which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement (it being understood and agreed that, subject to Section 7.1(a)(3), a sale of any or all of the assets of the Partnership, for example, would be an ordinary part of the Partnership's business and affairs and is specifically permitted hereby);"

  10. OUTSIDE ACTIVITIES OF EQR. Section 7.5 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

    "Section 7.5 INTENTIONALLY OMITTED."

  11. ASSET CONTRIBUTION AGREEMENT PERMITTED. Section 7.6(c) of the Agreement is hereby amended to read as follows:

    "(c) CONTRACT WITH GENERAL PARTNER. Except as expressly permitted by this Agreement and except as contemplated by the Asset Contribution Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party in connection therewith."

  12. ACTION TO MAINTAIN REIT STATUS OF EQR. Section 7.9(d) of the Agreement is hereby amended to read as follows:

    "(d) ACTIONS TO MAINTAIN REIT STATUS OR AVOID TAXATION OF
  EQR. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of EQR to continue to qualify as a REIT or (ii) to avoid the incurrence of any taxes by EQR under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners."

  13. TITLE TO PARTNERSHIP ASSETS TRANSFERRED TO ERP PURSUANT TO ASSET CONTRIBUTION AGREEMENT. The third sentence of Section 7.10 of the Agreement is hereby amended to read as follows:

  "The General Partner hereby declares and warrants that, except for Partnership assets contributed to ERP pursuant to the Asset Contribution Agreement, any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable."

  14. ADJUSTMENT TO OUTSTANDING UNITS. Section 8.5(b) of the Agreement is hereby amended to read as follows:

    "(b) ADJUSTMENTS TO OUTSTANDING PARTNERSHIP UNITS AND NOTIFICATION OF CHANGES IN UNIT ADJUSTMENT FACTOR. The number of outstanding Partnership Units shall be subject to adjustment from time to time by the Unit Adjustment Factor. The Partnership shall notify each Limited Partner in writing of any change made to the Unit Adjustment Factor within ten (10) Business Days of the date such change becomes effective."

  15. TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST.

  (a) Section 11.2(a) of the Agreement is hereby amended to read as follows:

    "(a) GENERAL. In no event may the General Partner at any time assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any portion of its General Partnership Interest except by operation of law."

  (b) Section 11.2(c) of the Agreement is hereby deleted in its entirety.

  16. NO REQUIREMENT TO SELL ERP UNITS RECEIVED UPON LIQUIDATION. Section 13.2 of the Agreement is hereby amended by adding at the end thereof a new sentence which reads as follows:

  "Notwithstanding anything to the contrary contained herein (including, without limiting the generality of the foregoing, Section 13.2(a)(4)), the General Partner shall cause the Partnership to distribute the ERP Common Units received by the Partnership pursuant to the Asset Contribution Agreement in liquidation of the Partnership Units on the basis of one ERP Unit for each outstanding Partnership Unit. The General Partner shall be under no obligation to sell such ERP Common Units. The Partnership may remain in existence and undertake the activities as contemplated by Section 6 of the Asset Contribution Agreement as part of its winding up."

  17. NO PRIOR AMENDMENT. The Limited Partners of the Partnership hereby ratify, approve and confirm in all respects the decision of the Board of Directors of Evans Withycombe Residential, Inc. not to present the 11.2 Amendment to the Limited Partners of the Partnership, with the same force and effect as if the Limited Partners of the Partnership had voted against the adoption of the 11.2 Amendment.

  18. ELIMINATION OF CERTIFICATES FOR UNIT.

  (a) The definition of Partnership Unit is hereby amended by deleting the second sentence thereof.

  (b) The Agreement is hereby amended by deleting Exhibit D thereof in its entirety.

  19. REFERENCE TO AND EFFECT ON THE PARTNERSHIP AGREEMENT.

  (a) At and after the Effective Time, each reference in the Partnership Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Partnership Agreement shall mean and be a reference to the Partnership Agreement as amended by this Amendment.

  (b) The Partnership Agreement as amended and restated as of August 17, 1994 and as amended by this Amendment shall remain in full force and effect and is hereby ratified and confirmed.

  20. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

  21. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

  22. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

  IN WITNESS WHEREOF, the Partners have executed this Amendment as of the Effective Time.

                                      GENERAL PARTNERS:

                                      EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                      Maryland real estate investment trust,
                                      General Partner

                                      By:______________________________________

                                        Title:_________________________________

                                      ERP OPERATING LIMITED PARTNERSHIP, an
                                      Illinois limited partnership

                                      By: EQUITY RESIDENTIAL PROPERTIES TRUST,
                                         a Maryland real estate investment
                                         trust, its general partner

                                         By:___________________________________

                                           Title:______________________________

                                      LIMITED PARTNERS:

                                      EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                      Maryland real estate investment trust,
                                      Limited Partner, as attorney-in-fact for the Limited Partners

                                      By:______________________________________

                                        Title:_________________________________

                                      ERP OPERATING LIMITED PARTNERSHIP, an
                                      Illinois limited partnership, Limited
                                      Partner, as attorney-in-fact for the
                                      Limited Partners

                                      By: EQUITY RESIDENTIAL PROPERTIES TRUST,
                                         a Maryland real estate investment
                                         trust, its general partner

                                         By:___________________________________

                                           Title:______________________________

                                  APPENDIX C

                             FORM OF ERP AMENDMENT

                   AMENDMENT TO FOURTH AMENDED AND RESTATED
                     AGREEMENT OF LIMITED PARTNERSHIP FOR
                       ERP OPERATING LIMITED PARTNERSHIP

  THIS AMENDMENT TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP FOR ERP OPERATING LIMITED PARTNERSHIP (this "Amendment"), effective as of the Effective Time (as defined in the Agreement and Plan of Merger dated as of August 27, 1997 between Equity Residential Properties Trust and Evans Withycombe Residential, Inc.).

                                   RECITALS:

  A. ERP Operating Limited Partnership, an Illinois limited partnership (the "Partnership"), is governed by that certain Fourth Amended and Restated Agreement of Limited Partnership for ERP Operating Limited Partnership dated as of September 30, 1995 (the "Partnership Agreement").

  B. The limited partners of the Partnership desire to amend the Agreement as hereinafter set forth.

                                  AGREEMENTS:


  1. AMENDMENT TO SECTION 9.6.

  Section 9.6 of the Partnership Agreement is hereby amended and restated to read as follows:

    9.6 OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES. The General Partner shall devote its full-time efforts in furtherance of the Partnership business, it being expressly understood that, except for (i) EQR's ownership interest in a partnership or a limited liability company of which the Partnership is a partner or a member, respectively; (ii) EQR's ownership of any qualified REIT subsidiary (within the meaning of the Code) or any other entity which is a partner of a partnership or a member of a limited liability company having the Partnership as a partner or member, respectively; (iii) EQR's ownership of any entity that owns no more than a one percent (1%) interest in any partnership, limited liability company or other entity; (iv) borrowing (including the issuance of debt securities) where the net proceeds thereof are loaned or contributed to the Partnership; (v) any activity which the Board of Trustees of the General Partner, in its sole discretion, has determined will have a material benefit to the General Partner and will not have a material adverse effect on the Partnership; and (vi) activities incidental to EQR's status and existence as a real estate investment trust, the General Partner shall conduct all of its activities with respect to the multifamily residential property business exclusively through the Partnership and shall not conduct or engage in any way in any other business.

  2. REFERENCE TO AND EFFECT ON THE PARTNERSHIP AGREEMENT.

  (a) At and after the Effective Time, each reference in the Partnership Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Partnership Agreement shall mean and be a reference to the Partnership Agreement as amended by this Amendment.

  (b) The Partnership Agreement as amended and restated as of September 30, 1995 and as amended by this Amendment shall remain in full force and effect and is hereby ratified and confirmed.

  3. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

  4. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

  IN WITNESS WHEREOF, the Partners have executed this Amendment as of the Effective Time.

                                      GENERAL PARTNERS:

                                      EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                      Maryland real estate investment trust,
                                      General Partner

                                      By:______________________________________

                                        Title:_________________________________

                                      LIMITED PARTNERS:

                                      EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                      Maryland real estate investment trust,
                                      Limited Partner, as attorney-in-fact for the Limited Partners

                                      By:______________________________________

                                        Title:_________________________________

                                  APPENDIX D

                      FORM OF UNIT CONTRIBUTION AGREEMENT

  The undersigned ("Contributor") is the legal and beneficial owner of the aggregate units of limited partnership interest (the "EWRLP Units") in Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP") set forth on the signature page hereof.

  1. Contribution of the Units. Pursuant to the terms hereof, Contributor hereby agrees to contribute all of the EWRLP Units owned by Contributor to ERP (the "Contribution"), ERP hereby agrees to accept such EWRLP Units from Contributor, in exchange for common units of limited partnership interest in ERP ("ERP Units") in an amount as calculated pursuant to Paragraph 2 hereof. Upon the issuance of ERP Units to each Contributor, such Contributor shall be admitted as a limited partner of ERP.

  2. Exchange Ratio. In exchange for each EWRLP Unit contributed to ERP, Contributor shall receive 0.5 ERP Units. No fractional ERP Units shall be issued in connection with the Contribution. For any fractional interest, Contributor shall receive an amount in cash equal to the Closing Price (as defined in the Consent Solicitation/Prospectus/Information Statement, dated November 24, 1997, as amended to date, including the latest supplement thereto (if any) ("Consent Solicitation")) multiplied by the fraction of a ERP Unit to which the Contributor would otherwise be entitled.

  3. Closing. This Agreement shall be consummated ("Closing") as soon as practicable after the effectiveness of the merger between Equity Residential Properties Trust ("EQR") and Evans Withycombe Residential, Inc. ("EWR") pursuant to that certain Agreement and Plan of Merger between EQR and EWR dated as of August 27, 1997, as such agreement may be hereafter amended, and if the Merger has been consummated prior to the date of acceptance of this Agreement, the Closing Date shall be the date of acceptance of this Agreement by ERP. Contributor shall deliver the certificate(s) representing the contributor's EWRLP units, an assignment in form and substance satisfactory to EQR and an executed counterpart to the Fourth Amended and Restated Agreement of Limited Partnership for ERP Operating Limited Partnership, as amended ("ERP Partnership Agreement") agreeing to be bound by the terms of the ERP Partnership Agreement, including the power of attorney set forth in Section 16 of the ERP Partnership Agreement.

  4. Contributor's Representations and Warranties. Contributor hereby represents and warrants to ERP, as of the date hereof and as of the date of the Closing, as follows:

    (a) Contributor is the sole legal and beneficial owner of the EWRLP Units and has the full power and authority to sell the EWRLP Units to ERP hereunder;

    (b) The EWRLP Units are owned by Contributor free and clear of any and all liens claims, equities, security interests or encumbrances whatsoever;

    (c) Upon the contribution of the Contributor's EWRLP Units to ERP, such EWRLP Units will be owned by ERP free and clear of any and all liens, claims, equities, security interests or encumbrances whatsoever;

    (d) There are no judgments of record or inchoate tax liens against or relating to Contributor or the EWRLP Units, nor any litigation or other proceedings pending or, to Contributor's knowledge, threatened against or relating to Contributor or the EWRLP Units;

    (e) Contributor is not subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by the execution and delivery hereof or by the consummation of the transaction contemplated hereby; and

    (f) Contributor has received a copy of the Consent Solicitation.

  5. Indemnification. The warranties and representations set forth in Paragraph 4 shall survive the Closing. Contributor hereby agrees to indemnify, defend and hold ERP harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys fees, court costs and reasonable litigation expenses) which the other party may suffer, sustain or incur as a result of, arising under or in connection with any breach of warranty or agreement contained herein or any failure of performance hereunder.

  6. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or rescinded except pursuant to a written instrument signed by the party against whom enforcement is sought.

  7. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws provisions.

  IN WITNESS WHEREOF, the parties hereto have executed this Unit Contribution
Agreement as of the                 day of          , 1997.

                                         CONTRIBUTOR:

                                         --------------------------------------
                                         Name
                                         --------------------------------------
                                         Number of EWRLP Units

ACCEPTED:

ERP OPERATING LIMITED
 PARTNERSHIP

By: Equity Residential Properties
  Trust, its General Partner

By: ______________________________
Its: _____________________________

                                   APPENDIX E
                                                                            LOGO

                 August 27, 1997
                 The Board of Trustees

LOGO
                 Equity Residential Properties Trust
                 Two North Riverside Plaza
                 Chicago, Illinois 60606

                 Attention: Mr. Douglas Crocker II
                        President, Chief Executive Officer

                 Ladies and Gentlemen:

                 You have requested our opinion as to the fairness, from a financial point of view, to Equity Residential Properties Trust (together with its subsidiaries and affiliates, the "Company") of the consideration proposed to be paid by the Company in connection with the proposed merger (the "Merger") of the Company with Evans Withycombe Residential, Inc. (the "Seller"). Pursuant to the Agreement and Plan of Merger, dated as of August 27, 1997 (the "Agreement"), between the Company and the Seller, each common share of the Seller, $0.01 par value per share, will be converted into 0.50 common shares of beneficial interest of the Company, and each unit of limited partnership interest in Evans Withycombe Residential L.P. will be exchangeable for 0.50 common units of ERP Operating Limited Partnership.

                 In arriving at our opinion set forth below, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available information concerning the business of the Seller and of certain other companies engaged in businesses comparable to those of the Seller, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Seller and the consideration received for such companies; (iv) current and historical market prices of the common shares of beneficial interest of the Company and the common shares of the Seller; (v) audited financial statements of the Company and the Seller for the fiscal year ended December 31, 1996, and unaudited financial statements of the Company and the Seller for the six months ended June 30, 1997; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company and the Seller; (vii) certain internal financial analyses and estimates of budgeted 1998 funds from operations and net operating income prepared by the Company and the Seller and their respective managements; and (viii) the terms of other business combinations that we deemed relevant.

                 In addition, we have held discussions with certain members of the management of the Company and the Seller with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Seller, the financial condition and future prospects and operations of the Company and the Seller, the effects of the Merger on the financial condition and future prospects of the Company and the Seller, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

                 In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Seller or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on

                                                                            LOGO

                 financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Seller to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

                 Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's or the Seller's shares will trade at any future time.

                 In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions.

                 We will receive a fee from the Company for the delivery of this opinion. Our affiliate, Morgan Guaranty Trust Company of New York ("MGT"), is a co-arranger on the Company's revolving credit facility. We have also provided other financial advisory services to the Company and its affiliates in the past and have received fees for such services. In addition, in the past we have assisted the Seller in raising debt capital and MGT has entered into derivatives transactions with the Seller. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Seller for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

                 On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in connection with the proposed Merger is fair, from a financial point of view, to the Company.

                 This letter is provided to the Board of Trustees of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must otherwise be treated as confidential.

                 Very truly yours,

                 J.P. MORGAN SECURITIES INC.

                   /s/ Peter E. Baccile
                 By:
                   Name: Peter E. Baccile
                   Title: Managing Director

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  Under Maryland law, a REIT organized in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by final judgment as being material to the cause of action. The Declaration of Trust of EQR includes such a provision eliminating such liability to the maximum extent permitted by Maryland REIT law.

  The Maryland REIT law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The Declaration of Trust of EQR authorizes it, to the maximum extent permitted by Maryland REIT law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to, (a) any individual who is a present or former shareholder, trustee or officer or (b) any individual who, while a shareholder, trustee or officer of EQR and at the express request of EQR, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such person may become subject by reason of his being or having been a shareholder, trustee, or officer. In addition, the Declaration of Trust of EQR provides that, with the approval of its board of trustees, EQR shall have the power to provide such indemnification and advancement of expenses to a person who served a predecessor of EQR in any of the capacities described in (a) or (b) above and to any employee or agent of EQR or a predecessor of EQR. The MGCL and Bylaws of EQR require it to indemnify (a) any trustee, officer or shareholder or any former trustee, officer or shareholder (including among the foregoing, for all purposes of the indemnification provisions of the Bylaws and without limitation, any individual who, while a trustee, officer or shareholder and at the express request of EQR, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any trustee or officer or any former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, EQR's Bylaws require it to pay or reimburse without requiring a preliminary determination of the ultimate entitlement to indemnification, in advance of final disposition of a proceeding, reasonable expenses incurred by a trustee, officer or shareholder or former trustee, officer or shareholder made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, EQR shall have received
(1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by EQR as authorized by its Bylaws and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by EQR if it shall ultimately be determined that the applicable standard of conduct was not met. EQR's Bylaws also (x) permit EQR to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served as a predecessor of EQR or to any employee or agent of EQR or a predecessor of EQR, (y) provide that any indemnification and payment or reimbursement of the expenses permitted in the

Bylaws shall be furnished in accordance with the procedures providing for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit EQR to provide to trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by the MGCL for directors of Maryland corporations.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of EQR pursuant to the foregoing provisions or otherwise, EQR has been advised that, although the validity and scope of the governing statute have not been challenged in a court of law, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

  The partnership agreements of ERP and the Management Partnerships also provide for indemnification of EQR and its officers and trustees to the same extent that indemnification is provided to officers and trustees of EQR in its Declaration of Trust, and limit the liability of EQR and its officers and trustees to ERP and the Management Partnerships and their respective partners to the same extent that the liability of the officers and trustees of EQR to EQR and its shareholders is limited under EQR's Declaration of Trust.

ITEM 21. EXHIBITS


  2.1      Asset Contribution Agreement between ERP Operating Limited
           Partnership and Evans Withycombe Residential, L.P. dated as of
           August 27, 1997 (Included as Appendix A to the Prospectus con-
           tained in the Registration Statement)
  2.2      Agreement and Plan of Merger made and entered into on August
           27, 1997 by and between Equity Residential Properties Trust and Evans Withycombe Residential, Inc. [incorporated by refer-
           ence to Exhibit 10 to EQR's current report on Form 8-K dated
           August 29, 1997 (SEC File No. 1-2252)]
  5.1      Opinion of Rudnick & Wolfe regarding legality of securities being registered
  8.1      Opinion of Rudnick & Wolfe regarding REIT qualifications of
           EQR
  8.2      Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax aspects of the Merger and REIT qualifications of EWR
 10.1      Unit Contribution Agreement, dated as of August 27, 1997, by and among ERP Operating Limited Partnership, Stephen O. Evans,
           F. Keith Withycombe, The Evans Limited Liability Company and
           EW Investments Limited Partnership [incorporated by reference to Exhibit 10(b) to ERP's current report on 8-K dated August
           29, 1997 (SEC File No. 0-24920)]
 10.2      Form of Unit Contribution Agreement to be entered into by lim-
           ited partners of EWRLP (included as Appendix E to the Prospec-
           tus contained in the Registration Statement)
 10.3*     Consulting Agreement dated August 27, 1997 between Equity Res-
           idential Properties Management Limited Partnership and Stephen
           O. Evans
 10.4*     Employment Agreement dated August 27, 1997 between Equity Res-
           idential Properties Management Limited Partnership and Richard
           G. Berry
 10.5*     Amendment No. 1 to Employment Agreement by and between Equity
           Residential Properties Management Limited Partnership and
           Richard G. Berry dated November 14, 1997
 10.6*     Deferred Compensation Agreement by and between Equity Residen-
           tial Properties Management Limited Partnership and Richard G.
           Berry dated November 14, 1997
 10.7*     Consulting Agreement by and between Equity Residential Proper-
           ties Management Limited Partnership and Paul R. Fannin dated as of August 27, 1997
 23.1      Consent of Rudnick & Wolfe (included in Exhibit 5.1 hereof)
 23.2      Consent of J.P. Morgan Securities Inc.
 23.3      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
           8.2 hereof)
 23.4*     Consent of Grant Thornton, LLP
 23.5*     Consent of Ernst & Young LLP (Chicago)

23.6*     Consent of Ernst & Young LLP (Phoenix)
99.1      Amendment to the Amended and Restated Agreement of Limited Partnership (included as Appendix B to the Prospectus contained in the Registration Statement of Evans Withycombe Residential, L.P.)
99.2      Amendment to the Fourth Amended and Restated Limited Partnership Agreement of ERP Operating Limited
          Partnership (included as Appendix C to the Prospectus contained in the Registration Statement)
99.3*     Form of Consent Card for Consent Solicitation of Holders of Units of Limited Partnership Interest
          in Evans Withycombe Residential, L.P.
99.6      Opinion of J.P. Morgan Securities (included as Appendix D to the Prospectus contained in the Regis-
          tration Statement)
99.7*     Letter of Transmittal to Holders of Units of Limited Partnership Interest in Evans Withycombe Resi-
          dential, L.P.

-------
*  Filed with this amendment. All other exhibits previously filed.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

 . To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

 . To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 . To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

 . To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 . That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 . To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 . The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 . The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

 . The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 . Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 . The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

 . The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 . The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON THIS 20TH DAY OF NOVEMBER 1997.

                                         ERP OPERATING LIMITED PARTNERSHIP

                                         By: Equity Residential Properties
                                          Trust, General Partner

                                                 /s/ Douglas Crocker II
                                         By: __________________________________
                                                    Douglas Crocker II
                                            President, Chief Executive Officer
                                                        and Trustee

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
            Samuel Zell*             Chairman of the Board of Trustees of
                                      the general partner of the Registrant

     /s/ Douglas Crocker II          President, Chief Executive Officer and
     ---------------------------      Trustee of the general partner of the
         Douglas Crocker II           Registrant

        David J. Neithercut*         Executive Vice President and Chief
                                      Financial Officer of the general
                                      partner of the Registrant

         Michael J. McHugh*          Senior Vice President, Chief
                                      Accounting Officer and Treasurer of
                                      the general partner of the Registrant

         Henry H. Goldberg*          Trustee of the general partner of the  November 20, 1997
                                      Registrant

         Errol R. Halperin*          Trustee of the general partner of the
                                      Registrant

        James D. Harper, Jr.*        Trustee of the general partner of the
                                      Registrant

         Jeffrey H. Lynford*         Trustee of the general partner of the
                                      Registrant

         Sheli Z. Rosenberg*         Trustee of the general partner of the
                                      Registrant

         Gerald A. Spector*          Trustee of the general partner of the
                                      Registrant

        Barry S. Sternlicht*         Trustee of the general partner of the
                                      Registrant

          B. Joseph White*           Trustee of the general partner of the
                                      Registrant

*By /s/ Douglas Crocker II           Individual and as Attorney-in-Fact
    ----------------------
     Douglas Crocker II

                                      S-2